As filed with the Securities and Exchange Commission on  September 24, 2002

                                                      Registration No. 333-76538

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. TWO

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

         --------------------------------------------------------------

                         CNL RETIREMENT PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of Principal executive offices)

                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                            JUDITH D. FRYER, ESQUIRE
                             Greenberg Traurig, LLP
                                Met Life Building
                                 200 Park Avenue
                            New York, New York 10166



         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===============================================================================

                         CNL RETIREMENT PROPERTIES, INC.


                  Supplement No. Two, dated September 24, 2002

                        to Prospectus, dated May 14, 2002

===============================================================================



         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 14, 2002. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed Properties for which the Company has entered into initial commitments to acquire, the number and types of Properties acquired by the Company and the Mortgage Loan entered into by the Company, are presented as of September 3, 2002, and all references to commitments, Property acquisitions and Mortgage Loans should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions or investments in Mortgage Loans that occur after September 3, 2002, will be reported in a subsequent Supplement.



                               RECENT DEVELOPMENTS



         The Company has committed to acquire 14 additional retirement Properties. There can be no assurance that one or more of these Properties will be acquired by the Company. The 14 Properties are two Sunrise Properties (one in each of Annapolis and Pikesville, Maryland), 11 Brighton Gardens Properties (one in each of Atlanta, Georgia; Brentwood, Tennessee; Charlotte, Winston-Salem and Raleigh, North Carolina; Chevy Chase, Maryland; Middletown and Mountainside, New Jersey; Naples and Venice, Florida; and Stamford, Connecticut) and one parcel of land upon which the Brooksby Village Continuing Care Retirement Community is expected to be constructed (in Peabody, Massachusetts).

         The two Sunrise Properties are the Sunrise of Annapolis located in Annapolis, Maryland, southeast of Baltimore, and the Sunrise of Pikesville located in Pikesville, Maryland, a northern suburb of Baltimore. The Sunrise of Annapolis is an assisted living Property which opened in November 1995 and includes 50 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Sunrise of Pikesville is an assisted living Property which opened in May 1996 and includes 61 assisted living units and 18 units for residents with Alzheimer's and related memory disorders.

         The 11 Brighton Gardens Properties are the Brighton Gardens of Buckhead located in Atlanta, Georgia; the Brighton Gardens of Brentwood located in Brentwood, Tennessee, 10 miles south of downtown Nashville; the Brighton Gardens of Charlotte located in Charlotte, North Carolina; the Brighton Gardens of Winston-Salem located in Winston-Salem, North Carolina; the Brighton Gardens of Raleigh located in Raleigh, North Carolina; the Brighton Gardens of Friendship Heights located in Chevy Chase, Maryland, a northwest suburb of Washington D.C.; the Brighton Gardens of Middletown located in Middletown, New Jersey, 30 miles southeast of Newark; the Brighton Gardens of Mountainside located in Mountainside, New Jersey, 12 miles southwest of downtown Newark; the Brighton Gardens of Naples located in Naples, Florida; the Brighton Gardens of Stamford located in Stamford, Connecticut; and the Brighton Gardens of Venice located in Venice, Florida, 20 miles south of Sarasota.




         The Brighton Gardens Properties located in each of Atlanta, Brentwood, Charlotte, Winston-Salem, Raleigh, Middletown and Stamford are assisted living Properties which opened between May 1997 and January 1998, and each Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Brighton Gardens of Friendship Heights is an assisted living Property which opened in January 1997 and includes 108 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Brighton Gardens of Mountainside is an assisted living Property which opened in January 1997 and includes 98 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Brighton Gardens of Naples is an assisted living/skilled nursing Property which opened in February 1998 and includes 93 assisted living units and 40 skilled nursing units. The Brighton Gardens of Venice is an assisted living/skilled nursing Property which opened in December 1996 and includes 102 assisted living units and 45 skilled nursing units.

         The Peabody Property is located in Peabody, Massachusetts, a northern suburb of Boston. The Peabody Property is a land only lease upon which the Brooksby Village Continuing Care Retirement Community is expected to be constructed. The Company will not own the building. The facility will be owned by a subsidiary of Erickson Retirement Communities.

         As of September 3, 2002, the Company owned interests in 11 Properties, had invested in one Mortgage Loan and had commitments to acquire 14 additional Properties. All of the Properties owned by the Company are leased on a long-term, triple-net basis and are managed by operators of retirement facilities.

         The Board of Directors declared distributions of $0.0583 per Share to stockholders of record on August 1 and September 1, 2002, payable in September 2002, representing an annualized distribution rate of 7.0%.



                                  THE OFFERINGS

GENERAL


         As of September 3, 2002, the Company had received subscriptions from this offering for 10,551,255 Shares totalling $105,512,551 in Gross Proceeds. As of September 3, 2002, the Company had received aggregate subscriptions from its Prior Offerings and this offering, for 27,023,153 Shares totalling $270,231,525 in gross proceeds, including 59,591 Shares ($595,911) issued pursuant to the Reinvestment Plan. As of September 3, 2002, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $239,300,000. The Company used approximately $78,000,000 of net offering proceeds, $8,100,000 in advances relating to its line of credit and approximately $45,600,000 in Permanent Financing to invest approximately $131,700,000 in 11 retirement Properties. As of September 3, 2002, the Company had repaid the advances relating to its line of credit and had paid approximately $20,700,000 in Acquisition Fees and Acquisition Expenses, leaving approximately $132,500,000 available to invest in Properties or Mortgage Loans.



                                  RISK FACTORS

TAX RISKS

         The following information updates and replaces the corresponding information under the heading "Risk Factors -- Tax Risks" beginning on page 21 of the Prospectus.

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2001 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years.


         Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties. Our tax counsel, Greenberg Traurig, LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes, except with respect to leases structured as "financing leases" which would constitute financings for federal income tax purposes. However, with respect to properties where we would not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as "financing leases," we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.


         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.


         In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans which are not secured by an interest in real property. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets and, except with respect to secured equipment leases which provide for fixed "rent" or payments which represent a percentage of the tenant's gross income and fixed timing of all such payments as well as repayment of the financed amount ("Straight Debt"), must not represent in excess of 10% of the value of the tenant's total securities. Each of the secured equipment leases will be structured as Straight Debt.


         The 25%, 20% 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.


                             MANAGEMENT COMPENSATION

         The following paragraph adds an additional cross reference to and replaces the corresponding paragraph on page 26 of the Prospectus.



         This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued under the Company's Reinvestment Plan. For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions." For information concerning loan origination fees paid to a limited liability company whose non-voting Class C member is an Affiliate of the Advisor, see "Business -- Borrowing." For information concerning compensation to the Directors, see "Management."

                              CONFLICTS OF INTEREST

         The following paragraph updates and replaces the corresponding paragraph on page 35 of the Prospectus.

LEGAL REPRESENTATION


         Greenberg Traurig, LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.



                                    BUSINESS


GENERAL

         The following paragraph is inserted following the third paragraph under the heading "Business -- General" beginning on page 41 of the Prospectus.

         The Operator of each of the Properties will be the tenant or a third-party Operator with whom the tenant has contracted. Therefore, throughout the Prospectus, references to an Operator may be to a tenant that is also the Operator or to a third-party Operator with whom the tenant has contracted.


PROPERTY ACQUISITIONS

         The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 47 of the Prospectus.


         Brighton Gardens of Camarillo located in Camarillo, California; Brighton Gardens of Towson located in Towson, Maryland; Marriott MapleRidge of Clayton located in Clayton, Ohio; Marriott MapleRidge of Dartmouth located in Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek located in Elk Grove, California. On May 16, 2002, the Company, through a joint venture in which it owns an approximate 77% equity interest acquired the Brighton Gardens of Camarillo located in Camarillo, California (the "Camarillo Property") for $18,694,698 from Marriott Senior Living Services, Inc.; the Brighton Gardens of Towson located in Towson, Maryland (the "Towson Property") for $14,452,319 from VSC, Inc.; the Marriott MapleRidge of Dartmouth located in Dartmouth, Massachusetts (the "Dartmouth Property") for $9,488,304 from MSLS - MapleRidge, Inc.; and the Marriott MapleRidge of Laguna Creek located in Elk Grove, California (the "Elk Grove Property") for $8,054,110 from MSLS - MapleRidge, Inc. In addition, on May 17, 2002, the joint venture acquired the Marriott MapleRidge of Clayton located in Clayton, Ohio (the "Clayton Property") for $8,110,569 from MSLS - MapleRidge, Inc. The Camarillo, Towson, Dartmouth, Elk Grove and Clayton Properties are hereinafter referred to as the "Marriott Portfolio Properties." The purchase price for the Marriott Portfolio Properties was determined based on a capitalization of estimated rental income, was negotiated on an arms length basis and was supported by an independent appraisal. A description of the Company's methodology for determining cash flow estimates available to make rental payments to the joint venture can be found in the discussion of the historical financial statements below. The joint venture borrowed approximately $23.5 million of the aggregate purchase price of the Marriott Portfolio Properties with a commercial paper backed loan. The sellers of the Marriott Portfolio Properties are affiliates of Marriott International, Inc. Marriott Senior Living Services, Inc., a wholly owned subsidiary of Marriott International, Inc., owns the remaining equity interest in the joint venture and is also the Operator of the Marriott Portfolio Properties. The joint venture is a limited partnership. Additional contributions to the joint venture could be required if the Company and Marriott Senior Living Services, Inc. agree that they will contribute additional funds which are required for any purpose and that other sources are not available to cover such expenditures. Although the Company controls the joint venture, the Company cannot unilaterally require Marriott Senior Living Services, Inc. to contribute additional capital to the joint venture. In such a situation, either joint venture partner can give notice to the other of the purpose for which funds are required, the amount and the date by which the contribution must be made.

         The joint venture, as lessor, leased the Marriott Portfolio Properties on a triple net basis, pursuant to five separate, long-term lease agreements with HRA Management Corporation. Because of these lease agreements, the joint venture is not receiving its return by investing in the operations of the Marriott Portfolio Properties, but will instead receive payments of rent in its role as lessor of the Marriott Portfolio Properties. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:


o The initial term of each lease expires in May 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.


o Minimum annual rent due to the joint venture for the first through fifth lease years is adjustable based upon the cost of debt and a minimum return to the joint venture. Minimum annual rent is expected to range from $5,489,589 to $6,312,789 per year during the first five years of the lease term. Minimum rent consists of a fixed return on the cash investment in each Property and a floating amount that varies according to the interest rate on related debt. The leases do not provide for any fixed annual rent escalations during the initial term.


o In addition to minimum rent, the leases require percentage rent equal to 10% of gross revenues in excess of the "Baseline Gross Revenues," payable commencing in the sixth lease year. The Baseline Gross Revenues will equal total revenues for the fifth lease year.



o The tenant of the five Marriott Portfolio Properties has established reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Marriott Portfolio Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first lease year; 2% of gross receipts for the second through fifth lease years; 3% of gross receipts for the sixth through 17th lease years; and 3.5% of gross receipts every lease year thereafter.

o        Marriott International,  Inc. and Marriott Senior Living Services, Inc.
         have, with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent to the joint venture under the leases. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Marriott Portfolio Properties equals or exceeds minimum rent due under the leases by 25% for any trailing 12-month period. As of September 3, 2002, the amount available under the guarantee is $5,880,000 . Net operating income from all of the Marriott Portfolio Properties is pooled in determining whether the Marriott Portfolio Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company developed estimates of cash flow available to the tenant to pay minimum rent, as described below under the discussion relating to the historical financial statements. As a result of this analysis, the Company estimates that the guarantee will be used to fund approximately $1,189,000, $1,065,000, $924,000, $903,000 and $1,174,000,
         respectively, of the minimum base rent due during the first five years of the lease term. The balance of the guarantee will be paid into a reserve to be used, if necessary, in future periods. Thus, according to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the joint venture to receive the minimum rent during this period. For this reason, and based on its estimate of when occupancy stabilization would be reached, the Company agreed to accept a five year limited guarantee. However, the Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantee.

 o In addition, the leases for the Marriott Portfolio Properties contain cross-default terms, meaning that if the tenant of the Marriott Portfolio Properties defaults on its obligations under any of these leases, the joint venture will have the ability to pursue its remedies under the leases with respect to all of the Marriott Portfolio Properties, regardless of whether the tenant of any such Property is in default under its lease.

         The approximate federal income tax basis of the depreciable portion of the five Marriott Portfolio Properties is as follows:


                   Camarillo Property                $17,300,000
                   Towson Property                    14,600,000
                   Clayton Property                    7,800,000
                   Dartmouth Property                  9,200,000
                   Elk Grove Property                  7,700,000


         Each joint venture partner shares in the costs and benefits of the joint venture in proportion to its percentage equity interest. As joint venture partners owning an approximate 77% and 23% equity interest, respectively, the Company and Marriott Senior Living Services, Inc. will each potentially receive its pro rata share of minimum annual rent payments and percentage rent payments paid by the tenant. In addition, pursuant to the terms of the operating agreements between the tenant and Marriott Senior Living Services, Inc., as compensation for providing services, Marriott Senior Living Services, Inc. potentially will receive the following fees from the pool of operating profits in the following order of priority: (i) a base management fee equal to 6% of gross revenues, to be paid prior to payment of minimum rent to the joint venture; (ii) incentive fees equal to $6,077,098 plus a 10% return thereon; and
(iii) incentive fees equal to 20% to 50% of the remaining operating profit. Remaining operating profit is calculated after payment of the foregoing amounts, and the payment of (a) an administration fee equal to .83% of gross revenues (which is paid to the tenant after payment of the base management fee to Marriott Senior Living Services, Inc. and the minimum rent to the joint venture) and (b) any percentage rent which is paid to the joint venture after Marriott Senior Living Services, Inc. receives its incentive fees under (ii) above. The remaining operating profit, if any, is shared between the tenant and Marriott Senior Living Services, Inc. For these interests, Marriott International, Inc. and Marriott Senior Living Services, Inc. have contributed the following amounts: (i) $8,500,000 to the joint venture for Marriott Senior Living Services, Inc.'s equity interest, plus $620,000 to a working capital reserve and
(ii) $5,880,000 as a guarantee of the tenant's obligation to pay minimum rent to the joint venture under the leases, with any remaining balance to be contributed to a reserve fund. As joint venture partners, the Company and Marriott Senior Living Services, Inc. receive pro rata payments of rent based on their ownership interests. However, because of the fees for the services being provided under the operating agreements, Marriott International, Inc. and Marriott Senior Living Services, Inc. are expected to receive significantly higher revenues from the Marriott Portfolio Properties than is the Company.

         The Company through the joint venture, will potentially receive its pro rata share of the following benefits from its ownership of the Marriott Portfolio Properties: (i) minimum rent ranging from $5,489,589 to $6,312,789 per year during the first five years of the leases and continuing throughout the term of the leases; (ii) percentage rent commencing no sooner than the end of the fifth lease year equal to the gross revenues of the Marriott Portfolio Properties; and (iii) any appreciation in the value of the Marriott Portfolio Properties upon sale. For its interest in the joint venture the Company contributed $28,056,970. The return on the Company's investment is expected to be generated primarily from the receipt of base rent. As general partner and 77% owner of the joint venture, the Company controls the joint venture and consolidates it within the Company's financial statements.


         The Camarillo Property, which opened in June 2000, includes 90 assisted living units, 24 units for residents with Alzheimer's and related memory disorders, and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders as well as medical monitoring. Amenities include a common activities room and dining room, a private dining area, a beauty/barber shop, a TV parlor and a family visitation room. The Property is located in a suburb of Los Angeles and is within ten miles of two hospitals and is adjacent to shopping areas. The number of seniors in the ten-mile area surrounding the Camarillo Property is expected to grow by 19.5% between 2001 and 2006. Other senior living facilities located in proximity to the Camarillo Property include Aegis Assisted Living, Almavia of Camarillo, Camarillo Convalescent Hospital, Hillcrest Inn, Villa Los Posas and Wilshire Retirement Center.

         The Towson Property, which opened in June 2000, includes 66 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing, medication reminders, health and wellness assessments, emergency call response and scheduled transportation. Amenities include a common activities room and dining room, a private dining area, a beauty/barber shop, a family visitation room, a wellness center and a laundry room. The Property is located in a suburb of Baltimore and is within four miles of three hospitals and is adjacent to shopping and dining areas. The number of seniors in the ten-mile area surrounding the Towson Property is expected to grow by 12.4% between 2001 and 2006. Other senior living facilities located in proximity to the Towson Property include Arden Courts, Catered Living of Cockville, HeartHomes at Lutherville, Morningside House of Satyr Hill and Sunrise Assisted Living of Towson.

         The Clayton Property, which opened in March 2000, includes 42 assisted living units and 42 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located northwest of downtown Dayton and is within ten miles of four hospitals, a mall and other shopping areas. The number of seniors in the ten-mile area surrounding the Clayton Property is expected to grow by 14.9% between 2001 and 2006. Other senior living facilities located in proximity to the Clayton Property include Alterra Sterling House of Englewood, The Gables Assisted Living, Hearth & Home Assisted Living and Sunrise of Englewood.

         The Dartmouth Property, which opened in November 1999, includes 58 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located 30 miles east of Providence, Rhode Island and 60 miles south of Boston, Massachusetts, and is within two miles of two hospitals and is near the Dartmouth Mall and other shopping areas. The number of seniors in the ten-mile area surrounding the Dartmouth Property is expected to grow by 13.8% between 2001 and 2006. Other senior living facilities located in proximity to the Dartmouth Property include Alden Place, Heritage at Dartmouth and The Inn at Clifton.

         The Elk Grove Property, which opened in September 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located in a suburb of Sacramento and is within four miles of three hospitals and is adjacent to shopping and dining areas. The number of seniors in the ten-mile area surrounding the Elk Grove Property is expected to grow by 20.3% between 2001 and 2006. Other senior living facilities located in proximity to the Elk Grove Property include Aegis of Carmichael, The Grand Court Sacramento, Primrose Sacramento and Regency Place.

         The average occupancy rate, the cash from operations, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods the facilities have been operational are as follows:


                                                        Average         Cash From          Revenue          Revenue
                                                       Occupancy        Operations*     per Occupied     per Available
      Property            Location          Year          Rate        (in thousands)        Unit             Unit
 --------------------  ----------------  -----------  -------------   ----------------  --------------   --------------

 Camarillo Property    Camarillo, CA        ***2000       48.90%           ($  304 )        $121.53         $  49.97
                                               2001       82.20%             1,030           128.55           105.71
                                           ****2002       76.00%             1,004           138.44           105.23

 Towson Property       Towson, MD           ***2000       44.60%           ($  310 )        $141.83         $  63.20
                                               2001       70.70%               460           131.67            93.15
                                           ****2002       76.80%               882           135.83           104.26

 Clayton Property      Clayton, OH          ***2000       31.50%           ($  558 )        $107.00         $  33.68
                                               2001       61.10%          (    159 )          98.06            59.96
                                           ****2002       63.00%          (    137 )         107.38            67.61

 Dartmouth Property    Dartmouth, MA         **1999       11.20%           ($  149 )        $180.68         $  20.28
                                            ***2000       50.70%          (    113 )         110.36            55.90
                                               2001       82.30%               688           115.55            95.13
                                           ****2002       86.20%               701           123.64           106.58

 Elk Grove Property    Elk Grove, CA         **1999       12.10%           ($  295 )        $136.22         $  16.46
                                            ***2000       47.40%          (    351 )          97.30            46.16
                                               2001       72.40%               211            99.72            72.24
                                          ****2002       80.30%               196           103.08            82.79

* Based on information provided by Marriott International, Inc. from its departmental operating statements which presented a modified EBITDA (rather than net income or loss) based on its own internal expense allocation system for certain items.

** Data for the Dartmouth Property represents the period November 15, 1999 through December 31, 1999 and data for the Elk Grove Property represents the period September 22, 1999 through December 31, 1999.


*** Data for the Camarillo Property represents the period June 12, 2000 through December 29, 2000, data for the Towson Property represents the period June 1, 2000 through December 29, 2000 and data for the Clayton Property represents the period March 7, 2000 through December 29, 2000.

**** Data for 2002 represents the period December 29, 2001 through August 9, 2002, except in the case of "Cash From Operations," which represents data through April 19, 2002, that has been annualized.

         Historical financial statements for the Marriott Portfolio Properties have not been presented because the Company does not believe that they are meaningful or relevant. As indicated above, the Marriott Portfolio Properties were recently opened and are still in the process of achieving stable occupancy rates. The Company estimated that the Marriott Portfolio Properties would not be able to generate minimum rent until the Marriott Portfolio Properties stabilized at approximately 91% occupancy. The Company also does not believe that the historical financial statements are relevant to predicting future operating results because of the internal expenses incurred by the seller and the difference in the future operating structure from that which was in place when the seller owned the Marriott Portfolio Properties. Consequently their historical operating results are not considered by the Company to be indicative of the tenant's ability to generate the funds necessary to meet its obligations under the leases with the Company in the future. The Company's decision to make an investment in the Marriott Portfolio Properties was not based on their historical operating performance. The Company's investment decision was based on estimates of future cash flows available for rental payments from the tenant that the Company developed, based on rent rolls and an analysis of the surrounding real estate market, including certain demographic information and industry standards to predict operating costs. The Company's estimates assumed achievement of certain occupancy levels based on this information and was prepared using cost factors that are consistent with the terms of the operating agreements that will be in place under the Marriott Portfolio Properties' new ownership structure. The Company believes that the methodology and underlying assumptions used were reasonable and appropriate.

         In connection with the purchase of the Marriott Portfolio Properties, the joint venture borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Marriott Portfolio Properties with an interest rate of 186 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The joint venture has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In the event the liquidity provider defaults, a participating liquidity agent will provide up to $20 million and the Company has agreed to provide liquidity for any amount in excess of $20 million, not to exceed $3,520,000. In conjunction with this transaction, the joint venture engaged Century Capital Markets LLC to act as its structuring agent (the "Structuring Agent"). As of September 3, 2002, the joint venture had paid the Structuring Agent approximately $571,000 in structuring fees and interest. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.

         HRA Management Corporation, the tenant of the Marriott Portfolio Properties, is a thinly capitalized, newly formed corporation. The principals of such corporation are Timothy S. Smick and Daniel Simmons. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000.

         In addition to the above acquisitions, on May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

PENDING INVESTMENTS

         As of September 3, 2002, the Company had initial commitments to acquire 14 additional Properties, including 13 consisting of land, building and equipment, and one consisting of land only, for an aggregate purchase price of approximately $142,850,000. The 14 Properties are two Sunrise Properties (one in each of Annapolis and Pikesville, Maryland) which will be acquired from Prime Care Eight, LLC, 11 Brighton Gardens Properties (one in each of Atlanta, Georgia; Brentwood, Tennessee; Charlotte, Winston-Salem and Raleigh, North Carolina; Chevy Chase, Maryland; Middletown and Mountainside, New Jersey; Naples and Venice, Florida; and Stamford, Connecticut) which will be acquired from Prime Care One, LLC and Prime Care Two, LLC, and one parcel of land upon which the Brooksby Village Continuing Care Retirement Community is expected to be constructed (in Peabody, Massachusetts) which will be acquired from a subsidiary of Erickson Retirement Communities. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. In addition, the Company plans to assume Permanent Financing of approximately $20.6 million in connection with the acquisition of two of these Properties.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the 14 Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


                                                  Estimated Purchase  Lease Term and      Minimum Annual
                      Property                           Price       Renewal Options           Rent             Percentage Rent
------------------------------------------------- ------------------ --------------- ------------------------ --------------------
Brighton Gardens of Brentwood (1)(2)(8)               $6,349,794         35 years    $666,728; increases by           (4)
Brentwood, TN                                                                        2.5% beginning January
(the "Brentwood Property")                                                           1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Buckhead (1)(2)(8)                $7,654,546         35 years    $803,727; increases by           (4)
Atlanta, GA                                                                          2.5% beginning January
(the "Atlanta Property")                                                             1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Charlotte (1)(2)(7)               $3,218,389         35 years    $337,931; increases by           (4)
Charlotte, NC                                                                        2.5% beginning January
(the "Charlotte Property")                                                           1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Friendship Heights (1)(2)(7)      $19,310,331        35 years    $2,027,585; increases by         (4)
Chevy Chase, MD                                                                      2.5% beginning January
(the "Chevy Chase Property")                                                         1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Middletown (1)(2)(8)              $11,481,818        35 years    $1,205,591; increases by         (4)
Middletown, NJ                                                                       2.5% beginning January
(the "Middletown Property")                                                          1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Mountainside (1)(2)(7)            $12,438,636        35 years    $1,306,057; increases by         (4)
Mountainside, NJ                                                                     2.5% beginning January
(the "Mountainside Property")                                                        1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Naples (1)(2)(8)                  $8,002,479         35 years    $840,260; increases by           (4)
Naples, FL                                                                           2.5% beginning January
(the "Naples Property")                                                              1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Raleigh (1)(2)(8)                 $9,655,165         35 years    $1,013,792; increases by         (4)
Raleigh, NC                                                                          2.5% beginning January
(the "Raleigh Property")                                                             1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)




                                             Estimated Purchase     Lease Term and          Minimum Annual
                     Property                      Price           Renewal Options               Rent               Percentage Rent
-------------------------------------------  -------------------  ----------------------- ------------------------- --------------

Brighton Gardens of Stamford (1)(2)(8)          $13,569,421               35 years        $1,424,789; increases by        (4)
Stamford, CT                                                                              2.5% beginning January
(the "Stamford Property")                                                                 1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

Brighton Gardens of Venice (1)(2)(7)             $6,523,760               35 years        $684,995; increases by          (4)
Venice, FL                                                                                2.5% beginning January
(the "Venice Property")                                                                   1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

Brighton Gardens of Winston-Salem (1)(2)(8)      $7,045,661               35 years        $739,794; increases by          (4)
Winston-Salem, NC                                                                         2.5% beginning January
(the "Winston-Salem Property")                                                            1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

Brooksby Village Continuing Care Retirement     $15,000,000       10 years; two five-year $2,250,000 for the first        N/A
Community                                                         renewal options         through fifth lease
Peabody, MA                                                                               year; increases by 3%
(the "Peabody Property")                                                                  each lease year
Land lease                                                                                thereafter (3)

Sunrise of Annapolis (2)(5)(6)(9)               $12,500,000               35 years        $1,312,500; increases by        (4)
Annapolis, MD                                                                             2.5% beginning January
(the "Annapolis Property")                                                                1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

Sunrise of Pikesville (2)(5)(6)(9)              $10,100,000               35 years        $1,060,500; increases by        (4)
Pikesville, MD                                                                            2.5% beginning January
(the "Pikesville Property")                                                               1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

------------------------
FOOTNOTES:

(1) It is expected that this Property will be operated and managed by Marriott Senior Living Services, Inc.

(2) The leases for the Brentwood, Atlanta, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice, Winston-Salem, Annapolis and Pikesville Properties are expected to be with the same unaffiliated lessee. The leases contain provisions that allow the lessee to elect to purchase the Properties at the end of the term for a pre-determined amount. The leases also permit the Company to require the lessee to purchase the Properties at the end of the lease term for the same pre-determined amount. These leases are expected to be treated as financing leases for both financial reporting and tax accounting purposes.

(3)      Based on estimated purchase price.

(4) It is expected that percentage rent will be payable based on various predetermined percentages of the facilities gross revenues with respect to achieving certain average annual occupancy level thresholds.

(5) It is expected that this Property will be operated and managed by Sunrise Assisted Living, Inc.

(6) It is expected that the Company will assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties payable to a commercial bank in the principal amount of $20.6 million with an interest rate of 7.83% per annum. The loan requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time.

(7) Audited financial statements that present the historical operating results of these Properties are included in the Addendum to Appendix B as the Prime Care One Portfolio. The purchase of the Properties by the Company is subject to acceptance by the Properties' current lenders of discounted amounts in full satisfaction of outstanding debt as well as concessions from others. Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $2,000,000 tenant guarantee to fund any operating shortfalls related to the 11 Properties currently owned by the Prime Care One Portfolio and Prime Care Two, LLC will be sufficient to fund amounts due under the terms and conditions of the direct financing leases.

(8) Audited financial statements that present the historical operating results of these Properties are included in the Addendum to Appendix B as Prime Care Two, LLC. The purchase of the Properties by the Company is subject to acceptance by the Properties' current lenders of discounted amounts in full satisfaction of outstanding debt as well as concessions from others. Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $2,000,000 tenant guarantee to fund any operating shortfalls related to the 11 Properties currently owned by the Prime Care One Portfolio and Prime Care Two, LLC will be sufficient to fund amounts due under the terms and conditions of the direct financing leases.

(9) Audited financial statements that present the historical operating results of these Properties are included in the Addendum to Appendix B as Prime Care Eight, LLC. The purchase of the Properties by the Company is subject to acceptance by the Properties' current lenders of discounted amounts in full satisfaction of certain outstanding debts as well as concessions from others. Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $500,000 tenant guarantee to fund any operating shortfalls related to the Prime Care Eight, LLC Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing leases.

         Brentwood Property. The Brentwood Property, which opened in December 1997, is the Brighton Gardens of Brentwood located in Brentwood, Tennessee. The Brentwood Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Property is located 10 miles south of downtown Nashville.

         Atlanta Property. The Atlanta Property, which opened in January 1998, is the Brighton Gardens of Atlanta located in Atlanta, Georgia. The Atlanta Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Property is located in Buckhead, in northern Atlanta.

         Charlotte Property. The Charlotte Property, which opened in May 1997, is the Brighton Gardens of Charlotte located in Charlotte, North Carolina. The Charlotte Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders.

         Chevy Chase Property. The Chevy Chase Property, which opened in January 1997, is the Brighton Gardens of Friendship Heights located in Chevy Chase, Maryland. The Chevy Chase Property includes 108 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Property is located in a northwestern suburb of Washington D.C.

         Middletown Property. The Middletown Property, which opened in December 1997, is the Brighton Gardens of Middletown located in Middletown, New Jersey. The Middletown Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Property is located 30 miles southeast of Newark.

         Mountainside Property. The Mountainside Property, which opened in January 1997, is the Brighton Gardens of Mountainside located in Mountainside, New Jersey. The Mountainside Property includes 98 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Property is located 12 miles southwest of downtown Newark.

         Naples Property. The Naples Property, which opened in February 1998, is the Brighton Gardens of Naples located in Naples, Florida. The Naples Property includes 93 assisted living units and 40 skilled nursing units.

         Raleigh Property. The Raleigh Property, which opened in September 1997, is the Brighton Gardens of Raleigh located in Raleigh, North Carolina. The Raleigh Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders.

         Stamford Property. The Stamford Property, which opened in December 1997, is the Brighton Gardens of Stamford located in Stamford, Connecticut. The Stamford Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders.

         Venice Property. The Venice Property, which opened in December 1996, is the Brighton Gardens of Venice located in Venice, Florida. The Venice Property includes 102 assisted living units and 45 skilled nursing units. The Property is located 20 miles south of Sarasota.

         Winston-Salem Property. The Winston-Salem Property, which opened in June 1997, is the Brighton Gardens of Winston-Salem located in Winston-Salem, North Carolina. The Winston-Salem Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders.

         Peabody Property. The Peabody Property is a parcel of land upon which the Brooksby Village Continuing Care Retirement Community is expected to be constructed. This Property is located in Peabody, Massachusetts, a northern suburb of Boston. The Peabody Property is a land lease only.

         Annapolis Property. The Annapolis Property, which opened in November 1995, is the Sunrise of Annapolis located in Annapolis, Maryland. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Property is located southeast of Baltimore.

         Pikesville Property. The Pikesville Property, which opened in May 1996, is the Sunrise of Pikesville located in Pikesville, Maryland. The Pikesville Property includes 61 assisted living units and 18 units for residents with Alzheimer's and related memory disorders. The Property is located in a northern suburb of Baltimore.

         Sunrise Brands. Sunrise Assisted Living, Inc. is one of the nation's oldest and largest providers of assisted living services. The prototypical Sunrise facilities resemble a Victorian mansion and generally have between 70 and 90 beds of assisted living and specialized care for people with memory disorders. According to Sunrise Assisted Living, Inc.'s 2001 Annual Report, Sunrise Assisted Living, Inc. operates 186 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 14,700. As of December 31, 2001, Sunrise Assisted Living, Inc. had 22 additional communities under construction and another 38 communities in some other stage of development. In 2001, the American Seniors Housing Association ranked Sunrise Assisted Living, Inc. as the sixth largest seniors' housing operator in the country.

         Erickson Brands. In 1983, John Erickson, founder of Erickson Retirement Communities, purchased and renovated an abandoned college campus in Maryland in order to provide quality independent, assisted and skilled care to middle-income Americans. Erickson currently has ten of these large-scale retirement communities located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village is one of Erickson's brands. In 2001, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation's twelfth largest manager of seniors' housing.


SITE SELECTION AND ACQUISITION OF PROPERTIES

         Construction and Renovation.

         The following paragraph updates and replaces the fourth paragraph under the heading "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" on page 61 of the Prospectus.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See the section of the Prospectus entitled "Business -- Mortgage Loans."


DESCRIPTION OF PROPERTY LEASES

         The following paragraph is inserted following the first paragraph under the heading "Business -- Description of Property Leases" on page 65 of the Prospectus.

         Financing Leases. Certain of the Company's transactions will be sale-leaseback transactions by which the Company will acquire fee simple title to the Property and lease the Property to the tenant pursuant to a "triple-net" lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and Federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements in the Lessee (a "Financing Lease").

         The following paragraphs update and replace the third, sixth and eighth paragraphs under the heading "Business -- Description of Property Leases" beginning on page 65 of the Prospectus.

         Term of Leases. It presently is anticipated that, except in the case of a Financing Lease, Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Financing Leases will have initial terms of 15 to 35 years, without renewals. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant is required, at the lessor's election, to purchase the Property at the end of the lease term, or, at the tenant's election, may purchase the Property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price paid by the Company to acquire fee simple title to the Property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the "Lease Basis").

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. The leases may provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's cost of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" above. With a Financing Lease, fixed rent payments are based upon the product of the lease rate multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide the Company with a desired rate of return. In addition to this minimum rent, the tenant may be responsible for the payment of additional rent, which is based upon a percentage of the gross revenues of the Property.

         Assignment and Sublease. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant will not be permitted to assign or sublease, with the exception of small space subleases.

         Right of Tenant to Purchase. It is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases." With a Financing Lease, the Company cannot sell the Property except in circumstances where the tenant is not in compliance with the operating agreement, or the Company determines, based upon an opinion of counsel, that the operation or occupancy of the Property may result in the failure of the Company to qualify as a REIT or which may jeopardize receipt of "good income" under
Section 856(d) of the Code or "interest" for purposes of Section 856(f) of the Code. The Company also has the right to require the tenant to purchase the Property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.

JOINT VENTURE ARRANGEMENTS

         The following paragraphs update and replace the corresponding paragraphs on page 69 of the Prospectus.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner. Nevertheless, there may be some transactions in which the Company gets a preferred return so that it receives distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before the Company receives its distributions; and in some of these situations, the Company may then get a larger share of the remaining proceeds.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (A)
(i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance, or (B) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "Federal Income Tax Considerations -- Investment in Joint Ventures."


MORTGAGE LOANS

         The following paragraph is inserted following the second paragraph under the heading "Business -- Mortgage Loans" on page 69 of the Prospectus.

         For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation," above.

         The following paragraph updates and replaces the fifth paragraph under the heading "Business -- Mortgage Loans" beginning on page 69 of the Prospectus.

         Management believes that the criteria for investing in Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         The following paragraph is inserted following the last paragraph under the heading "Business -- Mortgage Loans" beginning on page 69 of the Prospectus.

         On August 12, 2002, the Company entered into a Mortgage Loan with an affiliate of HRA Management Corporation in the principal amount of $1,870,000 secured by a mortgage on a parcel of land containing approximately 39.8 gross acres located in Vero Beach, Florida. The Mortgage Loan bears interest at 9.35% per annum and requires monthly payments of interest only. The Mortgage Loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land will be developed into a retirement community that will include 252 independent living units and 52 duplex villas. Upon completion of the development, the Company anticipates that it will purchase the independent living components of the retirement community.

BORROWING

         The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 70 of the Prospectus.


         On June 7, 2002, in connection with the purchase of the Marriott Portfolio Properties, the joint venture, in which the Company owns an approximate 77% interest, borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Properties with an interest rate of 186 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. Interest is payable monthly with principal due when the commercial paper loan matures. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The joint venture has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In the event the liquidity provider defaults, a participating liquidity agent will provide up to $20 million and the Company has agreed to provide liquidity for any amount in excess of $20 million, not to exceed $3,520,000. In connection with this loan, the joint venture incurred structuring fees equal to 2% of the loan. The monthly interest payments due under the loan include a margin of 30 basis points for monthly service provided by the Structuring Agent related to the administration of the loan. As of September 3, 2002, the joint venture had paid approximately $571,000 in structuring fees and interest.

         On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totalling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by the Greenwood Village Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, reset monthly, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan commitment fees of $191,000 with an additional fee of $19,000 due upon funding of the additional advance. For information regarding the Greenwood Village Property see the Prospectus dated May 14, 2002.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B of this Supplement and the Prospectus. This table updates and replaces the "Selected Financial Data" section beginning on page 73 of the Prospectus.



                                       Six Months Ended
                                 ----------------------------                    Year Ended December 31,
                                   June 30,       June 30,     -------------------------------------------------------------------
                                     2002           2001          2001           2000         1999 (1)    1998 (1)     1997 (1) (2)
                                 -------------   ------------  ------------  -------------   ------------ ----------  ------------

  Revenues                        $4,973,430     $  712,698   $ 1,899,619    $ 1,084,730       $ 86,231      $  --         $  --
  Net earnings (loss) (3)(4)       2,530,942        279,293       915,965        224,778        (28,390 )       --            --
  Cash flows from operating
     activities                    4,896,311        385,659     2,173,379      1,096,019         12,851         --            --
  Cash flows used in investing
     activities                 (101,268,106 )     (186,829 ) (22,931,469 )  (14,428,703 )           --         --            --
  Cash flows provided by (used
     in) financing activities    138,919,645       (243,057 )  47,301,313      8,766,346      4,731,279   (199,908 )     200,000
  Cash distributions declared (5)  4,139,089        467,809     1,507,322        502,078         50,404         --            --

  Earnings (loss) per Share

     (Basic and Diluted)                0.20           0.20          0.38           0.27          (0.07 )       --            --
  Funds from operations (6)        3,671,987        496,901     1,439,908        527,962        (28,390 )       --            --
  Cash distributions declared
     per Share                          0.35           0.35          0.70           0.58           0.13         --            --

  Weighted average number of
     Shares outstanding (7):
       (Basic and Diluted)        12,831,671      1,363,640     2,391,072        845,833        412,713         --            --



                                                                                       December 31,
                                   June 30,       June 30,     -------------------------------------------------------------------
                                     2002           2001           2001           2000           1999        1998         1997
                                 -------------   ------------  ------------  -------------   ------------ ----------  ------------

  Total assets                    $221,368,686   $14,615,620   $64,446,889    $14,688,560     $5,088,560   $976,579      $280,330
  Total stockholders' equity       171,534,100    12,396,010    60,910,042      9,203,548      3,292,137    200,000       200,000



(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").


(4) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the six months ended June 30, 2002 , Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 1999.

(5) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2002 and 2001, and the years ended December 31, 2001, 2000 and 1999, approximately 39%, 40%, 39%, 55% and
         100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.


(6) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the six months ended June 30, 2002 and 2001, and the years ended December 31, 2001 and 2000, net earnings included $353,997, $14,746, $76,665 and
         $21,128, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.


(7) The weighted average number of Shares outstanding for the year ended December 31, 1999 is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 74 of the Prospectus.

INTRODUCTION

         The Company

         CNL Retirement Properties, Inc. is a Maryland corporation that was organized on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., organized in Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of Retirement Partners. Properties acquired are generally expected to be held by Retirement Partners or its wholly owned subsidiaries and, as a result, owned by CNL Retirement Properties, Inc. through such entities. CNL Retirement - GP/Holding Corp. was formed in June 2001 to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring Properties. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement Partners, LP, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement - GP/Holding Corp., CNL Retirement Partners, LP and each of their subsidiaries.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings


         On September 18, 1998, the Company commenced its Initial Offering of Shares of Common Stock. Upon the termination of the Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced the 2000 Offering of up to 15,500,000 Shares of Common Stock ($155,000,000). Upon completion of the 2000 Offering on May 24, 2002, the Company had received subscriptions for 15,500,000 Shares totalling $155,000,000 in gross proceeds, including $418,670 (41,687 Shares) through the Company's Reinvestment Plan. Following completion of the 2000 Offering, the Company commenced this offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares offered, up to 5,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. As of June 30, 2002, the Company had received aggregate subscription proceeds of $198,289,362 (19,828,933 Shares), including $595,911 (59,591 Shares) through its
Reinvestment Plan, from its Initial Offering and the 2000 Offering (the "Prior Offerings"), this offering and contributions from the Advisor. As of June 30, 2002, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and offering expenses totalled approximately $175,200,000. The Company used approximately $95,200,000 of the net offering proceeds and approximately $36,500,000 of loan proceeds to invest in 11 retirement Properties. As of June 30, 2002, the Company had paid approximately $12,900,000 in Acquisition Fees and Acquisition Expenses.

         During the period July 1, 2002 through September 3, 2002, the Company received additional net offering proceeds of approximately $72,100,000 and had approximately $132,500,000 available for investment in Properties and Mortgage Loans . See "Business -- Property Acquisitions" and "Business -- Pending Investments" for a description of the Properties owned by the Company or Properties the Company has entered into initial commitments to acquire as of September 3, 2002.


         Property Acquisitions



         In May 2002, the Company and Marriott Senior Living Services, Inc., an affiliate of Marriott International, Inc., formed a joint venture of which the Company owns a 76.75% interest and Marriott Senior Living Services, Inc. owns a 23.25% interest. The joint venture, which is a consolidated subsidiary of the Company, acquired five Properties located in Camarillo, California ; Towson, Maryland; Dartmouth, Massachusetts; Elk Grove, California and Clayton, Ohio, the Marriott Portfolio Properties, for an aggregate purchase price of $58,800,000. The joint venture, as lessor, entered into five separate, long-term, triple-net lease agreements relating to the Marriott Portfolio Properties with a third party tenant, HRA Management Corporation. The five retirement facilities are operated by Marriott Senior Living Services, Inc., a Marriott International, Inc. brand chain.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership at June 30, 2002, was $300,000. The Company's share in the limited partnership's distributions will be equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

         Mortgage Loan

         On August 12, 2002, the Company entered into a Mortgage Loan with an affiliate of HRA Management Corporation in the principal amount of $1,870,000 secured by a mortgage on a parcel of land containing approximately 39.8 gross acres located in Vero Beach, Florida. The Mortgage Loan bears interest at 9.35% per annum and requires monthly payments of interest only. The Mortgage Loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land will be developed into a retirement community that will include 252 independent living units and 52 duplex villas. Upon completion of the development, the Company anticipates that it will purchase the independent living components of the retirement community.

         Commitments

         As of September 3, 2002, the Company had initial commitments to acquire 14 additional Properties, one of which is land only. The anticipated aggregate purchase price of the 14 Properties is approximately $142.8 million. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to assume Permanent Financing of approximately $20.6 million in connection with the acquisition of two of these Properties.

         As of September 3, 2002, the Company had not entered into any arrangements creating a reasonable probability an additional Mortgage Loan or a particular Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of September 3, 2002, the Company had not acquired any such Properties or entered into any additional Mortgage Loans.


         Borrowings


         In connection with the purchase of the Oak Park Property, in February 2002, the Company assumed a mortgage in the amount of $12,974,397, maturing October 2, 2003 (the "Oak Park Mortgage"). The Oak Park Mortgage bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6% or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6%, not to exceed 8%. In accordance with the provisions of the mortgage, the Company has placed $277,821 in an escrow reserve account that represents three months of debt service related to the Oak Park Mortgage. In connection with the loan, the Company incurred assumption fees of approximately $16,200. The Company anticipates refinancing the loan prior to its maturity date.


         On June 7, 2002, the joint venture in which the Company owns a 76.75% interest borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Marriott Portfolio Properties . The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The joint venture has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 % of the outstanding loan balance. In the event the liquidity provider defaults, a participating liquidity agent will provide up to $20,000,000 and the Company has agreed to provide liquidity for any amount in excess of $20,000,000 not to exceed $3,520,000. Interest is payable monthly with principal due when the commercial paper loan matures. The commercial paper loan bears interest at the commercial paper rate as determined by market demand (1.95% as of June 30, 2002) plus a margin of 1.86%, which is inclusive of liquidity fees and administrative costs. In connection with the loan, the Company incurred loan closing fees and costs of $538,324.

         On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totalling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by the Greenwood Village Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, reset monthly, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan commitment fees of $191,000 with an additional fee of $19,000 due upon funding of the additional advance. For information regarding the Greenwood Village Property see the Prospectus dated May 14, 2002.


         Cash and Cash Equivalents


         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, which management believes to have appropriate safety of principal such as overnight repurchase agreements, certificates of deposit and money market funds. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At June 30, 2002, the Company had $69,268,957 invested in such short-term investments as compared to $26,721,107 at December 31, 2001. The increase in the amount invested in short-term investments primarily reflects proceeds received from the sale of Shares from the 2000 Offering and this offering during the six months ended June 30, 2002, offset by the purchase of eight Properties . The funds remaining at June 30, 2002, along with additional funds expected to be received from the sale of Shares in this offering and amounts received from tenants, will be used primarily to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         Accounts Receivable

         The Company's accounts receivable balance increased from $180,163 at December 31, 2001 to $514,165 as of June 30, 2002. The increase is primarily due to approximately $356,000 that is due from the seller of the Marriott Portfolio Properties for excess closing costs related to the purchase of the Marriott Portfolio Properties. Other amounts included in the Company's accounts receivable balance as of June 30, 2002 and December 31, 2001, include normal operating receivables such as rent payments due under the Company's long-term lease agreements. As of September 3, 2002, management believes accounts receivable as of June 30, 2002 is fully collectible.


         Liquidity Requirements


         During the six months ended June 30, 2002 and 2001, the Company generated cash from operating activities (which includes cash received from tenants and interest, less cash paid for operating expenses) of $4,896,311 and $385,369, respectively. For the six months ended June 30, 2002, cash from operating activities included security deposits of $1,840,889, which were received from tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to a tenant defaulting under the terms of its lease agreement, the Company may use borrowings under its line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, with proceeds from its offerings , additional advances under its line of credit and Permanent Financing. Management expects the Company to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         An FF&E Reserve fund has been established in accordance with the Orland Park Property and the Marriott Portfolio Properties' lease agreements. In accordance with such agreements, the tenant deposits funds into the restricted FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. All funds in the FF&E Reserve, all interest earned on the funds and all property purchased with funds from the FF&E Reserve are and will remain the property of the Company. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent will be increased. The Arlington, Boca Raton, Oak Park, Coconut Creek and Greenwood Village Properties include FF&E Reserve accounts which will be held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E Reserve accounts will become the property of the Company. For the six months ended June 30, 2002 and 2001, revenue relating to the FF&E Reserve totalled $33,738 and $17,526, respectively. Due to the fact that the Company's Properties are leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. However, management may maintain additional cash required to meet the Company's working capital needs. Management believes that the Company's Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.


         Distributions


         The Company declared and paid Distributions to its stockholders totalling $4,139,089 and $467,809 during the six months ended June 30, 2002 and 2001, respectively. In addition, on July 1, August 1 and September 1, 2002, the Company declared Distributions of $0.0583 per Share to stockholders of record on July 1, August 1 and September 1, 2002, payable in September 2002.

         For the six months ended June 30, 2002 and 2001, approximately 53% and 68%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 47% and 32%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2002 and 2001, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.


         Due to Related Parties


         During the six months ended June 30, 2002 and 2001, Affiliates incurred on behalf of the Company $2,222,552 and $270,422, respectively, for certain offering expenses. Affiliates also incurred certain Acquisition Expenses and operating expenses on behalf of the Company. As of June 30, 2002 and December 31, 2001, the Company owed Affiliates $1,360,818 and $1,772,807, respectively, for such amounts and unpaid fees and administrative expenses.

         Pursuant to the Advisory Agreement, the Advisor is also required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested Assets or 25% of net income (the "Expense Cap"). During the Expense Year ended June 30, 2001, the Company's Operating Expenses exceeded the Expense Cap by $145,015; therefore, the Advisor reimbursed the Company such amounts in accordance with the Advisory Agreement. During the Expense Year ended June 30, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

         For additional information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions."


RESULTS OF OPERATIONS


         Comparison of the  six months ended  June 30, 2002 and  June 30, 2001

         Revenues

         As of June 30, 2002, the Company owned 11 Properties consisting of land, buildings and equipment, and had entered into long-term, triple-net lease agreements relating to these Properties. The leases provide for minimum annual base rent generally payable in monthly installments. The leases provide that the annual base rent required under the leases will increase at predetermined intervals. In addition to annual base rent, the leases require the payment of contingent rent computed as a percentage of gross sales of the Property above certain thresholds.

         For the six months ended June 30, 2002 and 2001, the Company earned $4,377,797 and $689,880, respectively, in rental income from its Properties ($2,976,424 and $344,940 of which was earned during the quarters ended June 30, 2002 and 2001, respectively). The Company also earned $33,738 and $17,526, in FF&E Reserve income during the six months ended June 30, 2002 and 2001, respectively ($24,403 and $9,668 of which was earned during the quarters ended June 30, 2002 and 2001, respectively). The increase in rental income was due to the Company owning 11 Properties during the six months ended June 30, 2002, as compared to one Property during the six months ended June 30, 2001. Because the Company has not yet invested all of the proceeds previously raised and is continuing to raise additional proceeds with which it will acquire additional Properties, management believes revenues for the six months ended June 30, 2002, represent only a portion of revenues that the Company is expected to earn in future periods.


         During the six months ended June 30, 2002 and 2001, the Company also earned $560,932 and $4,744, respectively ($303,932 and $1,728 of which were earned during the quarters ended June 30, 2002 and 2001, respectively), in interest income from investments in money market accounts and other short-term, highly liquid investments. Interest income increased during the six months ended June 30, 2002, as compared to the six months ended June 30, 2001, due to the Company having a larger amount of offering proceeds temporarily invested pending the acquisition of Properties. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Significant  Tenants

         During the six months ended June 30, 2002, the Company owned 11 Properties. The lessees of five of these Properties are wholly owned subsidiaries of ARC and are operated under the ARC brand chains. Another five Properties are leased to HRA Management Corp. and are operated by Marriott Senior Living Services, Inc., a Marriott International, Inc. brand chain. The remaining Property is leased to a wholly owned subsidiary of Marriott International, Inc. and is also operated by Marriott Senior Living Services, Inc. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of the lessees or the ARC or Marriott International, Inc. brand chains would significantly impact the results of operations of the Company. However, management believes that the risk of such default is reduced due to the Company's initial and continuing due diligence procedures. The Company's leases generally have credit enhancement provisions, such as guarantees or shortfall reserves provided by the tenant or operator's parent company. It is anticipated that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during subsequent periods.


         Maturity of Debt Obligations of American Retirement Corporation


         As of June 30, 2002, ARC was the parent company of the lessees to five of the Company's 11 Properties. ARC also operates the Properties and is obligated to fund certain shortfall reserves relating to the Properties. According to its December 31, 2001 audited financial statements, ARC has significant debt obligations that mature in 2002, as well as a net working capital deficit as a result of such maturities, and significant lease obligations, and its current cash balances and internally developed cash are not sufficient to satisfy its scheduled debt maturities in 2002. As of August 7, 2002, ARC had completed several refinancing and sale -leaseback transactions that reduced the amount of scheduled debt maturities in 2002. ARC is currently in discussions with its lenders to complete its plan to extend and refinance the remaining debt obligations that mature in 2002. If ARC is unable to successfully complete such a plan, it may have difficulty meeting its obligations and its ability to continue to operate the Properties may be impaired. In such an event, the Company would have to obtain a new operator for the Properties and the Company's results of operations could be affected if it were unable to do so within a brief time period. In addition, if these Properties are unable to generate sufficient cash flow to make lease payments and ARC or a replacement tenant is unable or not required to fund lease payments, the Company's results of operations would also be affected. As the Company acquires additional Properties that will be leased to different operators, the effect on the Company's results of operations caused by any failure by ARC to continue to meet its obligations should diminish. As of September 3, 2002, ARC had met all of its obligations relating to the five Properties.


         Expenses


         Operating expenses were $2,341,842 and $433,405 for the six months ended June 30, 2002 and 2001, respectively ($1,502,685 and $144,391 of which were incurred during the quarters ended June 30, 2002 and 2001, respectively). Operating expenses for the six months ended June 30, 2002, increased as a result of the Company incurring asset management fees, greater general operating and administrative expenses and depreciation and amortization expense related to the Company owning ten additional Properties.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred exceed the Expense Cap in an Expense Year. During the Expense Year ended June 30, 2001, the Company's Operating Expenses totalled $439,456, exceeding the Expense Cap by $145,015; therefore, the Advisor has reimbursed the Company such amounts in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap during the six months ended June 30, 2002.

         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.


         Funds from Operations


         Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease term. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the six months ended June 30, 2002 and 2001, net earnings included $353,997 and $14,746, respectively, of these amounts.) This information is presented to help stockholders better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net earnings, cash from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States. The following is a reconciliation of net earnings to FFO:


                                                           Quarter                               Six Months
                                                         Ended June 30,                         Ended June 30,
                                                     2002                2001               2002              2001
                                                 --------------     ---------------    --------------     --------------

Net earnings                                        $1,702,338           $211,945         $2,530,942         $279,293
    Adjustments:
       Effect of share in loss of
         investment in real estate
         partnership                                    21,930                 --             21,930               --
       Effect of minority interest                     (46,747 )               --            (46,747)              --
       Depreciation of real estate assets              785,204            108,897          1,165,862          217,608
                                                 --------------     ---------------    --------------     --------------

FFO                                                 $2,462,725           $320,842         $3,671,987         $496,901
                                                 ==============     ===============    ==============     ==============

         Other

         In April 2002, the FASB issued FAS Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FAS Statement No. 13, and Technical Corrections." This statement rescinds FAS Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FAS Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FAS Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FAS Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FAS Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FAS Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant impact on the financial position or results of operations of the Company.

         In July 2002, the FASB issued FAS Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have significant impact on the financial position or results of operations of the Company.


STATEMENT REGARDING FORWARD LOOKING INFORMATION

         The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, the availability of capital from borrowings under the Company's line of credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates the corresponding information beginning on page 83 of the Prospectus.

         On June 1, 2002, Thomas J. Hutchison III was appointed President of CNL Retirement Properties, Inc. and CNL Retirement Corp., the Advisor to the Company. Mr. Hutchison served as Executive Vice President of the Company and the Advisor from 2000 to June 2002. Mr. Hutchison was also appointed President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. on June 14, 2002, and was appointed President of CNL Hotel Investors, Inc. on July 22, 2002. He served as Executive Vice President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 2000 to June 2002 and served as Executive Vice President of CNL Hotel Investors, Inc. from 2000 to July 2002.

         Robert A. Bourne previously served as President of the Company and the Advisor from 1998 and 1997, respectively, to June 2002. Mr. Bourne continues to serve as a director, Vice Chairman of the Board and Treasurer of the Company and of the Advisor. Mr. Bourne also served as President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 1997 to June 2002, and served as President of CNL Hotel Investors, Inc. from 1999 to June 2002.

         On July 15, 2002, Stuart J. Beebe, 43, was appointed Chief Financial Officer of CNL Retirement Properties, Inc. and CNL Retirement Corp., the Advisor to the Company. Mr. Beebe oversees all financial accounting and reporting matters related to the Companies' activities. He also works closely with other senior management in the development and execution of the Companies' business strategy. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln's Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Industrial Office Properties and the Urban Land Institute.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following table updates and replaces the table on page 87 of the Prospectus.

         The directors and executive officers of the Advisor are as follows:

             James M. Seneff, Jr.              Chairman of the Board, Chief Executive Officer, and Director
             Robert A. Bourne                  Vice Chairman of the Board, Treasurer and Director
             Thomas J. Hutchison III           President and Director
             Phillip M. Anderson, Jr.          Chief Operating Officer
             Stuart J. Beebe                   Chief Financial Officer
             Lynn E. Rose                      Secretary


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 90 of the Prospectus.


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. During the period January 1, 2002 through September 3, 2002, the Company incurred $14,926,516 of such fees in connection with the 2000 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2000 Offering and this offering, all or a portion of which may be reallowed to other broker-dealers. During the period January 1, 2002 through September 3, 2002, the Company incurred $995,101 of such fees in connection with the 2000 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the period January 1, 2002 through September 3, 2002, the Company incurred $8,955,909 of such fees in connection with the 2000 Offering and this offering. Additionally, during the period January 1, 2002 through September 3, 2002, the Company incurred Acquisition Fees totalling $2,051,748 as a result of Permanent Financing used to acquire the certain Properties.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the six months ended June 30, 2002 the Company incurred $207,975 of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the six months ended June 30, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 2002, the Company incurred $2,092,717 for these services, $1,868,217 of such costs represented stock issuance costs, $10,755 represented acquisition-related costs and $213,745 represented general operating and administrative expenses.

         The Company maintains a bank account in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank was approximately $3.6 million at September 3, 2002.

         In conjunction with a loan related to the purchase of the Marriott Portfolio Properties, the joint venture, in which the Company owns an approximate 77% interest, engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Interest due under the loan is payable monthly and includes a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. As of September 3, 2002, the joint venture had paid the Structuring Agent approximately $571,000 in structuring fees and interest. Of this amount, structuring fees totalling $470,400 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.



                          PRIOR PERFORMANCE INFORMATION

         The following table replaces the table beginning on page 91 of the Prospectus. This table is updated to include current information regarding CNL Income Fund II, Ltd.

                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $15,000,000               December 31, 1986             30,000           December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987               50,000           November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988                50,000           June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988              60,000           February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                  50,000           December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990              70,000           May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000               March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000               September 6, 1991            3,500,000         November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992               4,000,000         June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992              4,000,000         September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               April 15, 1993               4,500,000         July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 13, 1993           4,000,000         August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994               4,500,000         May 1994
Fund XIV, Ltd.               (4,500,000 units)

                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $40,000,000               September 22, 1994           4,000,000         December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               July 18, 1995                4,500,000         August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000               October 10, 1996             3,000,000         December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998             3,500,000         December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)      37,373,221 (3)       February 1999 (3)
Properties Fund, Inc.        (37,373,221 shares)

CNL Hospitality              $875,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (87,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on
       February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.


(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637
       (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($45,000,000) of common stock. As of December 31, 2001, the Hospitality Properties REIT had received subscriptions totalling $353,639,032 (35,363,903 shares), including $2,717,677 (271,768 shares) through the reinvestment plan, from the 2000 Offering. As of such date, the Hospitality Properties REIT had purchased, directly or through its subsidiaries, 43 properties, including eight properties through joint ventures and seven properties on which hotels were being constructed. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totalling $450,000,000. Following the completion of the 2000 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. Upon completion of the 2002 Offering, the Hospitality Properties REIT intends to commence a subsequent offering (the "2003 Offering") of up to 1,750,000,000 shares ($1,750,000,000) of common stock.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following information updates and replaces the table and footnotes on page 100 of the Prospectus.

         The following table presents total Distributions and Distributions per
Share:

                                                             Quarter
                                   -------------------------------------------------------------
                                      First           Second           Third           Fourth           Year
                                   -------------    ------------    -------------    -----------    -------------
   2002:

   Total Distributions declared      $1,552,344       $2,586,745      $4,095,843
   Distributions per Share               0.1749           0.1749          0.1749


   2001:
   Total Distributions declared        $219,887        $247,922         $312,583       $726,930       $1,507,322
   Distributions per Share               0.1749          0.1749           0.1749         0.1749           0.6996

   2000:
   Total Distributions declared         $43,593        $108,932         $160,911       $188,642         $502,078
   Distributions per Share               0.0750          0.1537           0.1749         0.1749           0.5785

   1999:

   Total Distributions declared        (1)            (1)              $16,460        $33,944          $50,404
   Distributions per Share             (1)            (1)               0.0500         0.0750           0.1250

(1) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(2) For the six months ended June 30, 2002 and the years ended December 31, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 53%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 47%, 35% and 46%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of June 30, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the six months ended June 30, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2002 and the years ended December 31, 2001, 2000 and 1999, approximately 39%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense . The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Distributions declared and paid for the years ended December 31, 2001 and 2000, represent a distribution rate of 7% and 5.785%, respectively, of Invested Capital. Distributions for the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, represent a distribution rate of 3% of Invested Capital on an annualized basis. Distributions for the nine months ended September 30, 2002, represent a distribution rate of 7% of Invested Capital on an annualized basis.



                        FEDERAL INCOME TAX CONSIDERATIONS

         The summary of the material federal income tax consequences of the ownership of Shares of the Company commencing on page 109 of the Prospectus has been reviewed and adopted by Greenberg Traurig, LLP, as new counsel to the Company, with the insertion of the following paragraphs which update and replace the corresponding paragraphs on page 111 of the Prospectus.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be direct and indirect interests in real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the sum of the value of the Secured Equipment Leases, together with any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.


                                 LEGAL OPINIONS

         The following information updates and replaces the "Legal Opinions" section on page 127 of the Prospectus.


         The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest.


                                     EXPERTS

         The following paragraph is inserted following the second paragraph on page 127 of the Prospectus.

         The financial statements of Prime Care One Portfolio, Prime Care Two, LLC and Prime Care Eight, LLC as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in this Prospectus Supplement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, and are included herein in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

                                   ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION

            -------------------------------------------------------

            THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL RETIREMENT PROPERTIES, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE ATTACHED PROSPECTUS, DATED MAY 14, 2002.

            -------------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of June 30, 2002                                            B-3

     Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2002                 B-4

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                   B-5

     Notes to Pro Forma Consolidated Financial Statements for the six months
        ended June 30, 2002 and the year ended December 31, 2001                                         B-6

Updated Unaudited Condensed Consolidated Financial Statements:

     Condensed Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001                     B-12

     Condensed Consolidated Statements of Earnings for the quarters and six months ended
        June 30, 2002 and 2001                                                                           B-13

     Condensed Consolidated Statements of Stockholders' Equity for the six
        months ended June 30, 2002 and the year ended December 31, 2001                                  B-14

     Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2002
        and 2001                                                                                         B-15

     Notes to Condensed Consolidated Financial Statements for the quarters and six months ended
        June 30, 2002 and 2001                                                                           B-16



                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to
(i) the receipt of $72,142,192 in gross offering proceeds from the sale of 7,214,219 additional shares for the period July 1, 2002 through September 3, 2002, the assumption of a $20,600,000 loan under mortgage notes payable and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of June 30, 2002, to purchase 14 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2002, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on June 30, 2002.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 2002 and for the year ended December 31, 2001, include the historical operating results of the Properties described in (ii) above, as well as eleven properties purchased by the Company prior to June 30, 2002, from the date of their acquisition plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2001, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or
(ii) the end of the pro forma period presented (the "Pro Forma Period").

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002

                                                                                    Pro Forma
                         ASSETS                             Historical             Adjustments                  Pro Forma
                                                          --------------          --------------              -------------

Land, buildings and equipment on operating leases, net      $145,722,178             $15,000,000    (b)        $161,601,178
                                                                                         879,000    (b)

Net investment in direct financing leases (c)                         --             127,850,000    (b)         136,364,810
                                                                                       8,514,810    (b)

Cash and cash equivalents                                     69,268,957              72,142,192    (a)           7,390,329
                                                                                      (9,017,774 )  (a)
                                                                                    (122,250,000 )  (b)
                                                                                      (2,493,470 )  (b)
                                                                                        (259,576 )  (b)
Restricted cash                                                  330,089                      --                    330,089
Receivables                                                      514,165                      --                    514,165
Investment in real estate partnership                            300,000                      --                    300,000
Loan costs, net                                                  576,607                 259,576    (b)             836,183
Accrued rental income                                            451,790                      --                    451,790
Other assets                                                   4,204,900               3,246,399    (a)             550,959
                                                                                       2,493,470    (b)
                                                                                      (9,393,810 )  (b)
                                                          --------------          --------------              -------------
                                                            $221,368,686             $86,970,817               $308,339,503
                                                          ==============          ==============              =============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable and accrued expenses                     $  198,522                 $    --                 $  198,522
    Due to related parties                                     1,360,818                      --                  1,360,818
    Mortgages payable                                         36,417,422              20,600,000    (b)          57,017,422
    Security deposits                                          3,204,875                      --                  3,204,875
    Rent paid in advance                                          54,539                      --                     54,539
                                                          --------------          --------------              -------------
          Total liabilities                                   41,236,176              20,600,000                 61,836,176
                                                          --------------          --------------              -------------

Minority Interest                                              8,598,410                      --                  8,598,410
                                                          --------------          --------------              -------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                       --                      --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                     --                      --                         --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued
       19,828,933 and outstanding 19,820,921 shares;
       issued 27,043,152 and outstanding
       27,035,140 shares, as adjusted                            198,209                  72,142    (a)             270,351
    Capital in excess of par value                           173,891,489              72,070,050    (a)         240,190,164
                                                                                      (5,771,375 )  (a)
    Accumulated distributions in excess of net earnings       (2,555,598 )                    --                 (2,555,598 )
                                                          --------------          --------------              -------------
          Total stockholders' equity                         171,534,100              66,370,817                237,904,917
                                                          --------------          --------------              -------------
                                                            $221,368,686             $86,970,817               $308,339,503
                                                          ==============          ==============              =============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 2002

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                       --------------         --------------            -------------

Revenues:
    Rental income from operating leases                 $ 4,377,797               $4,193,874     (1)     $ 8,571,671
    Earned income from direct financing leases (2)               --                9,702,781     (1)       9,702,781
    FF&E reserve income                                      33,738                  136,580     (3)         170,318
    Interest and other income                               561,895                 (560,932   ) (4)             963
                                                        ------------          ---------------           -------------
                                                          4,973,430               13,472,303              18,445,733
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                372,160                1,182,557     (5)       1,554,717
    General operating and administrative                    549,458                       --                 549,458
    Asset management fees to related party                  207,975                  596,328     (6)         804,303
    Depreciation and amortization                         1,212,249                  849,299     (8)       2,061,548
                                                        ------------          ---------------           -------------
                                                          2,341,842                2,628,184               4,970,026
                                                        ------------          ---------------           -------------

Net earnings before share in loss of investment in real
    estate partnership and minority interest              2,631,588               10,844,119              13,475,707

Share in loss of investment in real estate partnership       (2,236  )                    --                  (2,236 )

Minority interest                                           (98,410  )              (281,852   ) (9)        (380,262 )
                                                        ------------          ---------------           -------------
Net earnings                                             $2,530,942             $ 10,562,267             $13,093,209
                                                        ============          ===============           =============

Net earnings per share of common stock
    (basic and diluted) (10)                               $   0.20                                        $    0.51
                                                        ============                                    =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (10)           12,831,671                                       25,606,451
                                                        ============                                    =============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2001

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                        ------------          ---------------           -------------
Revenues:
    Rental income from operating leases                 $ 1,725,018             $ 15,470,581     (1)    $ 17,195,599
    Earned income from direct financing leases (2)               --               19,040,639     (1)      19,040,639
    FF&E reserve income                                      39,199                  183,249     (3)         222,448
    Interest and other income                               135,402                 (134,844   ) (4)             558
                                                        ------------          ---------------           -------------
                                                          1,899,619               34,559,625              36,459,244
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                105,056                3,750,584     (5)       3,855,640
    General operating and administrative                    395,268                       --                 395,268
    Asset management fees to related party                   93,219                1,515,386     (6)       1,608,605
    Reimbursement of operating expenses
       from related party                                  (145,015  )               145,015     (7)              --
    Depreciation and amortization                           535,126                3,553,962     (8)       4,089,088
                                                        ------------          ---------------           -------------
                                                            983,654                8,964,947               9,948,601
                                                        ------------          ---------------           -------------

Net earnings before minority interest                       915,965               25,594,678              26,510,643

Minority interest                                                --                 (627,762   ) (9)        (627,762 )
                                                        ------------          ---------------           -------------

Net earnings                                              $ 915,965             $ 24,966,916            $ 25,882,881
                                                        ============          ===============           =============
Net earnings per share of common stock
    (basic and diluted) (10)                              $    0.38                                     $       1.01
                                                        ============                                    =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (10)            2,391,072                                       25,557,186
                                                        ============                                    =============





See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:
----------------------------------------------

(a) Represents gross proceeds of $72,142,192 from the sale of 7,214,219 shares during the period July 1, 2002 through September 3, 2002, and payments of $9,017,774 for related acquisition fees of $3,246,399 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $5,410,664 (7.5% of gross proceeds) and marketing support fees of $360,711 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $125,003,046 of cash and cash equivalents and the assumption of a $20,600,000 loan under mortgage notes payable to purchase 14 properties for $142,850,000, to pay $927,000 of acquisition fees on permanent financing (4.5% of permanent financing) and $1,566,470 in miscellaneous acquisition costs incurred in conjunction with the proposed purchase of the properties and to pay loan costs of $259,576. Also represents reclassification of $75,000 in miscellaneous acquisition costs and $804,000 in acquisition fees to land, buildings and equipment on operating leases and reclassification of $1,662,050 in miscellaneous acquisition costs and $6,852,760 in acquisition fees to net investment in direct financing leases.

                                                                                      Acquisition
                                                                                        Fees and
                                                                                     Closing Costs
                                                                                      Allocated to
                                                                 Purchase Price        Investment            Total
                                                                 ----------------    ---------------     ---------------

         Brighton Gardens in Brentwood, TN                           $ 6,349,794         $  422,896         $ 6,772,690
         Brighton Gardens in Atlanta, GA                               7,654,546            509,794           8,164,340
         Brighton Gardens in Charlotte, NC                             3,218,389            214,345           3,432,734
         Brighton Gardens in Chevy Chase, MD                          19,310,331          1,286,068          20,596,399
         Brighton Gardens in Middletown, NJ                           11,481,818            764,689          12,246,507
         Brighton Gardens in Mountainside, NJ                         12,438,636            828,413          13,267,049
         Brighton Gardens in Naples, FL                                8,002,479            532,965           8,535,444
         Brighton Gardens in Raleigh, NC                               9,655,165            643,034          10,298,199
         Brighton Gardens in Stamford, CT                             13,569,421            903,723          14,473,144
         Brighton Gardens in Venice, FL                                6,523,760            434,482           6,958,242
         Brighton Gardens in Winston-Salem, NC                         7,045,661            469,241           7,514,902
         Sunrise in Annapolis, MD                                     12,500,000            832,500          13,332,500
         Sunrise in Pikesville, MD                                    10,100,000            672,660          10,772,660
                                                                 ----------------    ---------------     ---------------
           Investment in direct financing leases (c)                 127,850,000          8,514,810         136,364,810
         Brooksby Village Continuing Care Retirement
              Community in Peabody, MA                                15,000,000            879,000          15,879,000
                                                                 ----------------    ---------------     ---------------

                                                                   $ 142,850,000         $9,393,810       $ 152,243,810
                                                                 ================    ===============     ===============

(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land, buildings and equipment. The categorization of the lease has no effect on the rental payments due under the leases.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings:
-------------------------------------------------------

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired by the Company as of September 3, 2002 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired by the Company, or became probable of acquisition in the case of the 14 pending acquisitions as of September 3, 2002, as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                     Date the
                                                                                     Property
                                                                                      Became
                                                                                  Operational as
                                                                                     a Rental
                                                                Date               Property for
                                                          Acquired/Probable          Pro Forma          Purchase
                                                           by the Company            Purposes             Price
                                                         --------------------     ----------------    --------------

         Acquired:
         Broadway Plaza in Arlington, TX                 November 9, 2001         January 1, 2001       $10,578,750
         Homewood Residence in Boca Raton, FL            November 9, 2001         January 1, 2001         9,672,000
         Holley Court Terrace in Oak Park, IL            February 11, 2002        January 1, 2001        18,469,275
         Homewood Residence in Coconut Creek, FL         February 11, 2002        January 1, 2001         9,687,563
         Heritage Club in Greenwood Village, CO          March 22, 2002           January 1, 2001        17,865,375
         Brighton Gardens in Camarillo, CA a             May 16, 2002             January 1, 2001        18,694,698
         Brighton Gardens in Towson, MD a                May 16, 2002             January 1, 2001        14,452,319
         MapleRidge in Clayton, OH a                     May 17, 2002             January 1, 2001         8,110,569
         MapleRidge in Dartmouth, MA a                   May 16, 2002             January 1, 2001         9,488,304
         MapleRidge in Elk Grove, CA a                   May 16, 2002             January 1, 2001         8,054,110
         Probable:
         Brighton Gardens in Brentwood, TN               September 3, 2002        January 1, 2001         6,349,794
         Brighton Gardens in Atlanta, GA                 September 3, 2002        January 1, 2001         7,654,546
         Brighton Gardens in Charlotte, NC               September 3, 2002        January 1, 2001         3,218,389
         Brighton Gardens in Chevy Chase, MD             September 3, 2002        January 1, 2001        19,310,331
         Brighton Gardens in Middletown, NJ              September 3, 2002        January 1, 2001        11,481,818
         Brighton Gardens in Mountainside, NJ            September 3, 2002        January 1, 2001        12,438,636
         Brighton Gardens in Naples, FL                  September 3, 2002        January 1, 2001         8,002,479
         Brighton Gardens in Raleigh, NC                 September 3, 2002        January 1, 2001         9,655,165
         Brighton Gardens in Stamford, CT                September 3, 2002        January 1, 2001        13,569,421
         Brighton Gardens in Venice, FL                  September 3, 2002        January 1, 2001         6,523,760
         Brighton Gardens in Winston-Salem, NC           September 3, 2002        January 1, 2001         7,045,661
         Sunrise in Annapolis, MD                        September 3, 2002        January 1, 2001        12,500,000
         Sunrise in Pikesville, MD                       September 3, 2002        January 1, 2001        10,100,000
         Brooksby Village Continuing Care Retirement
           Community in Peabody, MA                      September 3, 2002        January 1, 2001        15,000,000

         a The properties in Camarillo, California, Towson, Maryland, Clayton, Ohio, Dartmouth, Massachusetts, and Elk Grove, California (the "Marriott Portfolio Properties") are owned through a consolidated joint venture (the "Joint Venture") in which the Company owns a 76.75 percent interest. See Note (9).

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

         The adjustments to rental income from operating leases for the six months ended June 30, 2002 and the year ended December 31, 2001, include $2,216,648 and $5,911,061, respectively, relating to Marriott Portfolio Properties. If the operating cash flows of the Marriott
         Portfolio Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustments to rental income from operating leases for the six months ended June 30, 2002 and the year ended December 31, 2001, include assumed funding amounts under the guarantee of $1,381,000 and $3,179,000, respectively, based on the actual historical operating cash flows of the Marriott Portfolio Properties during the pro forma periods.

         Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2)      See Note (c) under "Pro Forma Consolidated Balance Sheet" above.

(3) Represents reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two to four percent per annum by the Company during the six months ended June 30, 2002 and the year ended December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(5) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                     Pro Forma
                                                                                    Adjustment              Pro Forma
                                                                                    for the Six            Adjustment
                                                                                   Months Ended        for the Year Ended
                                   Mortgage                                          June 30,           December 31, 2001
                                     Loan                Interest Rate                 2002
                                 -------------     --------------------------    ------------------    --------------------
         Holley Court              $12,974,397     Floating   at  350  basis       $   89,626              $ 932,266
         Terrace in Oak                            points  over  the  30-day
         Park, IL, maturing                        LIBOR,   with   a   LIBOR
         October 2003                              floor   of    3.50.    If
                                                   30-day LIBOR falls below
                                                   2.60, interest rate will be
                                                   30-day LIBOR plus 440 basis
                                                   points. During the Pro Forma
                                                   Period, the interest rate
                                                   varied from 6.14% to 8.00%.

         Marriott Portfolio       $23,520,000      Floating at 186 basis           $  388,337              $1,407,432
         Properties                                points over the rate of
         maturing May 2006                         commercial paper graded
                                                   A1 by Standard & Poors or F1
                                                   by Fitch IBCA. During the Pro
                                                   Forma Period, the interest
                                                   rate varied from 3.69% to
                                                   7.44%.

         Sunrise in               $20,600,000                7.83%                 $  704,594              $1,410,886
         Annapolis and
         Pikesville, MD,
         maturing December
         2008
                                                                                 ------------------    --------------------
                                                                                   $1,182,557              $3,750,584
                                                                                 ==================    ====================

         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $26,600 and $63,509 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively.

(6) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(7) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2001, the Company's operating expenses exceeded the Expense Cap by $145,015.

         As a result of the Pro Forma Properties being treated in the Pro Forma Consolidated Statements of Earnings as operational for the Pro Forma Period, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the year ended December 31, 2001.

(8) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $2,733,933 and $7,300,512 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $51,259 and $125,236 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                  Land            Building            FF&E
                                                              -------------    ---------------    --------------

         Broadway Plaza in Arlington, TX                       $ 1,343,538        $ 9,174,538         $  602,226
         Homewood Residence in Boca Raton, FL                    1,143,571          8,501,806            554,537
         Holley Court Terrace in Oak Park, IL                    2,144,134         16,781,725            447,007
         Homewood Residence in Coconut Creek, FL                 1,682,701          7,981,073            559,197
         Heritage Club in Greenwood Village, CO                  1,812,916         16,073,282            942,063
         Brighton Gardens in Camarillo, CA                       2,491,600         16,887,847            542,589
         Brighton Gardens in Towson, MD                            989,915         14,375,847            355,731
         MapleRidge in Clayton, OH                                 813,775          7,656,922            209,314
         MapleRidge in Dartmouth, MA                               920,430          9,028,929            205,663
         MapleRidge in Elk Grove, CA                               812,937          7,583,195            218,022
         Brooksby Village Continuing Care Retirement
             Community in Peabody, MA                           15,879,000                 --                 --


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(9) Represents adjustment to minority interest for the Joint Venture, a consolidated subsidiary in which the Company owns a 76.75% interest, for the Pro Forma Period.

                                                                     For the Six Months           For the Year
                                                                           Ended                     Ended
                                                                       June 30, 2002           December 31, 2001
                                                                    ---------------------     ---------------------
                 Revenues:
                     Rental income from operating leases                      $ 2,216,648               $ 5,911,061
                     FF&E reserve income                                          136,580                   183,249

                 Expenses:
                     Interest                                                    (388,337 )              (1,407,431 )
                     Asset management fees to related parties                    (112,823 )                (270,774 )
                     Depreciation and amortization                               (639,806 )              (1,716,056 )
                                                                    ---------------------     ---------------------

                 Pro Forma Net Earnings of the Joint Venture                    1,212,262                 2,700,049
                 Minority Interest Ownership Percentage                             23.25 %                   23.25 %
                                                                    ---------------------     ---------------------

                 Minority Interest                                             $  281,852                $  627,762
                                                                    =====================     =====================

(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2002 and the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period July 1, 2002 through September 3, 2002, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the six months ended June 30, 2002 and the year ended December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                June 30,                December 31,
                                                                                  2002                      2001
                                                                            -----------------          ----------------
                                ASSETS

Land, buildings and equipment on operating leases, less accumulated
   depreciation of $1,992,989 and $827,127, respectively                        $ 145,722,178             $  35,232,568
Cash and cash equivalents                                                          69,268,957                26,721,107
Restricted cash                                                                       330,089                    35,109
Receivables                                                                           514,165                   180,163
Investment in real estate partnership                                                 300,000                        --
Loan costs, less accumulated amortization of $65,367 and
   $18,981, respectively                                                              576,607                    36,936
Accrued rental income                                                                 451,790                    97,793
Other assets                                                                        4,204,900                 2,143,213
                                                                           ------------------        ------------------

                                                                                $ 221,368,686             $  64,446,889
                                                                           ==================        ==================

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                           $  36,417,422                  $     --
    Due to related parties                                                          1,360,818                 1,772,807
    Accounts payable and accrued expenses                                             198,522                   294,839
    Security deposits                                                               3,204,875                 1,363,986
    Rents paid in advance                                                              54,539                   105,215
                                                                           ------------------        ------------------
          Total liabilities                                                        41,236,176                 3,536,847
                                                                           ------------------        ------------------

Minority interest                                                                   8,598,410                       --
                                                                           ------------------        ------------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                          --                       --
   Excess shares, $.01 par value per share.
       Authorized and unissued 103,000,000 shares                                        --                       --
   Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued 19,828,933 and
       7,141,131 shares, respectively, outstanding 19,820,921
       and 7,134,400 shares, respectively                                             198,209                    71,344
    Capital in excess of par value                                                173,891,489                61,786,149
    Accumulated distributions in excess of net earnings                            (2,555,598)                 (947,451)
                                                                           ------------------        ------------------
          Total stockholders' equity                                              171,534,100                60,910,042
                                                                           ------------------        ------------------

                                                                                $ 221,368,686             $  64,446,889
                                                                           ==================        ==================



     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

                                                                      Quarter                       Six Months
                                                                   Ended June 30,                 Ended June 30,
                                                              2002             2001             2002            2001
                                                          --------------    ------------    -------------    ------------

Revenues:
    Rental income from operating leases                       $ 2,976,424       $ 344,940      $ 4,377,797       $ 689,880
    FF&E reserve income                                            24,403           9,668           33,738          17,526
    Interest and other income                                     304,842           1,728          561,895           5,292
                                                           --------------   -------------    -------------   -------------
                                                                3,305,669         356,336        4,973,430         712,698
                                                           --------------   -------------    -------------   -------------

Expenses:
    Interest                                                      263,468          37,055          372,160         103,793
    General operating and administrative                          302,619         119,885          549,458         209,881
    Asset management fees to related party                        142,747          20,774          207,975          41,547
    Reimbursement of operating expenses
       from related party                                             --         (145,015)              --        (145,015)
    Depreciation and amortization                                 793,851         111,692        1,212,249         223,199
                                                           --------------   -------------    -------------   -------------
                                                                1,502,685         144,391        2,341,842         433,405
                                                           --------------   -------------    -------------   -------------

Earnings Before Share in Loss of
     Investment in Real Estate Partnership
       and Minority Interest                                    1,802,984         211,945        2,631,588         279,293

Share in Loss of Investment in Real Estate
     Partnership                                                   (2,236)             --           (2,236)            --

Minority interest                                                 (98,410)             --          (98,410)            --
                                                           --------------   -------------    -------------   -------------

Net Earnings                                                  $ 1,702,338       $ 211,945      $ 2,530,942     $ 279,293
                                                           ==============   =============    =============   =============

Net Earnings Per Share of Common Stock
    (Basic and Diluted)                                       $      0.11       $    0.15      $      0.20     $    0.20
                                                           ==============   =============    =============   =============

Weighted Average Number of Shares of
   Common Stock Outstanding (Basic and
   Diluted)                                                    15,945,853       1,443,030       12,831,671       1,363,640
                                                           ==============   =============    =============   =============



     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
         Six Months Ended June 30, 2002 and Year Ended December 31, 2001


                                            Common stock                                    Accumulated
                                    ------------------------------      Capital in         distributions
                                      Number              Par            excess of         in excess of
                                     of shares           value           par value         net earnings             Total
                                    -------------     ------------    ----------------    ----------------     ---------------


Balance at December 31, 2000           1,185,840        $ 11,858         $ 9,547,784          $  (356,094)        $ 9,203,548

Subscriptions received for common
  stock through public offering and
  distribution reinvestment plan       5,951,975          59,520          59,460,231                   --          59,519,751

Retirement of common stock                (3,415)            (34)            (31,386)                  --             (31,420)

Stock issuance costs                         --               --          (7,190,480)                  --          (7,190,480)

Net earnings                                 --               --                  --              915,965             915,965

Distributions declared and paid
  ($0.6996 per share)                        --               --                  --           (1,507,322)         (1,507,322)
                                    ------------    ------------     ---------------    -----------------    ----------------

Balance at December 31, 2001           7,134,400          71,344          61,786,149             (947,451)         60,910,042

Subscriptions received for common
  stock through public offering and
  distribution reinvestment plan      12,687,802         126,878         126,751,140                   --         126,878,018

Retirement of common stock               (1,281 )            (13)            (11,774)                  --             (11,787)

Stock issuance costs                         --               --         (14,634,026)                  --         (14,634,026)

Net earnings                                 --               --                 --             2,530,942           2,530,942

Distributions declared and paid
  ($0.3498 per share)                        --               --                 --            (4,139,089)         (4,139,089)
                                    ------------    ------------     ---------------    -----------------    ----------------

Balance at June 30, 2002              19,820,921       $198,209         $173,891,489         $ (2,555,598)       $171,534,100
                                    ============    ============     ===============    =================    ================




     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                       Six Months Ended
                                                                                           June 30,
                                                                                  2002                  2001
                                                                           ------------------   -------------------
Increases (Decreases) in Cash and Cash Equivalents:

    Net Cash Provided by Operating Activities                                   $   4,896,311           $   385,659
                                                                          -------------------   -------------------
     Net Cash Used in Investing Activities:
          Additions to land, buildings and equipment on
               operating leases                                                   (92,398,063)               (3,887)
          Investment in real estate partnership                                      (302,236)                   --
          Payment of acquisition costs                                             (8,272,827)             (168,774)
          Increase in restricted cash                                                 (294,980)              (14,168)
                                                                          -------------------   -------------------
                 Net cash used in investing activities                           (101,268,106)             (186,829)
                                                                          -------------------   -------------------

    Net Cash Provided by (Used in) Financing Activities:
       Repayment of borrowings on line of credit                                          --             (3,434,000)
       Proceeds from borrowings on mortgage loans                                 23,520,000                     --
       Principal payments on mortgage loans                                          (76,975 )                   --
       Payment of loan costs                                                        (586,057 )                   --
       Subscriptions received from stockholders                                   126,878,018             4,073,720
       Distributions to stockholders                                               (4,139,089)             (467,809)
       Retirement of common stock                                                     (26,507)               (5,226)
       Payment of stock issuance costs                                            (15,149,745)             (409,742)
       Contributions by minority interest                                           8,500,000                    --
                                                                          -------------------   -------------------
            Net cash provided by (used in) financing
               activities                                                         138,919,645              (243,057)
                                                                          -------------------   -------------------

Net Increase (Decrease) in Cash and Cash Equivalents                               42,547,850               (44,227)

Cash and Cash Equivalents at Beginning of Period                                   26,721,107               177,884
                                                                          -------------------   -------------------

Cash and Cash Equivalents at End of Period                                      $  69,268,957           $   133,657
                                                                          ===================   ===================

Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

         Mortgage assumed on property purchase                                  $  12,974,397           $        --
                                                                          ===================   ===================




     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


1.       Organization and Nature of Business:
         -----------------------------------

         CNL Retirement Properties, Inc. was organized pursuant to the laws of the state of Maryland on December 22, 1997 to invest in real estate properties (the "Property or Properties") related to health care and seniors' housing facilities ("Retirement Facilities") located across the United States. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc. and its subsidiaries.

         The Retirement Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing ("Mortgage Loans") to operators of Retirement Facilities in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Retirement Facilities. Any Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to 10 percent of the Company's total assets.

2.       Summary of Significant Accounting Policies:
         ------------------------------------------

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the quarter and six months ended June 30, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002. Amounts included in the financial statements as of December 31, 2001, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2001.

         Principles of Consolidation - The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

         Recent Accounting Pronouncements - In April 2002, the FASB issued FAS Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of Statement 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to Statement 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant impact on the financial position or results of operations of the Company.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


2.       Summary of Significant Accounting Policies - Continued:
         ------------------------------------------------------

         In July 2002, the FASB issued FAS Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

3.       Public Offerings:
         ----------------

         On May 24, 2002, the Company completed its offering of up to 15,500,000 shares of common stock ($155,000,000) (the "2000 Offering"), which included up to 500,000 shares ($5,000,000) available to stockholders who elected to participate in the Company's distribution reinvestment plan. In connection with the 2000 Offering, the Company received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the distribution reinvestment plan.

         Immediately following the completion of the 2000 Offering, the Company commenced an offering of up to 45,000,000 shares of common stock ($450,000,000) (the "2002 Offering"). Of the 45,000,000 shares of common stock offered, up to 5,000,000 are available to stockholders purchasing shares through the Company's distribution reinvestment plan. The price per share and other terms of the 2002 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and
         (ii) to CNL Retirement Corp. (the "Advisor") for acquisition fees, are substantially the same as for the Company's 2000 Offering. As of June 30, 2002, the Company had received total subscription proceeds from its initial public offering, the 2000 Offering and the 2002 Offering of $198,089,362 (19,808,933 shares), including $595,911 (59,591 shares)
         through the distribution reinvestment plan.

4.       Land, Buildings and Equipment on Operating Leases:
         -------------------------------------------------

         During the six months ended June 30, 2002, the Company acquired eight Properties throughout the United States resulting in the Company owning a total of eleven Properties (six directly and five through a joint venture). Land, buildings and equipment on operating leases consisted of the following at:

                                                               June 30,                 December 31,
                                                                 2002                       2001
                                                          ------------------         -----------------

          Land                                                 $  16,317,346             $   4,649,497
          Buildings                                              125,715,236                29,209,418
          Equipment                                                5,682,585                 2,200,780
                                                          ------------------         -----------------
                                                                 147,715,167                36,059,695
          Less accumulated depreciation                           (1,992,989)                 (827,127)
                                                          ------------------         -----------------

                                                              $  145,722,178             $  35,232,568
                                                          ==================         =================


         The Properties are leased on a long-term, triple-net basis to third party lessees. The leases are for 15 years, provide for minimum and contingent rent and require the tenants to pay executory costs. In addition, the tenants pay all property taxes and assessments and carry insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenants to renew the leases from ten to 20 successive years subject to the same terms and conditions of the initial leases.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


4.       Land, Buildings and Equipment on Operating Leases - Continued:
         -------------------------------------------------------------

         The leases provide for increases in the minimum annual rents commencing at predetermined intervals during the leases. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Properties were placed in service. For the quarter and six months ended June 30, 2002, the Company recognized $223,845 and $353,997, respectively, of such rental income. These amounts are included in rental income from operating leases in the accompanying consolidated statements of earnings.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at June 30, 2002:

                 2002                                $  6,750,695
                 2003                                  13,575,075
                 2004                                  13,692,078
                 2005                                  13,811,235
                 2006                                  13,932,586
                 Thereafter                           154,876,921
                                                 ----------------

                                                    $ 216,638,590
                                                 ================

         Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on a percentage of the tenants' gross sales.

5.       Investment in Real Estate Partnership:
         -------------------------------------

         On May 30, 2002, the Company acquired a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The Company's investment in the partnership is accounted for using the equity method. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The following presents unaudited condensed financial information for CNL Plaza, Ltd. as of June 30, 2002 and for the period May 30, 2002 through June 30, 2002:

         Balance Sheet:
              Land, buildings and equipment, net       $ 54,899,322
              Other assets                               10,977,994
              Notes and mortgages payable                63,925,586
              Other liabilities                             823,858
              Partners' capital                           1,127,872

         Income Statement:
             Revenues                                       897,255
             Expenses                                       919,615
             Net income                                     (22,360)

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


6.      Indebtedness:
        ------------

         In February 2002, the Company assumed a mortgage of $12,974,397 that matures on October 2, 2003, in conjunction with the purchase of a Property located in Oak Park, Illinois. The mortgage bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6 percent or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6 percent not to exceed 8 percent. In accordance with the provisions of the mortgage, the Company has placed $277,821 in an escrow reserve account that represents three months of debt service related to the mortgage. This escrow reserve is included in restricted cash at June 30, 2002.

         On June 7, 2002, a joint venture in which the Company owns a 76.75 percent interest borrowed $23,520,000 in the form of a commercial paper backed loan secured by certain Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed to investors every 30 days upon maturity. The joint venture has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In the event the liquidity provider defaults, a participating liquidity agent will provide up to $20,000,000 and the Company has agreed to provide liquidity for any amount in excess of $20,000,000 not to exceed $3,520,000. Interest is payable monthly with principal due when the commercial paper loan matures on June 6, 2007. The commercial paper loan bears interest at the commercial paper rate as determined by market demand (1.95 percent as of June 30, 2002) plus a margin of 1.86 percent, which is inclusive of liquidity fees and administrative costs. As of June 30, 2002, the commercial paper loan interest rate was 3.81 percent. The weighted average interest rate for the period June 7, 2002 through June 30, 2002 was 3.79 percent.

7.       Redemption of Shares:
         --------------------

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period. During the six months ended June 30, 2002, 1,281 shares of common stock were redeemed for $11,787 ($9.20 per share) and retired from shares outstanding of common stock.

8.       Stock Issuance Costs:
         --------------------

         The Company has incurred certain expenses in connection with its offerings, including commissions, marketing support fees, due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. During the six months ended June 30, 2002, the Company incurred $14,634,026 in stock issuance costs, including $10,191,304 in commissions, marketing support fees and due diligence expense reimbursements (see Note 10). These amounts have been charged to stockholders' equity. In connection with each of the 2000 Offering and the 2002 Offering, offering expenses paid by the Company together with selling commissions, marketing support fees, due diligence expense reimbursements and the soliciting dealer servicing fee incurred by the Company will not exceed 13 percent of the proceeds raised in each such offering.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


9.      Distributions:
        -------------

         For the six months ended June 30, 2002, approximately 53 percent of the distributions paid to stockholders were considered ordinary income and approximately 47 percent were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2002, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 2002, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2002.

10.      Related Party Arrangements:
         --------------------------

         Certain directors and officers of the Company hold similar positions with CNL Retirement Corp. (the "Advisor") and the managing dealer of the Company's public offerings, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings and the acquisition, management and sale of the assets of the Company.

         CNL Securities  Corp. is entitled to receive  commissions  amounting to
         7.5 percent of the total amount raised from the sale of shares for services in connection with the offerings, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the six months ended June 30, 2002, the Company incurred $9,515,851 of such fees, of which $8,885,503 has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares in the 2000 Offering, all or a portion of which may be reallowed to other broker-dealers. Commencing with the 2002 Offering, CNL Securities Corp. is entitled to receive marketing support fees of 0.5 percent, and due diligence expense reimbursements of up to 0.125 percent, of the total amount raised from the sale of shares in the 2002 Offering, a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 2002, the Company incurred $675,452 of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses have been or will be paid.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable by the Company beginning on December 31, 2003 and every December 31 thereafter until the Company's shares are listed on a national securities exchange or over-the-counter market ("Listing"). The soliciting dealer servicing fee will be equal to 0.20 percent of the aggregate investment of stockholders who purchased shares in the 2000 Offering. CNL Securities Corp. in turn may pay all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of June 30, 2002, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of the leases of the Properties and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. The Advisor is also entitled to receive acquisition fees equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time Listing occurs. During the six months ended June 30, 2002, the Company incurred $7,350,565 of such fees, including
         $1,642,248 of acquisition fees on permanent debt. Such fees are included in other assets prior to being allocated to individual Properties. In addition to acquisition fees, the Advisor may pay miscellaneous acquisition costs on behalf of the Company. Such costs are reimbursed to the Advisor on a monthly basis.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


10.      Related Party Arrangements - Continued:
         --------------------------------------

         The Company incurs operating expenses which, in general, are expenses relating to administration of the Company on an ongoing basis. Pursuant to an advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). Operating expenses for the Expense Year ended June 30, 2001 exceeded the Expense Cap by $145,015; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. Operating expenses for the Expense Year ended June 30, 2002 did not exceed the Expense Cap.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the six months ended June 30, 2002, the Company incurred $207,975 of such fees.

         An affiliate of the Advisor made the arrangements for the $23,520,000 commercial paper loan described in Note 6. The affiliate was paid a 2 percent structuring fee ($470,400), which is included in the Company's deferred loan costs as of June 30, 2002, and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to the affiliate for the monthly services provided by the affiliate related to the administration of the commercial paper loan.

         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor and an executive officer of the Company are stockholders. The amount deposited with this affiliate was $3,316,928 and $3,000,000 at June 30, 2002 and December 31, 2001, respectively.

         On May 30, 2002, the Company acquired a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings) on a day-to-day basis.

         The expenses incurred for these services were classified as follows for the six months ended June 30:

                                                                             2002                     2001
                                                                      -----------------        ----------------

      Stock issuance costs                                                 $  1,868,217             $    91,196
      Land, buildings and equipment on operating leases
        and other assets                                                         10,755                  11,208
      General operating and administrative expenses                             213,745                 104,146
                                                                      -----------------        ----------------

                                                                           $  2,092,717             $   206,550
                                                                      =================        ================


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


10.      Related Party Arrangements - Continued:
         --------------------------------------

       Amounts due to related parties consisted of the following at:

                                                                          June 30,              December 31,
                                                                            2002                    2001
                                                                      -----------------        ----------------

      Due to the Advisor and its affiliates:
        Expenditures incurred for offering expenses on behalf
           of the Company                                                   $   355,970            $  1,328,123
        Accounting and administrative services                                   47,507                  62,313
        Acquisition fees and miscellaneous acquisition
           expenses                                                             345,523                 226,986
                                                                      -----------------        ----------------
                                                                                749,000               1,617,422
                                                                      -----------------        ----------------

      Due to CNL Securities Corp.:
        Commissions                                                             534,622                 145,670
        Marketing support fees and due diligence expense
           reimbursements                                                        77,196                   9,715
                                                                      -----------------        ----------------
                                                                                611,818                 155,385
                                                                      -----------------        ----------------

                                                                           $  1,360,818            $  1,772,807
                                                                      =================        ================

11.      Commitments and Contingencies:
         -----------------------------

         In connection with the acquisition of four of its Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date (the "Earnout Date") for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount.

         The Earnout Dates for each Property are as follows:

                       Property                                       Earnout Dates
         -----------------------------------------          ----------------------------------
         Broadway Plaza, Arlington, Texas                           October 31, 2004
         Homewood Residence, Boca Raton, Florida                     August 31, 2004
         Homewood Residence, Coconut Creek, Florida                  March 31, 2005
         Heritage Club, Greenwood Village, Colorado         August 1, 2002 and April 15, 2005

         In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd. (see Note 5), the Company has severally guaranteed 16.67 percent or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


12.      Concentration of Credit Risk:
         ----------------------------

         As of June 30, 2002, the Company owned eleven Properties. The lessees of five of these Properties are wholly owned subsidiaries of American Retirement Corporation ("ARC"). In addition, the five Properties are operated under the ARC brand chains. These five Properties are located in various states and the leases contain cross-default terms, meaning that if any tenant of any of the Properties leased to ARC defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the lease with respect to any of the Properties leased to ARC regardless of whether the tenant of any such Property is in default under its lease. The ARC leases contributed 67 percent of the Company's total rental income during the six months ended June 30, 2002.

         In May 2002, five Properties were acquired by a joint venture in which the Company owns a 76.75 percent interest and Marriott Senior Living Services, Inc. owns a 23.25 percent interest. The Company is accounting for its interest in the joint venture using the consolidation method. The five Properties, purchased for an aggregate price of $58,800,000, are leased to HRA Management Corporation and are operated by Marriott Senior Living Services, Inc., a Marriott International, Inc. brand chain. These five Properties are located in various states and the leases contain cross-default terms. In addition, Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent due under the leases up to a maximum of $6.5 million. The guarantee terminates upon the earlier of
         (i) the five Retirement Facilities achieving certain pooled minimum net operating income performance thresholds or (ii) the end of the fifth lease year. A former director and a former officer of the Company are the principal shareholders of the tenant, HRA Management Corporation.

         The remaining property is leased to a wholly owned subsidiary of Marriott International, Inc. and is also operated by Marriott Senior Living Services, Inc.

         Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these lessees, the American Retirement Corporation brand chains or the Marriott International, Inc. brand chains would significantly impact the results of operations of the Company. Management believes that the risk of such a default is reduced due to the Company requiring security deposits on certain Properties, obtaining a guaranty from the tenant's or operator's parent company and, in some cases, requiring an additional cash reserve account to be held at the tenant level. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

13.      Subsequent Events:
         -----------------

         During the period July 1, 2002 through August 7, 2002, the Company received subscription proceeds for an additional 4,323,650 shares ($43,236,496 ) of common stock. As of August 7, 2002, the Company had received total subscription proceeds of $241,452,144.

         On July 1, 2002 and August 1, 2002, the Company declared distributions totaling $1,161,671 and $1,367,286, respectively, or $0.0583 per share of common stock, payable in September 2002, to stockholders of record on July 1, 2002 and August 1, 2002, respectively.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for the tenant relating to six of the Properties owned, directly or indirectly, by the Company as of September 3, 2002. The summarized financial information presented for Marriott as of December 28, 2001 and December 29, 2000, and for each of the years ended December 28, 2001, December 29, 2000 and December 31, 1999, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 28, 2001. The summarized financial information presented for Marriott as of June 14, 2002, was obtained from the Form 10-Q filed by Marriott for the twenty-four week period ended June 14, 2002.

                                                                           Page
                                                                           ----
Marriott International, Inc. and Subsidiaries:

    Selected Financial Data for the twenty-four week
      period ended June 14, 2002 and the years ended
      December 28, 2001, December 29, 2000 and December 31, 1999           B-25



                       INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this report as a result of the Company entering into initial commitments to acquire 13 related Properties from Prime Care One, LLC, Prime Care Two, LLC and Prime Care Eight, LLC ("Prime Care"). The Company will not own any interest in Prime Care's operations of the communities. As described in the notes to the accompanying financial statements, in connection with the Company's anticipated purchase of the 13 properties, a condition of the sale is that the sales proceeds will be used to cure the existing defaults and extinguish the outstanding debts owed to Prime Care's lenders. For information on the Properties and the long-term, triple-net leases which the Company expects to enter into, see "Business -- Pending Investments."

Prime Care One Portfolio
     (Includes the Venice, Mountainside, Friendship
      Heights and Charlotte Properties)                                    B-26

Prime Care Two, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown,
      Buckhead, Naples and Winston-Salem Properties)                       B-44

Prime Care Eight, LLC
     (Includes the Annapolis and Pikesville Properties)                    B-63

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)


Condensed Consolidated Balance Sheet Data:

                                                                June 14,             December 28,            December 29,
                                                                  2002                  2001                    2000
                                                                ----------            ----------              ----------

Current assets                                                   $1,585                $2,130                  $1,645
Noncurrent assets                                                 6,947                 6,977                   6,592
Current liabilities                                               1,861                 1,802                   1,917
Noncurrent liabilities                                            2,901                 3,827                   3,053
Stockholders' equity                                              3,770                 3,478                   3,267


Consolidated Statements of Income Data:

                                                    Twenty-four           Fiscal Year           Fiscal Year           Fiscal Year
                                                    Weeks Ended              Ended                 Ended            Ended December
                                                      June 14,            December 28,         December 29,               31,
                                                        2002                  2001                 2000                  1999
                                                  -----------------    -------------------    ----------------      ----------------

Gross revenues                                          $2,614                 $10,198              $10,135               $8,771
Costs and expenses (including
   income tax expense)                                   2,485                   9,962                9,656                8,371
                                                     ----------            ------------          -----------            ---------

Net income                                               $ 129                   $ 236                $ 479                $ 400
                                                     ==========            ============          ===========            =========

Basic earnings per share                                 $0.53                   $0.97               $ 1.99                $1.62
                                                     ==========            ============          ===========            =========

Diluted earnings per share                               $0.50                   $0.92               $ 1.89                $1.51
                                                     ==========            ============          ===========            =========


Consolidated Statements of Cash Flows Data:

                                                    Twenty-four           Fiscal Year           Fiscal Year           Fiscal Year
                                                    Weeks Ended              Ended                 Ended            Ended December
                                                      June 14,            December 28,         December 29,               31,
                                                        2002                  2001                 2000                  1999
                                                  -----------------    -------------------    ----------------      ----------------

Cash provided by (used in)
    operating activities                                $  290                $  400               $  850               $  711

Cash provided by (used in)
    investing activities                                    22                 9,962                9,656                8,371
                                                     ----------            ------------          -----------          ---------

Cash provided by (used in)
    financing activities                                $ (929)               $  236               $  479               $  400
                                                     ==========            ============          ===========          =========


                            Prime Care One Portfolio

                     Unaudited Combined Financial Statements




                                    Contents

Unaudited Combined Balance Sheet as of June 30, 2002.....................................................B-27

Unaudited Combined Statements of Operations and Deficit for the Six Months
     Ended June 30, 2002 and 2001........................................................................B-28

Unaudited Combined Statements of Cash Flows for the Six Months Ended
     June 30, 2002 and 2001..............................................................................B-29

Note to Unaudited Combined Financial Statements..........................................................B-30


                            Prime Care One Portfolio

                        Unaudited Combined Balance Sheet


                                                                                             Unaudited
                                                                                              June 30,
                                                                                                2002
                                                                                         -----------------

       Assets
       Current assets:
          Cash and cash equivalents                                                             $   734,468
          Accounts receivable, less allowance for doubtful accounts
            of $58,525 as of June 30, 2002                                                          102,649
          Current portion of assets limited as to use                                             1,086,749
          Prepaid expenses and other assets                                                         153,568
                                                                                          -----------------
       Total current assets                                                                       2,077,434

       Assets limited as to use, net of current portion                                             254,162
       Property and equipment, net                                                               47,307,896
                                                                                          -----------------
       Total assets                                                                            $ 49,639,492
                                                                                          =================

       Liabilities and Deficit
       Current liabilities:
          Accounts payable and accrued expenses                                                $  5,135,726
          Accrued interest                                                                        1,376,051
          Note payable                                                                           69,800,000
                                                                                          -----------------
       Total current liabilities                                                                 76,311,777

       Advances from PC1, LLC                                                                     5,900,000
                                                                                          -----------------
       Total liabilities                                                                         82,211,777

       Deficit                                                                                  (32,572,285)
                                                                                          -----------------
       Total liabilities and deficit                                                           $ 49,639,492
                                                                                          =================


See accompanying note

                            Prime Care One Portfolio

             Unaudited Combined Statements of Operations and Deficit

                                                                                    Unaudited
                                                                        For the Six Months Ended June 30,
                                                                           2002                   2001
                                                                     -----------------      ------------------

Operating Revenue:
   Net resident service revenue                                           $ 10,264,949             $ 9,940,677
   Other operating revenue                                                      53,784                  12,620
                                                                     -----------------      ------------------
Total operating revenue                                                     10,318,733               9,953,297

Operating Expenses:
   Health care and resident services                                         2,555,446               2,315,945
   Activities                                                                  159,987                 140,527
   Food service                                                              1,218,709               1,266,601
   Housekeeping and laundry                                                    322,584                 334,853
   Plant operations and maintenance                                            743,898                 726,582
   General and administrative                                                2,901,687               2,496,639
   Depreciation                                                              1,107,152               1,291,527
   Amortization of loan closing and
      deferred financing costs                                                 156,337                 301,671
   Interest                                                                  1,622,003               2,994,487
                                                                     -----------------      ------------------
Total operating expenses                                                    10,787,803              11,868,832
                                                                     -----------------      ------------------
Loss from operations                                                          (469,070 )            (1,915,535 )
Nonoperating income - investment income                                             --                  10,495
                                                                     -----------------      ------------------
Net loss                                                                      (469,070 )            (1,905,040 )

Deficit at beginning of period                                             (32,103,215 )           (29,643,476 )
                                                                     -----------------      ------------------
Deficit at end of period                                                 $ (32,572,285 )          $(31,548,516 )
                                                                     =================      ==================



See accompanying note

                            Prime Care One Portfolio

                   Unaudited Combined Statements of Cash Flows

                                                                                    Unaudited
                                                                        For the Six Months Ended June 30,
                                                                           2002                    2001
                                                                     -----------------      ------------------

Operating Activities
Net loss                                                                  $   (469,070 )         $  (1,905,040 )
Adjustments to reconcile net loss to net cash provided
   by operating activities:
   Depreciation                                                              1,107,152               1,291,527
   Amortization                                                                156,337                 301,671
   Changes in operating assets and liabilities:
     Accounts receivable                                                       313,869                 141,460
     Prepaid expenses and other assets                                         102,566                (159,003 )
     Accounts payable and accrued expenses                                    (258,089 )              (283,709 )
     Accrued interest                                                         (751,008 )             1,161,563
                                                                     -----------------      ------------------
Net cash provided by operating activities                                      201,757                 548,469

Investing Activities
Purchase of property and equipment, net                                        (26,482 )               (57,862 )
Change in assets limited as to use                                              90,889                (125,621 )
                                                                     -----------------      ------------------
Net cash provided by (used in) investing activities                             64,407                (183,483 )

Net increase in cash and cash equivalents                                      266,164                 364,986
Cash and cash equivalents beginning of period                                  468,304                 308,147
                                                                     -----------------      ------------------
Cash and cash equivalents end of period                                    $   734,468             $   673,133
                                                                     =================      ==================

Supplemental cash flows information
Interest paid                                                             $  2,373,011            $  1,832,924
                                                                     =================      ==================



See accompanying note

                            Prime Care One Portfolio

                 Note to Unaudited Combined Financial Statements


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care One Portfolio Combined Financial Statements and should be read in conjunction with the Notes to Combined Financial Statements which appear in that report.

The statements for the six months ended June 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                            Prime Care One Portfolio
                  (A Group of Related Properties to be Acquired
                       by CNL Retirement Properties, Inc.)

                          Combined Financial Statements


                  Years ended December 31, 2001, 2000 and 1999




                                    Contents

Report of Independent Auditors...........................................................................B-32

Combined Audited Financial Statements

Combined Balance Sheets..................................................................................B-33
Combined Statements of Operations and Deficit............................................................B-34
Combined Statements of Cash Flows........................................................................B-35
Notes to Combined Financial Statements...................................................................B-36

                         Report of Independent Auditors


To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

We have audited the combined balance sheets of the Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.) (the Company) as of December 31, 2001 and 2000, and the related combined statements of operations and deficit and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Prime Care One Portfolio at December 31, 2001 and 2000, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying combined financial statements have been prepared assuming the Prime Care One Portfolio will continue as a going concern. The Company has incurred significant operating losses and is in a deficit position. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                        /s/Ernst & Young LLP

                                                       Indianapolis, Indiana
                                                           February 22, 2002

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

                             Combined Balance Sheets



                                                                                      December 31
                                                                                 2001                   2000
                                                                           ----------------      -----------------

Assets
Current assets:
   Cash and cash equivalents                                                     $  468,304             $  308,147
   Accounts receivable, less allowance for doubtful accounts
     of $83,998 and $59,374 in 2001 and 2000                                        416,518                399,882
   Current portion of assets limited as to use                                    1,177,639                279,862
   Inventory                                                                        132,669                123,900
   Prepaid expenses and other assets                                                123,465                153,492
                                                                           ----------------      -----------------
Total current assets                                                              2,318,595              1,265,283

Assets limited as to use, net of current portion                                    254,161                266,050
Property and equipment, net                                                      48,388,566             50,838,508
Other assets:
   Loan closing costs, net of accumulated amortization
     of $1,337,126 and $1,055,533 in 2001 and 2000                                   70,837                352,430
   Deferred financing costs, net of accumulated amortization
     of $1,523,250 and $1,201,500 in 2001 and 2000                                   85,500                407,250
                                                                           ----------------      -----------------
Total other assets                                                                  156,337                759,680
                                                                           ----------------      -----------------
Total assets                                                                   $ 51,117,659           $ 53,129,521
                                                                           ================      =================

Liabilities and Deficit
Current liabilities:
   Accounts payable and accrued expenses                                        $ 5,393,815            $ 5,195,670
   Accrued interest                                                               2,127,059              1,677,327
   Note payable                                                                  69,800,000             70,000,000
                                                                           ----------------      -----------------
Total current liabilities                                                        77,320,874             76,872,997

Advances from PC1, LLC                                                            5,900,000              5,900,000
                                                                           ----------------      -----------------
Total liabilities                                                                83,220,874             82,772,997
Deficit                                                                         (32,103,215)           (29,643,476)
                                                                           ----------------      -----------------
Total liabilities and deficit                                                  $ 51,117,659           $ 53,129,521
                                                                           ================      =================



See accompanying notes

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

                  Combined Statements of Operations and Deficit

                                                                             Years ended December 31
                                                                 2001                    2000                  1999
                                                           -----------------       -----------------      ----------------

Operating revenue:
   Net resident service revenue                                $  20,333,426           $  18,255,477          $ 17,816,606
   Other operating revenue                                           107,231                 149,049                27,352
                                                           -----------------       -----------------      ----------------
Total operating revenue                                           20,440,657              18,404,526            17,843,958

Operating expenses:
   Health care and resident services                               4,902,799               4,513,387             4,081,692
   Activities                                                        312,627                 330,467               301,308
   Food service                                                    2,519,105               2,698,701             2,662,388
   Housekeeping and laundry                                          694,154                 670,373               609,521
   Plant operations and maintenance                                1,385,811               1,353,351             1,264,976
   General and administrative                                      4,933,764               4,989,775             4,760,776
   Depreciation                                                    2,590,224               2,557,531             2,505,380
   Amortization of loan closing and
     deferred financing costs                                        603,343                 603,343               603,342
   Interest                                                        4,979,558               6,453,928             5,639,835
                                                           -----------------       -----------------      ----------------
Total operating expenses                                          22,921,385              24,170,856            22,429,218
                                                           -----------------       -----------------      ----------------
Loss from operations                                              (2,480,728 )            (5,766,330 )          (4,585,260 )
Nonoperating income - investment income                               20,989                  99,080               100,536
                                                           -----------------       -----------------      ----------------
Net loss                                                          (2,459,739 )            (5,667,250 )          (4,484,724 )

Deficit at beginning of year                                     (29,643,476 )           (23,528,449 )         (17,746,922 )
Distributions                                                             --                (447,777 )          (1,296,803 )
                                                           -----------------       -----------------      ----------------
Deficit at end of year                                         $ (32,103,215 )         $ (29,643,476 )       $ (23,528,449 )
                                                           =================       =================      ================



See accompanying notes

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

                        Combined Statements of Cash Flows


                                                                             Years ended December 31
                                                                 2001                   2000                  1999
                                                           -----------------      -----------------       --------------

Operating activities
Net loss                                                       $  (2,459,739 )        $  (5,667,250 )        $(4,484,724 )
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                    2,590,224              2,557,531            2,505,380
   Amortization                                                      603,343                603,343              603,342
   Bad debt expense                                                   57,773                 53,596                5,080
   Changes in operating assets and liabilities:
     Accounts receivable                                             (74,409 )               76,387              883,030
     Estimated third-party payor settlements                              --                 27,707               18,385
     Inventory                                                        (8,769 )                2,700               40,071
     Prepaid expenses and other assets                                30,027                (65,649 )             41,193
     Accounts payable and accrued expenses                           198,145             (6,164,557 )          1,766,928
     Accrued interest                                                449,732              1,084,934               92,088
     Deferred entrance fees                                               --                     --              (57,945 )
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) operating activities                1,386,327             (7,491,258 )          1,412,828

Investing activities
Purchase of property and equipment, net                             (140,282 )             (328,195 )           (206,301 )
Change in assets limited as to use                                  (885,888 )            2,381,635              280,338
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) investing activities               (1,026,170 )            2,053,440               74,037

Financing activities
Distributions to members                                                  --               (447,777 )         (1,296,803 )
Payments made on note payable                                       (200,000 )                   --                   --
Advances from PC1, LLC                                                    --              5,900,000                   --
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) financing activities                 (200,000 )            5,452,223           (1,296,803 )
                                                           -----------------      -----------------       --------------
Net increase in cash and cash equivalents                            160,157                 14,405              190,062
Cash and cash equivalents beginning of year                          308,147                293,742              103,680
                                                           -----------------      -----------------       --------------
Cash and cash equivalents end of year                            $   468,304            $   308,147           $  293,742
                                                           =================      =================       ==============

Supplemental cash flows information
Interest paid                                                   $  4,409,129           $  5,368,994          $ 5,547,747
                                                           =================      =================       ==============



See accompanying notes

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

                     Notes to Combined Financial Statements

                                December 31, 2001


1. Organization

The Prime Care One Portfolio (Company) consists of four senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Venice, Florida; Mountainside, New Jersey; Friendship Heights, Maryland; and Charlotte, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator). The Facilities are part of a group of senior-living residential facilities to be acquired by CNL Retirement Properties, Inc. as more fully described in Note 9.

The Company is part of Prime Care One, LLC, a limited liability company organized in 1997. Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company, and 1% by Prime Care Corporation, the managing member. PC1, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared to present the combined financial results of the Company and are presented for purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

The combined financial statements reflect the historical accounts of the Company including all debt and related costs which were cross-collateralized between the Facilities and an additional senior-living facility not being acquired by CNL Retirement Properties, Inc. Management believes the Company's interest, amortization and general and administrative expenses on a stand-alone basis may have been different had the Company operated as unaffiliated entities.

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


2. Significant Accounting Policies (continued)

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $603,343 in 2001 and 2000 and $603,342 in 1999.

Net Resident Service Revenue, Accounts Receivable and Estimated Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


2. Significant Accounting Policies (continued)

Prior to January 1, 1999, net resident service revenue included retroactive adjustments, which were accrued on an estimated basis in the period the related services were rendered. These amounts were adjusted in future periods as final settlements were determined. The Company was reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary. The Company recorded changes in estimates and received final settlements related to prior year cost reports, which resulted in an increase in net patient service revenue of approximately $198,000 in 2001 and a decrease in net patient service revenue of approximately $412,000 in 2000. At December 31, 2001, all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8%, 5% and 6% of the Company's resident service revenue for 2001, 2000 and 1999, respectively. Medicare and Medicaid receivables accounted for approximately 65% and 62% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Income Taxes

Taxes on the Company's income are liabilities of the Prime Care One, LLC's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


3. Assets Limited As to Use

Assets limited as to use represent cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:

                                                               December 31
                                                          2001         2000
                                                      -------------------------

Collection account                                    $   1,177,639 $  279,862
Furniture, fixtures and equipment reserve account           254,161    266,050
                                                      -------------------------
                                                          1,431,800    545,912
Less current portion                                     (1,177,639   (279,862)
                                                      -------------------------
                                                      $     254,161 $  266,050
                                                      =========================

The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $622,356 and $2,009,013, respectively, of interest payments were being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay accrued interest on debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

4. Property and Equipment

The Company's property and equipment are as follows:

                                                 December 31
                                          2001                  2000
                                 --------------------------------------------

Land                             $        6,903,000       $      6,903,000
Buildings                                48,356,475             48,356,475
Furnishings and equipment                 4,940,502              4,800,220
                                 --------------------------------------------
                                         60,199,977             60,059,695
Accumulated depreciation                (11,811,411)           ( 9,221,187)
                                 --------------------------------------------
                                 $       48,388,566        $    50,838,508
                                 ============================================

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


5. Note Payable

The note payable consists of the following:
                                                            December 31
                                                       2001           2000
                                                   ----------------------------

Note  payable -  Interest  is  payable   monthly
   based  upon  the 30 day  LIBOR  rate +  2.75%
   (4.89% at 12/31/01). Principal payments until
   maturity vary based upon the  Company's  cash
   flow with final  payment due July 1, 2000, by
   reason  of  acceleration  of the  note by the
   lender.   The  note  is   collateralized   by
   substantially  all of the  Company's  assets,
   including a first mortgage.
                                                    $ 69,800,000  $ 70,000,000
                                                   ============================

The Company is in default on paying interest and principal on the note as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements, since the due date of the note was accelerated to July 1, 2000. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $5,445,700 and $1,949,000 at December 31, 2001 and 2000, respectively.

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. Related Party Transactions

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of the Company's holding company and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC waived the administrative fees for 2001, 2000 and 1999.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


6. Related Party Transactions (continued)

As part of the original acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $10,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $447,777 and $1,296,803 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

Prime Care One, LLC's holding company has $5,900,000 available under a Debt Service and Shortfall Advances Loan Agreement with MSLS. The holding company borrowed the entire amount available during 2000 and advanced this amount, on a non-interest basis, to the Company. At December 31, 2001 and 2000, the holding company had $6,854,285 and $6,380,932 outstanding under this Debt Service and Shortfall Advances Loan Agreement. The amount includes accrued interest of $954,285 and $480,932, respectively, which is not charged to the Company. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company in order for it to repay amounts borrowed. No payments were made during 2001 and 2000. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

7. Management Fees

Under the terms of operating agreements for the Facilities, dated April 11, 1997, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2021 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


7. Management Fees (continued)

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through April 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 were $1,425,758, $1,280,698 and $1,239,362, respectively, which consists solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

8. Going Concern

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


9. Subsequent Event (Unaudited)

The owners of the Company have agreed to enter into a Refinancing Agreement with CNL Retirement Properties, Inc. (CNL) to refinance the four facilities in the Prime Care One Portfolio. CNL shall provide $25,000,000 to Prime Care One, LLC to pay off the existing debt of $69,800,000 on the Prime Care One Portfolio and $10,000,000 to PC1, LLC to pay off its existing debt in that amount. The refinancing will take the form of a sale-leaseback with a lease term of 35 years. The current lender has approved a discounted payoff of the loans through a letter dated August 8, 2002 and has agreed to accept these amounts as payment in full on those debts, including any accrued interest to date, conditioned upon the transaction being completed by September 30, 2002. In addition, MSLS has agreed to reduce the original purchase price of the Prime Care One Portfolio by $5,900,000, which will result in a reduction of their Advances to PC1, LLC. The reduction will be applied by PC1, LLC to pay off the $5,900,000 that had been advanced to it by MSLS and MSLS will waive any claim for accrued subordinated management fees.

                               Prime Care Two, LLC

                         Unaudited Financial Statements



                                    Contents

Unaudited Balance Sheet as of June 30, 2002..............................................................B-45

Unaudited Statements of Operations for the Six Months Ended June 30, 2002
     and 2001............................................................................................B-46

Unaudited Statement of Members' Equity (Deficit).........................................................B-47

Unaudited Statements of Cash Flows for the Six Months Ended June 30, 2002
     and 2001............................................................................................B-48

Note to Unaudited Financial Statements...................................................................B-49


                               Prime Care Two, LLC

                             Unaudited Balance Sheet

                                                                                           Unaudited
                                                                                            June 30
                                                                                              2002
                                                                                        -----------------

         Assets
         Current assets:
             Cash and cash equivalents                                                        $  526,730
             Accounts receivable, less allowance for doubtful accounts
                of $97,006 at June 30, 2002                                                      588,876
             Prepaid expenses and other assets                                                   249,192
                                                                                        -----------------
         Total current assets                                                                  1,364,798

         Assets limited as to use                                                                 31,024
         Property and equipment, net                                                          67,103,896
         Other assets:
             Loan closing costs, net of accumulated amortization of
                $1,188,532 at June 30, 2002                                                       47,484
             Deferred financing costs, net of accumulated amortization
                of $1,995,111 at June 30, 2002                                                    74,889
                                                                                        -----------------
         Total other assets                                                                      122,373
                                                                                        -----------------
         Total assets                                                                       $ 68,622,091
                                                                                        =================

         Liabilities and Members' Equity (Deficit)
         Current liabilities:
             Accounts payable and accrued expenses                                           $ 2,032,789
             Accrued interest                                                                  4,179,677
             Note payable                                                                     92,000,000
                                                                                        -----------------
         Total current liabilities                                                            98,212,466

         Advances from PC2, LLC                                                                4,000,000
                                                                                        -----------------
         Total liabilities                                                                   102,212,466

         Members' Equity (Deficit)
         Managing member                                                                             100
         Holding company                                                                      11,746,431
         Deficit                                                                             (45,336,906 )
                                                                                        -----------------
         Total members' equity (deficit)                                                     (33,590,375 )
                                                                                        -----------------
         Total liabilities and members' equity (deficit)                                    $ 68,622,091
                                                                                        =================



See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Operations

                                                                            Unaudited
                                                                    Six months ended June 30
                                                                 2002                      2001
                                                            ----------------         -----------------

Operating revenue:
    Net resident service revenue                                $14,750,426               $13,764,852
    Other operating revenue                                          64,204                    58,686
                                                            ----------------         -----------------
Total operating revenue                                          14,814,630                13,823,538


Operating expenses:
    Health care and resident services                             4,048,738                 3,508,649
    Activities                                                      249,546                   227,728
    Food service                                                  1,904,767                 1,978,739
    Housekeeping and laundry                                        471,805                   419,941
    Plant operations and maintenance                              1,107,293                 1,045,030
    General and administrative                                    4,366,894                 3,754,709
    Depreciation                                                  1,851,995                 1,831,002
    Amortization of loan closing and deferred
       financing costs                                              367,119                   330,602
    Interest                                                      2,016,130                 3,811,924
                                                            ----------------         -----------------
Total operating expenses                                         16,384,287                16,908,324
                                                            ----------------         -----------------
Loss from operations                                             (1,569,657 )              (3,084,786 )
Nonoperating income - investment income                                  --                     1,036
                                                            ----------------         -----------------
Net loss                                                       $ (1,569,657 )            $ (3,083,750 )
                                                            ================         =================


See accompanying note

                               Prime Care Two, LLC

                Unaudited Statement of Members' Equity (Deficit)

                                                    Managing                   Holding          Retained
                                        Number      Member's      Number      Company's         Earnings
                                       of Units      Equity      of Units       Equity         (Deficit)           Total
                                       ---------   -----------   ---------   -------------    -------------    ---------------

Balances, December 31, 2001                   1         $ 100          99     $11,746,431     $(43,767,249 )     $(32,020,718 )
Net loss (unaudited)                         --            --          --              --       (1,569,657 )       (1,569,657 )
                                       ---------   -----------   ---------   -------------    -------------    ---------------

Balances, June 30, 2002 (unaudited)           1         $ 100          99     $11,746,431     $(45,336,906 )     $(33,590,375 )
                                       =========   ===========   =========   =============    =============    ===============


See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Cash Flows

                                                                                  Unaudited
                                                                          Six months ended June 30
                                                                         2002                  2001
                                                                    ----------------      ----------------

Operating activities
Net loss                                                                $(1,569,657 )         $(3,083,750 )
Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation                                                          1,851,995             1,831,002
    Amortization                                                            367,119               330,602
    Changes in operating assets and liabilities:
       Accounts receivable                                                 (162,836 )             424,622
       Estimated third-party payor settlements                                   --               (15,312 )
       Prepaid expenses and other assets                                     20,202              (188,808 )
       Accounts payable and accrued expenses                               (857,790 )            (827,808 )
       Accrued interest                                                     517,441             1,433,676
                                                                    ----------------      ----------------
Net cash provided by (used in) operating activities                         166,474               (95,776 )

Investing activities
Acquisition of property and equipment                                       (15,513 )             (94,195 )
Change in assets limited as to use                                               --                30,922
                                                                    ----------------      ----------------
Net cash used in investing activities                                       (15,513 )             (63,273 )

Net increase (decrease) in cash and cash equivalents                        150,961              (159,049 )
Cash and cash equivalents beginning of period                               375,769               783,406
                                                                    ----------------      ----------------
Cash and cash equivalents end of period                                  $  526,730            $  624,357
                                                                    ================      ================

Supplemental cash flows information
Interest paid                                                           $ 1,498,689           $ 2,378,248
                                                                    ================      ================


See accompanying note

                               Prime Care Two, LLC

                      Note to Unaudited Financial Statement


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care Two, LLC 2001 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                               Prime Care Two, LLC

                              Financial Statements

                  Years ended December 31, 2001, 2000 and 1999



                                    Contents

Report of Independent Auditors...........................................................................B-51

Audited Financial Statements

Balance Sheets...........................................................................................B-52
Statements of Operations.................................................................................B-53
Statements of Members' Equity (Deficit)..................................................................B-54
Statements of Cash Flows.................................................................................B-55
Notes to Financial Statements............................................................................B-56


                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
Indianapolis, Indiana

We have audited the balance sheets of Prime Care Two, LLC as of December 31, 2001 and 2000, and the related statements of operations, members' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Care Two, LLC at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Prime Care Two, LLC will continue as a going concern. As more fully described in Note 9, the Company has incurred significant operating losses and has negative members' equity. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.


                                                        /s/ Ernst & Young LLP
                                                            February 22, 2002

                               Prime Care Two, LLC

                                 Balance Sheets

                                                                                   December 31
                                                                           2001                  2000
                                                                      ----------------      ----------------

Assets
Current assets:
    Cash and cash equivalents                                              $  375,769            $  783,406
    Accounts receivable, less allowance for doubtful accounts
       of $180,812 and $140,088 in 2001 and 2000                              426,040               578,223
    Inventory and other assets                                                269,394               304,160
                                                                      ----------------      ----------------
Total current assets                                                        1,071,203             1,665,789

Assets limited as to use                                                       31,024                61,946
Property and equipment, net                                                68,940,378            72,467,696
Other assets:
    Loan closing costs, net of accumulated amortization of
       $1,046,079 and $798,876 in 2001 and 2000                               189,937               437,140
    Deferred financing costs, net of accumulated amortization
       of $1,770,445 and $1,356,445 in 2001 and 2000                          299,555               713,555
                                                                      ----------------      ----------------
Total other assets                                                            489,492             1,150,695
                                                                      ----------------      ----------------
Total assets                                                             $ 70,532,097          $ 75,346,126
                                                                      ================      ================

Liabilities and Members' Equity (Deficit)
Current liabilities:
    Accounts payable and accrued expenses                                 $ 2,890,579           $ 3,239,515
    Accrued interest                                                        3,662,236             2,298,796
    Estimated third-party payor settlements                                        --                15,312
    Note payable                                                           92,000,000            92,000,000
                                                                      ----------------      ----------------
Total current liabilities                                                  98,552,815            97,553,623

Advances from PC2, LLC                                                      4,000,000             4,000,000
                                                                      ----------------      ----------------
Total liabilities                                                         102,552,815           101,553,623

Members' Equity (Deficit)
Managing member                                                                   100                   100
Holding company                                                            11,746,431            11,746,431
Deficit                                                                   (43,767,249 )         (37,954,028 )
                                                                      ----------------      ----------------
Total members' equity (deficit)                                           (32,020,718 )         (26,207,497 )
                                                                      ----------------      ----------------
Total liabilities and members' equity (deficit)                          $ 70,532,097          $ 75,346,126
                                                                      ================      ================



See accompanying notes

                               Prime Care Two, LLC

                            Statements of Operations


                                                                     Years ended December 31
                                                          2001                  2000                  1999
                                                    -----------------     -----------------      ----------------

Operating revenue:
    Net resident service revenue                         $27,888,238           $26,819,493           $23,152,340
    Other operating revenue                                  120,478               140,859                96,765
                                                    -----------------     -----------------      ----------------
Total operating revenue                                   28,008,716            26,960,352            23,249,105


Operating expenses:
    Health care and resident services                      7,496,096             7,126,018             6,246,511
    Activities                                               468,515               509,910               450,154
    Food service                                           3,985,872             4,322,264             4,059,164
    Housekeeping and laundry                                 878,452               903,853               783,735
    Plant operations and maintenance                       2,132,954             2,132,462             1,950,963
    General and administrative                             7,873,272             8,388,079             7,797,319
    Depreciation                                           3,666,576             3,623,736             3,999,939
    Amortization of loan closing and deferred
       financing costs                                       661,203               661,203               661,192
    Interest                                               6,660,033             8,330,625             7,166,499
                                                    -----------------     -----------------      ----------------
Total operating expenses                                  33,822,973            35,998,150            33,115,476
                                                    -----------------     -----------------      ----------------
Loss from operations                                      (5,814,257 )          (9,037,798 )          (9,866,371 )
Nonoperating income - investment income                        1,036                33,477                16,109
                                                    -----------------     -----------------      ----------------
Net loss                                                $ (5,813,221 )        $ (9,004,321 )        $ (9,850,262 )
                                                    =================     =================      ================



See accompanying notes

                               Prime Care Two, LLC

                     Statements of Members' Equity (Deficit)

                                                  Managing                   Holding
                                     Number       Member's      Number      Company's
                                     of Units      Equity      of Units       Equity          Deficit            Total
                                     --------    -----------   ---------   -------------   --------------    --------------

Balances, January 1, 1999                  1          $ 100          99     $13,495,637     $(19,099,445 )     $(5,603,708 )
Distribution to members                   --             --          --      (1,143,070 )             --        (1,143,070 )
Net loss                                  --             --          --              --       (9,850,262 )      (9,850,262 )
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 1999                1            100          99      12,352,567      (28,949,707 )     (16,597,040 )
Distribution to members                   --             --          --        (606,136 )             --          (606,136 )
Net loss                                  --             --          --              --       (9,004,321 )      (9,004,321 )
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2000                1            100          99      11,746,431      (37,954,028 )     (26,207,497 )
Net loss                                  --             --          --              --       (5,813,221 )      (5,813,221 )
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2001                1          $ 100          99     $11,746,431     $(43,767,249 )    $(32,020,718 )
                                     ========    ===========   =========   =============   ==============    ==============



See accompanying notes

                               Prime Care Two, LLC

                            Statements of Cash Flows


                                                                            Years ended December 31
                                                               2001                  2000                  1999
                                                          ----------------      ----------------      ----------------

Operating activities
Net loss                                                      $(5,813,221 )         $(9,004,321 )         $(9,850,262 )
Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation                                                3,666,576             3,623,736             3,999,939
    Amortization                                                  661,203               661,203               661,192
    Bad debt expense                                               92,641               237,132                81,605
    Changes in operating assets and liabilities:
       Accounts receivable                                         59,542               185,638              (419,760 )
       Estimated third-party payor settlements                    (15,312 )             117,261               (85,222 )
       Inventory and other assets                                  34,766                37,622               (24,706 )
       Accounts payable and accrued expenses                     (348,936 )            (210,910 )           1,807,338
       Accrued interest                                         1,363,440             1,620,466                40,876
       Deferred revenue                                                --                    --               (53,397 )
                                                          ----------------      ----------------      ----------------
Net cash used by operating activities                            (299,301 )          (2,732,173 )          (3,842,397 )

Investing activities
Acquisition of property and equipment                            (139,258 )            (380,628 )             (62,783 )
Change in assets limited as to use                                 30,922               647,825               212,164
                                                          ----------------      ----------------      ----------------
Net cash provided by (used in) investing activities              (108,336 )             267,197               149,381

Financing activities
Advances from PC2, LLC                                                 --             2,822,122             3,835,561
Advances from Marriott Senior Living Services                          --                    --             1,177,878
Distributions to members                                               --              (606,136 )          (1,143,070 )
                                                          ----------------      ----------------      ----------------
Net cash provided by financing activities                              --             2,215,986             3,870,369
                                                          ----------------      ----------------      ----------------
Net increase (decrease) in cash and cash equivalents             (407,637 )            (248,990 )             177,353
Cash and cash equivalents beginning of year                       783,406             1,032,396               855,043
                                                          ----------------      ----------------      ----------------
Cash and cash equivalents end of year                          $  375,769            $  783,406           $ 1,032,396
                                                          ================      ================      ================

Supplemental cash flows information
Interest paid                                                 $ 4,794,123           $ 6,659,606           $ 7,147,211
                                                          ================      ================      ================



See accompanying notes

                               Prime Care Two, LLC

                          Notes to Financial Statements

                                December 31, 2001


1. Organization

Prime Care Two, LLC (Company) was organized as a limited liability company in May 1997 under the laws of the State of Indiana and commenced operations during 1997. The Company owns seven senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Raleigh, North Carolina; Brentwood, Tennessee; Stamford, Connecticut; Middletown, New Jersey; Buckhead, Georgia; Naples, Florida; and Winston-Salem, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company is owned 99% by PC2, LLC, a special purpose holding company, and 1% by Prime Care 2 Corp., the managing member. PC2, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

                               Prime Care Two, LLC

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $661,203 for 2001 and 2000 and $661,192 for 1999.

Net Resident Service Revenue, Accounts Receivable and Estimated
Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs accounted for approximately 5% of the Company's resident service revenue for both 2001 and 2000 and 3% for 1999. Medicare and Medicaid receivables accounted for approximately 43% and 23% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                               Prime Care Two, LLC

2.  Significant Accounting Policies (continued)

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

3. Assets Limited As to Use

Assets limited as to use represents cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:

                                                             December 31
                                                         2001         2000
                                                    -------------- ----------
Furniture, fixtures and equipment reserve account
                                                     $ 31,024       $ 61,946
                                                    ============== ==========

The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the Company's holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $233,539 and $2,733,560, respectively, of interest payments are being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay the accrued interest on the debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

                               Prime Care Two, LLC

4. Property and Equipment

The Company's property and equipment are as follows:

                                          December 31
                                   2001              2000
                              -------------------------------------

Land                          $     9,311,040    $    9,311,040
Buildings                          67,600,592        67,600,592
Furnishings and equipment           7,637,758         7,498,500
                              -------------------------------------
                                   84,549,390        84,410,132
Accumulated depreciation          (15,609,012)      (11,942,436)
                              -------------------------------------
                              $    68,940,378    $   72,467,696
                              =====================================

On March 22, 2000 the Company, the Company's holding company, the managing member and Marriott Senior Living Services (MSLS) entered into a restructuring agreement and release. The agreement provided for, among other things, the reduction of the purchase price by $7,400,000 with respect to the properties originally purchased from MSLS related entities in 1997. The $7,400,000 has been reflected as a reduction in the December 31, 2000 property and equipment balances.

5. Note Payable

The note payable consists of the following:
                                                            December 31
                                                       2001            2000
                                                  ----------------------------

Note   payable - Interest   is  payable  monthly
   based  upon  the 30 day  LIBOR  rate +  2.50%
   (4.64% at 12/31/01).  Principal  payments are
   based upon the Company's cash flow with final
   payment due September  12, 2002.  The note is
   collateralized  by  substantially  all of the
   Company's assets, including a first mortgage.  $  92,000,000  $  92,000,000
                                                  ============================

The Company is in default on paying interest on the note payable as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements even though a Notice of Acceleration of the debt has not been received from the lender as of the report date. However, the Company was charged a termination fee of $456,491 in 2001, which has been reflected as additional interest expense in the combined statement of operations. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $7,410,900 and $2,747,000 at December 31, 2001 and 2000, respectively.

                               Prime Care Two, LLC

5.  Note Payable (continued)

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC2, LLC) and a managing member (Prime Care 2 Corp.). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the Class B members of the holding company elect one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. Related Party Transactions

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the Class A member of the Company's holding company and whose members are also shareholders of the Company's managing member. Until Prime Care Properties, LLC is entitled to payments of its administrative fee due under the Administrative Agreement on a current basis, they shall be entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care Properties, LLC for 2001 and 2000 were $57,200.

As part of the acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $9,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $606,136 and $1,143,070 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

                               Prime Care Two, LLC

7.  Related Party Transactions (continued)

The Company's holding company had borrowed $7,400,000 under a Debt Service and Shortfall Advances Loan with MSLS during 1998 and 1999 and subsequently advanced this amount to the Company. As discussed in Note 4, the Company, the Company's holding company, the managing member and MSLS entered into a restructuring agreement and release whereby the borrowings of $7,400,000 outstanding under the existing Debt Service and Shortfall Advances Loan were used to fund the MSLS obligation with respect to the purchase price reduction. In addition, the agreement revised the Debt Service and Shortfall Advances Loan to allow for new borrowings up to $4,000,000. The Company subsequently received advances from the holding company of $4,000,000 from the new Debt Service and Shortfall Advances loan. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company to repay amounts advanced. No payments were made during 2001, 2000 or 1999. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

8. Management Fees

Under the terms of operating agreements for the Facilities, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2022 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through September 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 approximated $1,952,000, $1,862,000 and $1,632,000, respectively, which consist solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

                               Prime Care Two, LLC

9. Going Concern

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is currently not generating positive cash flow from operations. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

10. Subsequent Event (Unaudited)

The owners of the Company have agreed to enter into a Refinancing Agreement with CNL Retirement Properties, Inc. (CNL) to refinance the seven facilities owned by Prime Care Two, LLC. CNL shall provide $61,000,000 to Prime Care Two, LLC to pay off its existing debt of $92,000,000 and $9,000,000 to PC2, LLC to pay off its existing debt of that amount. The refinancing will take the form of a sale-leaseback with a lease term of 35 years. The current lender has approved a discounted payoff of the loans through a letter dated August 8, 2002 and has agreed to accept these amounts as payment in full on those debts, including any accrued interest to date, conditioned upon the transaction being completed by September 30, 2002. In addition, MSLS has agreed to reduce the original purchase price of the seven facilities by $4,000,000, which will result in a reduction of their Advances to PC2, LLC. The reduction will be applied by PC2, LLC to pay off the $4,000,000 that had been advanced to it by MSLS and MSLS will waive any claim for accrued subordinated management fees.

                              Prime Care Eight, LLC

                   Unaudited Consolidated Financial Statements




                                    Contents

Unaudited Consolidated Balance Sheet as of June 30, 2002.................................................B-64

Unaudited Consolidated Statements of Operations for the Six Months Ended
     June 30, 2002 and 2001..............................................................................B-65

Unaudited Consolidated Statement of Members' Equity......................................................B-66

Unaudited Consolidated Statements of Cash Flows for the Six Months Ended
     June 30, 2002 and 2001..............................................................................B-67

Note to Unaudited Consolidated Financial Statements......................................................B-68


                              Prime Care Eight, LLC

                      Unaudited Consolidated Balance Sheet

                                                                                           Unaudited
                                                                                            June 30
                                                                                             2002
                                                                                        ----------------

         Assets
         Current assets:
            Cash and cash equivalents                                                         $  384,038
            Accounts receivable, net                                                             180,557
            Assets limited as to use                                                             544,677
            Prepaid expenses and other current assets                                             29,322
                                                                                        ----------------
         Total current assets                                                                  1,138,594

         Property and equipment, net                                                          25,846,421
         Other assets:
            Loan closing costs, net of accumulated amortization
              of $117,717 at June 30, 2002                                                       201,698
            Deferred financing costs, net of accumulated amortization
              of $165,937 at June 30, 2002                                                       276,563
                                                                                        ----------------
         Total other assets                                                                      478,261
                                                                                        ----------------
         Total assets                                                                       $ 27,463,276
                                                                                        ================

         Liabilities and Members' Equity
         Current liabilities:
            Current portion of long-term debt                                                 $  391,810
            Accounts payable and accrued expenses                                              1,827,249
            Accrued interest                                                                     268,390
            Line of credit                                                                       898,244
                                                                                        ----------------
         Total current liabilities                                                             3,385,693

         Long-term debt                                                                       20,537,516
                                                                                        ----------------
         Total liabilities                                                                    23,923,209

         Members' Equity
         Managing member                                                                             100
         Holding company                                                                       5,192,059
         Deficit                                                                              (1,652,092 )
                                                                                        ----------------
         Total members' equity                                                                 3,540,067
                                                                                        ----------------
         Total liabilities and members' equity                                              $ 27,463,276
                                                                                        ================



See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Operations



                                                                                    Unaudited
                                                                         For the Six Months Ended June 30
                                                                           2002                   2001
                                                                     -----------------      ------------------

Operating revenue
   Net resident service revenue                                            $ 2,893,719             $ 3,048,445
   Other operating revenue                                                     613,142                 584,531
                                                                     -----------------      ------------------
Total operating revenue                                                      3,506,861               3,632,976

Operating expenses:
   Resident services                                                           711,656                 683,289
   Activities                                                                   47,070                  43,379
   Food service                                                                303,167                 308,490
   Housekeeping and laundry                                                     66,157                  68,195
   Plant operations and maintenance                                            251,010                 258,754
   General and administrative                                                1,098,028                 968,249
   Depreciation                                                                520,903                 510,012
   Amortization of loan closing and
      deferred financing costs                                                  38,226                  38,226
   Interest                                                                    881,255                 870,110
                                                                     -----------------      ------------------
Total operating expenses                                                     3,917,472               3,748,704
                                                                     -----------------      ------------------
Loss from operations                                                          (410,611 )              (115,728 )
Nonoperating income - investment income                                          2,151                   9,858
                                                                     -----------------      ------------------
Net loss                                                                   $  (408,460 )           $  (105,870 )
                                                                     =================      ==================



See accompanying note

                              Prime Care Eight, LLC

               Unaudited Consolidated Statement of Members' Equity


                                                    Managing                  Holding
                                       Number        Members'     Number      Company's
                                       of Units       Equity      of Units      Equity        Deficit         Total
                                       ----------  -------------  ---------- ------------- --------------- -------------

Balances, December 31, 2001                    1       $    100          99   $ 5,192,059     $(1,243,632)    $3,948,527
Net loss (Unaudited)                                                                             (408,460)      (408,460 )
                                       ----------  -------------  ---------- ------------- --------------- -------------
Balances, June 30, 2002 (Unaudited)            1       $    100          99   $ 5,192,059     $(1,652,092)    $3,540,067
                                       ==========  =============  ========== ============= =============== =============



See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Cash Flows


                                                                                    Unaudited
                                                                         For the Six Months Ended June 30
                                                                           2002                  2001
                                                                     -----------------     -----------------

Operating activities
Net loss                                                                  $   (408,460 )         $  (105,870 )
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                                520,903               510,012
   Amortization                                                                 38,226                38,226
   Changes in operating assets and liabilities:
     Accounts receivable                                                       (51,686 )             (40,709 )
     Prepaid expenses and other assets                                          49,662                12,741
     Accounts payable and accrued expenses                                     532,957              (554,687 )
     Accrued interest                                                           48,431                23,283
                                                                     -----------------     -----------------
Net cash provided by (used in) operating activities                            730,033              (117,004 )

Investing Activities
Purchase of property and equipment                                            (168,173 )             (11,294 )
Increase in assets limited as to use                                           (39,965 )            (120,915 )
                                                                     -----------------     -----------------
Net cash used in investing activities                                         (208,138 )            (132,209 )

Financing activities
Distribution to members                                                             --              (598,704 )
Proceeds from line of credit                                                        --               299,355
Payments on long-term debt                                                    (186,879 )            (172,876 )
                                                                     -----------------     -----------------
Net cash used in financing activities                                         (186,879 )            (472,225 )
                                                                     -----------------     -----------------
Net increase (decrease) in cash and cash equivalents                           335,016              (721,438 )
Cash and cash equivalents beginning of period                                   49,022             1,342,505
                                                                     -----------------     -----------------
Cash and cash equivalents end of period                                    $   384,038           $   621,067
                                                                     =================     =================

Supplemental cash flows information
Interest paid                                                              $   832,824           $   846,827
                                                                     =================     =================



See accompanying notes

                              Prime Care Eight, LLC

               Note to Unaudited Consolidated Financial Statements


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care Eight, LLC 2001 Consolidated Financial Statements and should be read in conjunction with the Notes to Consolidated Financial Statements which appear in that report.

The statements for the six months ended June 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                              Prime Care Eight, LLC

                        Consolidated Financial Statements

                  Years ended December 31, 2001, 2000 and 1999




                                    Contents

Report of Independent Auditors...........................................................................B-70

Audited Financial Statements

Consolidated Balance Sheets..............................................................................B-71
Consolidated Statements of Operations....................................................................B-72
Consolidated Statements of Members' Equity...............................................................B-73
Consolidated Statements of Cash Flows....................................................................B-74
Notes to Consolidated Financial Statements...............................................................B-75


                         Report of Independent Auditors

Board of Managers
Prime Care Eight, LLC
Indianapolis, Indiana

We have audited the consolidated balance sheets of Prime Care Eight, LLC as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prime Care Eight, LLC at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                                       /s/ Ernst & Young LLP
                                                               March 1, 2002

                              Prime Care Eight, LLC

                           Consolidated Balance Sheets

                                                                                       December 31
                                                                                2001                   2000
                                                                          ----------------      -----------------

Assets
Current assets:
   Cash and cash equivalents                                                     $   49,022            $ 1,342,505
   Accounts receivable, net                                                         128,871                146,365
   Assets limited as to use                                                         504,712                442,525
   Prepaid expenses and other current assets                                         78,984                 35,974
                                                                           ----------------      -----------------
Total current assets                                                                761,589              1,967,369

Property and equipment, net                                                      26,199,151             27,162,027
Other assets:
   Loan closing costs, net of accumulated amortization
     of $101,615 and $69,413 in 2001 and 2000                                       217,800                250,002
   Deferred financing costs, net of accumulated amortization
     of $143,813 and $99,563 in 2001 and 2000                                       298,687                342,937
                                                                           ----------------      -----------------
Total other assets                                                                  516,487                592,939
                                                                           ----------------      -----------------
Total assets                                                                   $ 27,477,227           $ 29,722,335
                                                                           ================      =================

Liabilities and Members' Equity
Current liabilities:
   Current portion of long-term debt                                              $ 376,652             $  347,998
   Accounts payable and accrued expenses                                          1,294,292              2,109,692
   Accrued interest                                                                 219,959                157,794
   Line of credit                                                                   898,244                499,105
                                                                           ----------------      -----------------
Total current liabilities                                                         2,789,147              3,114,589

Long-term debt                                                                   20,739,553             21,116,205
                                                                           ----------------      -----------------
Total liabilities                                                                23,528,700             24,230,794

Members' Equity
Managing member                                                                         100                    100
Holding company                                                                   5,192,059              6,269,900
Deficit                                                                          (1,243,632)              (778,459)
                                                                           ----------------      -----------------
Total members' equity                                                             3,948,527              5,491,541
                                                                           ----------------      -----------------
Total liabilities and members' equity                                          $ 27,477,227           $ 29,722,335
                                                                           ================      =================



See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Operations


                                                                            Years ended December 31,
                                                                 2001                    2000                 1999
                                                           -----------------       -----------------      --------------

Operating Revenue:
   Net resident service revenue                                 $  6,090,827            $  5,851,814         $ 6,153,780
   Other operating revenue                                         1,180,350               1,129,802             909,343
                                                           -----------------       -----------------      --------------
Total operating revenue                                            7,271,177               6,981,616           7,063,123

Operating Expenses:
   Health care and resident services                               1,432,618               1,442,486           1,354,266
   Activities                                                        102,422                  91,090              79,203
   Food service                                                      616,359                 603,746             584,988
   Housekeeping and laundry                                          143,168                 128,491             126,162
   Plant operations and maintenance                                  511,177                 468,365             445,159
   General and administrative                                      2,091,340               1,992,242           1,900,890
   Depreciation                                                    1,023,156               1,014,721             999,104
   Amortization of loan closing and
      deferred financing costs                                        76,452                  76,452              74,062
   Interest                                                        1,753,576               1,733,457           1,739,988
                                                           -----------------       -----------------      --------------
Total operating expenses                                           7,750,268               7,551,050           7,303,822
                                                           -----------------       -----------------      --------------
Loss from operations                                                (479,091 )              (569,434 )          (240,699 )
Nonoperating income - investment income                               13,918                  30,829              25,485
                                                           -----------------       -----------------      --------------
Net loss                                                        $   (465,173 )          $   (538,605 )        $ (215,214 )
                                                           =================       =================      ==============



See accompanying notes

                              Prime Care Eight, LLC

                   Consolidated Statements of Members' Equity


                                              Managing                      Holding
                                Number of     Members'      Number of      Company's
                                  Units        Equity         Units          Equity          Deficit          Total
                               ------------ -------------- ------------  --------------   --------------   ------------

Balances, January 1, 1999                1       $    100           99      $ 8,779,285      $  (24,640 )   $8,754,745
Distributions to members                --             --           --       (1,161,760)             --     (1,161,760 )
Net loss                                --             --           --               --        (215,214 )     (215,214 )
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 1999              1            100           99        7,617,525        (239,854 )    7,377,771
Distributions to members                --             --           --       (1,347,625)             --     (1,347,625 )
Net loss                                --             --           --               --        (538,605 )     (538,605 )
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 2000              1            100           99        6,269,900        (778,459 )    5,491,541
Distributions to members                --             --           --       (1,077,841)             --     (1,077,841 )
Net loss                                --             --           --               --        (465,173 )     (465,173 )
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 2001              1       $    100           99      $ 5,192,059     $(1,243,632 )   $3,948,527
                               ============ ============== ============  ==============   ==============   ============



See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Cash Flows


                                                                           Years ended December 31
                                                                 2001                 2000                1999
                                                           -----------------    -----------------    ---------------

Operating activities
Net loss                                                        $   (465,173 )       $   (538,605 )        $(215,214 )
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                    1,023,156            1,014,721            999,104
   Amortization                                                       76,452               76,452             74,062
   Changes in operating assets and liabilities:
     Accounts receivable                                              17,494               27,985            (98,145 )
     Prepaid expenses and other current assets                       (43,010 )             79,933            (63,823 )
     Accounts payable and accrued expenses                          (815,400 )          1,524,694            487,941
     Accrued interest                                                 62,165              157,794           (148,864 )
                                                           -----------------    -----------------    ---------------
Net cash provided by (used in) operating activities                 (144,316 )          2,342,974          1,035,061

Investing activities
Purchase of property and equipment                                   (60,280 )            (69,541 )          (44,070 )
Increase in assets limited as to use                                 (62,187 )           (278,727 )          188,374
                                                           -----------------    -----------------    ---------------
Net cash provided by (used in) investing activities                 (122,467 )           (348,268 )          144,304

Financing activities
Distributions to members                                          (1,077,841 )         (1,347,625 )       (1,161,760 )
Proceeds from line of credit                                         399,139              499,105                 --
Payments on long-term debt                                          (347,998 )           (293,796 )         (320,507 )
Payment of loan closing and deferred financing fees                       --                   --            (23,462 )
                                                           -----------------    -----------------    ---------------
Net cash used in financing activities                             (1,026,700 )         (1,142,316 )       (1,505,729 )
                                                           -----------------    -----------------    ---------------
Net increase (decrease) in cash and cash equivalents              (1,293,483 )            852,390           (326,364 )
Cash and cash equivalents beginning of year                        1,342,505              490,115            816,479
                                                           -----------------    -----------------    ---------------
Cash and cash equivalents end of year                            $    49,022         $  1,342,505         $  490,115
                                                           =================    =================    ===============

Supplemental cash flows information
Interest paid                                                   $  1,691,411         $  1,575,663        $ 1,888,852
                                                           =================    =================    ===============



See accompanying notes

                              Prime Care Eight, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2001


1. Organization

Prime Care Eight, LLC (Company) was organized as a limited liability company in 1998 under the laws of the State of Indiana and commenced operations in September 1998 when it purchased two senior-living residential facilities. The Company wholly owns two Maryland limited liability companies, Annapolis Assisted Living, LLC and Pikesville Assisted Living, LLC, the title holders of the facilities. The two senior-living residential facilities (Facilities) are known as Sunrise Assisted Living of Annapolis located in Annapolis, Maryland and Sunrise Assisted Living of Pikesville located in Pikesville, Maryland. The Facilities offer assisted living care for the elderly. The Facilities are managed by Sunrise Assisted Living Management, Inc. (Operator).

The consolidated financial statements include the accounts of Prime Care Eight, LLC and its two wholly owned limited liability companies. Intercompany accounts and transactions have been eliminated in consolidation.

The Company is owned 99% by PC8, LLC, a special purpose holding company, and 1% by Prime Care 8 Corp., the managing member. PC8, LLC is owned 100% by Prime Care Properties, LLC.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under an agreement with the lender. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statements of operations.

                              Prime Care Eight, LLC

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment                             7 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $76,452 for the years ended December 31, 2001 and 2000 and $74,062 for the year ended December 31, 1999.

Net Resident Service Revenue and Accounts Receivable

Net resident service revenue is reported at net realizable amounts from residents for services rendered. The residents of the Facilities pay their residency fees on a month-to-month basis.

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

3. Assets Limited As to Use

Assets limited as to use represent cash funds held by a collateral agent in accordance with the note payable, as follows:

                                           December 31
                                        2001         2000
                                     ----------- -------------

Tax and insurance reserve account    $ 173,718     $ 142,240
Replacement reserve account             61,223        30,514
Debt service reserve account           269,771       269,771
                                     ----------- -------------
                                     $ 504,712     $ 442,525
                                     =========== =============

                              Prime Care Eight, LLC

4. Property and Equipment

The Company's property and equipment are as follows:

                                             December 31
                                        2001          2000
                                 ------------------------------

Land                             $ 1,854,603       $ 1,854,603
Buildings                         26,735,892        26,735,892
Furnishings and equipment            896,064           835,784
                                 ------------------------------
                                  29,486,559        29,426,279
Accumulated depreciation          (3,287,408)       (2,264,252)
                                 ------------------------------
                                 $ 26,199,151      $ 27,162,027
                                 ==============================

5. Long-Term Debt

Long-term debt consists of the following:

                                                           December 31
                                                       2001         2000
                                                  ----------------------------

Note  payable -  Interest   at  7.83%.  Interest
   and  principal  payments  due  monthly  until
   maturity  on  October  1,  2008.  The note is
   collateralized  by  substantially  all of the
   Company's assets, including a first mortgage.  $ 21,116,205  $ 21,464,203
Less current portion                                  (376,652)     (347,998)
                                                  ----------------------------
                                                  $ 20,739,553  $ 21,116,205
                                                  ============================

Future maturities of long-term debt at December 31, 2001 are as follows:

     2002                      $    376,652
     2003                           407,665
     2004                           436,554
     2005                           477,179
     2006                           516,470
     Thereafter                  18,901,685
                            -----------------
                                $21,116,205
                            =================

                              Prime Care Eight, LLC

5. Long-Term Debt (continued)

The Company entered into a cash management agreement in connection with its note payable which requires the Company to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The cash management agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

The Operator shall provide a credit facility to the Company, on a revolving basis, of up to $3,000,000 to be utilized by the Company to provide the Facilities with working capital, which it may require to fund any operating deficits. However, the subordination agreement between the lender for the holding company debt and the Operator further limits the credit facility to be used only for debt service on the holding company debt. The amounts available to the Company under the credit facility are reduced quarterly over the five-year term of the credit facility, if certain financial conditions are met. These conditions to reduce the amount available to the Company under the credit facility were not met during 2001, 2000 or 1999. There was $898,244 and $499,105 outstanding under the credit facility at December 31, 2001 and 2000, respectively. Outstanding amounts accrue interest at LIBOR plus 3.5% (average rate of 7.72% and 10.20% during 2001 and 2000, respectively). There was $77,583 and $13,072 in interest accrued on the credit facility at December 31, 2001 and 2000, respectively. There were no amounts borrowed during 1999.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC8, LLC) and a managing member (Prime Care 8 Corp.). The day-to-day management of the Company's business is exclusively vested in three managing directors elected by the managing member.

Under the terms of the Company's Operating Agreement (Operating Agreement), certain actions, as defined therein, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

                              Prime Care Eight, LLC

7. Related Party Transactions

Under the terms of the Operating Agreement, the Company pays a monthly administrative fee to Prime Care Properties, LLC, a limited liability company whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC is the sole member of the Company's holding company. Total administrative fees paid to Prime Care Properties, LLC for the years ended December 31, 2001, 2000 and 1999 were $71,340, $69,632 and $71,243, respectively.

In connection with the acquisition of the Facilities, the Company's special purpose holding company (the Holding Company) obtained financing from the Company's primary creditor. The Company is not obligated for the repayment of that financing, and none of its assets are subject to any security interest on that debt. The Holding Company then made a $9,165,000 contribution to the Company's capital. This capital contribution was used by the Company to fund a portion of its purchase of the Facilities. During the year ended December 31, 2001, 2000 and 1999, the Company made distributions to the Holding Company in the amount of $997,841, $1,097,625 and $1,161,760, respectively. These distributions were used by the Holding Company to pay its debt service on its financing. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the Holding Company in order for it to fund its debt service. The Holding Company debt was due in 2001 and the Holding Company is working on different options to pay off or refinance the debt.

The Company has $110,009 and $207,333 included with accounts payable and accrued expenses in the accompanying consolidated financial statements at December 31, 2001 and 2000, respectively, relating to resident billings from when the Company was owned by Sunrise Assisted Living (Sunrise). This amount is expected to be settled in favor of the Company.

                              Prime Care Eight, LLC

8. Management Fees

Sunrise Assisted Living Management, Inc. manages the Facilities on behalf of the Company. The initial term of the operating agreement expires on September 30, 2013. The agreement may be renewed for three additional successive periods of five years each. The Facilities pay the Operator an operating fee and an incentive fee. The operating fee is based on 6% of the total operating revenue of the combined Facilities. The operating fee is payable monthly and one-half of the fee is subordinate to payments of principal and interest on the note payable. The subordinated management fee payable was $319,470 and $106,775 at December 31, 2001 2000, respectively, and is included with accounts payable and accrued expenses in the accompanying consolidated financial statements. The incentive fee is equal to 25% of the excess cash flows of the Facilities. The incentive fee shall only be paid annually, after audit, on the excess cash flow from the preceding year. Total operating fees for the years ended December 31, 2001, 2000 and 1999 were $428,909, $418,762 and $424,265, respectively. There were no incentive fees payable for the years ended December 31, 2001 and 2000.

9. Subsequent Event (Unaudited)

Prime Care Eight, LLC and its affiliates have agreed, in principle, to enter into a Refinancing Agreement with CNL Retirement Properties, Inc. (CNL) with respect to the two facilities owned by Prime Care Eight, LLC. Under the plan, CNL would provide $2,000,000 to an affiliate to repurchase the existing subordinated debt of PC8, LLC. If consummated, the refinancing, including the $2,000,000 advanced by CNL will take the form of a sale-leaseback of the two facilities with a lease term of 35 years. As the legal title-holder, CNL would assume the existing first mortgage debt of Prime Care Eight, LLC. The Company and CNL are currently negotiating with the existing lender to accept a discounted amount as payment in full for the PC8, LLC debt, including any accrued interest to date. In addition, the Company and CNL has discussed with Sunrise the reduction of the original purchase price of the facilities with the proceeds being used by Prime Care Eight, LLC to pay in full the amounts outstanding on its line of credit with Sunrise. They have also discussed with Sunrise its waiver of any claim for accrued subordinated management fees. There can be no assurance that this transaction will occur or will be under the same terms contemplated above.

                                   ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                       ----------------------------------
                       THE SUBSCRIPTION AGREEMENT IN THIS
                       ADDENDUM   UPDATES  AND   REPLACES
                       APPENDIX   D   TO   THE   ATTACHED
                       PROSPECTUS,  DATED  MAY 14,  2002.
                       ----------------------------------

Subscription Agreement                                          LOGO
CNL RETIREMENT PROPERTIES, INC.

1.___________INVESTMENT________________________________________________________

This is an (check one):  |_| Initial   |_|Additional Investment |_| Check this box if you are purchasing these Shares through
                             Investment   in this offering           a Registered Investment Adviser.

Make Investment Check Payable to:  SouthTrust Bank

    _______________________________         $___________________________
       Number of Shares - minimum           Dollar Amount of Investment
    250 (or 100 for an IRA or KEOGH)              ($10.00 per Share)

2.___________FORM OF OWNERSHIP_________________________________________________

    (Select only one)
    |_|IRA                                            |_| INDIVIDUAL
    |_|SEP/IRA                                        |_| JOINT  TENANTS  WITH RIGHT OF  SURVIVORSHIP  (all parties must sign)
    |_|KEOGH (H.R. 10)                                |_| HUSBAND AND WIFE AS COMMUNITY PROPERTY
    |_|PENSION OR PROFIT SHARING PLAN                     (two signatures required)
       |_|TAXABLE    |_| TAX EXEMPT                   |_| A MARRIED  PERSON  SEPARATE  PROPERTY (only one signature required)
    |_|TRUST (include title and signature pages)      |_| TENANTS IN COMMON
       |_|TAXABLE    |_| TAX EXEMPT                   |_| CUSTODIAN FOR_____________________________________________________
    |_|CHARITABLE REMAINDER TRUST                         Under the|_|  UGMA of the State of________________________________
    |_|NON-PROFIT ORGANIZATION                                     |_|  UTMA of the State of________________________________
                                                      |_| CORPORATION  OR  PARTNERSHIP   (Corporate  Resolution  or Partnership
                                                          Agreement must be enclosed)

3.___________INVESTOR INFORMATION______________________________________________

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA, include both investor and custodian Taxpayer ID Number.

_________________________________________  ____________________________________
Name                                       Investor Social Security Number

_________________________________________  ____________________________________
                                           Taxpayer ID Number

_________________________________________  ____________________________________
Address                                    Custodian Phone Number

_________________________________________  ____________________________________
City/State/Zip Code                        Custodian Account Number

_________________________________________  ____________________________________
Daytime Telephone Number                   Investor E-mail Address

|_|Check this box if you are a U.S. citizen       |_|Check this box if you are a U.S. citizen residing outside the U.S.
|_|Check this box if you are a foreign citizen    |_|Check this box if you are subject to backup withholding

4.___________DISTRIBUTIONS_____________________________________________________

Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than indicated in Section 3. Choose Option a or b. IRA accounts may not direct distributions without the custodian's approval.
a. |_|  DISTRIBUTION  REINVESTMENT  PLAN  (see Prospectus for more details)
b. |_|  DIRECT DEPOSIT Please include a voided check.  (Non-Custodian  Investors
        Only) I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution__________________________________________________________

Address________________________________________________________________________

City/State/Zip Code____________________________________________________________

Account Type (check one):  |_|  Checking   |_|  Savings

Account Number___________________  Bank ABA Routing Number_____________________

5.___________SUBSCRIBER SIGNATURES_____________________________________________


TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX BELOW HAS BEEN CHECKED IN SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus ________ Initials _________ Initials

(b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000; or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."
                                   ________ Initials _________ Initials


X__________________________ ___________  X____________________________ ________
 Signature of Investor      Date          Signature of Joint Investor  Date

6.___________BROKER INFORMATION________________________________________________

The Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's residence.

Broker/Dealer Name_____________________________________________________________

Financial Advisor Name_________________________________________________________

Advisor Mailing Address________________________________________________________

City/State/Zip Code____________________________________________________________

Advisor Number_______________________________ Telephone Number_________________

E-mail Address_______________________________ Fax Number_______________________


|_| Telephonic Subscription   |_| Deferred Commission Option (Please refer to
                                  the Prospectus for details.)

|_| Registered Investment Advisor (RIA): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.



    The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
    (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and
    (v) have  reasonable  grounds to believe  that the  purchase  of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X___________________________ __________  X______________________________ ______
 Financial Advisor Signature Date         Branch Manager Signature       Date
                                          (If required by Broker/Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.


      Return to: CNL Investor Relations PO Box 1033 Orlando, FL 32802-1033
                   Overnight Delivery: CNL Investor Relations
                   450 South Orange Avenue Orlando, FL 32801
                 For questions, contact CNL Investor Relations:
         tel (407) 650-1000 toll-free (866) 650-0650 fax (407) 650-1231


-------------------------------------------------------------------------------
    For Office Use Only***

    Sub.# _______________ Admit Date _____________ Amount _____________________

    Check # _____________ Region _________________ W/S _____________  Rev. 9/02

-------------------------------------------------------------------------------

                                   ADDENDUM TO
                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

            -------------------------------------------------------

             THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX E TO THE ATTACHED PROSPECTUS, DATED MAY 14, 2002.

            -------------------------------------------------------

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                   OF PROPERTIES ACQUIRED FROM MARCH 23, 2002
                            THROUGH SEPTEMBER 3, 2002
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from March 23, 2002 through September 3, 2002 and the Properties for which the Company had entered into initial commitments to acquire as of September 3, 2002. The statement presents unaudited estimated taxable operating results for each Property as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes. For information relating to Properties acquired prior to March 23, 2002, see Appendix E to the Prospectus dated May 14, 2002.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                Brighton Gardens         Brighton Gardens               MapleRidge                 MapleRidge
                                  by Marriott               by Marriott                by Marriott                by Marriott
                                 Camarillo (8)              Towson (8)                 Clayton (8)               Dartmouth (8)
                                ------------------    ------------------------    -----------------------    ---------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                $1,306,131                 $1,015,122                    $579,616                   $674,467

Earned Income (1)                        --                         --                          --                         --

FF&E Reserve Income (2)              48,803                     24,090                      14,070                     36,707

Asset Management Fees (3)           (86,089  )                 (66,553 )                   (37,349  )                 (43,694 )

Interest Expense (4)               (343,437  )                (291,488 )                  (148,998  )                (174,308 )

General and Administrative
    Expenses (5)                   (104,490  )                 (81,210 )                   (46,369  )                 (53,957 )
                                ------------           ----------------             ---------------           ----------------

Estimated Cash Available from
    Operations                      820,918                    599,961                     360,970                    439,215

Depreciation and Amortization
    Expense (6) (7)                (577,055  )                (473,048 )                  (255,536  )                (294,943 )
                                ------------           ----------------             ---------------           ----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                $ 243,863                  $ 126,913                    $105,434                   $144,272
                                ============           ================             ===============           ================


                                                           See Footnotes






                                MapleRidge        Brighton Gardens    Brighton Gardens    Brighton Gardens      Brighton Gardens
                                by Marriott          by Marriott         by Marriott         by Marriott           by Marriott
                               Elk Grove (8)        Brentwood (9)        Atlanta (9)        Charlotte (9)        Chevy Chase (9)
                              ----------------- -------------------  ------------------  ------------------    --------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                  $575,983            $     --             $     --           $     --            $       --

Earned Income (1)                        --             666,728              803,727            337,931             2,027,585

FF&E Reserve Income (2)              16,974                  --                   --                 --                    --

Asset Management Fees (3)           (37,089 )           (38,099  )           (45,927  )         (19,310  )           (115,862 )

Interest Expense (4)               (147,961 )                --                   --                 --                    --

General and Administrative
    Expenses (5)                    (46,079 )           (53,338  )           (64,298  )         (27,034  )           (162,207 )
                              --------------      --------------      ---------------    ---------------        --------------

Estimated Cash Available from
    Operations                      361,828             575,291              693,502            291,587             1,749,516

Depreciation and Amortization
    Expense (6) (7)                (254,739 )                --                   --                 --                    --
                              --------------      --------------      ---------------    ---------------        --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                 $107,089            $575,291             $693,502           $291,587            $1,749,516
                              ==============      ==============      ===============    ===============        ==============


                                           See Footnotes






                                 Brighton Gardens      Brighton Gardens        Brighton Gardens          Brighton Gardens
                                   by Marriott           by Marriott              by Marriott               by Marriott
                                  Middletown (9)       Mountainside (9)           Naples (9)                Raleigh (9)
                               ------------------- ----------------------   ----------------------  ------------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                   $       --            $       --                  $     --              $       --

Earned Income (1)                    1,205,591             1,306,057                   840,260               1,013,792

FF&E Reserve Income (2)                     --                    --                        --                      --

Asset Management Fees (2)              (68,891  )            (74,632 )                 (48,015 )               (57,931  )

Interest Expense (3)                        --                    --                        --                      --

General and Administrative
    Expenses (4)                       (96,447  )           (104,485 )                 (67,221 )               (81,103  )
                               ----------------       ---------------        ------------------         ---------------

Estimated Cash Available from
    Operations                       1,040,253             1,126,940                   725,024                 874,758

Depreciation and Amortization
    Expense (5) (6)                         --                    --                        --                      --
                               ----------------       ---------------        ------------------         ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                  $1,040,253            $1,126,940                 $ 725,024              $  874,758
                               ================       ===============        ==================         ===============

                                            See Footnotes





                                     Brighton Gardens          Brighton Gardens            Brighton Gardens
                                        by Marriott               by Marriott                 by Marriott             Sunrise of
                                       Stamford (9)               Venice (9)               Winston-Salem (9)        Annapolis (9)
                               ------------------------  --------------------------- --------------------------  ------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                         $       --                     $     --                   $     --           $       --

Earned Income (1)                          1,424,789                      684,995                    739,794            1,312,500

FF&E Reserve Income (2)                           --                           --                         --                   --

Asset Management Fees (2)                    (81,417 )                    (39,143  )                 (42,274 )            (75,000  )

Interest Expense (3)                              --                           --                         --             (780,357  )

General and Administrative
    Expenses (4)                            (113,983 )                    (54,800  )                 (59,184 )           (105,000  )
                                   ------------------          -------------------        -------------------    -----------------

Estimated Cash Available from
    Operations                             1,229,389                      591,052                    638,336              352,143

Depreciation and Amortization
    Expense (5) (6)                               --                           --                         --               (5,743  )
                                   ------------------          -------------------        -------------------    -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                        $1,229,389                     $591,052                   $638,336           $  346,400
                                   ==================          ===================        ===================    =================


                                                See Footnotes







                                                                               Brooksby Village                   .
                                                                               Continuing Care
                                                 Sunrise of                      Retirement
                                                 Pikesville (9)                 Community (10)                 Total
                                            ---------------------------    ------------------------    -------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                 $       --                     $2,250,000                 $ 6,401,319

Earned Income (1)                                  1,060,500                             --                  13,424,249

FF&E Reserve Income (2)                                   --                             --                     140,644

Asset Management Fees (2)                            (60,600  )                     (90,000 )                (1,127,875  )

Interest Expense (3)                                (630,529  )                          --                  (2,517,078  )

General and Administrative
    Expenses (4                                      (84,840  )                    (180,000 )                (1,586,045  )
                                                -------------               ----------------             ---------------

Estimated Cash Available from
    Operations                                       284,531                      1,980,000                  14,735,214

Depreciation and Amortization
    Expense (5) (6)                                   (4,640  )                          --                  (1,865,704  )
                                                -------------               ----------------             ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                $  279,891                     $1,980,000                 $12,869,510
                                                =============               ================             ===============

                                                           See Footnotes

FOOTNOTES:

(1) Rental income on operating leases and earned income on direct financing leases does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross receipts for the first lease year and has been estimated based on historical gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) The Company has obtained Permanent Financing of $23,520,000 related to the purchase of the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties with an interest rate based on the commercial paper rate plus 186 basis points. In addition, the Company is expected to assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties. The principal amount of the loan is $20,600,000 with an interest rate of 7.83% per annum. The mortgage note matures in 2008.

(5) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT.

(6) The federal tax basis of the depreciable portion of each Property accounted for as an operating lease and the number of years the assets have been depreciated on the straight-line method are as follows:

                                                                Furniture and
                                   Buildings                      Fixtures
                                 (27.5 years)                   (5-15 years)
                                 ---------------             -----------------

         Camarillo Property       $ 16,771,260                     $ 538,843
         Towson Property            14,278,625                       353,325
         Clayton Property            7,604,284                       207,875
         Dartmouth Property          8,966,866                       204,250
         Elk Grove Property          7,531,033                       216,522

(7)      Loan  costs   totalling   $797,900  have  been   amortized   under  the
         straight-line method over the term of the loan.

(8) These Properties are owned by a consolidated joint venture in which the Company owns a 76.75% interest. For purposes of this table, the balances presented represent the 76.75% interest owned by the Company. Aggregate rental income totalling $4,151,319 from these Properties, representing the Company's interest, is included in the pro forma rental income adjustment from operating leases of $15,470,581 shown on the unaudited pro forma consolidated statement of earnings for the year ended December 31, 2001.

(9) The lessee of the Brentwood, Atlanta, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice, Winston-Salem, Annapolis and Pikesville is the same unaffiliated lessee.

(10)     The lease for this Property is a land lease only.

Prospectus
CNL RETIREMENT PROPERTIES, INC.
45,000,000 Shares of Common Stock

Minimum Purchase -- 250 Shares ($2,500)                             LOGO
100 Shares ($1,000) for IRAs and Keogh and Pension Plans
Minimum purchase may be higher in certain states


                       -----------------------------------


         Of the 45,000,000 shares of common stock that we have registered, we are offering 40,000,000 shares to investors who meet our suitability standards and up to 5,000,000 shares to stockholders who become participants in our reinvestment plan.

         We are qualified and operated for federal income tax purposes as a real estate investment trust.


                      -----------------------------------


         An investment in our shares involves significant risks. See "Risk Factors" beginning on page 11 for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including:

o We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than $400,000,000. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.
o We will rely on CNL Retirement Corp. with respect to all investment decisions. CNL Retirement Corp. and its affiliates have limited previous experience in investing in retirement properties, which could adversely affect our business.
o Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.
o There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.
o We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.
o We may, without the approval of a majority of our independent directors, incur debt totalling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.
o If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.
o We expect to pay substantial fees to some of our affiliates and estimate that approximately 9% of the proceeds from the sale of shares will be paid in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to purchase properties and make mortgage loans as a result of such payments. Of the proceeds from the sale of shares, we will use approximately 84% to acquire properties and to make mortgage loans.




                                                                       Total
                                                        Per Share     Maximum
                                                       ---------- -------------
  Public Offering Price..........................        $10.00    $450,000,000
  Selling Commissions............................        $ 0.75    $ 33,750,000
  Proceeds to the Company........................        $ 9.25    $416,250,000


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.



                              CNL SECURITIES CORP.
                                  May 14, 2002

o The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.
o This offering will end no later than May 14, 2003, unless we elect to extend it to a date no later than May 14, 2004 in states that permit us to make this extension.

         No one is authorized to make any statements about the offering different from those that appear in this Prospectus. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this Prospectus. You should also be aware that the description of the Company contained in this Prospectus was accurate on March 22, 2002 but may no longer be accurate. We will amend or supplement this Prospectus, however, if there is a material change in the affairs of the Company.


         No one may make forecasts or predictions in connection with this offering concerning the future performance of an investment in the shares.

                                TABLE OF CONTENTS

TABLE OF CONTENTS..................................................................................................ii
Questions and Answers About CNL Retirement
     Properties, Inc.'s Public Offering.............................................................................1
PROSPECTUS SUMMARY..................................................................................................5
     CNL Retirement Properties, Inc.................................................................................5
     Our Business...................................................................................................5
     Risk Factors...................................................................................................5
     Our REIT Status................................................................................................7
     Our Management and Conflicts of Interest.......................................................................7
     Our Affiliates.................................................................................................8
     Our Investment Objectives......................................................................................8
     Management Compensation........................................................................................8
     The Offering..................................................................................................10
RISK FACTORS.......................................................................................................11
     Offering-Related Risks........................................................................................11
         We may receive insufficient offering proceeds.............................................................11
         This is an unspecified property offering..................................................................11
              You cannot evaluate properties that we have
                  not yet acquired or identified for acquisition...................................................11
              We cannot assure you that we will obtain suitable investments........................................11
              The managing dealer has not made an independent review of
                  the Company or the Prospectus....................................................................11
              There is no limitation on the number of properties of a
                  particular facility type which we may acquire....................................................11
              You will have no opportunity to evaluate procedures for
                  resolving conflicts of interest..................................................................11
              You cannot evaluate secured equipment leases in which we
                  have not yet entered or that we have not yet identified..........................................12
         There may be delays in investing the proceeds of this offering............................................12
         The sale of shares by stockholders could be difficult.....................................................12
     Company-Related Risks.........................................................................................12
         We have limited operating history.........................................................................12
         Our management has limited experience with investments in
              retirement properties................................................................................12
         We are dependent on the advisor...........................................................................12
         We will be subject to conflicts of interest...............................................................13
              We will experience competition for properties........................................................13
              There will be competing demands on our officers and directors........................................13
              The timing of sales and acquisitions may favor the advisor...........................................13
              Our properties may be developed by affiliates........................................................13
              We may invest with affiliates of the advisor.........................................................13
              There is no separate counsel for the Company, our affiliates and investors....................................................................................13

     Real Estate and Other Investment Risks........................................................................13
         Possible lack of diversification increases the risk of investment.........................................13
         Inability to satisfy or extend debt obligations by the operator of a majority of our properties may adversely affect our results of operations............................13
         We may rely on credit enhancements to our leases for minimum rent payments................................14

         We do not have control over market and business conditions................................................14
         Adverse trends in the health care and seniors' housing industry may impact our properties............................................................................14
         Retirement Facilities.....................................................................................14
              Some of our tenants and borrowers must attract senior citizens with ability to pay..............................................................................14
              Failure to comply with government regulations could negatively affect our tenants and borrowers.................................................................14
              Our properties may not be readily adaptable to other uses............................................15
              Our tenants and borrowers may rely on government reimbursement.......................................15

              Cost control and other health care reform measures may reduce reimbursements to our tenants and borrowers......................................................15
              Certificate of Need Laws may impose investment barriers for us.......................................15
         We will not control the management of our properties......................................................16
         We may not control the joint ventures in which we enter...................................................16
         Joint venture partners may have different interests than we have..........................................16
         It may be difficult for us to exit a joint venture after an impasse.......................................16
         We may not have control over properties under construction................................................16
         We will have no economic interest in ground lease properties..............................................17
         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks..............................................................17
         It may be difficult to re-lease our properties............................................................17
         We cannot control the sale of some properties.............................................................17
         The liquidation of our assets may be delayed..............................................................17
         Risks of Mortgage Lending.................................................................................17
              Our mortgage loans may be impacted by unfavorable
                  real estate market conditions....................................................................17
              Our mortgage loans will be subject to interest rate fluctuations.....................................17
              Delays in liquidating defaulted mortgage loans
                  could reduce our investment returns..............................................................18
              Returns on our mortgage loans may be limited by regulations..........................................18
         Risks of Secured Equipment Leasing........................................................................18
              Our collateral may be inadequate to secure leases....................................................18
              Returns on our secured equipment leases may be
                  limited by regulations...........................................................................18
         Our properties may be subject to environmental liabilities................................................18
     Financing Risks...............................................................................................19
         We have obtained long-term financing and may require additional financing in the future...................19

         Anticipated borrowing createsrisks........................................................................19
         We can borrow money to make distributions.................................................................19
     Miscellaneous Risks...........................................................................................19
         Our properties may be unable to compete successfully......................................................19
         Inflation could adversely affect our investment returns...................................................19
         We may not have adequate insurance........................................................................20
         Possible effect of ERISA..................................................................................20
         Our governing documents may discourage takeovers..........................................................20
         Our stockholders are subject to ownership limits..........................................................20
         Majority stockholder vote may discourage changes of control...............................................20
         Investors in our Company may experience dilution..........................................................20
         The Board of Directors can take many actions without
              stockholder approval.................................................................................20
         We will rely on the advisor and Board of Directors to
              manage the Company...................................................................................21
         Our officers and directors have limited liability.........................................................21
     Tax Risks.....................................................................................................21
         We will be subject to increased taxation if we fail to
              qualify as a REIT for federal income tax purposes....................................................21
         Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties..................................................21
         Excessive non-real estate asset values may jeopardize our
              REIT status..........................................................................................22
         We may have to borrow funds or sell assets to meet our
              distribution requirements............................................................................22
         Ownership limits may discourage a change in control.......................................................22
         We may be subject to other tax liabilities................................................................22
         Changes in tax laws may prevent us from qualifying as a REIT..............................................22
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE.........................................................................22
     Suitability Standards.........................................................................................22
     How to Subscribe..............................................................................................24



ESTIMATED USE OF PROCEEDS..........................................................................................24
MANAGEMENT COMPENSATION............................................................................................25
CONFLICTS OF INTEREST..............................................................................................31
     Prior and Future Programs.....................................................................................32
     Competition to Acquire Properties and Invest in
         Mortgage Loans............................................................................................32
     Sales of Properties...........................................................................................33
     Joint Investment With An Affiliated Program...................................................................33
     Competition for Management Time...............................................................................33
     Compensation of the Advisor...................................................................................33
     Relationship with Managing Dealer.............................................................................34
     Legal Representation..........................................................................................34
     Certain Conflict Resolution Procedures........................................................................34
SUMMARY OF REINVESTMENT PLAN.......................................................................................36
     General ......................................................................................................36
     Investment of Distributions...................................................................................37
     Participant Accounts, Fees and Allocation of Shares...........................................................37
     Reports to Participants.......................................................................................38
     Election to Participate or Terminate Participation............................................................38
     Federal Income Tax Considerations.............................................................................38
     Amendments and Termination....................................................................................39
REDEMPTION OF SHARES...............................................................................................39
BUSINESS...........................................................................................................40
     General.......................................................................................................40
     Investment of Offering Proceeds...............................................................................43
     Property Acquisitions.........................................................................................46
     Pending Investments...........................................................................................50
     Site Selection and Acquisition of Properties..................................................................53
     Standards for Investment in Properties........................................................................56
     Description of Properties.....................................................................................57
     Description of Property Leases................................................................................58
     Joint Venture Arrangements....................................................................................61
     Mortgage Loans................................................................................................63
     Management Services...........................................................................................64
     Borrowing.....................................................................................................64
     Sale of Properties, Mortgage Loans and Secured
         Equipment Leases..........................................................................................65
     Competition...................................................................................................66
     Regulation of Mortgage Loans and Secured
         Equipment Leases..........................................................................................66
SELECTED FINANCIAL DATA............................................................................................67
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................................................................68
     Introduction..................................................................................................68
     Liquidity and Capital Resources...............................................................................69
     Results of Operations.........................................................................................73
MANAGEMENT.........................................................................................................75
     General.......................................................................................................75
     Fiduciary Responsibility of the Board of Directors............................................................76
     Directors and Executive Officers..............................................................................77
     Independent Directors.........................................................................................80
     Committees of the Board of Directors..........................................................................80
     Compensation of Directors and Executive Officers..............................................................80
     Management Compensation.......................................................................................80
THE ADVISOR AND THE ADVISORY AGREEMENT.............................................................................80
     The Advisor...................................................................................................80
     The Advisory Agreement........................................................................................81
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................................83
PRIOR PERFORMANCE INFORMATION......................................................................................85


INVESTMENT OBJECTIVES AND POLICIES.................................................................................91
     General.......................................................................................................91
     Certain Investment Limitations................................................................................92
DISTRIBUTION POLICY................................................................................................94
     General.......................................................................................................94
     Distributions.................................................................................................94
SUMMARY OF THE ARTICLES OF INCORPORATION
   AND BYLAWS......................................................................................................96
     General.......................................................................................................96
     Description of Capital Stock..................................................................................96
     Board of Directors............................................................................................97
     Stockholder Meetings..........................................................................................97
     Advance Notice for Stockholder Nominations for Directors
         and Proposals of New Business.............................................................................98
     Amendments to the Articles of Incorporation...................................................................98
     Mergers, Combinations and Sale of Assets......................................................................98
     Control Share Acquisitions....................................................................................99
     Termination of the Company and REIT Status....................................................................99
     Restriction of Ownership......................................................................................99
     Responsibility of Directors..................................................................................100
     Limitation of Liability and Indemnification..................................................................100
     Removal of Directors.........................................................................................101
     Inspection of Books and Records..............................................................................101
     Restrictions on "Roll-Up" Transactions.......................................................................102
FEDERAL INCOME TAX CONSIDERATIONS.................................................................................103
     Introduction.................................................................................................103
     Taxation of the Company......................................................................................103
     Taxation of Stockholders.....................................................................................108
     State and Local Taxes........................................................................................111
     Characterization of Property Leases..........................................................................111
     Characterization of Secured Equipment Leases.................................................................112
     Investment in Joint Ventures.................................................................................112
REPORTS TO STOCKHOLDERS...........................................................................................113
THE OFFERING......................................................................................................114
     General......................................................................................................114
     Plan of Distribution.........................................................................................114
     Subscription Procedures......................................................................................117
     Escrow Arrangements..........................................................................................119
     ERISA Considerations.........................................................................................119
     Determination of Offering Price..............................................................................120
SUPPLEMENTAL SALES MATERIAL.......................................................................................120
LEGAL OPINIONS....................................................................................................121
EXPERTS...........................................................................................................121
ADDITIONAL INFORMATION............................................................................................121
DEFINITIONS.......................................................................................................121


Form of Reinvestment Plan..............................................................................Appendix A
Financial Information..................................................................................Appendix B
Prior Performance Tables...............................................................................Appendix C
Subscription Agreement.................................................................................Appendix D
Statement of Estimated Taxable Operating Results
     Before Dividends Paid Deduction...................................................................Appendix E


                           Questions and Answers About
                CNL Retirement Properties, Inc.'s Public Offering

Q:     What is CNL Retirement Properties, Inc.?

A: The Company is a real estate investment trust, or a REIT, that was formed in 1997 to acquire properties and lease them on a long-term, triple-net basis. The properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. In addition, the Company may provide mortgage financing loans and secured equipment leases to operators.

       As of March 22, 2002, the Company had invested in six retirement properties, a Brighton Gardens(R) by Marriott(R), in Orland Park, Illinois, the Broadway Plaza at Pecan Park, in Arlington, Texas , the Homewood Residence of Boca Raton, in Boca Raton, Florida, the Holley Court Terrace, in Oak Park, Illinois, the Homewood Residence of Coconut Creek, in Coconut Creek, Florida and the Heritage Club at Greenwood Village, in Greenwood Village, Colorado. In addition, as of March 22, 2002, the Company had commitments to acquire five additional properties. As of December 31, 2001, the Company had total assets of approximately $64,400,000.

Q:     What is a REIT?

A:     In general, a REIT is a company that:

       o combines the capital of many investors to acquire or provide financing for real estate,
       o  offers  benefits  of  a  diversified   portfolio  under   professional
          management,
       o typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and
       o must pay distributions to investors of at least 90% of its taxable income.

Q:     What kind of offering is this?

A: We are offering up to 40,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 5,000,000 shares of common stock to investors who want to participate in our reinvestment plan.

Q:     How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Appendix D, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Bank. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:     How long will the offering last?

A: This offering will not last beyond May 14, 2003, unless we decide to extend the offering until not later than May 14, 2004, in any state that allows us to extend the offering.

Q:     Who can buy shares?

A: Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this Prospectus.

Q:     Is there any minimum required investment?

A: Yes. Generally, individuals must initially invest at least $2,500 and IRA, Keogh or other qualified plans must initially invest at least $1,000. Thereafter, you may purchase additional shares in $10 increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this Prospectus.

Q:     After I subscribe for shares, can I change my mind and withdraw my money?

A: Once you have subscribed for shares and we have deposited the subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:     If I buy shares in the offering, how can I sell them?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

       We plan to list the shares on a national securities exchange or over-the-counter market within seven years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

       Beginning one year after you receive your shares, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you received your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

       If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:     What will you do with the proceeds from this offering?

A: We plan to use approximately 84% of the proceeds to purchase additional properties and to make mortgage loans, approximately 9% to pay fees and expenses to affiliates for their services and as reimbursement of offering and acquisition-related expenses, and the remaining proceeds to pay other expenses of this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share.

       Until we invest the proceeds in real estate assets, we will invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.

       Assuming 40,000,000 shares are sold in this offering, we expect to have an additional $335 million of net offering proceeds available for investment in properties and mortgage loans and in excess of $500 million in total assets.

Q:     What types of properties will you invest in?

A: We intend to purchase primarily assisted living facilities, medical office buildings and walk-in clinics. In addition, we may purchase congregate living facilities, skilled nursing facilities, continuing care retirement communities and life care communities.

Q:     What are the terms of your leases?

A: The leases we expect to enter into are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple-net" means that the tenant, not the Company, is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. Under our leases, the tenant must pay us minimum base rent on a monthly basis. In addition, our leases generally will provide for automatic fixed increases in the base rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease.

Q:     How well have your investments done so far?

A: As of March 22, 2002, we have purchased six retirement properties, all of which are leased to operators on a long-term, triple-net basis. =

Q:     What is the experience of the Company's officers and directors?

A: Our management team has extensive previous experience investing in real estate on a triple-net basis. In addition, our Chief Operating Officer has extensive previous experience investing in retirement properties. Our directors are listed below:

       o James M. Seneff, Jr. -- Founder, Chairman and Chief Executive Officer of CNL Holdings, Inc. and its subsidiaries with more than 25 years of real estate experience. CNL and the entities it has established have more than $5 billion in assets, representing interests in approximately
         1,900 properties and approximately 1,200 mortgage loans in 49 states.
       o Robert A. Bourne-- President and Treasurer of CNL Financial Group, Inc.
         with  over 20 years  of real  estate  experience  involving  net  lease financing.
       o David W. Dunbar -- Founder, Chairman and Chief Executive Officer of Peoples Bank, with over 15 years of experience in the health care industry.

       o James W. Duncan, Jr.-- Former co-Chairman and President of PersonaCare, Inc., a company that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states.

       o Dr. Edward A. Moses -- Bank of America professor of finance and former dean of the Roy E. Crummer Graduate School of Business at Rollins College with over 25 years academic and business consulting experience.

Q:     How will you choose which investments to make?

A: We have hired CNL Retirement Corp. as our advisor. The advisor has the authority, subject to the approval of our directors, to make all of the Company's investment decisions.

Q:     Is the advisor independent of the Company?

A: No. Some of our directors and all of our officers are directors and officers of the advisor. The conflicts of interest the Company and the advisor face are discussed under the heading "Conflicts of Interest" later in this Prospectus.

Q:     If I buy shares, will I receive distributions and, if so, how often?

A: Historically, we have paid cash distributions every quarter since our operations commenced.

       We intend to continue to make quarterly cash distributions to our stockholders. The Board of Directors determines the amount of distributions. The amount typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:     Are distributions I receive taxable?

A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:     When will I get my tax information?

A:     Your Form 1099 tax information will be mailed by January 31 of each year.

Q: Do you have a reinvestment plan where I can reinvest my distributions in additional shares?

A: Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of this Prospectus entitled "Summary of Reinvestment Plan."


                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should
                   contact your registered representative or:

                              CNL Sales Department
                              Post Office Box 4920
                           Orlando, Florida 32802-4920
                                 (800) 522-3863
                                 (407) 650-1000

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.

                         CNL RETIREMENT PROPERTIES, INC.

         CNL Retirement Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a real estate investment trust, or a REIT. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of CNL Retirement Partners, LP. Properties acquired are expected to be held by CNL Retirement Partners, LP or wholly owned subsidiaries of CNL Retirement Partners, LP and, as a result, owned by the Company through such entities. CNL Retirement - GP/Holding Corp. was formed in June 2001 to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP and CNL Retirement - GP/Holding Corp. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS

         Our Company acquires properties located across the United States which it leases to operators on a long-term, "triple-net" basis. This means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. The properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. We expect to structure the leases to provide for payment of base annual rent with periodic increases over the terms of the leases. We may also offer mortgage financing, and, to a lesser extent, furniture, fixtures and equipment financing through secured equipment leases as loans or direct financing leases, to operators. You can read the section of this Prospectus under the caption "Business" for a description of the properties we currently own, our pending investments, the types of properties that may be selected by our advisor, CNL Retirement Corp., the property selection and acquisition processes and the nature of the mortgage loans and secured equipment leases.

         We have borrowed and will continue to borrow money to acquire properties, make mortgage loans, enter into secured equipment leases and pay certain fees and intend to encumber properties in connection with the borrowing. We plan to obtain one or more revolving lines of credit in an aggregate amount up to $45,000,000, which the Board of Directors may increase in its discretion. On April 20, 2000, we entered into an initial $25,000,000 revolving line of credit to be used by the Company to acquire or construct properties. We may repay the line of credit with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. On February 11, 2002, we assumed approximately $13,000,000 of permanent financing relating to the acquisition of one property. The Board of Directors anticipates that we will obtain additional permanent financing and that the aggregate amount of that financing will not exceed 30% of our total assets. The line of credit and permanent financing are the only sources of funds for making secured equipment leases.

         Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2008, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2008, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.

RISK FACTORS

         An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 11. You should read and understand all of the risk factors before making your decision to invest.

o As of March 22, 2002, we owned six properties and had a commitment to acquire five additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o We will have reduced diversification of our investments if we raise less than $400,000,000 from the sale of shares. Reduced diversification will increase the potential adverse effect on us from an underperforming tenant or an underperforming facility type. As of March 22, 2002, we have raised approximately $120,300,000 in total proceeds from our initial offering and the 2000 offering.

o We rely on the advisor which, together with the Board of Directors, has responsibility for the management of our Company and our investments. Not all of the officers and directors of the advisor and the Company have extensive experience, and the advisor and our affiliates have limited previous experience, with acquiring and leasing retirement properties, which could adversely affect our business.

o The advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

o The Board of Directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute stockholders' equity interests and the ability to change the compensation of the advisor and to employ and compensate affiliates. The Board of Directors can take such actions solely on its own authority and without stockholder approval.

o We may make investments that will not appreciate in value over time, such as building only properties, with the land owned by a third-party, and mortgage loans.

o If you must sell your shares, you will not be able to sell them quickly because it is not anticipated that there will be a public market for the shares in the near term, and there can be no assurance that listing will occur.

o In the future, if we do not obtain additional permanent financing, we may not be able to acquire as many properties or make as many mortgage loans or secured equipment leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

o In addition to general market and economic conditions, we are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants, to the extent that they are not dependent upon government reimbursements, may be dependent on their success in attracting senior citizens with sufficient independent means to pay for the tenants' services.

o We cannot predict the amount of revenues we will receive from tenants and borrowers.

o We may, without the approval of a majority of the independent directors, incur debt totalling up to 300% of the value of our net assets, as defined in the glossary, including debt to make distributions to stockholders in order to maintain our status as a REIT. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial.

o In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

o If our tenants or borrowers default, we will have less income with which to make distributions.

o The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the amendment of the Company's governing documents. A majority of the stockholders present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

o Restrictions on ownership of more than 9.8% of the shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

o We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, and reduce the amount of funds available for paying distributions to you as a stockholder.

o We expect to pay substantial fees to affiliates and estimate that approximately 9% of the proceeds from the sale of shares will be paid in fees and expenses to affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. The amount of proceeds that will be available to purchase properties and to make mortgage loans will be decreased as a result of such payments.

OUR REIT STATUS

         We made an election to be taxed as a REIT beginning our taxable year ending December 31, 1999. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

         We have retained the advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

         All of the executive officers and directors of the advisor also are officers or directors of the Company. The advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease of a property and each mortgage loan; (iii) locating and identifying potential lessees and formulating, evaluating and negotiating the terms of each secured equipment lease; and (iv) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the advisor's actions relating to the Company are subject to approval by the Board of Directors. The advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

         You can read the sections of this Prospectus under the captions "Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the advisor, as well as for a description of the services the advisor will provide.

         Some of our officers and directors, who are also officers or directors of the advisor, may experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the advisor, (v) compensation to the advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and that neither the Company nor the stockholders will have separate counsel. The "Conflicts of Interest" section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the advisor in the past, including 18 public limited partnerships and two unlisted public REITs. As of December 31, 2001, these entities, which invest in properties that are leased on a "triple-net" basis, but do not invest in retirement properties, had purchased, directly or indirectly, approximately 1,700 fast-food, family-style, and casual-dining restaurant properties and 43 hotel properties. Based on an analysis of the operating results of the 90 real estate limited partnerships and two unlisted public REITs in which our principals have served, individually or with others, as general partners or officers and directors, we believe that each of these entities has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix C -- Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

         Our Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

         o     making distributions.

         o obtaining fixed income through the receipt of base rent and payments on mortgage loans and secured equipment leases, and to increase our income (and distributions) and provide protection against inflation through automatic increases in base rent or increases in the base rent based on increases in consumer price indices over the terms of the leases.

         o     remaining qualified as a REIT for federal income tax purposes.

         o providing you with liquidity for your investment within seven years after commencement of this offering, either through (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur within seven years after commencement of the offering, selling our assets and distributing the proceeds.

         You can read the sections of this Prospectus under the captions "Business -- General," "Business -- Investment of Offering Proceeds," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Property Leases" and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the advisor, CNL Securities Corp., which is the managing dealer for this offering, and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description.

         Offering Stage.

                  Selling Commissions , Marketing Support Fee and Due Diligence Expense Reimbursements. The Company will pay the managing dealer selling commissions of 7.5% (a maximum of $30,000,000 if 40,000,000 shares are sold) and a marketing support fee of 0.5% (a maximum of $2,000,000 if 40,000,000 shares are sold). The managing dealer in turn may pass along selling commissions of up to 7% on shares sold, and all or a portion of the marketing support fee, to soliciting dealers who are not affiliates of the Company. The Company will also reimburse bona fide due diligence expenses of the managing dealer and soliciting dealers that are not affiliates of the Company, in an amount up to 0.125% on shares sold (up to $500,000 if 40,000,000 shares are sold).

         Acquisition Stage.

                  Acquisition Fees. The Company will pay the advisor a fee equal to 4.5% of the total proceeds of this offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing ($18,000,000 if 40,000,000 shares are sold and up to an additional $5,400,000 if permanent financing equals $120,000,000) for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. Amounts used to finance secured equipment leases will not be used to calculate acquisition fees.

         Operational Stage.

                  Asset Management Fee. The Company will pay the advisor a monthly asset management fee of one-twelfth of 0.60% of an amount equal to the total amount invested in the properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.


                  Secured Equipment Lease Servicing Fee. The Company will pay the advisor a one-time secured equipment lease servicing fee of 2% of the purchase price of the equipment that is the subject of a secured equipment lease for negotiating secured equipment leases and supervising the secured equipment lease program.

         Operational or Liquidation Stage.

         We will not pay the following fees until we have paid distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

                  Deferred, Subordinated Real Estate Disposition Fee. The Company may pay the advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption "The Advisor and the Advisory Agreement -- The Advisory Agreement" if you want more information about real estate disposition fees that we may pay to the advisor.

                  Deferred, Subordinated Share of Net Sales Proceeds from the Sale of Assets. The Company will pay to the advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.

         The Company's obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. The Company may reimburse the advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations. In addition, the Company may pay the advisor and its affiliates a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market occurs.

THE OFFERING

Offering Size...............................     o   Maximum-- $450,000,000
                                                 o   $400,000,000 of common
                                                     stock to be offered to
                                                     investors meeting certain
                                                     suitability standards and
                                                     up to $50,000,000 of common
                                                     stock available to
                                                     investors who purchased
                                                     their shares in this
                                                     offering or one of the
                                                     prior offerings and who
                                                     choose to participate in
                                                     our reinvestment plan.

Minimum Investments.........................     o   Individuals--      $2,500--
                                                     Additional  shares  may  be
                                                     purchased   in  ten  dollar
                                                     increments.
                                                 o   IRA, Keogh and other
                                                     qualified plans -- $1,000
                                                     -- Additional shares may be
                                                     purchased in ten dollar
                                                     increments.

                                                     (Note: The amounts apply to
                                                     most  potential  investors,
                                                     but minimum investments may
                                                     vary  from  state to state.
                                                     Please  see "The  Offering"
                                                     section,  which  begins  on
                                                     page 120).

Suitability Standards.......................     o   Net  worth  (not  including
                                                     home,    furnishings    and
                                                     personal automobiles) of at
                                                     least  $45,000  and  annual
                                                     gross  income  of at  least
                                                     $45,000; or
                                                 o   Net worth (not including
                                                     home, furnishings and
                                                     personal automobiles) of at
                                                     least $150,000.

                                                     (Note:          Suitability
                                                     standards   may  vary  from
                                                     state to state.  Please see
                                                     the "Suitability  Standards
                                                     and   How   to   Subscribe"
                                                     section,  which  begins  on
                                                     page 23).

Duration and Listing........................     Anticipated  to be within seven
                                                 years from the  commencement of
                                                 this  offering.  If the  shares
                                                 are   listed   on  a   national
                                                 securities      exchange     or
                                                 over-the-counter   market,  our
                                                 Company will become a perpetual
                                                 life  entity,  and we will then
                                                 reinvest proceeds from the sale
                                                 of assets.

Distribution Policy.........................     Consistent  with our  objective
                                                 of  qualifying  as a  REIT,  we
                                                 expect  to   continue   to  pay
                                                 quarterly   distributions   and
                                                 distribute  at least 90% of our
                                                 REIT taxable income.

Our Advisor.................................     CNL   Retirement   Corp.   will
                                                 administer    the    day-to-day
                                                 operations  of our  Company and
                                                 select   our   Company's   real
                                                 estate  investments,   mortgage
                                                 loans  and  secured   equipment
                                                 leases.

Estimated Use of Proceeds...................     o   Approximately    84%--   To
                                                     acquire properties and make
                                                     mortgage loans

                                                 o   Approximately 9% -- To pay
                                                     fees and expenses to
                                                     affiliates for their
                                                     services and as
                                                     reimbursement of offering
                                                     and acquisition-related
                                                     expenses

                                                 o   7%--  To  pay   for   other
                                                     expenses of the offering

Our Reinvestment Plan.......................     We have adopted a  reinvestment
                                                 plan   which  will  allow  some
                                                 stockholders  to have  the full
                                                 amount  of their  distributions
                                                 reinvested in additional shares
                                                 that may be available.  We have
                                                 registered  5,000,000 shares of
                                                 our   common   stock  for  this
                                                 purpose.  See the  "Summary  of
                                                 Reinvestment   Plan"   and  the
                                                 "Federal       Income       Tax
                                                 Considerations--   Taxation  of
                                                 Stockholders"  sections and the
                                                 Form   of   Reinvestment   Plan
                                                 accompanying this Prospectus as
                                                 Appendix  A for  more  specific
                                                 information      about      the
                                                 reinvestment plan.

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this Prospectus before making your investment decision.

         We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

         We may receive insufficient offering proceeds. We are making this offering on a best efforts basis and there can be no assurance that we will sell the maximum number of shares. In an offering made on a best efforts basis, there is no guarantee that any specific amount of money will be raised in the offering. Our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise.

         This is an unspecified property offering.

                  You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating particular properties and the operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. As of the date of this Prospectus, we have acquired six retirement properties and have entered into a commitment to acquire an interest in five additional properties. The acquisition of the five properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. You can read the sections of this Prospectus under the captions "Business-- Property Acquisitions" and "Business-- Pending Investments" for a description of these properties. Accordingly, this is an unspecified property offering, and as a prospective investor, you have no information to assist you in evaluating the merits of any additional properties to be purchased or developed by the Company. In addition, the Board of Directors may approve future equity offerings or obtain additional financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the sections of this Prospectus under the captions "Business-- General," "Business-- Investment of Offering Proceeds," and "Business-- Standards for Investment in Properties" if you want more information about the types of properties in which we plan to invest and our criteria for evaluating properties.

                  We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

                  The managing dealer has not made an independent review of the Company or the Prospectus. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

                  There is no limitation on the number of properties of a particular facility type which we may acquire. There is no limit on the number of properties of a particular facility type which we may acquire, and we are not obligated to invest in more than one type of facility. The Board of Directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, facility type or operator diversification.

                  You will have no opportunity to evaluate procedures for resolving conflicts of interest. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more of the CNL Holdings, Inc. programs. We have adopted guidelines to minimize such conflicts which you can review in the section of this Prospectus captioned "Conflicts of Interest-- Competition to Acquire Properties and Invest in Mortgage Loans." You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved.

                  You cannot evaluate secured equipment leases in which we have not yet entered or that we have not yet identified. We have not yet made any arrangements to enter into a secured equipment lease. Therefore, you will not have any information with which to evaluate any individual secured equipment lease or the secured equipment lease program in general. We cannot assure you that we will be successful in choosing suitable operators who will fulfill their obligations under secured equipment leases or that we will be able to negotiate secured equipment leases on favorable terms.

         There may be delays in investing the proceeds of this offering. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the advisor in prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

         We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds pro rata to the persons who are stockholders of the Company at that time.

         The sale of shares by stockholders could be difficult. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

         We have limited operating history. As of the date of this Prospectus, we have acquired six retirement properties and prior to July 13, 1999, the date our operations commenced, had no previous performance history. As a result, you cannot be sure how the Company will be operated, whether it will pursue the objectives described in this Prospectus or how it will perform financially.

         Our management has limited experience with investments in retirement properties. None of the prior programs organized by our affiliates has invested in retirement properties. While certain of our directors and officers have experience in investing in retirement properties, the lack of experience of the majority of our management team and the advisor and its affiliates in purchasing, leasing and selling retirement properties may adversely affect our results of operations.

         We are dependent on the advisor. The advisor, with approval from the Board of Directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the advisor, with or without cause, but only subject to payment and release of the advisor from all guarantees and other obligations incurred as advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the advisor will achieve our objectives or that the Board of Directors will be able to act quickly to remove the advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         We will be subject to conflicts of interest.

         We will be subject to conflicts of interest arising out of our relationships with the advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

                  We will experience competition for properties. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the advisor to us may be subject to conflicts of interest. We cannot be sure that the advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

                  There will be competing demands on our officers and directors. Our directors and some of our officers, and the directors and some of the officers of the advisor have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

                  The timing of sales and acquisitions may favor the advisor. The advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our Board of Directors must approve any investments and sales, but the advisor's recommendation to the Board may be influenced by the impact of the transaction on the advisor's compensation. The agreements between us and the advisor were not the result of arm's-length negotiations. As a result, the advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

                  Our properties may be developed by affiliates. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

                  We may invest with affiliates of the advisor. We may invest in joint ventures with another program sponsored by the advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.

                  There is no separate counsel for the Company, our affiliates and investors. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.


REAL ESTATE AND OTHER INVESTMENT RISKS

         Possible lack of diversification increases the risk of investment. Based generally on the amount invested or committed for investment in the 11 properties that the Company had either acquired or committed to acquire as of March 22, 2002, and on the estimated purchase price of each property ranging from $1,000,000 to $30,000,000, and assuming an average purchase price of $15,000,000 per property, based on our present expectation of the prices of properties in which we will most likely invest and that gross proceeds of $400,000,000 are raised, we could acquire or finance approximately 33 properties with the proceeds of the prior offerings and this offering. Depending on the purchase price of each property, we may not be able to achieve diversification by tenant, facility type or geographic location. Lack of diversification increases the potential adverse effect on us of a single underperforming tenant, an underperforming facility type or a depressed geographic region.

         Inability to satisfy or extend debt obligations by the operator of a majority of our properties may adversely affect our results of operations. As of April 1, 2002, American Retirement Corporation, which we refer to as "ARC," was the parent company of the tenants to five of our six properties. ARC also operates the properties and is obligated to fund certain shortfall reserves relating to the properties. According to its December 31, 2001 audited financial statements, ARC has significant debt obligations that mature in 2002, as well as a net working capital deficit as a result of such maturities, and significant lease obligations, and its current cah balances and internally developed cash are not sufficient to satisfy its scheduled debt maturities in 2002. ARC is currently in discussions with its lenders concerning a plan to extend and refinance certain of its debt obligations. If ARC is unable to successfully implement such a plan, it may have difficulty meeting its obligations to continue to fund shortfall reserves and its ability to continue to operate the properties may be impaired. In such an event, we would have to obtain a new operator for the properties and our results of operations could be affected if we are unable to do so within a brief time period. In addition, under such circumstances we would not expect ARC to fund additional shortfall reserves, which could affect our results of operations if these properties are unable to generate sufficient cash flow from operations to make rent payments, the tenants do not otherwise have sufficient resources to make rent payments, and existing shortfall reserves and security deposits made by tenants are insufficient. As we acquire additional properties, including the properties we describe as probable acquisitions, that will be leased to different operators, the effect on our results of operations caused by any failure by ARC to continue to meet its obligations should substantially diminish. As of April 1, 2002, ARC had met all of its obligations relating to the five properties.

         We may rely on credit enhancements to our leases for minimum rent payments. Our leases generally have credit enhancement provisions, such as guarantees or shortfall reserves provided by a third party tenant or operator. These credit enhancement provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. These provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. In the event that a credit enhancement has expired or the maximum limit has been reached, or in the event that a provider of a credit enhancement is unable to meet its obligations, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make the rent payments.

         We do not have control over market and business conditions. Changes in general or local economic or market conditions, increased costs of energy, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of an operator to fulfill its obligations, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing government regulations, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, we might not have cash available to make distributions to our stockholders.

         Adverse trends in the health care and seniors' housing industry may impact our properties. The success of our properties will depend largely on the property operators' ability to adapt to dominant trends in the health care and seniors' housing industry, including greater competitive pressures, increased consolidation, industry overbuilding, increased regulation and reform, changing demographics, availability of labor, price levels and general economic conditions. The "Business-- General" section includes a description of the size and nature of the health care and seniors' housing industry and current trends in this industry. If operators of our properties are unable to adapt to dominant trends in the health care and seniors' housing industry, our income and funds available for distribution could be adversely impacted.

         Retirement Facilities.

                  Some of our tenants and borrowers must attract senior citizens with ability to pay. Some of the properties which we intend to own or finance, in particular, assisted living and independent living facilities, depend on their ability to attract senior citizens with the ability to pay for the services they receive. While a portion of the fees payable by residents of retirement facilities may be reimbursed by government and private payors, many are substantially dependent on the ability of the residents and their families to pay directly. In addition, some payors, such as Medicare, limit the number of days for which payment will be made in some settings, such as skilled nursing facilities, and all payors limit the types of services for which payment will be made and/or the amount paid for each particular service. Inflation or other circumstances could affect the ability of residents to continue to pay for the services they receive. Although we do not anticipate that base lease and mortgage loan payments will be linked to the fees or rates received by the operators, certain leases and mortgage loans may provide that we will receive a percentage of the fees or rates charged by the operator to residents. If residents of retirement facilities are unable to pay fees owed to the facilities' operators, the operators could be adversely affected and may be unable to make base lease and loan payments. This could have a material adverse impact on the amount of lease and loan payments we receive in excess of base amounts.

                  Failure to comply with government regulations could negatively affect our tenants and borrowers. The health care industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. The failure of any tenant or borrower to comply with such laws, requirements and regulations could affect a tenant's or borrower's ability to operate the retirement facilities that we own or finance. Health care operators are subject to federal and state laws and regulations that govern financial and other arrangements between health care providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. They also require compliance with a variety of safety, health and other requirements relating to the design and conditions of the licensed facility and quality of care provided. These regulations may also enable the regulatory agency to place liens on the property which may be senior to our secured position. Possible sanctions for violation of these laws and regulations include loss of licensure or certification, the imposition of civil monetary and criminal penalties, and potential exclusion from the Medicare and Medicaid programs.

         Because this area of the law currently is subject to intense scrutiny, additional laws and regulations may be enacted or adopted that could require changes in the design of the properties and certain operations of our tenants and borrowers. For example, a tenant's loss of licensure or Medicare/Medicaid certification could result in our having to obtain another tenant for the affected property. In addition, a tenant may be required to make significant modifications to the property and may not have the financial ability to do so. We cannot assure you that we could contract with another tenant on a timely basis or on acceptable terms. Our failure to do so could have an adverse effect on our financial condition or results of operations.

                  Our properties may not be readily adaptable to other uses. We anticipate that some of the properties in which we will invest may be special purpose properties that could not be readily converted into general residential, retail or office use. Transfers of operations of retirement facilities often are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Therefore, if the operation of any of our properties becomes unprofitable for its operator due to competition, age of improvements or other factors such that the tenant becomes unable to meet its obligations under the lease, the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. The receipt of liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of the property. Should any of these events occur, our income and funds available for distribution could be reduced.

                  Our tenants and borrowers may rely on government reimbursement. Our tenants and borrowers, particularly those operating skilled nursing facilities, may derive a significant portion of their revenues from governmentally funded programs, such as Medicaid and Medicare. Although, we do not anticipate that lease and mortgage loan payments will be linked to the level of government reimbursement received by the operators, to the extent that changes in government funding programs adversely affect the operators or the revenues received by those operators, such changes could adversely affect the ability of the operators to make lease and loan payments to us and/or the amount of such payments if and to the extent they are based on gross revenues. Failure of the tenants and borrowers to make their lease and loan payments, and/or reductions in such payments, would have a direct and material adverse effect on our operations.

         Medicaid, which is a medical assistance program for persons with few assets and minimal income operated by individual states with the financial participation of the federal government, provides a significant source of revenue for skilled nursing facilities. The method of reimbursement under Medicaid varies from state to state, but is typically based on per diem or per diagnosis rates. The Medicaid program is subject to change and is affected by state and federal budget shortfalls and funding restrictions which may materially decrease rates of payment or delay payment. We cannot assure you that Medicaid payments will remain constant or be sufficient to cover costs allocable to Medicaid patients. While Medicare, the federal health program for the aged and some chronically disabled individuals, is not anticipated to be a major source of revenue for the types of retirement facilities in which we expect to invest or make mortgage loans, we have reserved the right to invest in or make mortgage loans to other types of retirement facilities that are substantially dependent on Medicare funding. Like the Medicaid program, the Medicare program is highly regulated and subject to frequent and substantial changes, many of which may result in reduced levels of payment for a substantial portion of health care services. In addition to pressures from providers of government reimbursement, we may experience pressures from private payors attempting to control health care costs, and reimbursement from private payors eventually may decrease to levels approaching those of government payors.

                  Cost control and other health care reform measures may reduce reimbursements to our tenants and borrowers. The health care industry is facing various challenges, including increased government and private payor pressure on health care providers to control costs and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. We believe that government and private efforts to contain and reduce health care costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for services provided by some of our tenants and borrowers. We cannot predict whether governmental reforms will be adopted and, if adopted, whether the implementation of these reforms will have a material adverse effect on our financial condition or results of operations.

                  Certificate of Need Laws may impose investment barriers for us. Some states regulate the supply of some types of retirement facilities, such as skilled nursing facilities, through Certificate of Need Laws. A Certificate of Need typically is a written statement issued by a state regulatory agency evidencing a community's need for a new, converted, expanded or otherwise significantly modified retirement facility or service which is regulated pursuant to the state's statutes. These restrictions may create barriers to entry or expansion and may limit the availability of properties for our acquisition or development. In addition, we may invest in properties which cannot be replaced if they become obsolete unless such replacement is approved or exempt under a Certificate of Need Law.


         We will not control the management of our properties. Our tenants will be responsible for maintenance and other day-to-day management of the properties. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants that we do not control to operate the properties successfully. We intend to enter into leasing agreements only with tenants having substantial prior experience in the operation of retirement facilities or medical office buildings and walk-in clinics. While our previous property acquisitions and the five properties identified as probable acquisitions as of March 22, 2002 meet that criterion, there can be no assurance that we will be able to make such arrangements on other transactions. If our tenants are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.

         We may not control the joint ventures in which we enter. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture.

         Joint venture partners may have different interests than we have. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, our ability to pay distributions to our stockholders.

         It may be difficult for us to exit a joint venture after an impasse. If we enter into a joint venture, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we will have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption "Business-- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

         We may not have control over properties under construction. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. Our agreements with a developer will provide safeguards designed to minimize these risks. In the event of a default by a developer, we generally will have the right to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs. We cannot be sure, however, that the tenants will have sufficient funds to fulfill their obligations under these agreements. You can read the section of this Prospectus under the caption "Business-- Site Selection and Acquisition of Properties" if you want more information about property development and renovation.

         We will have no economic interest in ground lease properties. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Therefore, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become non-performing in some circumstances. Vacancies would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the affected properties.

         It may be difficult to re-lease our properties. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates could affect our ability to pay distributions.

         We cannot control the sale of some properties. We expect to give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally will provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and the Board of Directors to freely control the sale of the property. See "Business-- Description of Property Leases-- Right of Tenant to Purchase."

         The liquidation of our assets may be delayed. If our shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will undertake to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise. Neither the advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell the properties for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans and secured equipment leases expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and secured equipment leases with terms of seven years, and those obligations may not expire before all of the properties are sold.

         Risks of Mortgage Lending.

                  Our mortgage loans may be impacted by unfavorable real estate market conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

                  Our mortgage loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

                  Delays in liquidating defaulted mortgage loans could reduce our investment returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

                  Returns on our mortgage loans may be limited by regulations. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         Risks of Secured Equipment Leasing.

                  Our collateral may be inadequate to secure leases. In the event that a lessee defaults on a secured equipment lease, we may not be able to sell the subject equipment at a price that would enable us to recover our costs associated with the equipment. If we cannot recover our costs, it could affect our results of operations.

                  Returns on our secured equipment leases may be limited by regulations. The secured equipment lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to operate the secured equipment lease program in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to operate the secured equipment lease program in several jurisdictions, it could reduce the amount of income we would receive.

         The section of this Prospectus captioned "Risk Factors -- Tax Risks" discusses certain federal income tax risks associated with the secured equipment lease program.

         Our properties may be subject to environmental liabilities. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. At certain properties, such as skilled nursing facilities, medical office buildings and walk-in clinics, some environmental and bio-medical hazardous wastes and products will be used and generated in the course of normal operations of the facility. While the leases will provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from the site.

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that the seller has (i) agreed in writing to indemnify us and/or (ii) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure
(i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

FINANCING RISKS

         We have obtained long-term financing and may require additional financing in the future. We have obtained long-term financing with regard to one of our properties; however, we cannot be sure that we will be able to obtain future long-term financing on satisfactory terms. If we do not obtain additional long-term financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the further diversification of our investments and our ability to achieve our investment objectives.

         Anticipated borrowing creates risks. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Board of Directors anticipates that we will obtain one or more revolving lines of credit up to $45,000,000 to provide financing for the acquisition of assets. On April 20, 2000, we entered into an initial $25,000,000 revolving line of credit to be used to acquire or construct properties. The line of credit may be increased at the discretion of the Board of Directors. We may repay the line of credit using equity offering proceeds, including proceeds from this offering, proceeds from the sale of assets, working capital or permanent financing. Initially, we expect to repay any amounts borrowed under the line of credit as we receive additional offering proceeds. If we do not receive enough offering proceeds to repay the amounts due under the line of credit, we will have to seek additional equity or debt financing. On February 11, 2002, we assumed approximately $13,000,000 of permanent financing relating to the acquisition of one property and we may also obtain additional long-term, permanent financing. We may not borrow more than 300% of our net assets. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. We are not limited on the amount of assets we may use as security for the repayment of indebtedness.

         We can borrow money to make distributions. We may borrow money as necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders' aggregate invested capital.

MISCELLANEOUS RISKS

         Our properties may be unable to compete successfully. We anticipate that we will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources, in the acquisition, leasing and financing of properties. We may also compete with affiliates for mortgage loans and borrowers. Further, non-profit entities are particularly attracted to investments in retirement facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in some states, retirement facilities owned by non-profit entities are exempt from taxes on real property. We cannot be sure we will be able to identify suitable investments or that we will be able to consummate investments on commercially reasonable terms.

         In addition, the health care industry is highly competitive, and we anticipate that any property we acquire will compete with other facilities in the vicinity. We cannot assure you that our tenants will be able to compete effectively in any market that they enter. Our tenants' inability to compete successfully would have a negative impact on our financial condition and results of operations. In addition, due to the highly competitive environment, it is possible that the markets in which we acquire properties will be subject to over-building.

         Inflation could adversely affect our investment returns. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans and secured equipment leases may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

         We may not have adequate insurance. If we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, and returns to the stockholders could be reduced. "Business-- Description of Property Leases-- Insurance, Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain.

         Possible effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the
"prohibited   transaction"   rules  under  ERISA  would  be  available  for  our
transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         Our governing documents may discourage takeovers. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions of the Articles of Incorporation which exempt us from the application of Maryland's Business Combinations Statute and Control Share Acquisition Statute, may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Statute, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions "Risk Factors -- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," "Risk Factors -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         Our stockholders are subject to ownership limits. The Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person. If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

         Majority stockholder vote may discourage changes of control. Stockholders may take some actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

         Investors in our Company may experience dilution. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See "Summary of the Articles of Incorporation and Bylaws --Description of Capital Stock" and "The Offering-- Plan of Distribution."

         The Board of Directors can take many actions without stockholder approval. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iv) change the advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         We will rely on the advisor and Board of Directors to manage the Company. If you invest in the Company, you will be relying entirely on the management ability of the advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of our Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the advisor and the Board of Directors.

         Our officers and directors have limited liability. The Articles of Incorporation and Bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws-- Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

TAX RISKS

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Shaw Pittman LLP, that we met the requirements for qualification as a REIT for the taxable years ending through December 31, 2001 and that we are in a position to continue such qualification.

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties. Our tax counsel, Shaw Pittman LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes. However, with respect to properties where we would not own the underlying land, Shaw Pittman LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Shaw Pittman LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the property (although we would be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.

         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

         In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which have, in the aggregate, a value in excess of 5% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets.

         The 25% and 5% tests are determined at the end of each calendar quarter. If we fail to meet either test at the end of any calendar quarter, we will cease to qualify as a REIT.

         We may have to borrow funds or sell assets to meet our distribution requirements. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         Ownership limits may discourage a change in control. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         We may be subject to other tax liabilities. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

         Changes in tax laws may prevent us from qualifying as a REIT. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.


                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The shares of common stock offered through this Prospectus (the "Shares") are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring, (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation, and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Shares, (d) the background and qualifications of the advisor, and (e) the tax consequences of the investment.

         Iowa, Maine, Michigan, Missouri, Ohio, and Pennsylvania have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         IOWA -- The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $200,000.

         Maine -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $200,000.

         MICHIGAN -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

         MISSOURI, Ohio and Pennsylvania -- The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws-- Restriction of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Offering-- ERISA Considerations." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations-- Taxation of Stockholders-- Tax-Exempt Stockholders."

         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix D. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering-- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, Escrow Agent." See "The Offering --Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering-- Plan of Distribution" and "The Offering-- Subscription Procedures."

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000) and, for Iowa investors, IRAs and qualified plans must make a minimum investment of 250 Shares ($2,500). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. See "The Offering-- General," "The Offering-- Subscription Procedures" and "Summary of Reinvestment Plan."

                            ESTIMATED USE OF PROCEEDS


         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 40,000,000 Shares are sold. The Company estimates that approximately 84% of gross offering proceeds computed at $10 per share sold ("Gross Proceeds") will be used to purchase properties (the "Properties") and make mortgage loans
("Mortgage Loans"), and approximately 9% of Gross Proceeds will be used to pay fees and expenses to affiliates of the Company ("Affiliates") for their services and as reimbursement for offering expenses ("Offering Expenses") and acquisition expenses ("Acquisition Expenses") incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                          Maximum Offering (1)
                                                                       ---------------------------

                                                                          Amount          Percent
                                                                       -------------     ----------

GROSS PROCEEDS TO THE COMPANY (2)...........................           $400,000,000        100.000%
Less:
    Selling Commissions to CNL
       Securities Corp. (2).................................             30,000,000          7.500%
    Marketing Support Fee to CNL Securities Corp. (2).......              2,000,000          0.500%

    Due Diligence Reimbursements to CNL
       Securities Corp.(2)..................................                500,000          0.125%
    Offering Expenses (3)...................................             12,500,000          3.125%
                                                                       -------------     ----------

NET PROCEEDS TO THE COMPANY.................................            355,000,000         88.750%
Less:
    Acquisition Fees to the Advisor (4).....................             18,000,000          4.500%
    Acquisition Expenses (5)................................              2,000,000          0.500%
    Initial Working Capital Reserve (6).....................                     --             --
                                                                       -------------     ----------

CASH  AVAILABLE  FOR PURCHASE OF PROPERTIES
    AND THE MAKING OF MORTGAGE LOANS BY
    THE COMPANY (7).........................................           $335,000,000         83.750%
                                                                       =============     ==========

------------------------

FOOTNOTES:

(1)    Excludes  5,000,000  Shares that may be sold pursuant to the Reinvestment
       Plan.

(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, all or a portion of the marketing support fee may be reallowed to Soliciting Dealers and due diligence expense reimbursements may be reallowed to certain Soliciting Dealers as reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from the Managing Dealer. See "The Offering -- Plan of Distribution" for a more complete description of these items.

(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, but exclude Selling Commissions , the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by the Company together with the 7.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(4) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.

(6) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to, contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."


                             MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued under the Company's Reinvestment Plan. See "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions." For information concerning compensation to the Directors, see "Management."

         A maximum of 40,000,000 Shares ($400,000,000) may be sold. An additional 5,000,000 Shares ($50,000,000) may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient
---------------------------- -- -------------------------------------------------------------------  -----------------------------
                                                          Offering Stage
---------------------------- -- -------------------------------------------------------------------  -----------------------------
Selling Commissions to          Selling Commissions of 7.5% per Share on all Shares sold, subject    $30,000,000 if 40,000,000
Managing Dealer and             to reduction under certain circumstances as described in             Shares are sold.
Soliciting Dealers              "The Offering-- Plan of Distribution."  Soliciting Dealers may
                                be reallowed Selling Commissions of up to 7% with respect to Shares they sell.

---------------------------- -- -------------------------------------------------------------------  -----------------------------

Due diligence expense           Expense allowance of up to 0.125% of Gross Proceeds to the              Up to $500,000 if
reimbursements to Managing      Managing Dealer, all or a portion of which may be reallowed to          40,000,000 Shares are sold.
Dealer and Soliciting           Soliciting Dealers with prior written approval from, and in the
Dealers                         sole discretion of, the Managing Dealer to pay sums attributable to bona fide due diligence expenses.

---------------------------- -- ------------------------------------------------------------------- --- ---------------------------
Marketing support fee to        Marketing support fee of 0.5% of Gross Proceeds to the Managing         $2,000,000 if 40,000,000
Managing Dealer and             Dealer, all or a portion of which may be reallowed to Soliciting        Shares are sold.
Soliciting Dealers              Dealers with prior written approval from the Managing Dealer for assistance provided by such Soliciting Dealers in the marketing of the offering.  Soliciting Dealers that agree to provide internal marketing support personnel to assist in the marketing of the offering and agree to promote the Company in internal marketing publications are eligible to receive this fee.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Actual expenses incurred. The Offering  Expenses paid by the         Actual amount is not
Advisor and its                 Company, together with the 7.5% Selling Commissions,                 determinable at this time,
Affiliates for Offering         the marketing support fee and due diligence expense reimbursements   but is estimated to be
Expenses                        incurred by the Company will not exceed 13% of the proceeds          $12,500,000 if 40,000,000
                                raised in connection with this offering.                             Shares are sold.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
                                                        Acquisition Stage
---------------------------- -- -------------------------------------------------------------------  -----------------------------
Acquisition Fee to the          4.5% of Gross Proceeds, loan proceeds from permanent financing       $18,000,000 if 40,000,000
Advisor                         ("Permanent Financing") and amounts outstanding on the line of       Shares are sold plus
                                credit,  if  any,  at the  time of  listing  the                     $5,400,000 if Permanent
                                Company's  Common Stock on a national securities                     Financing equals $120,000,000.
                                exchange or over-the-counter market ("Listing"), but
                                excluding loan proceeds used to finance secured
                                equipment leases (collectively,  "Total Proceeds")
                                payable to the Advisor as Acquisition Fees.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Other  Acquisition  Fees  to    Any  fees  paid to  Affiliates  of the  Advisor  in                   Amount  is not  determinable
Affiliates  of the  Advisor     connection  with  the financing, development, construction            at this time.
                                or renovation of a  Property.  Such fees  are in  addition
                                to 4.5% of Total   Proceeds   payable to  the  Advisor  as
                                Acquisition  Fees, and payment of such fees will be
                                subject  to   approval   by  the Board  of Directors,
                                including a majority of the directors who  are   independent
                                of  the  Advisor   (the "Independent    Directors"),    not
                                otherwise interested in the transaction.

---------------------------- -- -------------------------------------------------------------------  -----------------------------


---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient
---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement of                Reimbursement to the Advisor and its Affiliates for expenses         Acquisition Expenses, which
Acquisition Expenses to         actually incurred.                                                   are based on a number of
the Advisor and its                                                                                  factors, including the
Affiliates                      The total of all Acquisition Fees and any Acquisition Expenses       purchase price of the
                                payable to the Advisor and its Affiliates shall be reasonable and    Properties, are not
                                shall not exceed an amount equal to 6% of the Real Estate Asset      determinable at this time.
                                Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                                commercially competitive, fair and reasonable to the Company.
                                Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                                customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                                Acquisition Expenses.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
                                                        Operational Stage
---------------------------- -- -------------------------------------------------------------------  -----------------------------
Asset Management Fee to         A monthly Asset Management Fee in an amount equal to one-twelfth     Amount is not determinable
the Advisor                     of 0.60% of the Company's Real Estate Asset Value and the            at this time.  The amount
                                outstanding principal amount of any Mortgage Loans, as of the end    of the Asset Management Fee
                                of the preceding month.  Specifically, Real Estate Asset Value       will depend upon, among
                                equals the amount invested in the Properties wholly owned by the     other things, the cost of
                                Company, determined on the basis of cost, plus, in the case of       the Properties and the
                                Properties owned by any joint venture or partnership in which the    amount invested in Mortgage
                                Company is a co-venturer or partner ("Joint Venture"), the           Loans.
                                portion of the cost of such Properties paid by the Company, exclusive of Acquisition Fees and Acquisition Expenses.  The
                                Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset
                                Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

---------------------------- -- -------------------------------------------------------------------  -----------------------------


---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient
---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Operating Expenses (which, in general, are those expenses            Amount is not determinable
Advisor and Affiliates for      relating to administration of the Company on an ongoing basis)       at this time.
operating expenses              will be reimbursed by the Company.  To the extent that Operating
                                Expenses payable or reimbursable by the Company,
                                in any four  consecutive  fiscal  quarters  (the
                                "Expense  Year"),  exceed  the  greater of 2% of
                                Average  Invested  Assets  or 25% of Net  Income
                                (the  "2%/25%  Guidelines"),  the Advisor  shall
                                reimburse  the Company  within 60 days after the
                                end of the Expense  Year the amount by which the
                                total Operating Expenses paid or incurred by the
                                Company exceed the 2%/25%  Guidelines.  "Average
                                Invested Assets" means, for a specified  period,
                                the average of the  aggregate  book value of the
                                assets  of the  Company  invested,  directly  or
                                indirectly,  in  equity  interests  in and loans
                                secured  by  real  estate  before  reserves  for
                                depreciation  or  bad  debts  or  other  similar
                                non-cash   reserves,   computed  by  taking  the
                                average of such  values at the end of each month
                                during such period.  "Net Income"  means for any
                                period,  the total  revenues  applicable to such
                                period,  less the total  expenses  applicable to
                                such period excluding  additions to reserves for
                                depreciation,   bad  debts,   or  other  similar
                                non-cash reserves; provided, however, Net Income
                                for  purposes  of  calculating  total  allowable
                                Operating  Expenses  shall exclude the gain from
                                the sale of the Company's assets.

---------------------------- -- -------------------------------------------------------------------  -----------------------------



---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient
---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred,  subordinated  real estate  disposition fee,             Amount is not determinable
real estate  disposition        payable upon Sale of one or more Properties,  in an amount           at this time. The amount of
fee payable to the Advisor      equal to the lesser of (i) one-half of a Competitive                 this fee, if it  becomes
from a Sale or Sales of a       Real Estate  Commission, or (ii) 3% of the sales price               payable, will depend upon the
Property not in liquidation     of such Property or Properties.  Payment  of such fee shall          price at which Properties are
of the Company                  be made only if the  Advisor provides a substantial  amount          sold.
                                of services in connection with the Sale of a Property or
                                Properties and shall be subordinated to receipt by the
                                stockholders of Distributions equal to the sum  of (i) their aggregate Stockholders'  8% Return (as defined  below) and
                                (ii) their  aggregate  investment in the Company
                                ("Invested  Capital").   In  general,   Invested
                                Capital  is  the  amount  of  cash  paid  by the
                                stockholders  to the Company  for their  Shares,
                                reduced by certain  prior  Distributions  to the
                                stockholders from the Sale of assets. If, at the
                                time of a Sale,  payment of the  disposition fee
                                is deferred because the subordination conditions
                                have not been  satisfied,  then the  disposition
                                fee  shall  be paid at  such  later  time as the
                                subordination  conditions  are  satisfied.  Upon
                                Listing, if the Advisor has accrued but not been
                                paid such real estate  disposition fee, then for
                                purposes    of    determining     whether    the
                                subordination  conditions  have been  satisfied,
                                stockholders  will be deemed to have  received a
                                Distribution  in the amount equal to the product
                                of the total  number  of Shares of Common  Stock
                                outstanding and the average closing price of the
                                Shares over a period,  beginning  180 days after
                                Listing,  of 30 days during which the Shares are
                                traded.  "Stockholders'  8%  Return," as of each
                                date,  means an aggregate  amount equal to an 8%
                                cumulative,   noncompounded,  annual  return  on
                                Invested Capital.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Subordinated  incentive fee     At such time, if any, as Listing occurs, the Advisor                 Amount  is not  determinable
payable  to the  Advisor  at    shall  be paid  the subordinated incentive fee                       at this time.
such time, if any, as           ("Subordinated  Incentive Fee") in an amount  equal to 10%
Listing occurs                  of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception  until the date of  Listing
                                exceeds  (ii)  the sum of (A)  100% of  Invested
                                Capital and (B) the total Distributions required
                                to be made to the  stockholders  in order to pay
                                the   Stockholders'  8%  Return  from  inception
                                through the date the market value is determined.
                                For  purposes of  calculating  the  Subordinated
                                Incentive  Fee,  the market value of the Company
                                shall be the average closing price or average of
                                bid and asked price,  as the case may be, over a
                                period of 30 days  during  which the  Shares are
                                traded with such period beginning 180 days after
                                Listing. The Subordinated  Incentive Fee will be
                                reduced  by the  amount of any prior  payment to
                                the Advisor of a deferred, subordinated share of
                                Net Sales  Proceeds  from Sales of assets of the
                                Company.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred, subordinated share equal to 10% of Net Sales             Amount is not determinable
share of Net Sales              Proceeds from Sales of assets of the Company  payable after          at this time.
Proceeds from Sales of          receipt by the stockholders of Distributions equal to the sum
assets of the Company           of (i) the Stockholders' 8% Return and (ii) 100% of Invested
not in liquidation of the       Capital.  Following Listing, no share of Net Sales Proceeds will
Company payable to the          be paid to the Advisor.
Advisor

---------------------------- -- -------------------------------------------------------------------  -----------------------------


---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient
---------------------------- -- -------------------------------------------------------------------  -----------------------------
Performance Fee                 Upon termination of the Advisory  Agreement, if Listing has not      Amount is not  determinable
payable to the Advisor          occurred and the Advisor has met applicable performance              at this time.
                                standards,   the  Advisor   shall  be  paid  the
                                Performance  Fee in the  amount  equal to 10% of
                                the amount by which (i) the  appraised  value of
                                the Company's  assets on the date of termination
                                of  the  Advisory  Agreement  (the  "Termination
                                Date"),  less any  indebtedness  secured by such
                                assets,   plus  total   Distributions   paid  to
                                stockholders   from  the   Company's   inception
                                through the Termination  Date,  exceeds (ii) the
                                sum of 100% of Invested  Capital  plus an amount
                                equal  to  the   Stockholders'  8%  Return  from
                                inception  through  the  Termination  Date.  The
                                Performance  Fee,  to the extent  payable at the
                                time of  Listing,  will  not be  payable  in the
                                event the Subordinated Incentive Fee is paid.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Secured Equipment Lease         A fee paid to the Advisor out of the proceeds of the revolving       Amount is not determinable
Servicing Fee to the            line of credit (the "Line of Credit") or Permanent Financing for     at this time.
Advisor                         negotiating furniture, fixtures and equipment ("Equipment") loans
                                or  direct   financing   leases  (the   "Secured
                                Equipment  Leases") and  supervising the Secured
                                Equipment  Lease  program  equal  to 2%  of  the
                                purchase price of the Equipment  subject to each
                                Secured  Equipment  Lease and paid upon entering
                                into such  lease.  No other fees will be payable
                                in connection  with the Secured  Equipment Lease
                                program.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Repayment by the Company of actual expenses incurred.                Amount is not determinable
Advisor and Affiliates for                                                                           at this time.
Secured Equipment Lease
servicing expenses

---------------------------- -- -------------------------------------------------------------------  -----------------------------
                                                        Liquidation Stage
---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred,  subordinated  real estate  disposition fee,              Amount is not determinable
real estate  disposition        payable upon Sale of one or more Properties,  in an                   at this time. The amount
fee payable to the Advisor      amount equal to the lesser of (i) one-half of a Competitive           of this fee, if it becomes
from a Sale or Sales in         Real Estate  Commission, or (ii) 3% of the sales price                payable,  will depend upon
liquidation of the              of such Property or  Properties. Payment  of such fee shall           the price at which Properties
Company                         be made only if the  Advisor provides a substantial amount of         are sold.
                                services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the stockholders of
                                Distributions equal to the sum of (i) their
                                aggregate Stockholders' 8% Return and (ii) their aggregate
                                Invested Capital.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred, subordinated share equal to 10% of Net Sales              Amount is not  determinable
share of Net Sales Proceeds     Proceeds from Sales of assets of the Company payable after            at this time.
from Sales of assets of         receipt by the stockholders of Distributions equal to the sum of
the Company in liquidation of   (i) the Stockholders' 8% Return and (ii) 100% of Invested
the Company  payable to the     Capital.  Following Listing, no share of Net Sales Proceeds will
Advisor                         be paid to the Advisor.

---------------------------- -- -------------------------------------------------------------------  -----------------------------

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.


                             CNL Holdings, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                                        Retail Properties:
---------------                                         -----------------
   CNL Capital Markets, Inc. (2)                          Commercial Net Lease Realty, Inc. (8)
     CNL Investment Company
       CNL Securities Corp. (3)                         Restaurant Properties:
     CNL Institutional Advisors, Inc.                   ----------------------
                                                          CNL American Properties Fund, Inc. (9)

Administrative Services:                                Hospitality Properties:
------------------------                                -----------------------
   CNL Shared Services, Inc. (4)                          CNL Hospitality Properties, Inc. (6)

Real Estate Services:                                   Retirement Properties:
---------------------                                   ----------------------
   CNL Real Estate Services, Inc. (5)                     CNL Retirement Properties, Inc.
     CNL Hospitality Corp. (6)
       CNL Hotel Development Company                    Financial Services:
     CNL Retirement Corp. (7)                           -------------------
       CNL Retirement Development Corp.                   CNL Finance, Inc.
     CNL Realty & Development Corp.                          CNL Capital Corp.
     CNL Asset Management, Inc.



-----------------------

(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its Affiliates. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp., CNL Realty & Development Corp. and CNL Asset Management, Inc.

(6) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of Vice Chairman of the Board, President and Treasurer of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Hospitality Properties, Inc. pursuant to an advisory agreement.

(7) CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(8) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(9) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chairman of the Board and co-Chief Executive Officer, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.

PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs may in the future invest in retirement properties, may purchase properties concurrently with the Company and may lease properties to operators who also lease or operate certain of the Company's Properties. Such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         Affiliates of the Advisor may compete with the Company to acquire properties or to invest in mortgage loans of a type suitable for acquisition or investment by the Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of retirement facilities, medical office buildings or walk-in clinics (collectively, the "Operators"). See "Business -- Site Selection and Acquisition of Properties -- Interim Acquisitions." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition or investment.

         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a Mortgage Loan, as well as the terms of the lease of a Property or the terms of a Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with Operators. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to the Company.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property, make a mortgage loan or enter into a secured equipment lease that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, (iii) a satisfactory site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Conflicts of Interest -- Compensation of the Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

         The directors and certain of the officers of the Advisor and the Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs advised by the Advisor; however, the Company does not anticipate that it will share Independent Directors with other REITs advised by the Advisor.

COMPENSATION OF THE ADVISOR

         The Advisor has been engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Advisor. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Advisor and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Shaw Pittman LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw Pittman LLP have invested as limited partners or stockholders in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation, or, if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         2. The Company will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of retirement properties to be leased on a "triple-net" basis to Operators, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of retirement properties to be leased on a "triple-net" basis to Operators until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer mortgage loans and/or to offer secured equipment leases.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of facilities and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under "Conflicts of Interest -- Sales of Properties," "Conflicts of Interest -- Joint Investment With An Affiliated Program" and "Conflicts of Interest -- Legal Representation."

                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions, which will be paid in arrears, may not participate in the Reinvestment Plan. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is Bank of New York, will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which currently is $10.00 per Share. At any time that the Company is not engaged in an offering, and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a Sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 5,000,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering, the initial public offering (the "Initial Offering") or the 2000 offering (the "2000 Offering"), may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support fee of 0.5% and due diligence expense reimbursements of up to 0.125%, and, in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. As a result, aggregate fees payable to Affiliates of the Company will total between 8.125% and 12.625% of the proceeds of reinvested Distributions, up to 7.625% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Summary of Reinvestment Plan -- Participant Accounts, Fees and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "Summary of Reinvestment Plan -- General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares and the Company's record books will be revised to reflect the ownership records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan by notifying the Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.


                              REDEMPTION OF SHARES

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares, until such time as the Company commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, until such time, if any, as Listing occurs, less a discount of 8.0%, for a net redemption price of $9.20 per Share. The net redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a marketing support fee of 0.5% payable to the Managing Dealer and certain Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $2,500 worth of Shares based on the current offering price ($1,000 worth of Shares based on the current offering price for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on December 22, 1997. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership ("Retirement Partners"). CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of Retirement Partners. Properties acquired are expected to be held by Retirement Partners or wholly owned subsidiaries of Retirement Partners and, as a result, owned by the Company through such entities. CNL Retirement - GP/Holding Corp. was formed in June 2001 to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future Properties. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP and CNL Retirement - GP/Holding Corp.

         The Company was formed primarily to acquire Properties located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis to Operators. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to Operators secured by real estate owned by the Operators. To a lesser extent, the Company may also offer Secured Equipment Leases to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The Properties, which typically will be freestanding and will be located across the United States, will be leased to Operators to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. The Company has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Property. It is anticipated that the Properties will be leased to selected national and regional Operators. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. See "Business -- Description of Property Leases -- Computation of Lease Payments," below.

         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. For 2000, the U.S. Census Bureau found there were approximately 35 million Americans over the age of 65, representing approximately 12.4% of the U.S. population or about one in eight Americans. According to statistics cited from Age Power: How the 21st Century Will Be Ruled by the New Old, by Ken Dychtwald, Ph.D., today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. Baby boomers will grow in number to 60 million "elder boomers" and will be a large percentage of the approximately 75 million seniors by the year 2035. According to data released from the U.S. Census Bureau in January 2000, the elderly population is projected to more than double between now and the year 2050, to 82 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of elderly is projected to grow by an average of 2.8% annually.


                          Elderly Population Estimates

      Date            Over 85 Population (000)        Over 65 Population (000)
-----------------    ---------------------------     --------------------------


  July 1,  2000                 4,312                          34,835
  July 1, 2005                  4,968                          36,370
  July 1, 2010                  5,786                          39,715
  July 1, 2015                  6,396                          45,959
  July 1, 2020                  6,763                          53,733
  July 1, 2025                  7,441                          62,641
  July 1, 2030                  8,931                          70,319
  July 1, 2035                 11,486                          74,774
  July 1, 2040                 14,284                          77,177
  July 1, 2045                 17,220                          79,142
  July 1, 2050                 19,352                          81,999

         Source:  U.S. Census Bureau

         Those 85 and over are the most rapidly growing elderly age group. Between 1960 and 1994, this group grew 274%. During this same period of time, the entire population of the United States grew 45%. In addition to the growth in the number of elderly people, life expectancies are increasing. According to the Administration on Aging 2001 Profile of Older Americans, individuals reaching age 65 in 2000 had an average life expectancy of an additional 17.9 years.

                             Life Expectancy Trends
                              at Age 65 (in years)

   Year      Male       Female           Year           Male         Female
--------     ------     --------       ----------      -------       ---------

1965          12.9        16.3         1997*            15.6           19.2
1980          14.0        18.4         1998**           15.7           19.2
1985          14.4        18.6         1999**           15.7           19.3
1990          15.0        19.0         2000**           15.8           19.3
1991          15.1        19.1         2005**           16.1           19.4
1992          15.2        19.2         2010**           16.3           19.5
1993          15.1        19.0         2015**           16.5           19.7
1994          15.3        19.0         2020**           16.7           19.9
1995          15.3        19.0         2025**           16.9           20.1
1996*         15.8        19.1         2030**           17.1           20.4

         *    preliminary data
         **   estimated
         Source: Social Security Administration Office of Programs: Data from the Office of the Actuary

         Based on information from the Economic and Statistic Administration of the U.S. Department of Commerce, management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. According to the Administration on Aging, nearly one quarter of all seniors over age 65 have health problems severe enough to limit their ability to perform one or more activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.

                   Percent of Persons Needing Assistance with
                        Activities of Daily Living (ADLs)

                  Years of Age                        Percentage
                ------------------                   --------------

                      65-69                               9%

                      70-74                               11%

                      75-79                               20%

                      80-84                               31%

                       85+                                50%

         Source:  U.S. Census Bureau , 1996 data

         In addition to an aging population, according to 2001 data from the U.S. Census Bureau, a significant segment of the elderly population has the financial resources to afford retirement facilities, with people age 55 to 64 making a mean household income of $54,572 per year. The mean household income for those age 65 and over is more than $40,000 per year. In addition, according to 2001 data from the U.S. Census Bureau, 24% of those age 65 and over have an annual income in excess of $50,000. According to statistics cited from Age
Power: How the 21st Century Will Be Ruled by the New Old, men and women now in their 50s and older control 80% of all the money in U.S. savings-and-loan institutions and represent $66 of every $100 invested in the stock market. Individuals age 50 and over currently earn approximately $2 trillion in annual income, control more than $7 trillion in wealth and own 77% of the financial assets in America.


         America's seniors are also preparing for their future health care needs. They currently purchase more than 90% of long-term care insurance, representing $800 million in premiums, a figure growing 23% each year. American families are also exploring current and future health care needs. An estimated 22 million households are involved in elder care, a number that has tripled over the past decade and is expected to double in the next two decades. According to an April 2000 Newsweek article, more than 62% of today's baby boomers are concerned about care for an aging parent or relative.

         More than 70% of working-age Americans believe a comfortable retirement is a fundamental part of the American dream, according to Age Power: How the 21st Century Will Be Ruled by the New Old. To adequately prepare for future retirement needs, it is estimated that the baby boom generation will need to have saved at least $1 million per household to maintain their standard of living.

         Management believes that other changes and trends in the health care industry will create opportunities for growth of retirement facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

         According to the Health Care Financing Administration and the National Health Statistics Group, the health care industry represents 13.2% of the United States' gross domestic product ("GDP") with at least $1.3 trillion in annual expenditures. The Health Care Financing Administration expects this figure to rise to over 16% of the GDP by 2008, with $2.18 trillion in annual expenditures. According to the Health Care Financing Administration, U.S. health care construction expenditures are estimated to be $21.8 billion in 2002 and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are (i) demographics, (ii) the limited supply of new product, and (iii) the investment community's increased understanding of the industry. The Company believes the growth in demand and facilities will continue at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

    Estimate of Resident Demand for Seniors' Housing Categories - Private Pay

                             Thousands of Residents

   Base       Independent Living        Assisted Living        Skilled Nursing
----------   ---------------------     ------------------     ------------------

   2000              637                      511                    671

   2010              751                      592                    773

   2020              991                      720                    964

   2030             1,389                    1,004                  1,309

Source: PricewaterhouseCoopers LLP for the National Investment Conference for the Senior Living and Long-Term Care Industries, Revised 2001

INVESTMENT OF OFFERINGS PROCEEDS

         The Company intends to capitalize on the growing real estate needs in the seniors' housing and health care industries primarily by acquiring Properties and leasing them to Operators on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. The Properties that the Company will acquire and lease are expected to include one or more of the following types:

o Seniors' Housing, Which Includes Congregate Living and Assisted Living Facilities. Congregate living communities offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. The fastest growing segment of the seniors' housing industry is assisted living. While skilled nursing facilities focus on more intensive care, assisted living facilities provide housing for seniors that need assistance with activities of daily living, such as grooming, dressing, bathing, and eating. Assisted living facilities provide accommodations with limited health care available when needed but do not have an institutional feel. Certain assisted living facilities are also now specializing in meeting the needs of Alzheimer's and dementia patients prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. According to the U.S. Department of Health and Human Services, at least 15%, and possibly as much as 70%, of the patients in nursing homes could more appropriately be cared for in a less institutional and more cost effective setting. In addition, seniors' housing facilities include continuing care retirement communities and life care communities which provide a full range of long-term care services in one location, such as congregate living, assisted living and skilled nursing facilities and home health care.

o Medical Office Buildings. Medical office buildings, including doctors' offices, special purpose facilities, such as diagnostic, cancer treatment and outpatient centers, and walk-in clinics also provide investment opportunities as more small physician practices consolidate to save on the increasing costs of private practice and single purpose medical facilities become more common.

o Skilled Nursing Facilities. Skilled nursing facilities provide extensive skilled nursing and other long-term care services to patients that may require full time medical observation, medication monitoring, ventilation and intravenous therapies, sub-acute care, and Alzheimer's/dementia care. Throughout much of the United States, the supply of new skilled nursing facilities is limited by complex Certificate of Need Laws or similar state licensing regulations, as a result of the National Health Planning and Resources Development Act of 1974, which require nursing home providers to obtain prior approval from regulators before undertaking any major new construction or renovation projects. As a result, the supply of skilled nursing facilities is growing very slowly. Demand for skilled nursing facilities is coming from a rapidly growing population over 75 years of age and the shift of sub-acute patients to lower cost formats for treatment. Some states have eliminated Certificate of Need Laws allowing the market to address the issue of supply and demand. If trends such as this continue, it is probable that new skilled nursing facilities will be constructed to meet the demand, thereby providing potential development and investment opportunities for the Company.

                     Continuum of long-term care facilities*

  Retirement/Congregate
          Living                    Assisted Living            Skilled Nursing Facility         Acute Care Hospitals
---------------------------    ---------------------------     --------------------------    ---------------------------

Informal concierge,            24-hour supervision,            24-hour medical care and      Short-term acute medical
emergency call system,         personal assistance as          protective oversight,         care
housekeeping &                 needed, emergency               medication management,
main-tenance, some group       response system, social         emergency response
activities, food service       activities, housekeeping        system, 3 meals per day,
and transportation             and maintenance, 3 meals        assistance with ADLs
                               per day, transportation,
                               assistance with
                               medication and shopping

* Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.

         Legg Mason Wood Walker, Inc. in its industry analysis, Health Facility REITs Substantial Growth Ahead (December 15, 1997), estimates the value of health care facilities in the United States to be $584 billion. Management believes, based on historical costs of property owned by publicly traded health care REITs, only a small portion of facilities in the United States are owned by REITs. Management believes that this fact, coupled with the industry trends previously discussed, provides a significant investment opportunity for the Company. Demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of the Company's Properties will depend largely on each Operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the Operators of the Company's Properties will be able to adapt to such trends.

         Management intends to structure the Company's leases to require the tenant to pay base annual rent with (i) automatic fixed increases in the base rent or (ii) increases in the base rent based on increases in consumer price indices over the term of the lease. In an effort to provide regular cash flow to the Company, the Company intends generally to structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross revenues at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of its tenants (as described in "Business -- Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to Operators and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Business -- Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting Operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among facility type and in the geographic location of the Properties. There are no restrictions on the types of Properties in which the Company may invest. In addition, there are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company may also provide Mortgage Loans to Operators, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The Mortgage Loans will be secured by property owned by the borrower. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         To a lesser extent, the Company may also offer Secured Equipment Leases to Operators. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective Operators that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company has borrowed and will continue to borrow money to acquire Properties, Mortgage Loans and Secured Equipment Leases (collectively, the "Assets") and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may also obtain additional Permanent Financing. On April 20, 2000, we entered into an initial $25,000,000 revolving line of credit to be used to acquire or construct Properties. The Line of Credit may be increased at the discretion of the Board of Directors. The Line of Credit may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. On February 11, 2002, the Company assumed approximately $13,000,000 of Permanent Financing relating to the acquisition of one Property. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets. In any event, the Company's total borrowings will be limited to 300% of Net Assets. The Permanent Financing may be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. See "Business -- Borrowing" for a description of the $25,000,000 line of credit and Permanent Financing the Company had obtained as of March 22, 2002.

         As of March 22, 2002, the Company had acquired six retirement Properties and had an initial commitment to acquire an interest in five additional Properties. As of March 22, 2002, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, (iii) a satisfactory site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Based generally on the amount invested or committed for investment in the 11 Properties that the Company had either acquired or committed to acquire as of March 22, 2002 and current market conditions, the Company and the Advisor have estimated an average investment of $1,000,000 to $30,000,000 per Property. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. In addition, the Board of Directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Properties. See "Business -- Borrowing." Management estimates that 10% to 15% of the Company's investment will be for the cost of land, 80% to 85% for the cost of building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Business -- Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of total assets. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         Brighton Gardens(R) by Marriott(R) located in Orland Park, Illinois. On April 20, 2000, the Company acquired a Brighton Gardens assisted living Property located in Orland Park, Illinois (the "Orland Park Property") for $13,848,900 from Marriott Senior Living Services, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on April 24, 2015.

o At the end of the initial lease term, the tenant will have four consecutive renewal options of five years each.

o The lease requires minimum annual rent of $1,350,268 for the first and second lease years and $1,384,890 for each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 7% of gross revenues in excess of the "Baseline Gross Revenues." The Baseline Gross Revenues will be established when the facility achieves average occupancy of 93% for four consecutive quarters.

o A security deposit equal to $553,956 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the assisted living Property (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first through fourth lease year; 2% of gross receipts for the fifth through eighth lease year; and 3% of gross receipts every lease year thereafter.

 o Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $2,769,780.

         The federal income tax basis of the depreciable portion of the Orland Park Property is approximately $12.6 million.

         The Orland Park Property, which opened in October 1999, is a Brighton Gardens by Marriott located in Orland Park, Illinois. The Orland Park Property includes 65 assisted living units and 37 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a private dining area, library and garden. The assisted living community, which is located southwest of Chicago, is approximately six miles from two medical facilities, Palos Community Hospital and Oak Forest Community Hospital, and less than two miles from the Orland Square Shopping Center. According to a report published by Project Market Decision and Claritas, a research and data collection firm, the greater Chicago area is the third largest seniors market in the country with more than 263,800 seniors age 75 and older. The number of seniors in the ten-mile area surrounding the Property is expected to grow by 11% between 1999 and 2004. Other senior living facilities located in proximity to the Orland Park Property include Victorian Village, Sunrise of Palos Park, Peace Memorial Village and Arden Courts of Manor Drive. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                      Orland Park Property
                   ----------------------------------------------------------

                      Average            Revenue               Revenue
                     Occupancy         per Occupied         per Available
     Year              Rate                Unit                 Unit
---------------    --------------     ---------------      ----------------

         *1999        23.30%              $118.11              $ 33.08
        **2000        52.50%               114.30                66.85

       ***2001        77.50%               134.01               103.85
      ****2002        77.00%               140.76               108.39

*    Data for 1999  represents the period October 11, 1999 through  December 31,
     1999.
**   Data for 2000  represents the period  January 1, 2000 through  December 29,
     2000.
*** Data for 2001 represents the period December 30, 2000 through December 28, 2001.
**** Data for 2002 represents the period December 29, 2001 through  February 22,
     2002.

         The Property, which opened in October 1999, has not yet reached stabilization; therefore, the results presented above may not be indicative of its long-term operating potential.

         Broadway Plaza at Pecan Park located in Arlington, Texas. On November 9, 2001, the Company acquired the Broadway Plaza at Pecan Park assisted living Property located in Arlington, Texas (the "Arlington Property") for $10,578,750 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on November 30, 2016.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $1,084,322 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to the difference between (i) 10% of gross revenues in excess of the "Baseline Gross Revenues" and (ii) the amount by which the current minimum rent exceeds the first year's rent, but not less than zero. The Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (i) the 36th month of the lease, or
         (ii) the month in which the facility achieves average occupancy of 93% for four consecutive quarters.

o A security deposit equal to $423,150 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed the tenant's obligation to pay minimum rent under the lease. In addition, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $545,000 at closing. The balance in the reserve is subject to quarterly changes based on proforma budgets for the following four fiscal quarters. The reserve will terminate the later of
         (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending March 31, 2002, or (ii) June 30, 2003. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

o The lease for this Property contains cross-default terms with respect to the leases for the Boca Raton, Oak Park, Coconut Creek and Greenwood Village Properties described below, meaning that if the tenant of any of these Properties defaults on its obligations under its leases, the Company will have the ability to pursue its remedies under the leases with respect to any of these Properties regardless of whether the tenant of any such Property is under default under its lease.

o The Company and the tenant of the Property have also entered into an agreement, whereby, the Property may be divided into two parcels of land, the developed land that includes the building and surrounding grounds (approximately 4.4 acres) and an adjacent parcel of undeveloped land (approximately 2.8 acres). The tenant of the Property has the option to purchase the undeveloped parcel of land for $1. The purchase option expires in 2011 and the Company may buy out the purchase option at any time prior to its expiration for $600,000, the fair market value of the undeveloped land at acquisition. Development of the land is subject to certain limitations imposed by the Company. At December 31, 2001, the Company had assigned no value to the undeveloped parcel of land. In the event that the Company buys out the tenant's option, the option payment and closing costs will be recorded at that time.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Arlington Earnout Amount") if certain earnout provisions are achieved by October 31, 2004. The Arlington Earnout Amount is equal to the lesser of: (i) the adjusted net operating income of the Property (over the 12 months preceding October 31, 2004, adjusted, if necessary, to reflect net operating income that would be derived from the Property at a 93% occupancy rate) multiplied by 8.52, less the Company's initial investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the Property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment in the Property; or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. At such time that the Arlington Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount payable.

         The federal income tax basis of the depreciable portion for the Arlington Property is approximately $9.8 million.

         The Arlington Property, which opened in August 2000, includes 81 assisted living units and 17 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Built in a park-like setting, the facility's amenities include a common activities room and dining room, a library and professionally maintained gardens. The Property is located in a suburb between Dallas and Fort Worth, Texas. Between 1990 and 2000, the number of seniors 55 and older in the ten-mile area surrounding the Arlington Property has grown by more than 43% and is expected to grow by 34% between 2000 and 2005. Currently, more than 138,000 seniors live in the Arlington area and, of those 65 and older, approximately 20% are no longer able to manage activities of daily living. Of area seniors 75 and older, close to one third experience limitations with self care. The Property is less than six miles from three hospitals and is within two miles of two shopping districts. Other senior living facilities located in proximity to the Arlington Property include Alterra Clare Bridge of Arlington, Arlington Villa Retirement

Community, Edengardens - Bedford and Hearthstone at Arlington. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                         Arlington Property
                      ---------------------------------------------------------
                          Average           Revenue per            Revenue
                         Occupancy            Occupied          per Available
         Year              Rate                 Unit                Unit*
    ----------------- ----------------    -----------------    ----------------
         **2000           8.20%               $105.25              $15.14

        ***2001          51.80%                 93.66               48.61
       ****2002          65.00%                 86.96               56.79

* The second assisted living building (40 units) did n ot open for residents until April 27, 2001.
**   Data for 2000  represents  the period August 15, 2000 through  December 31,
     2000.
***  Data for 2001  represents the period  January 1, 2001 through  December 31,
     2001.
**** Data for 2002  represents the period  January 1, 2002 through  February 28,
     2002.

         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential as the Property opened in August 2000.

         Homewood Residence of Boca Raton located in Boca Raton, Florida. On November 9, 2001, the Company acquired the Homewood Residence of Boca Raton assisted living Property located in Boca Raton, Florida (the "Boca Raton Property") for $9,672,000 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:


o        The initial term of the lease expires on November 30, 2016.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $991,380 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to the difference between (i) 10% of gross revenues in excess of the "Baseline Gross Revenues" and (ii) the amount by which the current minimum rent exceeds the first year's rent, but not less than zero. The Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (i) the 36th month of the lease, or
         (ii) the month in which the facility achieves average occupancy of 93% for four consecutive quarters.

o A security deposit equal to $386,880 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed the tenant's obligation to pay minimum rent under the lease. In addition, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $210,000 at closing. The balance in the reserve is subject to quarterly changes based on proforma budgets for the following four fiscal quarters. The reserve will terminate the later of
         (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending March 31, 2002, or (ii) June 30, 2003. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Oak Park, Coconut Creek and Greenwood Village Properties. See "Business -- Property Acquisitions -- Broadway Plaza at Pecan Park located in Arlington, Texas" above.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Boca Raton Earnout Amount") if certain earnout provisions are achieved by August 31, 2004. The Boca Raton Earnout Amount is equal to the lesser of: (i) the adjusted net operating income of the Property (over the 12 months preceding August 31, 2004, adjusted, if necessary, to reflect net operating income that would be derived from the Property at a 93% occupancy rate) multiplied by 8.52, less the Company's initial investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the Property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment in the Property; or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. At such time that the Boca Raton Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount payable.

         The federal income tax basis of the depreciable portion for the Boca Raton Property is approximately $9 million.

         The Boca Raton Property, which opened in October 2000, includes 60 assisted living units and 18 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a library and professionally maintained gardens. The Property is located approximately 20 miles north of Fort Lauderdale, Florida. Between 1990 and 2000, the number of seniors 55 and older in the ten-mile area surrounding the Boca Raton Property has grown nearly 22% and is expected to grow by 20% between 2000 and 2005. More than 205,000 seniors reside in the Boca Raton area and, of those 75 and older, approximately 23% are no longer able to manage activities of daily living. The Property is within eight miles of two hospitals and is less than seven miles from shopping areas. Other senior living facilities located in proximity to the Boca Raton Property include Avante Terrace, Brighton Gardens of Boca Raton, Elysium of Boca Raton, Inn at Casa Del Mar and The Sunrise Atrium of Boca Raton. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                        Boca Raton Property
                      ---------------------------------------------------------
                         Average           Revenue per            Revenue
                        Occupancy            Occupied          per Available
        Year              Rate                 Unit                 Unit
    ----------------  ---------------    -----------------    -----------------
        *2000           23.80%               $93.80               $28.62

       **2001           47.70%                86.86                41.14
      ***2002           71.00%                98.14                69.45

*    Data for 2000  represents the period October 1, 2000 t hrough  December 31,
     2000.
**   Data for 2001  represents  the period January 1, 2001 th rough December 31,
     2001.
***  Data for 2002  represents the period  January 1, 2002 through  February 28,
     2002.

         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential as the Property opened in October 2000.

         Holley Court Terrace located in Oak Park, Illinois. On February 11, 2002, the Company acquired the Holley Court Terrace independent living Property located in Oak Park, Illinois (the "Oak Park Property") for $18,469,275 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on February 11, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $1,846,928 for the first lease year with increases of 1% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Oak Park Baseline Gross Revenues." The Oak Park Baseline Gross Revenues will equal gross revenues earned during the second 12 months of the lease.

o A security deposit equal to $460,950 has been retained by the Company as security for the tenant's obligations under the lease. An additional deposit equal to $277,821, representing funds on deposit with the lender, was assigned to the Company.

o American Retirement Corporation has guaranteed all of the tenant's obligations under the lease.

o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Boca Raton, Coconut Creek and Greenwood Village Properties. See "Business -- Property Acquisitions -- Broadway Plaza at Pecan Park located in Arlington, Texas" above.

         The federal income tax basis of the depreciable portion of the Oak Park Property is approximately $17.2 million.

         On February 11, 2002, the Company assumed approximately $13,000,000 of Permanent Financing relating to the Oak Park Property which is secured by a mortgage on the Property. The loan bears interest at a variable rate ranging from 6.28% to 8.00% per annum and requires monthly principal and interest payments through October 2003 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees of approximately $16,200.

         The Oak Park Property, which opened in May 1992, includes 178 independent living units. Amenities include a common activities room and dining room, a library, an exercise room, a recreation room and a beauty/barber shop. The Property is located in a suburb west of Chicago and is less than five miles from four hospitals and near shopping districts. The number of seniors in the ten-mile area surrounding the Oak Park Property is expected to grow by 17% between 2001 and 2006. Other senior living facilities located in proximity to the Oak Park Property include Bethlehem Woods, The British Home, Gardenhouse of Maywood and Plymouth Place. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the most recent five year period the independent living facility has been operational are as follows:

                                             Oak Park Property
                         ------------------------------------------------------
                             Average         Revenue per            Revenue
                            Occupancy          Occupied          per Available
       Year                   Rate               Unit                 Unit
    ----------------     ----------------  -----------------    ---------------

        *1997                91.60%             $77.76               $74.29
        *1998                96.30%              84.66                81.53
        *1999                97.60%              80.19                78.24
        *2000                98.90%              84.51                83.61
        *2001                98.80%              80.01                79.04
       **2002                99.00%              84.56                83.82

*    Data for each year represents the period January 1 through December 31.
**   Data for 2002  represents the period  January 1, 2002 through  February 28,
     2002.

         Homewood Residence of Coconut Creek located in Coconut Creek, Florida. On February 11, 2002, the Company acquired the Homewood Residence of Coconut Creek assisted living Property located in Coconut Creek, Florida (the "Coconut Creek Property") for $9,687,563 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on February 11, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $968,756 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Coconut Creek Baseline Gross Revenues." The Coconut Creek Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (i) the 36th month of the lease, or (ii) the month in which the facility achieves average occupancy of 93% for the prior 12 months.

o A security deposit equal to $387,503 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed the tenant's obligation to pay minimum rent under the lease. In addition, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $262,500 at closing. The balance in the reserve is subject to quarterly changes based on proforma budgets for the following four fiscal quarters. The reserve will terminate the later of
         (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending June 30, 2002, or (ii) February 29, 2004. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Boca Raton, Oak Park and Greenwood Village Properties. See "Business -- Property Acquisitions -- Broadway Plaza at Pecan Park located in Arlington, Texas" above.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Coconut Creek Earnout Amount") if certain earnout provisions are achieved by March 31, 2005. The Coconut Creek Earnout Amount is equal to the lesser of: (i) the adjusted net operating income of the Property (over the 12 months preceding March 31, 2005, adjusted, if necessary, to reflect net operating income that would be derived from the Property at a 93% occupancy rate) divided by 8.57, less the Company's initial investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the Property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment in the Property; or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. At such time that the Coconut Creek Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount payable.

         The federal income tax basis of the depreciable portion of the Coconut Creek Property is approximately $8.5 million.

         The Coconut Creek Property, which opened in February 2000, includes 81 assisted living units and 17 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a library, a beauty/barber shop, an emergency call system and professionally maintained grounds. The Property is located approximately 14 miles north of Fort Lauderdale, Florida. The Property is within three miles of two hospitals and is near shopping areas and a park. The number of seniors in the ten-mile area surrounding the Coconut Creek Property is expected to grow by 16% between 2001 and 2006. In addition to the Company's Homewood Residence of Boca Raton, other senior living facilities located in proximity to the Coconut Creek Property include Brighton Gardens of Boca Raton, Chancellor Park of Deer Creek, Concorde Retirement Community, The Forum at Deer Creek, Park Regency, The Renaissance and Seasons. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                         Coconut Creek Property
                        -------------------------------------------------------
                            Average           Revenue per         Revenue
                           Occupancy            Occupied       per Available
         Year                Rate                 Unit              Unit
     -----------------  ----------------    ----------------  -----------------

           *2000            28.20%               $79.87            $22.52
          **2001            71.30%                77.11             53.93
         ***2002             68.00%                97.38             66.22

*    Data for 2000 represents the period February 14, 2000 through  December 31,
     2000.
**   Data for 2001  represents the period  January 1, 2001 through  December 31,
     2001.
***  Data for 2002  represents the period  January 1, 2002 through  February 28,
     2002.

         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential as the Property opened in February 2000.

         Heritage Club at Greenwood Village located in Greenwood Village, Colorado. On March 22, 2002, the Company acquired the Heritage Club at Greenwood Village assisted living/skilled nursing Property located in Greenwood Village, Colorado (the "Greenwood Village Property") for $17,865,375 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on March 31, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $1,786,537.50 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Greenwood Village Baseline Gross Revenues." The Greenwood Village Baseline Gross Revenues will equal gross revenues earned during the third 12 months of the lease.

o A security deposit equal to $714,615 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed all of the tenant's obligations under the lease. In addition, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $197,817 at closing. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending June 30, 2002, or (ii) March 21, 2004. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Boca Raton, Oak Park and Coconut Creek Properties. See "Business -- Property Acquisitions -- Broadway Plaza at Pecan Park located in Arlington, Texas" above.

         In connection with the acquisition of this Property, the Company may be required to make additional payments (the "Greenwood Village Initial Earnout Amount" and the "Greenwood Village Final Earnout Amount") if certain earnout provisions are achieved. The Greenwood Village Initial Earnout Amount will be the lesser of: (i) the adjusted net operating income of the Property (over the three months ending on a date selected by American Retirement Corporation but not later than August 1, 2002) multiplied by four, then multiplied by 9.807;
(ii) $19,525,000 less the Company's initial investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the Property and subsequent amounts incurred by the Company with respect to the Property) or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. The Greenwood Village Final Earnout Amount will be the lesser of: (i) the lesser of a) the actual net operating income for the Property for the 12 month period ending April 1, 2005, after a charge of 5% for a management fee, or b) that same amount as calculated as if the average occupancy for that period had been 93% multiplied by 8.567, less the Company's original investment and the Greenwood Village Initial Earnout Amount; (ii) $23,580,000 less the Company's original investment and the Greenwood Village Initial Earnout Amount or (iii) 94% of the fair market value of the Property, less the sum of the Company's investment and the Greenwood Village Initial Earnout Amount. At such time that the Greenwood Village Initial Earnout Amount and the Greenwood Village Final Earnout Amount become payable, the lease will be amended to increase the annual minimum rent for any such amount paid.

         The federal income tax basis of the depreciable portion of the Greenwood Village Property is approximately $17 million.

         The Greenwood Village Property, which opened in November 1999, includes 75 assisted living units, 15 units for residents with Alzheimer's and related memory disorders, and 90 skilled nursing units. The operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders as well as medical monitoring. Amenities include a common activities room and dining room, a library, a beauty/barber shop and professionally maintained grounds. The Property is located in a suburb southeast of Denver and is less than ten miles from two hospitals and is near shopping and dining areas. The number of seniors in the ten-mile area surrounding the Greenwood Village Property is expected to grow by 29% between 2001 and 2006. Other senior living facilities located in proximity to the Greenwood Village Property include Marriott, Mariner and Sunrise. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living/skilled nursing facility has been operational are as follows:

                                Greenwood Village Property
                 --------------------------------------------------------

                     Average            Revenue              Revenue
                    Occupancy         per Occupied         per Available
    Year              Rate                Unit                 Unit
-------------     --------------     ---------------      ----------------

       *1999         27.50%             $  82.41             $  18.54
      **2000         50.10%               111.08                55.60
      **2001         86.50%              143.75                124.30
     ***2002         94.80%               166.15               157.46

*    Data for 1999 represents the period  November 1, 1999 through  December 31,
     1999.
** Data for 2000 and 2001 represents the period January 1 through December 31. *** Data for 2002 represents the period January 1, 2002 through February 28,
     2002.

         Marriott Brands. Brighton Gardens by Marriott is a quality-tier assisted living concept which generally has 90 assisted living suites, and in certain locations, 30 to 45 nursing beds in a community. In some communities, separate on-site centers also provide specialized care for residents with Alzheimer's or other memory-related disorders. According to Marriott International, Inc.'s 2001 Form 10-K, Marriott Senior Living Services, Inc., which is a wholly owned subsidiary of Marriott International, Inc., operates 108 assisted senior living communities principally under the names "Brighton Gardens by Marriott," "Marriott MapleRidge," and "Village Oaks," and 48 independent living communities. Marriott Senior Living Services, Inc. is one of the largest participants in the seniors' housing industry with $729 million in sales for 2001. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities are distinguished by an innovative wellness program that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. Marriott Senior Living Services, Inc. has provided seniors with excellent service and quality care since 1984. In 2000 and 2001, the American Seniors Housing Association, a seniors housing trade association, ranked Marriott Senior Living Services, Inc. as the nation's second largest manager of seniors' housing.

         American Retirement Corporation Brands. American Retirement Corporation splits its portfolio into two segments, the core facilities and assisted living facilities. According to American Retirement Corporation's December 2001 Form 10- K, American Retirement Corporation operates 65 facilities. The core facilities consist of 31 continuing care retirement communities ("CCRCs"). The core facilities act as "hubs" of a hub and spoke model. The model helps create efficiencies in markets through cross-marketing, cross-staffing and referrals. The "spokes" are 34 assisted living and memory impaired properties, the majority of which began operations during 1999 and 2000. The newer facilities are operated under the Homewood Residence brand. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities promote an environment that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. In 2000 and 2001, the American Seniors Housing Association, a seniors' housing trade association, ranked American Retirement Corporation as one of the nation's top ten largest managers of seniors' housing.

PENDING INVESTMENTS

         As of March 22, 2002, the Company had an initial commitment to acquire an approximate 77% interest in five Properties through a joint venture. The five Properties are the Brighton Gardens of Camarillo in Camarillo, California, the Brighton Gardens of Towson in Towson, Maryland, the Marriott MapleRidge of Clayton in Clayton, Ohio, the Marriott MapleRidge of Dartmouth in Dartmouth, Massachusetts and the Marriott MapleRidge of Laguna Creek in Elk Grove, California. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to fund these acquisitions with a commercial paper backed loan of approximately $23.5 million. Each of the Properties will be operated and managed by a wholly owned subsidiary of Marriott Senior Living Services.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the five Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

                                              Estimated Purchase      Lease Term and            Minimum Annual
          Property                                   Price           Renewal Options                 Rent           Percentage Rent
----------------------------------------     -------------------   -----------------------     -----------------   ----------------
Brighton Gardens of Camarillo (1)(2)(3)               (4)            15 years; two ten-              (5)                 (6)
Camarillo, CA                                                        year renewal options
(the "Camarillo Property")
Existing retirement facility

Brighton Gardens of Towson (1)(2)(3)                  (4)             15 years; two ten-              (5)                (6)
Towson, MD                                                            year renewal options
(the "Towson Property")
Existing retirement facility

Marriott MapleRidge of Clayton (1)(2)(3)              (4)             15 years; two ten-              (5)                (6)
Clayton, OH                                                           year renewal options
(the "Clayton Property")
Existing retirement facility

Marriott MapleRidge  of Dartmout h (1)(2)(3)          (4)            15 years; two ten-               (5)                (6)
Dartmouth, MA                                                        year renewal options
(the "Dartmouth Property")
Existing retirement facility

Marriott MapleRidge of Laguna Creek (1)(2)(3)         (4)             15 years; two ten-              (5)                (6)
Elk Grove, CA                                                         year renewal options
(the "Elk Grove Propert y")
Existing retirement facility

--------------------------
FOOTNOTES:

(1) The Company anticipates acquiring an approximate 77% interest in a joint venture that will own the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties.

(2) In connection with the purchase of the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties, the Company plans to borrow approximately $23,500,000 in the form of a commercial paper backed loan secured by the Properties with an anticipated interest rate of 150 basis points over commercial paper rate per annum. In conjunction with this transaction, the Company has engaged an Affiliate of the Advisor, which is majority owned by subsidiaries of CNL Financial Group, Inc., to act as its structuring agent (the "Structuring Agent"). The Structuring Agent will receive an origination fee equal to 2% of the amount of the loan with $100,000 payable upon engagement.

(3) The Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties are expected to be leased to a corporation of which Timothy S. Smick, a director of the Company until February 13, 2002, and Daniel Simmons, a former officer of the Company, are the principal shareholders. Marriott International, Inc. is expected to provide a limited guarantee of the tenant's obligations to pay minimum rent under the leases.

(4) The anticipated aggregate purchase price of the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties is approximately $60,000,000.

(5) Minimum annual rent for the first through fifth lease year is adjustable based upon the cost of debt and minimum joint venture distribution amounts. The anticipated rate will range from 9.14% to 10.50% of the Company's total cost to purchase the Property; 10.50% for the sixth lease year and thereafter.

(6) Percentage rent will be 7% of gross revenues in excess of the "Baseline Gross Revenues." The Baseline Gross Revenues will equal total revenues for the fifth lease year.

         Camarillo Property. The Camarillo Property, which opened in June 2000, is the Brighton Gardens of Camarillo located in Camarillo, California. The Camarillo Property includes 90 assisted living units, 26 units for residents with Alzheimer's and related memory disorders, and 45 skilled nursing beds. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders as well as medical monitoring. The Property is located in a northwestern suburb of Los Angeles, California. The number of seniors in the ten-mile area surrounding the Camarillo Property is expected to grow by 19.5% between 2001 and 2006. The Property is within ten miles of two hospitals and adjacent to shopping areas.

         Towson Property. The Towson Property, which opened in June 2000, is the Brighton Gardens of Towson located in Towson, Maryland. The Towson Property includes 67 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. The Property is located in a northern suburb of Baltimore, Maryland. The number of seniors in the ten-mile area surrounding the Towson Property is expected to grow by 12.4% between 2001 and 2006. The Property is within four miles of three hospitals and is near shopping areas and Towson University.

         Clayton Property. The Clayton Property, which opened in March 2000, is the Marriott MapleRidge of Clayton located in Clayton, Ohio. The Clayton Property includes 42 assisted living units and 42 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. The Property is located northwest of downtown Dayton, Ohio. The number of seniors in the ten-mile area surrounding the Clayton Property is expected to grow by 14.9% between 2001 and 2006. The Property is within ten miles of four hospitals, a mall and other shopping areas.

         Dartmouth Property. The Dartmouth Property, which opened in November 1999, is the Marriott MapleRidge of Dartmouth, located in Dartmouth, Massachusetts. The Dartmouth Property includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. The Property is located 30 miles east of Providence, Rhode Island and 60 miles south of Boston, Massachusetts. The number of seniors in the ten-mile area surrounding the Dartmouth Property is expected to grow by 13.8% between 2001 and 2006. The Property is within two miles of two hospitals and is near the North Dartmouth Mall and other shopping areas.

         Elk Grove Property. The Elk Grove Property, which opened in September 1999, is the Marriott MapleRidge of Laguna Creek located in Elk Grove, California. The Elk Grove Property includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. The Property is located in a southern suburb of Sacramento, California. The number of seniors in the ten-mile area surrounding the Elk Grove Property is expected to grow by 20.3% between 2001 and 2006. The Property is within four miles of three hospitals and is adjacent to shopping and dining areas.

         In addition to the above commitments, the Company has entered into an initial commitment to acquire a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership is expected to be approximately $300,000. The Company's share in the limited partnership's distributions will be equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is expected to be owned by several Affiliates of the Advisor.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         General. It is anticipated that the Operators selected by the Advisor, and as approved by the Board of Directors, will have personnel engaged in site selection and evaluation. In addition, due to rapid expansion, some Operators may outsource their site selection process to consultants or developers for review or may rely on third party analyses. The Operators and other parties generally conduct studies which typically include such factors as population trends, hospital or other medical facilities development, residential development, per capita or household median income, per capita or household median age, and other factors. The Operators are expected to make their site evaluations and analyses available to the Company.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential revenues expected to be generated by the business located on the property. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the operator.

         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of both tenants and Properties. Therefore, some of the properties proposed and approved by an operator may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term, "triple-net" lease agreements, which generally provide for monthly rental payments with automatic fixed increases in base rent at specified times during the lease terms or increases in the base rent based on increases in consumer price indices over the term of the leases, will increase the value of the Properties and provide an inflation hedge. See "Business -- Description of Property Leases" below for a discussion of the anticipated terms of the Company's leases.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Business -- Sale of Properties, Mortgage Loans and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Property Leases."

         The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that the Company acquire a particular property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed the Property's appraised value. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it will have a greater number of opportunities for investment presented to it than it might otherwise have and it will be able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender.

         Under the development agreement, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between eight to 12 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

         Interim Acquisitions. The Advisor and its Affiliates regularly may have opportunities to acquire properties suitable for the Company as a result of their relationships with various operators. See "Business -- Investment of Offering Proceeds" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         Acquisition Services. Acquisition services performed by the Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection of Operators. The selection of Operators by the Advisor, as approved by the Board of Directors, will be based on a number of factors which may include: an evaluation of the operations of their facilities, the number of facilities operated, the relationship of average revenue per available unit (or bed) to the average capital cost per unit (or bed) for each facility operated, the relative competitive position among the same types of facilities offering similar services, market penetration, the relative financial success of the operator in the geographic area in which the Property is located, overall historical financial performance of the Operator, and the management capability of the Operator. The Operators are not expected to be affiliated with the Advisor, the Company or any Affiliate.

         Selection of Properties. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, and the prospects for long-term appreciation. The Company will obtain an independent appraisal for each Property it purchases. The proper location, design and amenities are important to the success of a Property.

         In selecting specific Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime location for that type of Property.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing, and if applicable, developing the Property, and the lease also will generally provide for automatic fixed increases in base rent at specified times during the lease term or increases in the base rent based on increases in consumer price indices over the term of the lease.

         3. The initial lease term typically will be at least 10 to 20 years.

         4. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         The Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings. The Company anticipates acquiring Properties which may include, but will not be limited to, the following types:

         Congregate Living Facilities. Congregate living facilities are primarily apartment buildings which contain a significant amount of common space to accommodate dining, recreation, activities and other support services for senior citizens. These properties range in size from 100 to 500 units, with an average size of approximately 225 units. Units include studios and one and two bedrooms ranging in size from 450 square feet to over 1,500 square feet. Residents generally pay a base rent for their housing, which includes a meal program. In addition, a menu of other services is provided at an additional charge. The cost of congregate living facilities generally ranges from $10,000,000 to $40,000,000.

         Assisted Living Facilities. Assisted living facilities provide a special combination of housing, supportive services, personalized assistance and health care to their residents in a manner which is designed to respond to individual needs. These facilities offer a lower-cost alternative to skilled nursing facilities for those who do not require intensive nursing care. Industry standards suggest that a person is suitable for an assisted living facility when he or she needs assistance with three or fewer activities of daily living ("ADLs") on a daily basis. ADLs are activities such as eating, dressing, walking, bathing, and bathroom use. Assisted living facilities also provide assistance with instrumental activities of daily living ("IADLs"), such as shopping, telephone use and money management. The level of care provided by assisted living facilities has increased in recent years. With an increase in demand for the lower-cost services they provide, assisted living facilities have begun to provide care for an increasing number of physical disabilities, certain non-ambulatory conditions and early stages of specific diseases, such as Alzheimer's disease, where intensive medical treatment is not required.

         Current industry practice generally is to build freestanding assisted living facilities with an average of between 40 and 100 units, depending on such factors as market forces, site constraints and program orientation. Current economics place the size of the private living space of a unit in the range of 300 gross square feet for an efficiency unit to 750 square feet for a large one bedroom unit. Units are typically private, allowing residents the same general level of control over their units as residents of a rental apartment would typically have. Common areas on the most recently developed assisted living facilities may total as much as 30 to 40 percent of the gross square footage of a facility. The cost of assisted living facilities generally ranges from $8,000,000 to $20,000,000.

         Skilled Nursing Facilities. In addition to housing, meals, transportation, housekeeping, ADL and IADL care, skilled nursing facilities provide comprehensive nursing and long term care to their residents. Skilled nursing facilities accommodate persons who require varying levels of care. Many skilled nursing facilities are capable of serving residents with intensive needs. Some skilled nursing facilities specialize in certain types of disease care, such as Alzheimer's or Dementia care. The cost of the care provided in skilled nursing facilities is among the most expensive in the senior care segment of the health care industry, providing potential for substantial revenue generation. Based on discussions with executives with senior living/housing firms and studies performed by health care industry associations, Price Waterhouse, in a 1996 study it developed for institutional investors, estimated that the total monthly cost per resident of a skilled nursing facility is between $2,880 and $4,000. According to a 1997 study developed by NatWest Securities for certain of its investors, the high demand for beds in skilled nursing facilities, along with a restricted supply of new beds, has resulted in high occupancy rates and minimal skilled nursing facility lease and mortgage default rates.

         Skilled nursing facilities are also generally freestanding, but are typically more institutional in nature, allowing for efficient cleaning and sterilization. The rooms in skilled nursing facilities are equipped with patient monitoring devices and emergency call systems. Oxygen systems may also be present. Both multiple floor and single floor designs are common. Individual rooms in skilled nursing facilities may be as small as 100 square feet, with common areas varying greatly in size. Skilled nursing facilities historically have been located in close proximity to hospitals to facilitate doctors' visits. Today, the location of these facilities is less important where rotational visiting systems are in place and where more highly skilled nursing staffs are responsible for functions that used to be handled by doctors. The cost of skilled nursing facilities generally ranges from $5,000,000 to $10,000,000.

         Continuing Care Retirement Communities. Congregate living facilities sometimes have assisted living and/or skilled nursing facilities attached or adjacent to their locations. When this occurs, the projects are often referred to as continuing care retirement communities or life care communities. The intent of continuing care retirement communities or life care communities is to provide a continuum of care to the residents. In other words, as residents age and their health care needs increase, they can receive the care they need without having to move away from the "community" which has become their home. Continuing care retirement communities typically operate on a fee-for-service basis and the units are rented on a monthly basis to residents, while life care centers generally charge an entrance fee that is partially refundable and covers the cost of all of the residents' health care- related services, plus a monthly maintenance fee. Continuing care retirement communities and life care communities are the most expensive seniors' housing accommodations today with prices for each facility generally ranging from $40,000,000 to over $100,000,000.

         Medical Office Buildings. Medical office buildings, including walk-in clinics, are conventional office buildings with additional plumbing, mechanical and electrical service amenities, which facilitate physicians and medical delivery companies in the practice of medicine and delivery of health care services. These facilities can range in size from 3,000 square feet (walk-in clinic) up to 100,000 square feet (medical office building), with costs generally ranging from $1,000,000 to $10,000,000. It is common for medical office buildings to be located in close proximity to hospitals where physicians have practice privileges. Walk-in clinics are normally placed in retail/commercial locations to make accessibility convenient for patients and to provide medical services in areas which are not close or convenient to hospitals and larger physician practices.

         Either before or after construction or renovation, the Properties to be acquired by the Company will be one of an Operator's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority and all other governmental certificates or permits which permit the use of the Property as a retirement facility, and shall receive a certificate from the Operator to the effect that (i) the Property is operational and in compliance with all required governmental permits and certificates and (ii) the Property is in compliance with all of the Operator's requirements, including, but not limited to, building plans and specifications approved by the Operator. The Company also will receive a certificate of occupancy and all other required governmental permits or certificates for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

         Generally, Properties to be acquired by the Company will consist of both land and building, although in a number of cases the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties will be freestanding and surrounded by paved parking areas and landscaping. Although, buildings may be suitable for conversion to various uses through modifications, some Properties may not be economically convertible to other uses.

         A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment and maintain the leasehold in a manner that allows operation for its intended purpose. These capital expenditures generally will be paid by the tenant during the term of the lease.

DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with the operator.

         General. In general, the leases are expected to be "triple-net" leases, which means that the tenants will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be lessor, and all references in this section to the Company as lessor therefore should be read accordingly. See "Business -- Joint Venture Arrangements" below.

         Term of Leases. It presently is anticipated that Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. Typically, the leases will provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" above.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to recover its investment in the building by the expiration of the lease.

         Assignment and Sublease. In general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

         Alterations to Premises. A tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

         Right of Tenant to Purchase. It is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases."

         Substitution of Properties. Under certain leases, the tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved facility on the Property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

         In addition, it is anticipated that certain Property leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the facility. The tenant's determination that a facility has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other affiliate will be permitted to use the original Property as a facility or other business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         Insurance, Taxes, Maintenance and Repairs. Tenants of Properties will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         The leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         Events of Default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease:
(i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure,
(iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) in cases where the Company enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, (v) in cases where the Company has entered into other leases with the same tenant, a default under such lease, (vi) loss of licensure, (vii) loss of Medicare or Medicaid Certification and (viii) the forced removal of more than a specified number of patients as a result of deficiencies in the care provided at, or physical condition of, the facility.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Business -- Description of Property Leases -- Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement Operator or will discontinue operation of the facility, the latter of which would require the Company or the defaulting Operator to arrange for an orderly transfer of the residents to another qualified facility. The Company will have no obligation to operate the facility and no Operator of a facility will be obligated to permit the Company or a replacement Operator to operate the facility.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter" and "Risk Factors -- Real Estate and Other Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 10 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by issuing limited partnership units in Retirement Partners to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. CNL Retirement GP Corp. is a wholly owned subsidiary of the Company and is the general partner of Retirement Partners. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS

         The Company may provide Mortgage Loans to Operators to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loans will be secured by such property.

         Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         The Company may combine leasing and financing in connection with a Property. For example, it may make a Mortgage Loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         Management believes that the criteria for investing in such Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of the Company's total assets.

MANAGEMENT SERVICES

         The Advisor will provide management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, Mortgage Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' books and records, and responding to tenant inquiries and notices. The Advisor also will provide information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor will receive the Asset Management Fee, which, generally, is payable monthly in an amount equal to one-twelfth of 0.60% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee payable out of the proceeds of the borrowings equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may also obtain additional Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         On April 20, 2000, the Company entered into an initial revolving line of credit and security agreement with a bank to be used by the Company to acquire and construct Properties. The line of credit provides that the Company will be able to receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to LIBOR plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate per annum equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. Each loan made under the line of credit will be secured by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable Property during the term of the loan without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance. As of March 22, 2002, the Company had obtained and repaid one advance totalling $8,100,000 relating to the line of credit. In connection with the line of credit, the Company incurred an origination fee, legal fees and closing costs of $55,917. The proceeds were used in connection with the purchase of the Orland Park Property described in "Business -- Property Acquisitions."

         On February 11, 2002, the Company assumed approximately $13,000,000 of Permanent Financing relating to the Oak Park Property which is secured by a mortgage on the Oak Park Property described in "Business - Property Acquisitions." The loan bears interest at a variable rate ranging from 6.28% to 8.00% per annum and requires monthly principal and interest payments through October 2003 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees of approximately $16,200.

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the Company will have one or more Lines of Credit initially in amounts up to $45,000,000; however, the Line of Credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.

SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         For up to seven years after the commencement of this offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the borrowings. At or prior to the end of such seven-year period (December 31, 2008), the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties, Mortgage Loans and Secured Equipment Leases or to repay outstanding indebtedness. If Listing does not occur within seven years after the commencement of this offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets. The Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

COMPETITION

         The Company anticipates that it will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than the Company, in the acquisition, leasing and financing of Properties. Further, non-profit entities are particularly attracted to investments in retirement facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states, retirement facilities owned by non-profit entities are exempt from taxes on real property. As profitability increases for investors in retirement facilities, competition among investors likely will become increasingly intense.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan and Secured Equipment Lease programs. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.


Year Ended December 31:                    2001           2000         1999 (1)      1998 (1)     1997 (1) (2)
                                       -------------- --------------  ------------  -----------  ------------

  Revenues                             $  1,899,619    $ 1,084,730      $ 86,231        $  --         $  --
  General operating and administrative
     expenses (3)                           395,268        340,086        79,261           --            --
  Organizational costs                           --             --        35,000           --            --
  Net earnings (loss) (4)                   915,965        224,778       (28,390 )         --            --
  Cash distributions declared (5)         1,507,322        502,078        50,404           --            --
  Cash from operations                    2,173,379      1,096,019        12,851           --            --
  Cash used in investing activities     (22,931,469 )  (14,428,703 )          --           --            --
  Cash from (used in) financing
     activities                          47,301,313      8,766,346     4,731,279     (199,908 )     200,000
  Earnings (loss) per Share                    0.38           0.27         (0.07 )         --            --
  Funds from operations (6)               1,439,908        527,962       (28,390 )         --            --
  Cash distributions declared per Share        0.70           0.58          0.13           --            --
  Weighted average number of Shares
     outstanding (7)                      2,391,072        845,833       412,713           --            --


At December 31:
  Total assets                          $64,446,889    $14,688,560    $5,088,560    $976,579      $280,330
  Total stockholders' equity             60,910,042      9,203,548     3,292,137     200,000       200,000


(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 1999.

(4) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(5) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2001, 2000 and 1999, approximately 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including organizational costs that were expensed for GAAP purposes for the year ended December 31, 1999 and deductions for depreciation expense for the years ended December 31, 2001 and 2000. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(6) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the years ended December 31, 2001 and 2000, net earnings included $76,665 and $21,128, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.

(7) The weighted average number of Shares outstanding for the year ended December 31, 1999 is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, the availability of capital from borrowings under the Company's Line of Credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         The Company

         CNL Retirement Properties, Inc. is a Maryland corporation that was organized on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., organized in Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of Retirement Partners. Properties acquired are generally expected to be held by Retirement Partners or wholly owned subsidiaries of Retirement Partners and, as a result, owned by CNL Retirement Properties, Inc. through such entities. CNL Retirement - GP/Holding Corp. was formed in June 2001 to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring Properties. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement Partners, LP, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement - GP/Holding Corp., and each of their subsidiaries.

         The Company was formed to acquire Properties located across the United States. The Properties may include congregate living , assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term, "triple-net" basis. The Company may also provide Mortgage Loans to Operators in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company also may offer Secured Equipment Leases to Operators. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of total assets.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings

         During the period December 22, 1997 (date of inception) through December 31, 1998, a capital contribution of $200,000 from the Advisor was the Company's sole source of capital. On September 18, 1998, the Company commenced its Initial Offering of Shares of Common Stock. Upon the termination of the Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced the 2000 Offering of up to 15,500,000 Shares of Common Stock ($155,000,000). As of December 31, 2001, the Company had received aggregate subscription proceeds of $71,411,344 (7,141,131 Shares), including $381,407 (38,141 Shares) through its
Reinvestment Plan, from its Initial Offering and the 2000 Offering (the "Prior Offerings") and contributions from the Advisor. As of December 31, 2001, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses totalled approximately $63,100,000. The Company used approximately $34,100,000 of the net offering proceeds to invest in three retirement Properties. As of December 31, 2001, the Company had paid approximately $4,100,000 in Acquisition Fees and Acquisition Expenses.

         During the period January 1, 2002 through March 22, 2002, the Company received additional net offering proceeds of approximately $43,300,000 and had approximately $32,000,000 available for investment in Properties and Mortgage Loans after acquiring three additional Properties. See "Business -- Property Acquisitions" for a description of the Properties owned as of March 22, 2002.

         The Company expects to use any uninvested net offering proceeds, plus any additional net offering proceeds from the sale of Shares from the 2000 Offering and this offering to purchase additional Properties and to a lesser extent, to invest in Mortgage Loans. In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company has obtained a $25,000,000 revolving line of credit , as described below. The Company has also obtained Permanent Financing. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The

Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets. The maximum amount the Company may borrow is 300% of the Company's Net Assets. The number of Properties to be acquired and Mortgage Loans in which the Company may invest will depend upon the amount of net offering proceeds and loan proceeds available to the Company.

         Apart from the effects of reduced economic activity in general following the events of September 11, 2001, management does not anticipate that the events of September 11 will have a direct effect on the health care and seniors' housing industries. However, Marriott International, Inc., which has extensive investments in the hospitality industry, guarantees, within certain limitations, the obligations of the tenant of the Company's Orland Park Property to pay minimum rent under the lease for the Property. To the extent that business or leisure travel is substantially reduced for a lengthy period of time, the business of Marriott International, Inc. may be affected. Management does not anticipate that the events of September 11 will have a significant effect on the Company's ability to raise capital in equity offerings. Gross offering proceeds during the year ended December 31, 2001 exceeded levels of previous years. In addition, the Company has received gross offering proceeds of approximately $49,100,000 during the period of January 1, 2002 through March 22, 2002. Management expects that future offering proceeds and amounts available under the Company's line of credit will be sufficient to meet the Company's capital requirements.

         Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. During the years ended December 31, 2001 and 2000, 3,415 and 3,316 Shares, respectively, were redeemed at $9.20 per Share for a total of $31,420 and $30,508, respectively, and retired from Shares outstanding of Common Stock. No Shares were redeemed prior to 2000.

         Borrowings/Market Risk

         There were no amounts outstanding on the Company's line of credit at December 31, 2001. The interest rate on the first $9,700,000 drawn (the "Initial Draw") on the Company's line of credit will be 8.75% through April 1, 2002. The Company is subject to interest rate risk through advances greater than the Initial Draw and/or amounts outstanding on the Initial Draw as of April 1, 2002, on its variable rate line of credit.

         Line of Credit and Security Agreement

         The Company has a line of credit which allows the Company to receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the Company's credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to London Interbank Offered Rate (LIBOR) plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the line of credit and each advance. During the year ended December 31, 2000, the Company obtained an advance of $8,100,000. As of December 31, 2001, the Company had repaid this advance and had no amounts outstanding on its line of credit.

         Property Acquisitions

         On April 20, 2000, the Company used offering proceeds of $5,748,900 and advances under its line of credit of $8,100,000 to acquire its first Property, a private-pay assisted living community in Orland Park, Illinois. The Orland Park Property is a Brighton Gardens by Marriott. In connection with the purchase of the Orland Park Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         On November 9, 2001, the Company used net offering proceeds of $10,578,750 to acquire the Broadway Plaza at Pecan Park, an American Retirement Corporation assisted living Property located in Arlington, Texas, a suburb of the Dallas/Fort Worth area. The Arlington Property, which opened in August 2000, includes 80 assisted living units and 15 units for residents with Alzheimer's and related memory disorders. In connection with the purchase of the Arlington Property, the Company, as lessor, entered into a long-term, triple-net lease agreement. The Company and the tenant of the Arlington Property have also entered into an agreement, whereby, the Arlington Property may be divided into two parcels of land, the developed land that includes the building and surrounding grounds (approximately 4.4 acres) and an adjacent parcel of undeveloped land (approximately 2.8 acres). The tenant of the Arlington Property has the option to purchase the undeveloped parcel of land for $1. The purchase option expires in 2011 and the Company may buy out the purchase option at any time prior to its expiration for $600,000, the fair market value of the undeveloped land at acquisition. Development of the land is subject to certain limitations imposed by the Company. At December 31, 2001, the Company has assigned no value to the undeveloped parcel of land. In the event that the Company buys out the tenant's option, the costs of the land will be capitalized at that time.

         In addition, on November 9, 2001, the Company used net offering proceeds of $9,672,000 to acquire the Homewood Residence at Boca Raton, an American Retirement Corporation assisted living Property located in Boca Raton, Florida, approximately 20 miles north of Fort Lauderdale, Florida. The Boca Raton Property, which opened in October 2000, includes 60 assisted living units and 14 units for residents with Alzheimer's and related memory disorders. In connection with the purchase of the Boca Raton Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         On February 11, 2002, the Company used net offering proceeds of approximately $9,700,000 to acquire the Homewood Residence of Coconut Creek, an American Retirement Corporation assisted living Property located in Coconut Creek, Florida. In connection with the purchase of the Coconut Creek Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         In addition, on February 11, 2002, the Company used net offering proceeds of approximately $5,500,000 and assumed Permanent Financing of approximately $13,000,000 to acquire the Holley Court Terrace, an American Retirement Corporation assisted living Property located in Oak Park, Illinois. In connection with the purchase of the Oak Park Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         On March 22, 2002, the Company used net offering proceeds of approximately $17,900,000 to acquire the Heritage Club at Greenwood Village, an American Retirement Corporation assisted living/skilled nursing Property located in Greenwood Village, Colorado. In connection with the purchase of the Greenwood Village Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         Commitments

         As of March 22, 2002, the Company had an initial commitment to acquire an approximate 77% interest in five additional Properties through a joint venture. The anticipated aggregate purchase price of the five Properties is approximately $60 million. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to fund a portion of these acquisitions with a commercial paper backed loan of approximately $23.5 million.

         As of March 22, 2002, the Company had not entered into any arrangements creating a reasonable probability a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of March 22, 2002, the Company had not acquired any such Properties or entered into any Mortgage Loans.

         Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 2001, the Company had $26,721,107 invested in such short-term investments as compared to $177,884 at December 31, 2000. The increase in the amount invested in short-term investments was primarily attributable to subscription proceeds received from the sale of Shares from the 2000 Offering during the year ended December 31, 2001, partially offset by the purchase of the Arlington Property and the Boca Raton Property and repayments on the line of credit. The funds remaining at December 31, 2001, along with additional funds expected to be received from the sale of Shares , will be used primarily to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         Liquidity Requirements

         During the years ended December 31, 2001 and 2000, the Company generated cash from operations (which includes cash received from tenants and interest, less cash paid for operating expenses) of $2,173,379 and $1,096,019, respectively. For the years ended December 31, 2001 and 2000, cash from operations includes security deposits of $810,030 and $553,956, respectively, which were received from tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its line of credit and proceeds from its offerings. Management expects the Company to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         An FF&E Reserve fund has been established in accordance with the Orland Park Property lease agreement with BG Orland Park, LLC. In accordance with such agreement, the tenant deposits funds into the restricted FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. All funds in the FF&E Reserve, all interest earned on the funds and all property purchased with funds from the FF&E Reserve are and will remain the property of the Company. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent will be increased. The Arlington, Boca Raton, Oak Park, Coconut Creek and Greenwood Village Properties include FF&E Reserve accounts which will be held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E Reserve accounts will become the property of the Company. For the years ended December 31, 2001 and 2000, revenue relating to the FF&E Reserve totalled $39,199 and $19,672, respectively. Due to the fact that the Properties are leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. However, management may maintain additional cash required to meet the Company's working capital needs. Management believes that the Company's Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         Distributions

         The Company declared and paid Distributions to its stockholders totalling $1,507,322, $502,078 and $50,404 during the years ended December 31, 2001, 2000 and 1999, respectively. In addition, on January 1, February 1 and March 1, 2002, the Company declared Distributions of $0.0583 per Share to stockholders of record on January 1, February 1 and March 1, 2002, respectively, payable in March 2002.

         For the years ended December 31, 2001 and 2000, approximately 65% and 54%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 35% and 46%, respectively, were considered a return of capital for federal income tax purposes. For the year ended December 31, 1999, 100% of Distributions received by stockholders were considered ordinary income for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2001, 2000 and 1999, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Generally the Company is required to distribute annually 90% of its real estate investment trust taxable income. In determining the amount of Distributions, management considers the amount of cash from operations, funds from operations and the general economic condition of the Company. The Company intends to continue to make Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.

         Related Parties Transactions

         During the years ended December 31, 2001, 2000 and 1999 , Affiliates incurred on behalf of the Company $1,626,405, $387,704 and $421,878 , respectively, for certain organizational and offering expenses. In addition, during the years ended December 31, 2001, 2000 and 1999, Affiliates of the Company incurred $353,852, $112,961 and $98,206, respectively, for certain Acquisition Expenses and $206,211, $157,878 and $41,307, respectively, for certain operating expenses on behalf of the Company. As of December 31, 2001, the Company owed the Affiliates $1,772,807 for such amounts and unpaid fees and administrative expenses.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap in an Expense Year. During the Expense Years ended June 30, 2001 and 2000, the Company's Operating Expenses exceeded the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor reimbursed the Company such amounts in accordance with the Advisory Agreement. Operating Expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2001, 2000 and 1999.

         The Board of Directors of the Company has authorized the Company to pursue the opportunity to acquire a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. If consummated, the Company's investment in the partnership is expected to be approximately $300,000. The remaining interest in the limited partnership is expected to be owned by several Affiliates of the Advisor.

         For additional information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions."

         Other

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

         Critical Accounting Policies

         The Company's leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases" ("FAS 13"), and have been accounted for as operating leases. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management has assumed that all payments to be received under its leases are collectible. Changes in management's estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.

         Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building and equipment. In the event a Property is not acquired or its acquisition is no longer considered probable, costs directly related to the Property will be charged to expense.

RESULTS OF OPERATIONS

         Comparison of the year ended December 31, 2001 to the year ended December 31, 2000

         As of December 31, 2001, the Company owned three Properties consisting of land, buildings and equipment, and had entered into long-term, triple-net lease agreements relating to these Properties. The leases provide for minimum annual base rent ranging from approximately $991,000 to $1,350,000, which are generally payable in monthly installments. In addition, the leases also provide that the annual base rent required under the terms of the leases will increase at predetermined intervals. In addition to annual base rent, tenants pay contingent rent computed as a percentage of gross sales of the Property. The Company's lease for the Orland Park Property also requires the establishment of an FF&E Reserve. The FF&E Reserve established for the Orland Park Property has been reported as additional rent for the years ended December 31, 2001 and 2000.

         During the years ended December 31, 2001 and 2000, the Company earned rental income from operating leases and FF&E Reserve revenue of $1,764,217 and $981,672, respectively. The increase in rental income and FF&E Reserve income is due to the Company owning three Properties during the year ended December 31, 2001, as compared to one Property during the year ended December 31, 2000. In addition, the Orland Park Property was owned for only a portion of 2000, compared to a full year in 2001. Because additional Property acquisitions are expected to occur, management believes revenues for the year ended December 31, 2001 represent only a portion of revenues which the Company is expected to earn in future periods.

         During the years ended December 31, 2001 and 2000, the Company earned $135,402 and $103,058, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The increase in interest income was primarily attributable to an increase in the dollar amount invested in short-term, liquid investments and the period of time the funds were invested pending investment in Properties, as compared to 2000. As net offering proceeds from the Company's offerings are invested in additional Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         BG Orland Park, LLC, ARC Pecan Park LP and ARC Boca Raton, Inc. each contributed more than 10% of the Company's total rental income for the year ended December 31, 2001. These Properties operate as either a Marriott or an American Retirement Corporation brand chain. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott or American Retirement Corporation brand chains would significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced by the Company's initial and continuing due diligence procedures. In addition, our leases generally have credit enhancement provisions, such as guarantees, net worth requirements or liquidity facility agreements, provided by a third party tenant or manager.

         As of April 1, 2002, American Retirement Corporation, which we refer to as "ARC," was the parent company of the tenants to five of our six Properties. ARC also operates the Properties and is obligated to fund certain shortfall reserves relating to the Properties. According to its December 31, 2001 audited financial statements, ARC has significant debt obligations that mature in 2002, as well as a net working capital deficit as a result of such maturities, and significant lease obligations, and its current cash balances and internally developed cash are not sufficient to satisfy its scheduled debt maturities in 2002. ARC is currently in discussions with its lenders concerning a plan to extend and refinance certain of its debt obligations. If ARC is unable to successfully implement such a plan, it may have difficulty meeting its obligations to continue to fund shortfall reserves and its ability to continue to operate the Properties may be impaired. In such an event, we would have to obtain a new operator for the Properties and our results of operations could be affected if we are unable to do so within a brief time period. In addition, under such circumstances we would not expect ARC to fund additional shortfall reserves, which could affect our results of operations if these Properties are unable to generate sufficient cash flow from operations to make rent payments, the tenants do not otherwise have sufficient resources to make rent payments, and existing shortfall reserves and security deposits made by tenants are insufficient. As we acquire additional Properties, including the Properties we describe as probable acquisitions, that will be leased to different operators, the effect on our results of operations caused by any failure by ARC to continue to meet its obligations should substantially diminish. As of April 1, 2002, ARC had met all of its obligations relating to the five Properties.

         Operating expenses, including interest expense and depreciation and amortization expense, were $983,654 and $859,952 for the years ended December 31, 2001 and 2000, respectively. The increase in operating expenses during the year ended December 31, 2001, as compared to 2000, was partially the result of the Company owning three Properties during 2001, compared to one Property in 2000. Additionally, general operating and administrative expenses increased as a result of Company growth. Interest expense decreased from $367,374 for the year ended December 31, 2000 to $105,056 for the year ended December 31, 2001. The decrease in interest expense was a result of the Company repaying the amounts outstanding under its line of credit during the year ended December 31, 2001.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred exceed the Expense Cap in an Expense Year. During the Expense Years ended June 30, 2001 and 2000, the Company's Operating Expenses totalled $439,456 and $287,084, respectively, exceeding the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor has reimbursed the Company such amounts in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2001 and 2000.

         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         Comparison of the year ended December 31, 2000 to the year ended December 31, 1999

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on July 14, 1999. The Company acquired its first private-pay, assisted living Property, the Orland Park Property, on April 20, 2000. As a result of the acquisition, the Company earned rental income and FF&E Reserve income of $981,672 during the year ended December 31, 2000. All of the Company's rental income for the year ended December 31, 2000, was earned from one lessee, BG Orland Park, LLC. No rental income was earned for the year ended December 31, 1999.

         During the years ended December 31, 2000 and 1999, the Company earned $103,058 and $86,231, respectively, in interest income from investments in money market accounts. The increase in interest income is attributable to increased subscription proceeds received in 2000 being temporarily invested in highly liquid investments pending investment in Properties and Mortgage Loans.


         Operating expenses, including interest, depreciation and amortization for the years ended December 31, 2000 and 1999 were $859,952 and $114,621, respectively, including organizational expenses of $35,000 in 1999. Operating expenses increased during the year ended December 31, 2000, primarily due to the fact that the Company did not commence operations until July 14, 1999 and that the Company acquired its first Property and received an advance on its line of credit in 2000.

         As discussed above, during the Expense Year ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by $213,886; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         Other

         The Company has elected, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 2001, 2000 and 1999. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company's current leases are, and it is anticipated that future leases will be, triple-net leases and contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         Management of the Company currently knows of no trends that will have a material adverse effect on liquidity, capital resources or results of operations.

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141"), Statement of Financial Accounting Standards No. 142, "Goodwill and Intangible Assets" ("FAS 142"), and Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("FAS 143"). FAS 141 requires business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. FAS 142 requires the use of a nonamortization approach to account for purchased goodwill and certain intangibles. Under a nonamortization approach, goodwill and certain intangibles must be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its estimated fair value. FAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. In October 2001, the FASB issued Statement of Financial Accounting Standards 144, "Accounting for the Impairment or Disposal of Long Lived Assets" ("FAS 144"), which requires long-lived assets to be disposed of to be valued at the lower of the carrying amount or estimated fair value, less the cost to sell the assets. The Company expects that the implementation of these pronouncements will not have a material impact on the Company's results of operations.



                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the management and control of the affairs of the Company; however, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, has a fiduciary duty to the Company.

         The Directors will establish written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

       Name                  Age       Position with the Company
------------------------    -------    ---------------------------------------

James M. Seneff, Jr.          55       Director, Chairman of the Board and Chief
                                       Executive Officer
Robert A. Bourne              54       Director, Vice Chairman of the Board,
                                       President and Treasurer
David W. Dunbar               49       Independent Director

James W. Duncan, Jr.          49       Independent Director

Edward A. Moses               59       Independent Director

Phillip M. Anderson, Jr.      42       Chief Operating Officer and Executive
                                       Vice President
Thomas J. Hutchison III       60       Executive Vice President
Lynn E. Rose                  53       Secretary

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff also is a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Corp., the Advisor to the Company. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Retirement Corp., CNL
Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $5 billion in assets, representing interests in approximately 1,900 properties and approximately 1,200 mortgage loans in 49 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and currently serves as co-Chief Executive Officer of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional
Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board, President and Treasurer. Mr. Bourne also serves as a director, Vice Chairman of the Board, President and Treasurer of CNL Retirement Corp., the Advisor to the Company. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board, President and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board, President and Treasurer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Bourne also serves as a director of CNLBank. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         David W. Dunbar. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as vice chairman of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital and a member of the board of directors of North Bay Hospital, a 122-bed facility. He is a former member of the board of directors of Morton Plant Mease Hospital Foundation. In addition, Mr. Dunbar serves as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square-foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. In addition, in 1990, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar began his professional career with Southeast Banking Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in Finance from Florida State University in 1975. He is also a 1977 graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

         James W. Duncan, Jr. Independent Director. Mr. Duncan is the president of NavTrak, Inc., a mobile data and asset tracking company that provides a web-based system to track vehicles in commercial fleets. From 1994 through 2000, Mr. Duncan served as the president of The Latrobe Group, LLC, a private investment company. In addition, from 1994 through 2001, Mr. Duncan was a member of the board of governors for Opportunity International, a non-profit organization that provides entrepreneurs with access to capital and business training to start and expand small businesses. From 1985 through 1994, Mr. Duncan was co-chairman and president of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities located in six states. Prior to co-founding PersonaCare, Inc., Mr. Duncan was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Duncan received a B.A. in Economics from Wheaton College in 1974 and a J.D. from the University of Maryland School of Law in 1978.

         Edward A. Moses. Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and the Bank of America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University, and is a member of the board of directors of HTE, Inc. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and an M.B.A. in 1967 and a Ph.D. in Finance from the University of Georgia in 1971.

         Phillip M. Anderson, Jr. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in health care industry investments, including acquisitions, development, project analysis and due diligence. He also currently serves as the Chief Operating Officer of both CNL Retirement Corp., the Company's Advisor, and of CNL Retirement Development Corp. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. After assuming responsibility for acquisitions, Mr. Anderson doubled the number of senior living apartments/beds ("units") in the portfolio by adding over 1,200 units. In addition, the development of an additional 1,000 units of seniors' housing commenced under Mr. Anderson's direction. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board and insurance committee. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison also serves as an Executive Vice President and a director of CNL Retirement Corp., the Advisor of the Company, as well as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Hospitality Properties, Inc. and an Executive Vice President and a director of CNL Hospitality Corp., its advisor. He also serves as Executive Vice President of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Lynn E. Rose. Secretary. Ms. Rose served as Treasurer of the Company from 1998 through August 2001. Ms. Rose also serves as Secretary of CNL Retirement Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose served as Treasurer and a director of CNL Retirement Corp. from 1997 through June 2001. Ms. Rose is Secretary of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. Ms. Rose served as Treasurer of CNL Hospitality Properties, Inc. from 1996 through September 2001. In addition, she serves as Secretary of CNL Hospitality Corp., its advisor, and served as Treasurer and a director from 1997 through June 2001. Ms. Rose also serves as Secretary of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc., and served as Treasurer from 1999 through June 2001. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, its Controller from 1987 to 1993 and its Chief Financial Officer from 1993 to present. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax and legal compliance for over 500 corporations, partnerships and joint ventures, and the accounting and financial reporting for CNL Holdings, Inc. and its subsidiaries. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time, as necessary, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. In addition to the above compensation, the Director serving as Chairman of the Audit Committee is entitled to receive fees of $750 per meeting attended with the Company's independent accountants ($375 for each telephonic meeting in which the Chairman participates) as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Retirement Corp. is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Retirement Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and executive officers of the Advisor are as follows:

    James M. Seneff, Jr.         Chairman of the Board, Chief Executive Officer,
                                 and Director
    Robert A. Bourne             Vice Chairman of the Board, President,
                                 Treasurer and Director
    Phillip M. Anderson, Jr.     Chief Operating Officer
    Thomas J. Hutchison III      Executive Vice President and Director
    Lynn E. Rose                 Secretary

         The backgrounds of these individuals are described above under "Management -- Directors and Executive Officers."

         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock (the "Initial Investment"). The Advisor may not sell the Initial Investment while the Advisory Agreement is in effect, although the Advisor may transfer the Initial Investment to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) selling commissions, advertising expenses, expense reimbursements, and legal and accounting fees;
(iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location);
(v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in any Expense Year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) the market value of the Company, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing (the "Market Value"), plus the total Distributions paid to stockholders from the Company's inception until the date of Listing, exceeds
(ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred subordinated share of Net Sales Proceeds from Sales of Assets of the Company. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor.

         The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on September 16, 2002. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the year ended December 31, 2001, the Company incurred $4,463,981 of such fees in connection with the 2000 Offering, of which $4,175,827 was paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2002 through March 22, 2002, the Company incurred $3,684,570 of such fees in connection with the 2000 Offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares from the 2000 Offering, all or a portion of which may be reallowed to other broker-dealers. For the year ended December 31, 2001 and the period January 1, 2002 through March 22, 2002, the Company incurred $297,599 and $245,638, respectively, of such fees in connection with the 2000 Offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering , a Soliciting Dealer Servicing Fee payable annually by the Company beginning on December 31 , 2003 in the amount of 0.20% of Invested Capital from the 2000 Offering . CNL Securities Corp. in turn may reallow all or a portion of such fees to Soliciting Dealers whose clients hold Shares on such date. As of December 31, 2001, no such fees had been incurred.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. For the year ended December 31, 2001 and the period January 1, 2002 through March 22, 2002, the Company incurred $2,676,430 and $2,210,742, respectively, of such fees in connection with the 2000 Offering. Additionally, during the period January 1, 2002 through March 22, 2002, the Company incurred Acquisition Fees totalling $583,848 as a result of Permanent Financing used to acquire the Oak Park Property.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2001 the Company incurred $93,219 of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended June 30, 2001 , the Company's Operating Expenses exceeded the Expense Cap by $145,015 ; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. During the Expense Years ended September 30, 2001 and December 31, 2001, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2001, the Company incurred $1,006,632 for these services, $769,853 of such costs represented stock issuance costs, $37,053 represented acquisition-related costs and $199,726 represented general operating and administrative expenses.

         The Company maintains a bank account in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank was $3,000,000 at December 31, 2001.

         In conjunction with a potential commercial paper borrowing transaction, the Company has engaged an Affiliate of the Advisor , which is majority owned by subsidiaries of CNL Financial Group, Inc., to act as its structuring agent (the "Structuring Agent"). The Structuring Agent will receive an origination fee equal to 2% of the amount of the loan with $100,000 payable upon engagement. During the year ended December 31, 2001, the Structuring Agent was paid the initial engagement fee of $100,000. This amount is included in other assets at December 31, 2001, and will be capitalized as loan costs upon completion of the borrowing transaction.

         The Board of Directors has authorized the Company to pursue the opportunity to acquire a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. If consummated, the Company's investment in the partnership is expected to be approximately $300,000. The remaining interest in the limited partnership is expected to be owned by several Affiliates of the Advisor.



                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in retirement properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Messrs. Seneff and Bourne also currently serve as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2001, the 18 partnerships and the two unlisted REITs had raised a total of approximately $2.3 billion from a total of approximately 106,000 investors, and owned, directly or indirectly, approximately 1,700 fast-food, family-style and casual-dining restaurant properties, and 43 hotels. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                               Number of       Date 90% of Net
                                                                                Limited         Proceeds Fully
                        Maximum                                               Partnership        Invested or
Name of                 Offering                                               Units or          Committed to
Entity                  Amount (1)                Date Closed                 Shares Sold       Investment (2)
------                  ----------                -----------                 -----------       --------------

CNL Income              $15,000,000               December 31, 1986             30,000           December 1986
Fund, Ltd.              (30,000 units)

CNL Income              $15,000,000               December 31, 1986             30,000           December 1986
Fund II, Ltd.           (30,000 units)

CNL Income              $25,000,000               April 29, 1988                50,000           June 1988
Fund III, Ltd.          (50,000 units)

CNL Income              $30,000,000               December 6, 1988              60,000           February 1989
Fund IV, Ltd.           (60,000 units)

CNL Income              $25,000,000               June 7, 1989                  50,000           December 1989
Fund V, Ltd.            (50,000 units)

CNL Income              $35,000,000               January 19, 1990              70,000           May 1990
Fund VI, Ltd.           (70,000 units)

CNL Income              $30,000,000               August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.          (30,000,000 units)

CNL Income              $35,000,000               March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.         (35,000,000 units)

CNL Income              $35,000,000               September 6, 1991            3,500,000         November 1991
Fund IX, Ltd.           (3,500,000 units)

CNL Income              $40,000,000               April 22, 1992               4,000,000         June 1992
Fund X, Ltd.            (4,000,000 units)

CNL Income              $40,000,000               October 8, 1992              4,000,000         September 1992
Fund XI, Ltd.           (4,000,000 units)

CNL Income              $45,000,000               April 15, 1993               4,500,000         July 1993
Fund XII, Ltd.          (4,500,000 units)

CNL Income              $40,000,000               September 13, 1993           4,000,000         August 1993
Fund XIII, Ltd.         (4,000,000 units)

CNL Income              $45,000,000               March 23, 1994               4,500,000         May 1994
Fund XIV, Ltd.          (4,500,000 units)

CNL Income              $40,000,000               September 22, 1994           4,000,000         December 1994
Fund XV, Ltd.           (4,000,000 units)

CNL Income              $45,000,000               July 18, 1995                4,500,000         August 1995
Fund XVI, Ltd.          (4,500,000 units)

CNL Income              $30,000,000               October 10, 1996             3,000,000         December 1996
Fund XVII, Ltd.         (3,000,000 units)

CNL Income              $35,000,000               February 6, 1998             3,500,000         December 1997
Fund XVIII, Ltd.        (3,500,000 units)



                                                                               Number of          Date 90% of Net
                                                                                Limited            Proceeds Fully
                        Maximum                                               Partnership           Invested or
Name of                 Offering                                               Units or             Committed to
Entity                  Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                  ----------                -----------                 -----------          --------------

CNL American            $747,464,413              January 20, 1999 (3)        37,373,221 (3)       February 1999 (3)
Properties Fund, Inc.   (37,373,221 shares)

CNL Hospitality         $875,072,637                      (4)                     (4)                   (4)
Properties, Inc.        (87,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.


(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($45,000,000) of common stock. As of December 31, 2001, the Hospitality Properties REIT had received subscriptions totalling $353,639,032 (35,363,903 shares), including $2,717,677 (271,768 shares) through the reinvestment plan, from the 2000 Offering. As of such date, the Hospitality Properties REIT had purchased, directly or through its subsidiaries, 43 properties, including eight properties through joint ventures and seven properties on which hotels were being constructed. Upon completion of the 2000 Offering, the Hospitality Properties REIT intends to commence a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock.

         Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31, 2001, the partnership had raised $27.5 million from 267 investors and had invested approximately $8.8 million in the resort, which is currently under construction.

         As of December 31, 2001, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 2001. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 304 projects as of December 31, 2001. These 304 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 69 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 70% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 4% of the total amount raised by all 69 partnerships), 28 commercial/retail properties (comprising 12% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.


         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2001 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 2001, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

      Name of               Type of                                                 Method of            Type of
       Entity              Property                    Location                     Financing            Program
       ------              --------                    --------                     ---------            -------

CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        64 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              ID, IL, IN, KS, MA,
                           restaurants               MD, MI, MN, NC, NE,
                                                     NM, NY, OH, OK, PA,
                                                     TN, TX, VA, WA, WY




      Name of                 Type of                                             Method of            Type of
       Entity                Property                    Location                 Financing            Program
       ------                --------                    --------                 ---------            -------

CNL Income Fund           56 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                 family-style              IN, LA, MI, MN, NC,
                          restaurants               NE, OH, PA, SC, TN,
                                                    TX, UT, WA

CNL Income Fund            48 fast-food or           AZ, CO, FL, IL, IN,            All cash            Public
VIII, Ltd.                 family-style              LA, MI, MN, NC, NY,
                           restaurants               OH, TN, TX, VA

CNL Income Fund IX,        48 fast-food or           AL, CA, CO, FL, GA,            All cash            Public
Ltd.                       family-style              IL, IN, LA, MD, MI,
                           restaurants               MN, MS, NC, NH, NY,
                                                     OH, SC, TN, TX


CNL Income Fund X,         56 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, IN, LA, MI,
                           restaurants               MO, MT, NC, NE, NH,
                                                     NM, NY, OH, PA, SC,
                                                     TN, TX, WA

CNL Income Fund XI,        45 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

CNL Income Fund            56 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, IN, LA, MO, MS,
                           restaurants               NC, NM, OH, SC, TN,
                                                     TX, WA

CNL Income Fund            51 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, MO, NC, OH, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            70 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

CNL Income Fund XV,        60 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA


      Name of                 Type of                                            Method of          Type of
       Entity                Property                    Location                Financing          Program
       ------                --------                    --------                ---------          -------

CNL Income Fund            51 fast-food or           AZ, CA, CO,  DC,            All cash            Public
XVI, Ltd.                  family-style              FL, GA, ID, IN, KS,
                           restaurants               LA,  MN, MO, NC,
                                                     NM, NV, OH,  PA,
                                                     TN, TX,  UT, WI

CNL Income Fund            35 fast-food,             CA,  FL, GA, IL,            All cash            Public
XVII, Ltd.                 family-style or           IN,  MD, MI, NC,
                           casual-dining             NE, NV, OH, SC, TN,
                           restaurants               TX, WA

CNL Income Fund            27 fast-food,             AZ, CA, CO, FL,              All cash            Public
XVIII, Ltd.                family-style or           GA,  IL, KY, MD,
                           casual-dining             MN, NC, NV, NY, OH,
                           restaurants               PA,  TN, TX, VA

CNL American               935 fast-food,            AL, AR, AZ, CA, CO,               (1)             Public REIT
Properties Fund,           family-style or           CT, DE, FL, GA, IA,
Inc.                       casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            43 limited                AZ, CA, CO, CT, FL,               (2)             Public REIT
Properties, Inc.           service, extended         GA, HI, KS, MA, MD,
                           stay or full              ME, MI, NC, NJ, NV,
                           service hotels            OR, PA, TX, UT, VA, WA


---------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its lines of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.


(2) As of December 31, 2001, approximately 31.30% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REITs equity offerings.


         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.


         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1997 and December 2001, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.



                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the terms of the leases, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within seven years after commencement of this offering, through (a) Listing, or, (b) if Listing does not occur within seven years after commencement of this offering (December 31, 2008), the commencement of orderly Sales of the Company's Assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to Operators under leases generally requiring the tenant to pay base annual rental with automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the term of the lease, and (ii) offering Mortgage Loans and Secured Equipment Leases to Operators.

         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are Operators to be selected by the Company, based upon recommendations by the Advisor. Although there is no limit on the number of properties of a particular Operator which the Company may acquire, the Company currently does not expect to acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be Operators selected by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, see the "Business" section.

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the Shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Investment Objectives and Policies -- Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The Company may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. The Company may not incur any indebtedness which would result in an aggregate amount of Leverage in excess of 300% of Net Assets.

         8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company.

         9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of Incorporation.

         10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that, in the judgment of the Independent Directors, has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

         12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. The Company will not invest in any foreign currency or bullion or engage in short sales.

         15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         16. The Company will not make loans to the Advisor or its Affiliates, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company.

         17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the Shares of outstanding Common Stock.

         Except as set forth above or elsewhere in this Prospectus, the Company does not intend to issue senior securities; borrow money; make loans to other persons; invest in the securities of other issuers for the purpose of exercising control; underwrite securities of other issuers; engage in the purchase and sale (or turnover) of investments; offer securities in exchange for property, repurchase or otherwise reacquire its Shares or other securities; or make annual or other reports to security holders. The Company evaluates investments in Mortgage Loans on an individual basis and does not have a standard turnover policy with respect to such investments.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table presents total Distributions and Distributions per
Share:

                                                             Quarter
                                   -------------------------------------------------------------
                                      First           Second           Third           Fourth           Year
                                   -------------    ------------    -------------    -----------    -------------

   2002:
   Total Distributions declared      $1,552,344
   Distributions per Share               0.1749

   2001:
   Total Distributions declared        $219,887        $247,922         $312,583                     $1,507,322
   Distributions per Share               0.1749          0.1749           0.1749         0.1749           0.6996


   2000:
   Total Distributions declared         $43,593        $108,932         $160,911       $188,642         $502,078
   Distributions per Share               0.0750          0.1537           0.1749         0.1749           0.5785

   1999:
   Total Distributions declared            (1)              (1)          $16,460        $33,944          $50,404
   Distributions per Share                 (1)              (1)           0.0500         0.0750           0.1250



(1) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(2) For the years ended December 31, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the years ended December 31, 2001 and 2000, approximately 35% and 46%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2001, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2001, 2000 and 1999, approximately 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including organizational costs that were expensed for GAAP purposes for the year ended December 31, 1999 and deductions for depreciation expense for the years ended December 31, 2001 and 2000. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Distributions declared and paid for the years ended December 31, 2001 and 2000, represent a distribution rate of 7% and 5.785%, respectively, of Invested Capital. Distributions for the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, represent a distribution rate of 3% of Invested Capital on an annualized basis. Distributions for the quarter ended March 31, 2002, represent a distribution rate of 7% of Invested Capital on an annualized basis.


         The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period.

         Distributions may be payable, by the election of the stockholder for a fee, monthly. A stockholder may elect to receive monthly Distributions, paid in arrears, by written notice to the Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

         Each stockholder who has elected to receive Distributions monthly will receive one-third of such quarterly Distribution at the end of such quarter. The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account segregated from other Company funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those stockholders who have elected to receive Distributions monthly.

         Stockholders who elect the monthly distribution option will be charged an annual administrative fee, which will be $21.00, designed to cover the additional postage and handling associated with the more frequent Distributions. The annual administrative fee will be reduced by any interest earned on the monthly Distribution account and will be deducted equally from each monthly Distribution. In the event that the interest earned on the monthly Distribution account exceeds the annual administrative fee, such excess interest will be available to the Company for Company purposes. The Company may change the amount of the fee by written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Stockholders who elect the monthly Distribution option will not be eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis. See "Summary of Reinvestment Plan."

         The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law, the guidelines for REITs published by the North American Securities Administrators Association and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

         General. The Company has authorized a total of 206,000,000 shares of capital stock, consisting of 100,000,000 Shares of Common Stock, $0.01 par value per Share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." As of March 22, 2002, the Company had 12,047,161 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 38,141 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 Shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. The issuance of Preferred Shares shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at the expense of the Company, to the Company's or independent legal counsel. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the Shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per Share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the Shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the Shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the Shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the Shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the Shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the Shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2008, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event), or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Retirement Corp., during the period ending on December 31, 1998, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Retirement Corp. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management-- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of Retirement Partners to the same extent that they have access to the books of account and records of the Company.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "Summary of the Articles of Incorporation and Bylaws -- Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of the Company's Articles of Incorporation and described in "Summary of the Articles of Incorporation and Bylaws -- Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Shaw Pittman LLP, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         General. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1999. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that the Company makes an election pursuant to Section 1.337(d)-5T(b) of the Temporary Regulations upon its acquisition of an asset from a C corporation.

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2001, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of Retirement Partners and of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes, then the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose either to lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax Considerations -- Taxation of Stockholders -- Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

         Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS) or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8 with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to Operators pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to Operators pursuant to leases of the type described in "Business -- Investment of Offering Proceeds." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business -- Investment of Offering Proceeds," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- Investment of Offering Proceeds," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Asset Tests" and "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests," above.


                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share, based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the Company, at the location where such reports are kept by the Company. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.


                                  THE OFFERING

GENERAL


         A maximum of 45,000,000 Shares ($450,000,000) are being offered at a purchase price of $10.00 per Share. Included in the 45,000,000 Shares offered, the Company has registered 5,000,000 Shares ($50,000,000) available to stockholders purchasing Shares in this offering who receive a copy of this Prospectus or to stockholders who purchased Shares in one of the Prior Offerings and who received a copy of the related prospectus and who elect to participate in the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering or one of the Company's Prior Offerings will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following termination of this offering.

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000) and, for Iowa investors, IRAs and qualified plans must make a minimum investment of 250 Shares ($2,500). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures" and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James
M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "The Offering -- Escrow Arrangements" below.

         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer shall reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer an amount equal to up to 0.125% of Gross Proceeds to reimburse bona fide due diligence expenses incurred. All or any portion of this amount may be reallowed to any Soliciting Dealer with the prior written approval from, and in the sole discretion of, the Managing Dealer, for bona fide due diligence expenses incurred. The Company will also pay to the Managing Dealer an amount equal to 0.5% of Gross Proceeds as a marketing support fee. All or a portion of this fee may be reallowed to any Soliciting Dealer with the prior written approval from the Managing Dealer, based on the assistance of the Soliciting Dealer in marketing this offering. Soliciting Dealers that agree to provide internal marketing support personnel to assist in the marketing of the offering and agree to promote the Company in internal marketing publications are eligible to receive this fee.
Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions , the marketing support fee and due diligence reimbursements on Shares purchased for their accounts on the same basis as investors who purchase Shares in this offering. See "Summary of Reinvestment Plan."

         In connection with the 2000 Offering, the Company will pay a soliciting dealer servicing fee of 0.20% of Invested Capital (calculated for purposes of this provision, using only Shares sold pursuant to the 2000 Offering) commencing December 31, 2003 and each December 31 thereafter, to the Managing Dealer, which, in its sole discretion may reallow all or a portion of such fee to the Soliciting Dealers who sold Shares pursuant to the 2000 Offering and whose clients who purchased Shares in the 2000 Offering hold Shares on such date. The soliciting dealer servicing fee relating to the 2000 Offering will terminate as of the beginning of any year in which the Company is liquidated or in which Listing occurs, provided, however, that any previously accrued but unpaid portion of the soliciting dealer servicing fee may be paid in such year or any subsequent year.

         In connection with the Initial Offering, the Company issued to the Managing Dealer, a soliciting dealer warrant to purchase one Share of Common Stock for every 25 Shares sold in such offering, to be exercised, if at all, during the five-year period commencing September 18, 1998 (the "Exercise Period"), at a price of $12.00 per Share. The Managing Dealer may, in its sole discretion, reallow all or any part of such soliciting dealer warrant to certain Soliciting Dealers that sold Shares pursuant to the Initial Offering, unless prohibited by federal or state securities laws. Soliciting dealer warrants will not be exercisable until one year from date of issuance. Soliciting dealer warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or individuals who are officers or partners of such a person.


         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. Clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is inconsistent with accepting Selling Commissions may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer shall be reduced in accordance with the following schedule:

                                      Purchase Price per         Reallowed Commissions on Sales
                                     Incremental Share in       per Incremental Share in Volume
            Number                      Volume Discount                  Discount Range
      of Shares Purchased                    Range                Percent           Dollar Amount
--------------------------------     ----------------------      -----------       ---------------

        1   --        25,000               $10.00                   7.0%                $0.70

   25,001   --        50,000                 9.90                   6.0%                 0.60
   50,001   --        75,000                 9.80                   5.0%                 0.50
   75,001   --       100,000                 9.70                   4.0%                 0.40
  100,001   --       250,000                 9.60                   3.0%                 0.30

         Selling Commissions for purchases of 250,001 Shares or more will, in the sole discretion of the Managing Dealer, be reduced to $0.25 per Share ($0.20 of which may be reallowed to a Soliciting Dealer) or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $985,000 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $60,000 ($0.60 per Share). The net proceeds to the Company will not be affected by such discounts.


         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.


         In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of 1.20% of Gross Proceeds. The first 0.5% of Gross Proceeds of any such fee will be paid from the 7.5% of Gross Proceeds payable to the Managing Dealer as Selling Commissions. In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.


         In addition, stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a seven-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). The volume discount will not be applicable to purchases with regard to which stockholders elect the Deferred Commission Option. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as Selling Commissions due upon subscription, $0.10 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the six years following such subscription (or for such six year period commencing at a later date agreed upon by the Managing Dealer and the Soliciting Dealer) on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for six years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xiii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         The Company will also reimburse the Managing Dealer and the Soliciting Dealers for bona fide due diligence expenses and certain expenses as incurred in connection with the offering.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes Selling Commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Bank, Escrow Agent" or to the Company, in the amount of $10.00 per Share. Subscription proceeds will be held in trust for the benefit of investors until such time as investors are admitted as stockholders of the Company. See "The Offering -- Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix D, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS

         The Escrow Agreement between the Company and SouthTrust Bank (the "Bank") provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the Shares by such Plan or IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and are currently registered under Section 12(g) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Shares are "widely held."

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares continue to be "widely held" and will be "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.


                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL Retirement Properties, Inc.; (ii) a fact sheet describing the general features of the Company; (iii) a cover letter transmitting the Prospectus; (iv) a summary description of the offering; (v) a slide presentation; (vi) broker updates;
(vii) an audio cassette presentation; (viii) a video presentation; (ix) an electronic media presentation; (x) a cd-rom presentation; (xi) a script for telephonic marketing; (xii) seminar advertisements and invitations; and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.


                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Shaw Pittman LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw Pittman LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw Pittman LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.


                                     EXPERTS

         The financial statements of the Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, and the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.) as of December 31, 2001 and 2000 and for the years then ended, included in this Prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.


                                   DEFINITIONS


         "2000 Offering" means the public offering of the Company of 15,500,000 Shares of Common Stock, including 500,000 Shares available pursuant to the Reinvestment Plan, which commenced in September 2000 and is expected to terminate in May 2002.

         "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "ADLs" means activities of daily living, such as eating, dressing, walking, bathing and bathroom use.

         "Advisor" means CNL Retirement Corp., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Retirement Corp. or any successor advisors subcontracts substantially all of its functions. The Advisor has responsibility for the day-to-day operations of the Company.

         "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

         "Assets" means Properties, Mortgage Loans and Secured Equipment Leases, collectively.

         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Bank, escrow agent for the offering.

         "Board of Directors" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company.

         "Certificate of Need Laws" means laws enacted by certain states requiring a health care corporation to apply and to be approved prior to establishing or modifying a retirement facility.

         "CNL" means CNL Holdings, Inc., the parent company either directly or indirectly of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Construction Fee" means a fee or other remuneration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

         "Counsel" means tax counsel to the Company.

         "Deferred Commission Option" means an agreement between a stockholder, the participating Soliciting Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution."

         "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

         "Director" means a member of the Board of Directors of the Company.

         "Distributions" means any distributions of money or other property by the Company to owners of Shares including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" means the furniture, fixtures and equipment used at Retirement Facilities by Operators.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, the marketing support fee, due diligence expense reimbursements, Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

         "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price, currently $10.00.


         "IADLs" means instrumental activities of daily living, such as shopping, telephone use and money management.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Investment" means the 20,000 Shares of Common Stock purchased by the Advisor as part of the Company's initial capitalization.

         "Initial Offering" means the initial offering of the Company which commenced on September 18, 1998 and terminated on September 18, 2000.

         "Invested Capital" means the amount calculated by multiplying the total number of Shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" means one or more lines of credit initially in an aggregate amount up to $45,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases and to pay the Secured Equipment Lease Servicing Fee. The Line of Credit may be in addition to any Permanent Financing.

         "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

         "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses, and (iii) the marketing support fee and due diligence expense reimbursements.

         "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans or Secured Equipment Leases, to repay outstanding indebtedness, or to establish reserves.

         "Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the 7.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

         "Operating Expenses" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the soliciting dealer servicing fee, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Operators" means operators of facilities at which seniors' housing or health care services are provided, including, but not limited to, congregate living facilities, assisted living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, medical office buildings and walk-in clinics.

         "Ownership Limit" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" means those stockholders who elect to participate in the Reinvestment Plan.

         "Performance Fee" means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

         "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and (iv) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Prior Offerings" means the prior public offerings of the Company; the Initial Offering and the 2000 Offering.

         "Properties" means (i) the real properties, including the buildings located thereon and including Equipment, (ii) the real properties only, or (iii) the buildings only, including Equipment, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is Bank of New York, for Participants in the Reinvestment Plan.

         "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.

         "Reinvestment Proceeds" means net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Retirement Partners" means CNL Retirement Partners, LP, a Delaware limited partnership. Properties acquired are expected to be held by Retirement Partners and, as a result, owned by the Company through Retirement Partners.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "Secured Equipment Leases" means the Equipment financing made available by the Company to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         "Secured Equipment Lease Servicing Fee" means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan. No other fees will be payable in connection with the Secured Equipment Lease program.

         "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" means the shares of Common Stock of the Company, including the up to 45,000,000 shares to be sold in this offering.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company Properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

         "Stockholders' 8% Return" as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subscription Agreement" means the Subscription Agreement, in the form attached hereto as Appendix D.

         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         "Termination Date" means the date of termination of the Advisory Agreement.

         "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases.

         "Triple-Net Lease" generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                            FORM OF REINVESTMENT PLAN

         CNL  RETIREMENT   PROPERTIES,   INC.,  a  Maryland   corporation   (the
"Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions, the marketing support fee and due diligence expense reimbursements may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases in this offering.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by CNL Retirement Corp. (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties;
         (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may
be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6. Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support fee of 0.5%, due diligence reimbursements of up to 0.125%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Retirement Corp. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11. Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a
         Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 2001                                        B-3

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                   B-4

     Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2001           B-5

Audited Consolidated Financial Statements as recently filed in CNL Retirement
     Properties, Inc.'s December 31, 2001 Form 10-K:

     Report of Independent Certified Public Accountants                                                  B-9

     Consolidated Balance Sheets as of December 31, 2001 and 2000                                        B-10

     Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999          B-11

     Consolidated Statements of Stockholders' Equity for the years ended December 31, 2001,
        2000 and 1999                                                                                    B-12

     Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999          B-13

     Notes to Consolidated Financial Statements for the years ended December 31, 2001, 2000
        and 1999                                                                                         B-15

Financial Statement Schedule:

     Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2001                     B-23

     Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2001            B-25


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to
(i) the receipt of $49,127,600 in gross offering proceeds from the sale of 4,912,760 additional shares for the period January 1, 2002 through March 22, 2002, assumed borrowings of $36,494,397 under mortgage notes payable, and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of December 31, 2001, to (a) invest in a joint venture which will own five properties and (b) purchase three additional properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2001, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2001.

         The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001, includes the historical operating results of properties described in (ii) above from the date of their acquisition plus operating results from (A) the later of (i) the date the properties became operational by the previous owners or (ii) January 1, 2001, to (B) the earlier of (i) the date the properties were acquired by (or for the pending acquisitions, became probable of being acquired) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                                                                   Pro Forma
                         ASSETS                             Historical            Adjustments                  Pro Forma
                                                          --------------          -------------              -------------

Land, buildings and equipment on operating leases, net      $ 35,232,568           $106,099,183    (b)       $ 145,857,633

                                                                                      4,525,882    (b)
Cash and cash equivalents                                     26,721,107             49,127,600    (a)          10,139,480
                                                                                     (6,140,950 )  (a)
                                                                                     36,494,397    (b)
                                                                                   (106,099,183 )  (b)
                                                                                     (1,812,711 )  (b)
                                                                                       (616,926 )  (b)
                                                                                      8,500,000    (c)
                                                                                      4,243,967    (d)
                                                                                       (277,821 )  (e)
Restricted cash                                                   35,109                277,821    (e)             312,930
Receivables                                                      180,163                     --                    180,163
Loan costs, net                                                   36,936                616,926    (b)             653,862
Accrued rental income                                             97,793                     --                     97,793
Other assets                                                   2,143,213              2,210,742    (a)           1,640,784
                                                                                      1,812,711    (b)
                                                                                     (4,525,882 )  (b)
                                                          --------------          -------------              -------------
                                                            $ 64,446,889           $ 94,435,756               $158,882,645
                                                          ==============          =============              =============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable and accrued expenses                      $ 294,839                $    --                 $  294,839
    Due to related parties                                     1,772,807                     --                  1,772,807
    Mortgages payable                                                 --             36,494,397    (b)          36,494,397
    Security deposits                                          1,363,986              4,243,967    (d)           5,607,953
    Rent paid in advance                                         105,215                     --                    105,215
                                                          --------------          -------------              -------------
          Total liabilities                                    3,536,847             40,738,364                 44,275,211
                                                          --------------          -------------              -------------

Minority Interest                                                     --              8,500,000    (c)           8,500,000
                                                          --------------          -------------              -------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                       --                     --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                     --                     --                         --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued
       7,141,131 and outstanding 7,134,400 shares;
       issued 12,053,891 and outstanding 12,047,160
       shares, as adjusted                                        71,344                 49,128    (a)             120,472
    Capital in excess of par value                            61,786,149             49,078,472    (a)         106,934,413
                                                                                     (3,930,208 )  (a)
    Accumulated distributions in excess of net earnings         (947,451 )                   --                   (947,451 )
                                                          --------------          -------------              -------------
          Total stockholders' equity                          60,910,042             45,197,392                106,107,434
                                                          --------------          -------------              -------------
                                                            $ 64,446,889           $ 94,435,756               $158,882,645
                                                          ==============          =============              =============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2001

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                       ------------          ---------------           -------------

Revenues:
    Rental income from operating leases                 $ 1,725,018             $ 12,692,230     (1)    $ 14,417,248
    FF&E reserve income                                      39,199                       --                  39,199
    Interest and other income                               135,402                 (134,844   ) (2)             558
                                                        ------------          ---------------           -------------
                                                          1,899,619               12,557,386              14,457,005
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                105,056                2,214,106     (3)       2,319,162
    General operating and administrative                    395,268                       --                 395,268
    Asset management fees to related party                   93,219                  654,041     (4)         747,260
    Reimbursement of operating expenses
       from related party                                  (145,015  )               145,015     (5)              --
    Depreciation and amortization                           535,126                3,735,834     (6)       4,270,960
                                                        ------------          ---------------           -------------
                                                            983,654                6,748,996               7,732,650
                                                        ------------          ---------------           -------------

Net earnings before minority interest                       915,965                5,808,390               6,724,355

Minority interest                                                --                 (470,359   ) (7)        (470,359 )
                                                        ------------          ---------------           -------------

Net earnings                                              $ 915,965              $ 5,338,031             $ 6,253,996
                                                        ============          ===============           =============

Net Earnings Per Share of Common Stock
    (Basic and Diluted) (8)                                $   0.38                                        $    0.67
                                                        ============                                    =============

Weighted Average Number of Shares of Common
    Stock Outstanding (Basic and Diluted) (8)             2,391,072                                        9,328,880
                                                        ============                                    =============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:
----------------------------------------------

(a) Represents gross proceeds of $49,127,600 from the sale of 4,912,760 shares during the period January 1, 2002 through March 22, 2002, and payments of $6,140,950 for related acquisition fees of $2,210,742 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $3,684,570 (7.5% of gross proceeds) and marketing support and due diligence expense reimbursement fees of $245,638 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $72,034,423 of cash and cash equivalents and $36,494,397 borrowings under mortgage notes payable, to purchase eight properties for $106,099,183, to pay $1,812,711 of acquisition fees on permanent financing (4.5% of permanent financing) and miscellaneous acquisition costs incurred in conjunction with the purchase of the properties and to pay loan costs of $616,926. Also represents reclassification of $379,974 in miscellaneous acquisition costs and $4,145,908 in acquisition fees to land, buildings and equipment on operating leases.

                                                                                   Acquisition
                                                                                     Fees and
                                                                                  Closing Costs
                                                                                   Allocated to
                                                             Purchase Price         Investment            Total
                                                             ----------------     ---------------    ----------------

         Holley Court Terrace in Oak Park, IL                   $ 18,469,275           $ 885,712         $19,354,987
         Homewood Residence in Coconut Creek, FL                   9,687,563             447,695          10,135,258
         Heritage Club in Greenwood Village, CO                   17,865,375             823,567          18,688,942
         Brighton Gardens in Camarillo, CA                        20,157,404             794,833          20,952,237
         Brighton Gardens in Towson, MD                           13,240,648             522,095          13,762,743
         MapleRidge in Clayton, OH                                 8,695,351             342,868           9,038,219
         MapleRidge in Dartmouth, MA                               8,794,162             346,764           9,140,926
         MapleRidge in Elk Grove, CA                               9,189,405             362,348           9,551,753
                                                             ----------------     ---------------    ----------------

                                                                $106,099,183          $4,525,882        $110,625,065
                                                             ================     ===============    ================


(c) The properties in Camarillo, California, Towson, Maryland, Clayton, Ohio, Dartmouth, Massachusetts, and Laguna Creek, California (the "Joint Venture Properties") are expected to be owned through a consolidated joint venture (the "Joint Venture") in which the Company is expected to own a 76.75 percent interest. Adjustment represents $8,500,000 of cash received from the minority partner for ownership of
         23.25 percent of the joint venture.

(d) Represent cash and cash equivalents of $4,243,967 from the lessees as security deposits in conjunction with the leases for the properties described in (b) above.

(e) Represents cash of $277,821 that was placed in escrow in conjunction with the mortgage loan related to the property in Oak Park, Illinois.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings:
------------------------------------------------------

(1) Represents adjustment to rental income from the operating leases for the properties acquired (or for pending acquisitions, that are probable of being acquired) by the Company as of March 22, 2002 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired (or for the pending acquisitions, became probable of being acquired) by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                                      Date the
                                                                                      Property
                                                                                       Became
                                                                                   Operational as
                                                                 Date                 a Rental
                                                          Acquired/Probable         Property for          Purchase
                                                            by the Company           Pro Forma             Price
                                                                                      Purposes
                                                         ---------------------    -----------------    ---------------

         Broadway Plaza in Arlington, TX                 November 9, 2001         January 1, 2001          $10,578,750
         Homewood Residence in Boca Raton, FL            November 9, 2001         January 1, 2001            9,672,000
         Holley Court Terrace in Oak Park, IL            February 11, 2002        January 1, 2001           18,469,275
         Homewood Residence in Coconut Creek, FL         February 11, 2002        January 1, 2001            9,687,563
         Heritage Club in Greenwood Village, CO          March 22, 2002           January 1, 2001           17,865,375
         Brighton Gardens in Camarillo, CA a             February 12, 2002        January 1, 2001           20,157,404
         Brighton Gardens in Towson, MD a                February 12, 2002        January 1, 2001           13,240,648
         MapleRidge in Clayton, OH a                     February 12, 2002        January 1, 2001            8,695,351
         MapleRidge in Dartmouth, MA a                   February 12, 2002        January 1, 2001            8,794,162
         MapleRidge in Elk Grove, CA a                   February 12, 2002        January 1, 2001            9,189,405

         The leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the properties.

         a Properties acquired through joint venture (see Note (c) above.)

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts for the Pro Forma Period. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two to four percent per annum by the Company during the year ended December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

(3) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                            Mortgage                                                    Pro Forma
                                              Loan                      Interest Rate                  Adjustment
                                          -------------     --------------------------------------    --------------
         Holley Court Terrace in Oak        $12,974,397     Floating  at 350  basis  points  over          $932,266
         Park, IL, maturing October                         the 30-day LIBOR,  with a LIBOR floor
         2003                                               of  3.50.   If  30-day   LIBOR  falls
                                                            below 2.60, interest
                                                            rate will be 30-day
                                                            LIBOR plus 440 basis
                                                            points. During the
                                                            Pro Forma Period,
                                                            the interest rate
                                                            varied from 6.28% to
                                                            8.00%.

         Joint Venture Properties,         $23,520,000      Floating at 150 basis points over            $1,281,840
         maturing January 2006                              the rate of commercial paper graded
                                                            A1 by Standard &
                                                            Poors or F1 by Fitch
                                                            IBCA. During the Pro
                                                            Forma Period, the
                                                            interest rate varied
                                                            from 3.78% to 6.99%.

         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $41,042.

(4) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(5) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2001, the Company's operating expenses exceeded the Expense Cap by $145,015.

         As a result of the Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings as operational for the Pro Forma Period, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the year ended December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2001


(6) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $3,609,805. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $126,029 on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties:

                                                               Land              Building            FF&E
                                                          ----------------    ---------------    --------------

         Broadway Plaza in Arlington, TX                     $  1,343,538        $ 9,174,538         $  602,226
         Homewood Residence in Boca Raton, FL                   1,143,571          8,501,806            554,537
         Holley Court Terrace in Oak Park, IL                   2,127,113         16,718,838            509,036
         Homewood Residence in Coconut Creek, FL                1,668,263          7,912,596            554,399
         Heritage Club in Greenwood Village, CO                 1,654,345         16,099,496            935,101
         Brighton Gardens in Camarillo, CA                      2,409,507         17,390,355          1,152,375
         Brighton Gardens in Towson, MD                         1,582,715         11,423,077            756,951
         MapleRidge in Clayton, OH                              1,039,395          7,501,722            497,102
         MapleRidge in Dartmouth, MA                            1,051,207          7,586,969            502,750
         MapleRidge in Elk Grove, CA                            1,098,452          7,927,955            525,346

(7) Represents adjustment for the interest of the joint venture, a consolidated subsidiary in which the Company will own a 76.75% interest, for the Pro Forma Period.

                 Revenues:
                     Rental income from operating leases         $ 5,488,101

                 Expenses:
                     Interest                                      1,281,840
                     Asset management fees to related parties        276,654
                     Depreciation and amortization                 1,906,552
                                                              --------------

                 Net earnings of Joint Venture                     2,023,055
                 Minority interest ownership percentage               23.25%
                                                              --------------

                 Minority interest                                $  470,359
                                                              ==============

(8) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period January 1, 2002 through March 22, 2002, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the year ended December 31, 2001.

               Report of Independent Certified Public Accountants



To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.


In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/S/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
January 23, 2002, except as to Note 12 for which the date is February 11, 2002

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                             December 31,
                                                                                 2001                        2000
                                                                            ---------------              -------------

                                ASSETS

Land, buildings and equipment on operating leases, net                       $ 35,232,568                $ 14,417,908
Cash and cash equivalents                                                      26,721,107                     177,884
Restricted cash                                                                    35,109                      17,312
Receivables                                                                       180,163                       2,472
Loan costs, less accumulated amortization of $18,981 and $7,798                    36,936                      48,119
Accrued rental income                                                              97,793                      21,128
Other assets                                                                    2,143,213                       3,737
                                                                           ---------------              --------------

                                                                             $ 64,446,889                $ 14,688,560
                                                                           ===============              ==============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Line of credit                                                         $          --                  $ 3,795,000
    Due to related parties                                                      1,772,807                   1,117,799
    Accounts payable and accrued expenses                                         294,839                       5,864
    Interest payable                                                                   --                      11,045
    Security deposits                                                           1,363,986                     553,956
    Rent paid in advance                                                          105,215                       1,348
                                                                           ---------------              --------------
          Total liabilities                                                     3,536,847                   5,485,012
                                                                           ---------------              --------------


Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                        --                          --
    Excess shares, $.01 par value per share.
       Authorized and unissued 103,000,000 shares                                      --                          --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued 7,141,131 and 1,189,156
       shares, respectively, outstanding 7,134,400 and 1,185,840 shares,           71,344                      11,858
       respectively
    Capital in excess of par value                                             61,786,149                   9,547,784
    Accumulated distributions in excess of net earnings                          (947,451 )                  (356,094 )
                                                                           ---------------              --------------
          Total stockholders' equity                                           60,910,042                   9,203,548
                                                                           ---------------              --------------

                                                                             $ 64,446,889                $ 14,688,560
                                                                           ===============              ==============



          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          Year Ended December 31,
                                                               2001                2000                1999
                                                            ------------        ------------       --------------

Revenues:
    Rental income from operating leases                    $ 1,725,018          $  962,000              $    --
    FF&E reserve income                                         39,199              19,672                   --
    Interest and other income                                  135,402             103,058               86,231
                                                          -------------       -------------      ---------------
                                                             1,899,619           1,084,730               86,231
                                                          -------------       -------------      ---------------

Expenses:
    Interest                                                   105,056             367,374                   --
    General operating and administrative                       395,268             340,086               79,621
    Asset management fees to related party                      93,219              55,396                   --
    Organizational costs                                            --                  --               35,000
    Reimbursement of operating expenses
       from related party                                     (145,015 )          (213,886 )                 --
    Depreciation and amortization                              535,126             310,982                   --
                                                          -------------       -------------      ---------------
                                                               983,654             859,952              114,621
                                                          -------------       -------------      ---------------

Net Earnings (Loss)                                         $  915,965          $  224,778           $  (28,390 )
                                                          =============       =============      ===============

Net Earnings (Loss) Per Share of Common
    Stock (Basic and Diluted)                                $    0.38           $    0.27           $    (0.07 )
                                                          =============       =============      ===============

Weighted Average Number of Shares of
    Common Stock Outstanding (Basic
    and Diluted)                                             2,391,072             845,833              412,713
                                                          =============       =============      ===============



          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years Ended December 31, 2001, 2000 and 1999

                                                          Common stock
                                                                                                 Accumulated
                                                        ----------------------   Capital in    distributions in
                                                         Number        Par        excess of     excess of net
                                                        of Shares     value       par value        earnings         Total
                                                        ----------  ----------   -------------  ---------------  ------------

Balance at December 31, 1998                               20,000     $   200      $  199,800        $      --    $  200,000

   Subscriptions received for common stock
       through public offering and distribution
       reinvestment plan                                   543,528       5,435       5,429,848               --     5,435,283

   Subscriptions held in escrow at December 31, 1999       (23,500 )      (235 )      (234,765 )             --      (235,000 )

   Stock issuance costs                                         --          --      (2,029,352 )             --    (2,029,352 )

   Net loss                                                     --          --              --          (28,390 )     (28,390 )

   Distributions declared and paid ($0.125 per share)           --          --              --          (50,404 )     (50,404 )
                                                         ----------  ----------   -------------  ---------------  ------------

Balance at December 31, 1999                               540,028       5,400       3,365,531          (78,794 )   3,292,137

   Subscriptions received for common stock
       through public offerings and distribution
       reinvestment plan                                   625,628       6,256       6,250,054               --     6,256,310

   Subscriptions released from escrow                       23,500         235         234,765               --       235,000

   Retirement of common stock                               (3,316 )       (33 )       (30,475 )             --       (30,508 )

   Stock issuance costs                                         --          --      (1,027,216 )             --    (1,027,216 )

   Adjustment to previously accrued stock issuance costs        --          --         755,125               --       755,125


   Net earnings                                                 --          --              --          224,778       224,778

   Distributions declared and paid ($0.5785 per share)          --          --              --         (502,078 )    (502,078 )
                                                         ----------  ----------   -------------  ---------------  ------------
Balance at December 31, 2000                             1,185,840      11,858       9,547,784         (356,094 )   9,203,548


   Subscriptions received for common stock
       through public offering and distribution
       reinvestment plan                                 5,951,975      59,520      59,460,231               --    59,519,751

   Retirement of common stock                               (3,415 )       (34 )       (31,386 )             --       (31,420 )

   Stock issuance costs                                         --          --      (7,190,480 )             --    (7,190,480 )

   Net earnings                                                 --          --              --          915,965       915,965

   Distributions declared and paid ($0.6996 per share)          --          --              --       (1,507,322 )  (1,507,322 )

                                                         ----------  ----------   -------------  ---------------  ------------

Balance at December 31, 2001                             7,134,400    $ 71,344    $ 61,786,149     $   (947,451 ) $60,910,042
                                                         ==========  ==========   =============  ===============  ============




          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Year Ended December 31,
                                                                   2001               2000               1999
                                                              ------------      -------------      --------------
Increase (Decrease) in Cash and Cash Equivalents:

     Operating Activities:

       Net earnings (loss)                                       $  915,965         $  224,778          $  (28,390 )
       Adjustments to reconcile net earnings (loss) to
         net cash provided by operating activities:
           Depreciation                                             523,943            303,184                  --
           Amortization                                              11,183              7,798                  --
           Organizational costs                                          --                 --              20,000
           Changes in operating assets and liabilities:
              Receivables                                          (177,691 )           (2,472 )                --
              Accrued rental income                                 (76,665 )          (21,128 )                --
              Other assets                                           (5,737 )            1,798              (5,535 )
              Interest payable                                      (11,045 )           11,045                  --
              Accounts payable and other accrued
                 expenses                                            45,469            (14,173 )            20,037
              Due to related parties                                 34,060             29,885               6,739
              Security deposits                                     810,030            553,956                  --
              Rent paid in advance                                  103,867              1,348                  --
                                                              --------------     --------------     ---------------
                  Net cash provided by operating
                    activities                                    2,173,379          1,096,019              12,851
                                                              --------------     --------------     ---------------

     Investing Activities:
       Additions to land, buildings and equipment on
         operating leases                                       (20,269,138 )      (13,848,900 )                --
       Payment of acquisition costs                              (2,644,534 )         (562,491 )                --
       Increase in restricted cash                                  (17,797 )          (17,312 )                --
                                                              --------------     --------------     ---------------
                  Net cash used in investing activities         (22,931,469 )      (14,428,703 )                --
                                                              --------------     --------------     ---------------

     Financing Activities:
       Reimbursement of organizational, offering
         and acquisition costs paid by related party
         on behalf of the Company                                (1,735,996 )         (411,875 )            (2,447 )
       Proceeds from line of credit                                      --          8,100,000                  --
       Payment of loan costs                                             --            (55,917 )                --
       Repayment of borrowings on line of credit                 (3,795,000 )       (4,305,000 )                --
       Subscriptions received from stockholders                  59,519,751          6,491,310           5,200,283
       Distributions to stockholders                             (1,507,322 )         (502,078 )           (50,404 )
       Retirement of common stock                                   (13,020 )          (30,508 )                --
       Payment of stock issuance costs                           (5,167,100 )         (519,586 )          (416,153 )
                                                              --------------     --------------     ---------------
                  Net cash provided by financing activities      47,301,313          8,766,346           4,731,279
                                                              --------------     --------------     ---------------

Net Increase (Decrease) in Cash and Cash Equivalents             26,543,223         (4,566,338 )         4,744,130
Cash and Cash Equivalents at Beginning of Year                      177,884          4,744,222                  92
                                                              --------------     --------------     ---------------

Cash and Cash Equivalents at End of Year                       $ 26,721,107         $  177,884         $ 4,744,222
                                                              ==============     ==============     ===============


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                            Year Ended December 31,
                                                                  2001                 2000               1999
                                                              -------------        -------------       ------------

Supplemental Schedule of Non-Cash Investing and Financing Activities:

       Amounts incurred by the Company and paid by
         related parties on behalf of the Company
         and its subsidiaries were as follows:
           Acquisition costs                                    $  353,852           $  112,961          $  98,206
           Stock issuance costs                                  1,626,405              387,704            421,878
                                                             --------------       --------------     --------------
                                                                $1,980,257           $  500,665          $ 520,084
                                                             ==============       ==============     ==============

       Adjustment to previously accrued stock
         issuance costs                                         $       --           $  755,125          $      --
                                                             ==============       ==============     ==============

Supplemental disclosure of cash flow information:

       Cash paid during the year for interest                   $  116,101           $  356,329            $    --
                                                             ==============       ==============     ==============


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 2001, 2000 and 1999


1.       Significant Accounting Policies:
         -------------------------------

         Organization and Nature of Business - CNL Retirement Properties, Inc. was organized pursuant to the laws of the state of Maryland on December 22, 1997. The Company was a development stage enterprise from December 22, 1997 through July 13, 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc. organized in Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of CNL Retirement Partners, LP. CNL Retirement - GP/Holding Corp. was formed in June 2001, to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement Partners, LP, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement - GP/Holding Corp. and each of their subsidiaries.

         The Company intends to use the proceeds from its public  offerings (see
         Note 2), after deducting offering expenses, primarily to acquire real estate properties (the "Property or Properties") related to health care and seniors' housing facilities ("Retirement Facilities") located across the United States. The Retirement Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing ("Mortgage Loans") to operators of Retirement Facilities in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Retirement Facilities. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to 10 percent of the Company's total assets.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement - GP/Holding Corp. and each of their subsidiaries. All significant intercompany balances and transactions have been eliminated.

         Revenue Recognition - The Company follows Staff Accounting Bulletin No. 101 ("SAB 101") which provides the Securities and Exchange Commission staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101 requires the Company to defer recognition of percentage rental income until the thresholds requiring such payments in accordance with the lease terms are met.

         Real Estate and Lease Accounting - Land, buildings and equipment are leased to unrelated third parties on a triple-net basis, whereby the tenants are generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs.

         The Property leases are accounted for using the operating method. Under the operating method, land, buildings and equipment are recorded at cost including acquisition and closing costs, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and 3 to 7 years, respectively. Income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

         When a Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and any gain or loss from sale will be reflected in income. Management reviews its assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the Property. If an impairment is indicated, the assets are adjusted to their fair value.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2001, 2000, and 1999


1.       Significant Accounting Policies - Continued:
         -------------------------------------------

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

         Loan Costs - Loan costs incurred in connection with the Company's line of credit have been capitalized and are being amortized over the term of the loan using the straight-line method, which approximates the effective interest method.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements.

         Earnings Per Share - Basic earnings per share is calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. The weighted average number of shares of common stock outstanding for the years ended December 31, 2001, 2000 and 1999 were 2,391,072, 845,833 and 412,713, respectively. As of December 31, 2001,
         2000 and 1999, the Company did not have any potentially dilutive common shares.

         Reclassification - Certain items in the prior years' financial statements have been reclassified to conform with the 2001 presentation including a change in presentation of the statement of cash flows from the direct to the indirect method. These reclassifications had no effect on stockholders' equity or net earnings.

         Use of Estimates - Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New  Accounting  Standards  - In July 2001,  the  Financial  Accounting
         Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141"), Statement of Financial Accounting Standards No. 142, "Goodwill and Intangible Assets" ("FAS 142"), and Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("FAS 143"). FAS 141 requires business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. FAS 142 requires the use of a nonamortization approach to account for purchased goodwill and certain intangibles. Under a nonamortization approach, goodwill and certain intangibles must be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its estimated fair value. FAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. In October 2001, the FASB issued Statement of Financial Accounting Standards 144, "Accounting for the Impairment or Disposal of Long Lived Assets" ("FAS 144"), which requires long lived assets to be disposed of to be valued at the lower of the carrying amount or estimated fair value, less the cost to sell the assets. The Company expects that the implementation of these pronouncements will have no material impact on the Company's results of operations.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2001, 2000 and 1999


2.       Public Offerings:
         ----------------

         On September 18, 2000, the Company completed its initial offering and commenced a subsequent 2000 offering. As of December 31, 2001, the Company had received total proceeds from the Initial Offering and the 2000 Offering of $71,211,344 (7,121,131 shares), including $381,407
         (38,141 shares) through the distribution reinvestment plan.

         On January 10, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 45,000,000 additional shares of common stock ($450,000,000) in an offering expected to commence immediately following the completion of the Company's 2000 Offering. Of the 45,000,000 shares of common stock to be offered, up to 5,000,000 will be available to stockholders purchasing shares through the reinvestment plan.

3.       Land, Buildings and Equipment on Operating Leases:
         -------------------------------------------------

         As of December 31, 2001, the Company owned three Properties consisting of land, buildings and equipment, each of which was leased on a long-term, triple-net basis to a Retirement Facility operator. The leases are for 15 years, provide for minimum and contingent rent and require the tenants to pay executory costs. In addition, the tenants pay all property taxes and assessments and carry insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenants to renew the leases for two or four successive five-year periods subject to the same terms and conditions of the initial leases. The lease for the Property in Orland Park, Illinois also requires the establishment of a capital expenditure reserve fund, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Property (the "FF&E Reserve"). Funds in the FF&E Reserve have been paid, granted and assigned to the Company as additional rent. For the years ended December 31, 2001 and 2000, revenues from the FF&E Reserve totaled $39,199 and $19,672, respectively.

         Land, buildings and equipment on operating leases consisted of the following at December 31:

                                                   2001             2000
                                               -------------   ---------------

              Land                              $  4,649,497      $  2,162,388
              Buildings                           29,209,418        11,533,074
              Equipment                            2,200,780         1,025,630
                                               -------------   ---------------
                                                  36,059,695        14,721,092
              Less accumulated depreciation         (827,127 )        (303,184 )
                                               -------------   ---------------

                                                $ 35,232,568      $ 14,417,908
                                               =============   ===============

         The leases provide for increases in the minimum annual rents commencing at predetermined intervals during the leases. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Properties were placed in service. For the years ended December 31, 2001 and 2000, the Company recognized $76,665 and $21,128, respectively, of such rental income. This amount is included in rental income from operating leases in the accompanying consolidated statements of operations.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2001, 2000 and 1999


3.       Land, Buildings and Equipment on Operating Leases - Continued:
         -------------------------------------------------------------

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 2001:

                 2002                               $ 3,453,472
                 2003                                 3,505,635
                 2004                                 3,548,049
                 2005                                 3,591,313
                 2006                                 3,635,441
                 Thereafter                          36,243,659
                                                  --------------

                                                     $53,977,569
                                                  ==============

         Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on a percentage of the tenants' gross sales.

4.       Other Assets:
         ------------

         Other assets as of December 31, 2001 and 2000, were $2,143,213 and $3,737, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings and equipment upon the purchase of Properties.

5.       Redemption of Shares:
         --------------------

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing of the
         Company's common stock on a national securities exchange or over-the-counter market occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period. During the years ended December 31, 2001 and 2000, 3,415 and 3,316 shares, respectively, of common stock were redeemed and retired. No shares were redeemed in 1999.

6.       Line of Credit:
         --------------

         On April 20, 2000, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire Properties (the "Line of Credit"). The Line of Credit provides that the Company will be able to receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, as determined by the bank in its reasonable discretion, of the Company's credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the Line of Credit will bear interest at either (i) a rate per annum equal to the London Interbank Offered Rate (LIBOR) plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75 percent through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. In addition, a fee of 0.5 percent per advance will be due and payable to the bank on funds as

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2001, 2000 and 1999


6.       Line of Credit - Continued:
         --------------------------

         advanced. Each advance made under the Line of Credit will be collateralized by the assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable Properties during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. The Company obtained an advance of $8,100,000 relating to the Line of Credit during the year ended December 31, 2000, in connection with the purchase of the Property in Orland Park, Illinois. As of December 31, 2001, the Company had repaid this advance and had no amounts outstanding on its Line of Credit. In connection with the Line of Credit, the Company incurred $55,917 in closing costs.

7.       Stock Issuance Costs:
         --------------------

         The Company has incurred certain expenses in connection with its offerings, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. CNL Retirement Corp. (the "Advisor") advanced preliminary costs incurred prior to raising capital. The Advisor has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed 3 percent of the gross proceeds received from the sale of shares of the Company in connection with the 2000 Offering prior to July 1, 2001. Offering expenses paid by the Company together with selling commissions, the marketing support and due diligence expense reimbursement fee and the soliciting dealer servicing fee incurred by the Company will not exceed 13 percent of the proceeds raised in connection with the 2000 Offering.

         During the years ended December 31, 2001, 2000 and 1999, the Company incurred $7,190,480, $1,027,216 and $1,089,013, respectively, in organizational and offering costs, including $4,761,580, $519,302 and $413,983, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 9). All amounts incurred for the years ended December 31, 2001 and 2000, have been treated as stock issuance costs. For the year ended December 31, 1999, $1,074,013 were treated as stock issuance costs, $15,000 were treated as organization costs and expensed. The stock issuance costs have been charged to stockholders' equity subject to the cap described above.

8.       Distributions:
         -------------

         For the years ended December 31, 2001, 2000 and 1999, approximately 65 percent, 54 percent and 100 percent, respectively, of the distributions paid to stockholders were considered ordinary income and for the years ended December 31, 2001 and 2000, approximately 35 percent and 46 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2001, 2000 and 1999, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

9.       Related Party Arrangements:
         --------------------------

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

         During the years ended December 31, 2001, 2000 and 1999, the Company incurred $4,463,981, $486,846 and $388,109, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the offerings. A substantial portion of these amounts ($4,175,827, $437,940 and $370,690, respectively) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2001, 2000, and 1999

9.       Related Party Arrangements - Continued:
         --------------------------------------

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 2001, 2000 and 1999, the Company incurred $297,599, $32,456 and $25,874, respectively, of such fees, the majority of which was or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the 2000 Offering is completed in the amount equal to 0.20 percent of the aggregate investment of stockholders who purchase shares in the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose client's holds shares on such date. As of December 31, 2001, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5 percent of the gross proceeds of the offering, loan proceeds from permanent financing and amounts outstanding on the Line of Credit, if any, at the time of listing the Company's common stock on a national securities exchange or over-the-counter market, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the years ended December 31, 2001, 2000 and 1999, the Company incurred $2,676,430, $292,108 and $232,865, respectively, of such fees. Such fees are included in other assets prior to being allocated to individual Properties.

         The Company incurs operating expenses relating to its administration. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the Expense Years ended June 30, 2001 and June 30, 2000, operating
         expenses   exceeded   the  Expense  Cap  by  $145,015   and   $213,886,
         respectively; therefore, the Advisor reimbursed the Company such amounts in accordance with the advisory agreement. The Company's operating expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2001 and 2000. For the year ended December 31, 1999, the Expense Cap was not applicable.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the years ended December 31, 2001 and 2000, the Company incurred $93,219 and $55,396, respectively, of such fees. No such fees were incurred by the Company for 1999.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows:

                                                                  Years Ended December 31,
                                                           2001             2000            1999
                                                        -----------      -----------     ------------

               Stock issuance costs                        $ 769,853         $ 117,679         $  328,229
               Land, buildings and equipment on
                    operating leases and other
                    assets                                    37,053            31,370              6,455
               General operating and
                    administrative expenses                  199,726           197,869             38,796
                                                        ------------      ------------     --------------
                                                        $ 1,006,632          $ 346,918         $  373,480
                                                        ============      ============     ==============

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2001, 2000 and 1999

9.       Related Party Arrangements - Continued:
         --------------------------------------

         Amounts due to related  parties  consisted of the following at December
         31:

                                                                            2001               2000
                                                                        ------------       -------------

                   Due to the Advisor and its affiliates:
                       Expenditures incurred for offering expenses      $ 1,328,123         $  982,100
                           on behalf of the Company
                        Accounting and administrative
                           services                                          62,313             32,964
                        Acquisition fees and miscellaneous
                           acquisition expenses                             226,986             96,526
                                                                       -------------      -------------
                                                                          1,617,422          1,111,590
                                                                       -------------      -------------

                   Due to CNL Securities Corp.:
                        Commissions                                         145,670              5,819
                        Marketing support and due diligence
                           expense reimbursement fee                          9,715                390
                                                                       -------------      -------------
                                                                            155,385              6,209
                                                                       -------------      -------------

                                                                        $ 1,772,807         $1,117,799
                                                                       =============      =============

         The Company maintains a bank account in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this bank was $3,000,000 at December 31, 2001.

         In conjunction with a potential commercial paper borrowing transaction, the Company has engaged an affiliate of the Advisor to act as its structuring agent (the "Structuring Agent".) The Structuring Agent will receive an origination fee equal to 2 percent of the amount of the loan with $100,000 payable upon engagement. During the year ended December 31, 2001, the Structuring Agent was paid the initial engagement fee of $100,000. This amount is included in other assets at December 31, 2001, and will be capitalized as loan costs upon completion of the borrowing transaction.

10.      Concentration of Credit Risk:
         -----------------------------

         The Company's rental income for the year ended December 31, 2001, was earned from three lessees; ARC Boca Raton, Inc. and ARC Pecan Park, LLC, which operate the Properties under American Retirement Corporation ("ARC"), and BG Orland Park, LLC, which operates the Property as a Brighton Gardens by Marriott. All of the Company's rental income for the year ended December 31, 2000, was earned from one lessee, BG Orland Park, LLC.

         Although the Company intends to acquire additional Properties, including Properties located in various states and regions, and to carefully screen its tenants in order to reduce risks of default, failure of the lessees, the Marriott brand chain or ARC would significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced by the Company's initial and continuing due diligence procedures.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2001, 2000 and 1999


11.      Selected Quarterly Financial Data:
         ---------------------------------

         The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2001 and 2000:

        2001 Quarter                        First            Second           Third           Fourth           Year
        ------------                        -----            ------           -----           ------           ----

        Revenues                             $ 356,362         $ 356,336       $382,764         $804,157      $ 1,899,619
        Net income                              67,348           211,945        171,842          464,830          915,965
        Earnings per share:
            Basic and Diluted                     0.05              0.15           0.09             0.09             0.38


        2000 Quarter                         First            Second           Third          Fourth            Year
        ------------                         -----            ------           -----          ------            ----

        Revenues                             $  72,962         $ 295,622       $356,774         $359,372      $ 1,084,730
        Net income (loss)                      (25,178 )         182,463         14,672           52,821          224,778
        Earnings (loss) per share:
             Basic and Diluted                   (0.04 )            0.25           0.02             0.04             0.27

12.      Subsequent Events:
         -----------------

         On February 11, 2002, the Company used net offering proceeds of approximately $9,700,000 to acquire the Homewood Residence at Coconut Creek, an American Retirement Corporation assisted living property located in Coconut Creek, Florida (the "Coconut Creek Property"). In connection with the purchase of the Coconut Creek Property, the
         Company,  as  lessor,  entered  into  a  long-term,   triple-net  lease
         agreement.

         In addition, on February 11, 2002, the Company used net offering proceeds of approximately $5,500,000 and assumed permanent financing of approximately $13,000,000 to acquire Holley Court Terrace, an American Retirement Corporation assisted living property located in Oak Park, Illinois (the "Oak Park Property"). In connection with the purchase of the Oak Park Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         During the period January 1, 2002, through February 11, 2002, the Company received subscription proceeds for an additional 2,212,433 shares ($22,124,327) of common stock.

         In addition, on January 1, 2002 and February 1, 2002, the Company declared distributions totalling $415,936 and $513,585, respectively, or $.0583 per share of common stock, payable in March 2002, to stockholders of record on January 1, 2002 and February 1, 2002, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 2001



                                                                                                             Costs Capitalized
                                                                                                               Subsequent To
                                                                     Initial Cost                               Acquisition
                                                    -------------------------------------------------    --------------------------

                                      Encum-                                                              Improve-       Carrying
                                      brances           Land           Building          Equipment         ments           Costs
                                     ----------     --------------  ---------------    --------------    ----------     -----------

Properties the Company has Invested
  in Under Operating Leases:

   Brighton Gardens by Marriott:
    Orland Park, Illinois                $  --        $ 2,162,388     $ 11,533,074       $ 1,044,018         $  --          $   --





   Broadway Plaza:
    Arlington, Texas                        --          1,343,538        9,174,538           602,226             --             --

   Homewood Residence:
         Boca Raton, Florida                --          1,143,571        8,501,806           554,536             --             --
                                     ----------     --------------  ---------------    --------------     ----------    -----------
                                     $      --        $ 4,649,497     $ 29,209,418       $ 2,200,780          $  --     $       --
                                     ==========     ==============  ===============    ==============     ==========    ===========









                                                                                                                          Life
                                                                                                                        on Which
                                                                                                                       Deprecia-
          Gross Amount at Which Carried                                                                                   tion
              At Close of Period (d)                                                                                   in Latest
---------------------------------------------------                                                                      Income
                                                                                                                        Statement
                                                                      Accumulated           Date of       Date             is
     Land            Building          Equipment         Total        Depreciation      Construction    Acquired        Computed
---------------    --------------     -------------  ---------------  --------------    ------------    ----------    -----------





    $ 2,162,388       $11,533,074       $ 1,044,018      $14,739,480      $  739,426         1999         4/00           (c)


      1,343,538         9,174,538           602,226       11,120,302          45,557         2000         11/01          (c)


      1,143,571         8,501,806           554,536       10,199,913          42,144         2000         11/01          (c)
---------------    --------------     -------------  ---------------  --------------
    $ 4,649,497       $29,209,418       $ 2,200,780      $36,059,695      $  827,127
===============    ==============     =============  ===============  ==============


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 2001

(a) Transactions in real estate and accumulated depreciation during 2000 and 2001 are summarized as follows:


                                                                 Accumulated
                                                Cost (b) (d)    Depreciation
                                                --------------- --------------

            Properties the Company has Invested
               in Under Operating Leases:

                 Balance, December 31, 1999           $     --       $     --
                 Acquisitions                       14,721,092             --
                 Depreciation Expense (c)                   --        303,184
                                                --------------- --------------
                                                --------------- --------------

                 Balance, December 31, 2000         14,721,092
                 Acquisitions                       21,338,603        303,184
                 Depreciation expense (c)                   --             --
                                                                      523,943
                                                --------------- --------------

                 Balance, December 31, 2001       $ 36,059,695     $  827,127
                                                =============== ==============

(b) As of December 31, 2001 and 2000, the aggregate cost of the Properties owned by the Company and its subsidiaries for federal income tax purposes was $36,059,695 and $14,721,092, respectively. The leases are treated as operating leases for federal income tax purposes.

(c) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and 3 to 7 years, respectively.

(d) Acquisition fees and miscellaneous expenses of $1,941,656 and $872,192 are included in land, buildings and equipment on operating leases at December 31, 2001 and 2000, respectively.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for the tenant relating to one Property owned by the Company and five pending acquisitions as of March 22, 2002. The summarized financial information presented for Marriott as of December 28, 2001 and December 29, 2000, and for each of the years ended December 28, 2001, December 29, 2000 and December 31, 1999, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 28, 2001. Page Marriott International, Inc. and Subsidiaries:

    Selected Financial Data for the years ended December 28, 2001,
       December 29, 2000 and December 31, 1999                             B-27





                       INDEX TO OTHER FINANCIAL STATEMENTS


The following combined financial information is filed as part of this report as a result of the acquisition of five related Properties from American Retirement Corporation ("ARC"). The Company does not own any interest in ARC's operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company entered, see "Business -- Property Acquisitions."

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.):


    Report of Independent Certified Public Accountants                                        B-28

    Combined Balance Sheets as of December 31, 2001 and 2000                                  B-29

    Combined Statements of Operations and Changes in Equity for the Years
       Ended December 31, 2001 and 2000                                                       B-30

    Combined Statements of Cash Flows for the Years Ended December 31, 2001 and 2000          B-31

    Notes to Combined Financial Statements for the Years Ended December 31, 2001 and 2000     B-32

    Combining Balance Sheet as of December 31, 2001                                           B-42

    Combining Statement of Operations and Changes in Equity for the Year Ended
       December 31, 2001                                                                      B-43

    Combining Statement of Cash Flows for the Year Ended December 31, 2001                    B-44



                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)



Condensed Consolidated Balance Sheet Data:
                                                                           December 28,           December 29,
                                                                              2001                    2000
                                                                            ----------             ----------

Current assets                                                               $2,130                  $1,645
Noncurrent assets                                                             6,977                   6,592
Current liabilities                                                           1,802                   1,917
Noncurrent liabilities                                                        3,827                   3,053
Stockholders' equity                                                          3,478                   3,267



Consolidated Statements of Income Data:


                                                                  Fiscal Year           Fiscal Year          Fiscal Year
                                                                     Ended,                Ended               Ended
                                                                  December 28,         December 29,         December 31,
                                                                      2001                 2000                 1999
                                                                -----------------     ----------------     ----------------

Gross revenues                                                       $10,198               $10,135              $8,771

Costs and expenses (including
   income tax expense)                                                 9,962                 9,656               8,371
                                                                   ----------           -----------            --------

Net income                                                             $ 236                 $ 479               $ 400
                                                                   ==========           ===========            ========

Basic earnings per share                                               $0.97                $ 1.99               $1.62
                                                                   ==========           ===========            ========

Diluted earnings per share                                             $0.92                $ 1.89               $1.51
                                                                   ==========           ===========            ========


               Report of Independent Certified Public Accountants


To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations and changes in equity and of cash flows present fairly, in all material respects, the financial position of American Retirement Communities Portfolio (a Group of Related Properties Acquired by CNL Retirement Properties, Inc.) (the "Communities") at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Communities' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Our audit was conducted for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information is presented for purposes of additional analysis of the combined financial statements rather than to present the results of operations of the individual Communities. However, the combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the combined financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP


Orlando, Florida
May 7, 2002

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combined Balance Sheets
December 31, 2001 and 2000
-------------------------------------------------------------------------------

                                                                                    2001                2000
                                                                              -----------------   -----------------
Assets
Current assets:
    Cash                                                                             $ 488,319           $ 673,871
    Accounts receivable, net of allowance for doubtful
      accounts of $188,771 and $87,620                                               1,274,637             612,729
    Prepaid expenses and other                                                         150,921             125,446
                                                                              -----------------   -----------------
             Total current assets                                                    1,913,877           1,412,046
                                                                              -----------------   -----------------

Restricted cash                                                                      1,708,634             525,000
                                                                              -----------------   -----------------

Property and equipment, net                                                         33,183,957             572,314
                                                                              -----------------   -----------------

Other assets:
    Security deposits                                                                  810,030             258,983
    Deferred financing costs, net                                                      218,594                   -
                                                                              -----------------   -----------------
             Total other assets                                                      1,028,624             258,983
                                                                              -----------------   -----------------

             Total assets                                                         $ 37,835,092         $ 2,768,343
                                                                              =================   =================

Liabilities and Equity
Current liabilities:
    Current maturities of long-term debt                                             $ 692,029             $     -
    Accounts payable                                                                   519,267             599,762
    Accrued payroll                                                                    341,458             232,100
    Accrued property tax                                                               923,665             567,673
    Other accrued expenses                                                           1,127,946             236,759
                                                                              -----------------   -----------------
             Total current liabilities                                               3,604,365           1,636,294

Long-term debt, less current maturities                                             32,444,896                   -
Resident deposits                                                                      417,898             436,396
                                                                              -----------------   -----------------
             Total liabilities                                                      36,467,159           2,072,690
                                                                              -----------------   -----------------

Equity                                                                               1,367,933             695,653
                                                                              -----------------   -----------------

             Total liabilities and equity                                         $ 37,835,092         $ 2,768,343
                                                                              =================   =================




         The accompanying notes are an integral part of these combined financial statements.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combined Statements of Operations and Changes in Equity
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

                                                                                      2001               2000
                                                                                -----------------  ------------------

Revenue:
    Community resident and health care services                                     $ 17,946,629         $10,232,625
    Interest and other                                                                   319,339              28,249
                                                                                -----------------  ------------------
                Total revenue                                                         18,265,968          10,260,874
                                                                                -----------------  ------------------

Expenses:
    Community operating expenses                                                      15,533,428           9,687,518
    Lease expense                                                                      4,957,887           4,642,644
    Management fees                                                                      794,621             443,922
    Bad debt expense                                                                     101,151                   -
    Interest                                                                             323,949               2,659
    Amortization                                                                          29,499                   -
    Depreciation                                                                         344,687              78,153
                                                                                -----------------  ------------------
                Total expenses                                                        22,085,222          14,854,896
                                                                                -----------------  ------------------

Loss before income taxes                                                              (3,819,254 )        (4,594,022 )

Income taxes                                                                                   -                   -
                                                                                -----------------  ------------------

Net loss                                                                              (3,819,254 )        (4,594,022 )

Equity at beginning of year                                                              695,653             706,288

Net contributions from owner/operator                                                  4,491,534           4,583,387
                                                                                -----------------  ------------------

Equity at end of year                                                                $ 1,367,933          $  695,653
                                                                                =================  ==================






          The accompanying notes are an integral part of these combined financial statements.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combined Statements of Cash Flows
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

                                                                                       2001                2000
                                                                                 -----------------   -----------------

Cash flows from operating activities:
    Net loss                                                                          $(3,819,254 )       $(4,594,022 )
    Depreciation and amortization                                                         374,186              78,153
    Changes in assets and liabilities:
      Increase in accounts receivable                                                    (661,908 )          (371,211 )
      Increase in prepaid expenses and other                                              (25,475 )           (64,474 )
      (Increase) decrease in security deposits                                           (551,047 )               438
      Increase in accounts payable and accrued expenses                                 1,276,042             919,634
      Decrease in resident deposits                                                       (18,498 )           (10,986 )
                                                                                 -----------------   -----------------
                Net cash used in operating activities                                  (3,425,954 )        (4,042,468 )
                                                                                 -----------------   -----------------

Cash flows from investing activities:
    Additions to property and equipment                                               (12,630,306 )          (378,395 )
    Increase in restricted cash                                                        (1,183,634 )                 -
                                                                                 -----------------   -----------------
                Net cash used in investing activities                                 (13,813,940 )          (378,395 )
                                                                                 -----------------   -----------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                           13,000,000                   -
    Payment of loan costs                                                                (248,093 )                 -
    Payments on long-term debt                                                           (189,099 )                 -
    Net contributions from owner/operator                                               4,491,534           4,583,387
                                                                                 -----------------   -----------------
                Net cash provided by financing activities                              17,054,342           4,583,387
                                                                                 -----------------   -----------------

Net (decrease) increase in cash                                                          (185,552 )           162,524

Cash at beginning of year                                                                 673,871             511,347
                                                                                 -----------------   -----------------

Cash at end of year                                                                     $ 488,319          $  673,871
                                                                                 =================   =================


Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                                              $ 323,949           $   2,659
                                                                                 =================   =================
    Cash paid during the year for income taxes                                          $       -           $       -
                                                                                 =================   =================
    Non-cash investing and financing activities - Note 3


          The accompanying notes are an integral part of these combined financial statements.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------


1.       Organization and Nature of Business:

         The ARC Retirement Communities Portfolio ("the Communities") consists of five assisted living/retirement communities located in Arlington, Texas, Boca Raton, Florida, Oak Park, Illinois, Coconut Creek, Florida and Greenwood Village, Colorado. The Communities are managed by American Retirement Corporation ("ARC"), a national senior living and health care services provider. During 2001 and the first quarter of 2002, ARC entered into a series of transactions with CNL Retirement Properties, Inc. ("CNL"), a real estate investment trust, to sell the land, buildings and certain equipment used in the operation of the Communities and lease it back on a triple-net basis. The leases with CNL contain collateralization and other requirements that are generally evaluated on an aggregate basis. During 2000, several of the Communities were in the development stage as summarized below:

                                                                                               Beginning
                                                                                             Annual Minimum
                                                 Commenced            Month Acquired         Lease Payment
                     Property                    Operations               by CNL               Due to CNL
           ------------------------------   ---------------------   --------------------  ---------------------

           Broadway Plaza                       August 2000            November 2001              $  1,084,322
               Arlington, TX

           Homewood Residence                   October 2000           November 2001                   991,380
               Boca Raton, FL

           Holley Court Terrace                  July 1993             February 2002                 1,846,928
               Oak Park, IL

           Homewood Residence                  February 2000           February 2002                   968,756
               Coconut Creek, FL

           Heritage Club                       November 1999            March 2002                   1,786,538
               Greenwood Village, CO
                                                                                          ---------------------
                                                                                                  $  6,677,924
                                                                                          =====================


         In connection with Communities that became operational during 1999 and 2000, ARC had previously entered into various transactions with third parties for their development. ARC had also entered into long-term leases with entities, including subsidiaries of a bank and a real estate investment trust. Upon completion of the development projects, the real estate and equipment were leased to ARC or other entities which then entered into management contracts with ARC for their operation. Two of these entities were affiliated with a Director of ARC. The management agreements provided ARC with rights of first offer to acquire the leasehold interest of the Communities.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

2.       Summary of Significant Accounting Policies:

         Basis of Presentation
         The accompanying financial statements have been prepared to present the combined financial results of the Communities and are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

         The combined financial statements reflect the historical accounts of the Communities including allocations of general and administrative expenses from the ARC corporate offices in the form of management fees. The management fees, calculated as a percentage of revenue, are based on determinations that ARC management believes to be reasonable. However, management believes that the Communities' corporate administrative and general expenses on a stand-alone basis may have been different had the Communities operated as unaffiliated entities.

         Liquidity
         As described in Note 1, several of the Communities recently commenced operations and consequently are expected to have cash flow deficits through a normal stabilization period. In connection with the CNL sale-leaseback transactions, ARC has restricted funds in the amount of approximately $3.9 million to fund cash flow deficits at the Communities, if required. To the extent additional funds are needed, ARC is obligated under the terms of the leases, to fund the required amounts. In the event ARC, as guarantor, is unable to fulfill its obligations, CNL, as lessor, could support the ongoing operations of the Communities and protect its interest as owner of the underlying real estate.

         Use of Estimates and Assumptions
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

         Recognition of Revenue
         The Communities provide residents with housing and health care services through various types of agreements. Housing and health care services are provided on an annual, monthly or per-diem basis. Residents pay a monthly housing fee, which entitles them to the use of certain amenities and services. Residents may also elect to obtain additional services, which are billed on a monthly basis or as the services are received. The Communities recognize revenues under these agreements as the services are provided.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

  2.    Summary of Significant Accounting Policies - Continued:

         Recognition of Revenue - Continued
         Resident and health care revenues are reported at estimated net realizable amounts from residents, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

         Restricted Cash
         Restricted cash includes cash held by lenders under loan agreements in escrow for property taxes and property improvement and cash segregated under operating reserve provisions of lease agreements.

         Accounts Receivable
         Accounts receivable, net of an allowance for doubtful accounts, represent the estimate of the amount that ultimately will be realized in cash. ARC management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, analyses of receivable portfolios by payor source and aging of receivables, as well as review of specific accounts, and makes adjustments to the allowance as necessary.

         Property and Equipment
         Property and equipment are recorded at cost and include interest and real estate capitalized during the construction period, as well as other costs directly related to the acquisition, development, and construction. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Buildings and improvements are depreciated over 40 and 15 years, respectively, and furniture, fixtures and equipment are depreciated over five to seven years.

         Impairment of Long-Lived Assets
         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets' carrying amount exceeds its fair value.

         Deferred Financing Costs
         Deferred financing costs are being amortized using the straight-line method, which approximates the interest method, over the term of the related debt agreement.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

2.       Summary of Significant Accounting Policies - Continued:

         Income Taxes
         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Insurance
         The Communities are self-insured for workers compensation claims up to certain limits. Additional stop-loss coverage is purchased to cover claims in excess of these limitations. The Communities have established reserves for all reported and unpaid claims and for estimated claims incurred but not yet reported, based upon historical claims loss experience. The Communities' operator maintains commercial insurance on a claims-made basis for general and professional liability. The operator also has professional liability coverage with a commercial insurance carrier with limits of $5 million for each occurrence and $15 million aggregate for potential losses related to these matters, if they occur. In addition, the Communities carry primary and secondary umbrella liability coverage with a $25 million per occurrence limit. The Communities, through ARC, carry a mandated crime insurance policy with a coverage limit of $1 million.

         Equity
         ARC transfers excess cash from and makes working capital advances and corporate allocations to the Communities. These advances include amounts to fund operating shortfalls. The resulting net balance of these transactions plus the initial investment in the Communities and the cumulative equity (deficit) of the Communities is classified as equity in the balance sheets.

         Concentrations of Credit Risk
         Financial instruments that potentially subject the Communities to significant concentrations of credit risk consist principally of cash, accounts receivable and restricted cash. The majority of the Communities' cash is in accounts with financial institutions that ARC management has determined to be high quality institutions. ARC management believes credit risk related to cash and restricted assets is minimal. The Communities' accounts receivable consist of monthly fees and charges due from residents.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

3.       Property and Equipment:

         During 2000 and for the majority of 2001, the Communities were operated under various operating lease arrangements (see Notes 1 and 6).

         On September 26, 2001, ARC acquired the land, building and equipment of the retirement center in Oak Park, Illinois previously leased under an operating lease. ARC financed this acquisition by entering into a $13.0 million mortgage note. In connection with this acquisition, land, buildings and equipment increased by $12.4 million.

         During November 2001, ARC exercised its option to acquire the land, building and equipment used in the operation of the Boca Raton, Florida and Arlington, Texas Communities and simultaneously completed sale-leaseback transactions with CNL under 15-year lease agreements, which contain two five-year renewal options and rights of first refusal to repurchase the leased assets. As a result of contingent earn-out agreements, these leases are accounted for as financing transactions and accordingly property and equipment and debt of approximately $20.2 million are recorded on the balance sheets.

         Property and equipment consists of the following at December 31:

                                                   2001              2000
                                              ---------------  ----------------

              Land                                $3,294,093          $      -
              Building and improvements           28,327,404                 -
              Equipment                            2,055,869           689,735
              Construction in progress                25,949            57,250
                                              ---------------  ----------------
                                                  33,703,315           746,985
              Less accumulated depreciation         (519,358 )        (174,671 )
                                              ---------------  ----------------

                                                 $33,183,957          $572,314
                                              ===============  ================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

4.       Long-Term Debt:

         Long-term debt consists of the following at December 31:

                                                                                   2001                2000
                                                                            -----------------   -----------------

        Sale/leaseback financing payable in monthly
          installments of $172,975 including interest
          at 7.63% maturing in 2016                                             $ 20,171,493             $     -

        Mortgage note payable bearing interest at a floating rate equal to three hundred and fifty basis points in excess of the LIBOR rate (6.28% at December 31, 2001). Interest and principal is due monthly with remaining principal and unpaid interest due
          October 1, 2003. The note is collateralized by certain land,
          buildings and equipment                                                 12,965,432                   -
                                                                            -----------------   -----------------
        Total long-term debt                                                      33,136,925                   -
        Less current portion                                                        (692,029 )                 -
                                                                            -----------------   -----------------

                                                                                $ 32,444,896             $     -
                                                                            =================   =================



         The following is a schedule of future maturities of long-term debt as of December 31, 2001.

                         2002                        $ 692,029
                         2003                       13,303,760
                         2004                          642,537
                         2005                          745,520
                         2006                          929,067
                         Thereafter                 16,824,012
                                              -----------------

                                                  $ 33,136,925
                                              =================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

5.       Income Taxes:

         Total income tax expense consists of:

                                                     2001           2000
                                                 -------------  -------------

                U.S. Federal:
                  Current                              $    -         $    -
                  Deferred
                                                            -              -
                                                 -------------  -------------
                          Total U.S. Federal                -              -
                                                 -------------  -------------

                State:
                  Current
                  Deferred
                                                            -              -
                                                 -------------  -------------
                          Total State                       -              -
                                                 -------------  -------------
                          Total                        $    -         $    -
                                                 =============  =============

         The tax effect of temporary differences that give rise to the following net deferred tax liability at December 31, 2001 and 2000 consists of:

                                                       2001           2000
                                                  -------------  -------------

           Net operating loss carryforwards         $1,351,333      $ 242,979
           Valuation allowance                      (1,351,333 )     (242,979 )
                                                  -------------  -------------

                    Net deferred tax liability          $    -         $    -
                                                  =============  =============


         The following table summarizes the significant differences between the U.S. federal statutory tax rate and the Communities' effective tax rate for financial statement purposes:

                                                          2001            2000
                                                       --------------  --------------

           Statutory tax rate (34%)                     $ (1,298,546 )  $ (1,561,967 )
           State income taxes, net of federal benefit       (116,669 )       (18,254 )
           Tax losses of nonconsolidated partnerships        306,861       1,344,564
           Increase in valuation allowance                 1,108,354         235,657
                                                       --------------  --------------

                    Total                               $          -    $          -
                                                       ==============  ==============

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

5.       Income Taxes - Continued:

         For the year ended December 31, 2000, Broadway Plaza, Homewood Residence Boca Raton and Holley Court Terrace were included in ARC's consolidated federal income tax return. For the year ended December 31, 2001, Broadway Plaza, Homewood Residence Boca Raton, Holley Court Terrace and Homewood Residence Greenwood Village were included in ARC's consolidated federal income tax return. Communities that were not included in ARC's consolidated federal income tax returns were owned by partnerships not included in the ARC consolidated return. For the financial statement presentation, the separate-return method is used to allocate current and deferred federal and state tax expense to the Communities as if they were separate taxpayers. No tax benefit or expense has been reported with respect to the Communities owned by partnerships not included in the ARC consolidated return, since taxes on income generated by those partnerships are the responsibility of the partners.

         The Communities have tax net operating loss carryovers in the amount of $3,556,142, which expire beginning in 2020. The Communities have not recorded this potential deferred tax benefit because they do not have sufficient historical earnings on which to conclude that they are more likely than not to realize a future benefit.



6.       Leases:

         As of December 31, 2001 and 2000, two and four, respectively, of the Communities were operated under leasing structures which were treated as operating leases for financial reporting purposes and financing leases for income tax purposes. These leases provided ARC with termination rights whereby ARC could terminate the leases and acquire the assets at predetermined amounts in exchange for assuming the lessors' debt, forgiving notes receivable from the lessor, and repaying the lessors' equity. In November 2001, ARC elected to terminate two of the leases and simultaneously entered into a transaction with CNL (see
         Note 3). In February and March 2002, ARC elected to terminate two additional leases and subsequently entered into a transaction with CNL (see Note 10).




7.       Related Party Transactions:

         ARC performs management services for the Communities which includes certain corporate administrative and general expenses for financial, legal, accounting, human resources and information systems. These services are reflected as management fees on the statement of operations.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

8.       Employee Benefit Plans:

         The Communities' employees are eligible to participate in a defined contribution plan established by ARC, including features under Section 401(k) of the Internal Revenue Code (the "Plan"). The Plan permits employees to make voluntary contributions up to specified limits. Additional contributions may be made by the Communities at their discretion, that vest ratable over a five-year period. The Communities incurred $17,917 and $37,541 in expense for the years ended December 31, 2001 and 2000, respectively.



9.       Commitments and Contingencies:

         Federal and state governments regulate various aspects of the Communities' business. The development and operation of health care facilities and provision of health care services are subject to federal, state, and local licensure, certification, and inspection laws that regulate, among other matters, the number of licensed beds, the provision of services, the distribution of pharmaceuticals, billing practices and policies, equipment, staffing (including professional licensing), operating policies and procedures, fire prevention measures, environmental matters, and compliance with building and safety codes. Failure to comply with these laws and regulations could result in the denial of reimbursement, the imposition of fines, temporary suspension of admission of new patients, restrictions on the ability to expand existing facilities, and, in extreme cases, the revocation of a Community's license or closure.

         The Communities are subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the financial position, operations, or liquidity of the Communities.



10.      Subsequent Events:

         In February and March of 2002, ARC exercised its right with respect to the Coconut Creek, Florida and Greenwood Village, Colorado Communities, respectively, operated under leasing arrangements to acquire the leased assets and simultaneously entered into sale-leaseback transactions with CNL which were accounted for as financings.

         In February of 2002, ARC entered into a sale-leaseback transaction with CNL in connection with the Holley Court Terrace Community purchased from a previous lessor on September 26, 2001 which will be accounted for as an operating lease.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
-------------------------------------------------------------------------------

10.      Subsequent Events - Continued:

         As a result of these transactions, these Communities' future minimum lease payments are as follows:

                         2002                     $ 3,866,000
                         2003                       4,661,000
                         2004                       4,735,000
                         2005                       4,811,000
                         2006                       4,888,000
                         Thereafter                54,597,000
                                             -----------------

                                                 $ 77,558,000
                                             =================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combining Balance Sheet
December 31, 2001
-------------------------------------------------------------------------------

                                                               Properties         Properties
                                                              Acquired by        Acquired by
                                                              CNL in 2001        CNL in 2002          Combined
                                                            -----------------  -----------------  ------------------
Assets
Current assets:
    Cash                                                           $   1,000          $ 487,319           $ 488,319
    Accounts receivable                                               22,972          1,251,665           1,274,637
    Prepaid expenses and other                                        41,194            109,727             150,921
                                                            -----------------  -----------------  ------------------
             Total current assets                                     65,166          1,848,711           1,913,877
                                                            -----------------  -----------------  ------------------

Restricted cash                                                      906,634            802,000           1,708,634
                                                            -----------------  -----------------  ------------------

Property and equipment, net                                       20,301,080         12,882,877          33,183,957
                                                            -----------------  -----------------  ------------------

Other assets:
    Security deposits                                                810,030                  -             810,030
    Deferred financing costs, net                                          -            218,594             218,594
                                                            -----------------  -----------------  ------------------
             Total other assets                                      810,030            218,594           1,028,624
                                                            -----------------  -----------------  ------------------

             Total assets                                       $ 22,082,910       $ 15,752,182        $ 37,835,092
                                                            =================  =================  ==================

Liabilities and Equity
Current liabilities:
    Current maturities of long-term debt                           $ 218,201          $ 473,828           $ 692,029
    Accounts payable                                                  42,825            476,442             519,267
    Accrued expenses                                                 668,071          1,724,998           2,393,069
                                                            -----------------  -----------------  ------------------
             Total current liabilities                               929,097          2,675,268           3,604,365

Long-term debt, less current maturities                           19,953,291         12,491,605          32,444,896
Resident deposits                                                      6,724            411,174             417,898
                                                            -----------------  -----------------  ------------------
             Total liabilities                                    20,889,112         15,578,047          36,467,159
                                                            -----------------  -----------------  ------------------

Equity                                                             1,193,798            174,135           1,367,933
                                                            -----------------  -----------------  ------------------

             Total liabilities and equity                       $ 22,082,910       $ 15,752,182        $ 37,835,092
                                                            =================  =================  ==================


American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combining Statement of Operations and Changes in Equity
Year Ended December 31, 2001
-------------------------------------------------------------------------------

                                                                   Properties         Properties
                                                                  Acquired by         Acquired by
                                                                  CNL in 2001         CNL in 2002          Combined
                                                                -----------------  ------------------  ------------------

Revenue:
    Community resident and health care services                      $ 2,828,364         $15,118,265         $17,946,629
    Interest and other                                                       149             319,190             319,339
                                                                -----------------  ------------------  ------------------
                  Total revenue                                        2,828,513          15,437,455          18,265,968
                                                                -----------------  ------------------  ------------------

Expenses:
    Community operating expenses                                       3,471,456          12,061,972          15,533,428
    Lease expense                                                      1,516,715           3,441,172           4,957,887
    Management fees                                                      141,418             653,203             794,621
    Bad debt expense                                                           -             101,151             101,151
    Interest                                                              94,432             229,517             323,949
    Amortization                                                               -              29,499              29,499
    Depreciation                                                         133,835             210,852             344,687
                                                                -----------------  ------------------  ------------------
                  Total expenses                                       5,357,856          16,727,366          22,085,222
                                                                -----------------  ------------------  ------------------

Loss before income taxes                                              (2,529,343 )        (1,289,911 )        (3,819,254 )

Income taxes                                                                   -                   -                   -
                                                                -----------------  ------------------  ------------------

Net loss                                                              (2,529,343 )        (1,289,911 )        (3,819,254 )

Equity at beginning of year                                              109,651             586,002             695,653

Net contributions from owner/operator                                  3,832,792             658,742           4,491,534
                                                                -----------------  ------------------  ------------------

Equity (deficit) at end of year                                      $ 1,413,100          $  (45,167 )       $ 1,367,933
                                                                =================  ==================  ==================




American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combining Statement of Cash Flows
Year Ended December 31, 2001
-------------------------------------------------------------------------------

                                                                     Properties         Properties
                                                                    Acquired by         Acquired by
                                                                    CNL in 2001         CNL in 2002         Combined
                                                                  -----------------  ------------------  ----------------

Cash flows from operating activities:
    Net loss                                                           $(2,529,343 )       $(1,289,911 )     $(3,819,254 )
    Depreciation and amortization                                          133,835             240,351           374,186
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                           135,116            (797,024 )        (661,908 )
      Decrease (increase) in prepaid expenses
        and other assets                                                    19,044             (44,519 )         (25,475 )
      (Increase) decrease in security deposits                            (810,030 )           258,983          (551,047 )
      Increase in accounts payable and
        accrued expenses                                                   410,040             866,002         1,276,042
      Increase (decrease) in tenant deposits                                 2,324             (20,822 )         (18,498 )
                                                                  -----------------  ------------------  ----------------
                 Net cash used in operating activities                  (2,639,014 )          (786,940 )      (3,425,954 )
                                                                  -----------------  ------------------  ----------------

Cash flows from investing activities:
    Additions to property and equipment                                   (133,112 )       (12,497,194 )     (12,630,306
    Increase in restricted assets                                         (906,634 )          (277,000 )      (1,183,634 )
                                                                  -----------------  ------------------  ----------------
                 Net cash used in investing activities                  (1,039,746 )       (12,774,194 )     (13,813,940 )
                                                                  -----------------  ------------------  ----------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                     -          13,000,000        13,000,000
    Payment of loan costs                                                        -            (248,093 )        (248,093 )
    Payments on long-term debt                                            (154,532 )           (34,567 )        (189,099 )
    Net contributions from owner/operator                                3,832,792             658,742         4,491,534
                                                                  -----------------  ------------------  ----------------
                 Net cash provided by financing activities               3,678,260          13,376,082        17,054,342
                                                                  -----------------  ------------------  ----------------

Net decrease in cash and cash equivalents                                     (500 )          (185,052 )        (185,552 )

Cash at beginning of year                                                    1,500             672,371           673,871
                                                                  -----------------  ------------------  ----------------

Cash at end of year                                                      $   1,000          $  487,319         $ 488,319
                                                                  =================  ==================  ================


Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                               $  94,432          $  229,517         $ 323,949
                                                                  =================  ==================  ================

    Cash paid during the year for taxes                                  $       -          $        -         $       -
                                                                  =================  ==================  ================

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL
Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2001. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2001.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 2001, of the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1999 and December 2001.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                CNL American
                                                 Properties              CNL Income          CNL Hospitality
                                                   Fund,                 Fund XVIII,           Properties,
                                                    Inc.                    Ltd.                  Inc.
                                              ----------------        ---------------      ------------------
                                                 (Note 1)                                   (Notes 2 and 3)

Dollar amount offered                            $747,464,420            $35,000,000            $425,072,637
                                              ================        ===============      ==================

Dollar amount raised                                    100.0 %                100.0 %                 100.0 %
                                              ----------------        ---------------      ------------------

Less offering expenses:

   Selling commissions and discounts                     (7.5 )                 (8.5 )                  (7.5 )
   Organizational expenses                               (2.2 )                 (3.0 )                  (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                              (0.5 )                 (0.5 )                  (0.5 )
                                              ----------------        ---------------      ------------------
                                                        (10.2 )                (12.0 )                 (11.0 )
                                              ----------------        ---------------      ------------------
Reserve for operations                                     --                     --                      --
                                              ----------------        ---------------      ------------------

Percent available for investment                         89.8 %                 88.0 %                  89.0 %
                                              ================        ===============      ==================

Acquisition costs:

   Cash down payment                                     85.3 %                 83.5 %                  84.5 %
   Acquisition fees paid to affiliates                    4.5                    4.5                     4.5
   Loan costs                                              --                     --                      --
                                              ----------------        ---------------      ------------------

Total acquisition costs                                  89.8 %                 88.0 %                  89.0 %
                                              ================        ===============      ==================

Percent leveraged (mortgage financing
   divided by total acquisition costs)               (Note 1)                     --                    31.3 %

Date offering began                                  4/19/95,                9/20/96             7/09/97 and
                                                      2/06/97                                        6/17/99
                                                  and 3/02/98

Length of offering (in months)                  22, 13 and 9,                     17              23 and 15,
                                                 respectively                                   respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                       23, 16 and 11,                     17              29 and 16,
                                                 respectively                                   respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. During the offerings, APF did not utilize mortgage financing to acquire properties.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced
                  September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637

Note 2
   (Continued):   (7,264  shares)  issued  pursuant  to the  reinvestment  plan.
                  Pursuant to a  Registration  Statement  on Form S-11 under the
                  Securities  Act of 1933, as amended,  effective  June 4, 1999, the  Hospitality  Properties  REIT  registered  for sale up to
                  $275,000,000 of shares of common stock (the "1999  Offering").
                  The 1999 Offering of the Hospitality Properties REIT commenced following the  completion of the CHP Initial  Offering on June
                  17,  1999,  and  upon  completion  of  the  1999  Offering  on
                  September  14, 2000,  the company had  received  approximately
                  $275,000,000,   including   $965,194  (96,520  shares)  issued
                  pursuant to the reinvestment plan.  Pursuant to a Registration
                  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective May 23, 2000, the  Hospitality  Properties
                  REIT  registered  for sale up to  $450,000,000  of  shares  of common stock (the "2000  Offering").  The 2000 Offering of the
                  Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000. As of December 31,
                  2001,   the   Hospitality   Properties   REIT   had   received
                  subscription proceeds of $353,639,032 (35,363,903 shares) from its 2000 Offering, including $2,717,677 (271,768 shares) issued pursuant to the reinvestment plan.

Note 3: The amounts shown represent the combined results of the CHP Initial Offering and the 1999 Offering only, due to the fact that the 2000 Offering was not yet fully subscribed at December 31, 2001.

                                    TABLE II
                             COMPENSATION TO SPONSOR


                                                      CNL American          CNL Income          CNL Hospitality
                                                    Properties Fund,        Fund XVIII,           Properties,
                                                          Inc.                 Ltd.                  Inc.
                                                   ------------------    ----------------    --------------------
                                                   (Notes 1, 2 and 6)                            (Notes 4 and 8)
Date offering commenced                             4/19/95, 2/06/97             9/20/96         7/9/97, 6/17/99
                                                         and 3/02/98                                 and 9/15/00

Dollar amount raised                                    $747,464,420         $35,000,000            $778,710,657
                                                   ==================    ================    ====================
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                    56,059,832           2,975,000              56,478,185
     Real estate commissions                                      --                  --                      --
     Acquisition fees (Note 5)                            33,604,618           1,575,000              33,806,583
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                              3,737,322             175,000               3,680,508
                                                   ------------------    ----------------    --------------------
Total amount paid to sponsor                              93,401,772           4,725,000              93,965,276
                                                   ==================    ================    ====================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2001 (Note 7)                                        52,767,575           1,917,556              57,356,723
     2000 (Note 7)                                      (152,419,134 )         2,430,370              45,528,919
     1999 (Note 7)                                       311,630,414           2,921,071              13,348,795
     1998                                                 42,216,874           2,964,628               2,985,455
     1997                                                 18,514,122           1,471,805                  29,358
     1996                                                  6,096,045              30,126                      --
     1995                                                    594,425                  --                      --
     1994                                                         --                  --                      --
     1993                                                         --                  --                      --
Amount paid to sponsor from operations
   (administrative, accounting and
    management fees) (Notes 6 and 9):
     2001                                                  4,564,213             232,645               4,418,759
     2000                                                  3,542,515             120,319               1,878,358
     1999                                                  4,369,200             124,031                 458,634
     1998                                                  3,100,599             132,890                 208,490
     1997                                                  1,437,908             110,049                   6,889
     1996                                                    613,505               2,980                      --
     1995                                                     95,966                  --                      --
     1994                                                         --                  --                      --
     1993                                                         --                  --                      --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                        58,773,723           4,480,422                      --
     Notes                                                        --                  --                      --
Amount paid to sponsors from property
  sales and refinancing:
     Real estate commissions                                      --                  --                      --
     Incentive fees                                               --                  --                      --
     Other (Note 6)                                               --                  --                      --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The

Note 1
   (Continued):   1998  Offering  became fully  subscribed  in December 1998 and proceeds from the last  subscriptions were received in January
                  1999. The amounts shown represent the combined results of the APF Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
                  $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced
                  September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000
                  Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000. As of December 31, 2001, the Hospitality Properties REIT had received subscription proceeds of $353,639,032 (35,363,903 shares) from its 2000 Offering, including $2,717,677 (271,768 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2001.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8:           Generally,   the  Hospitality  Properties  REIT  pays  its
                  affiliates selling commissions, a marketing support fee and acquisition fees equal to 7.5%, 0.5% and 4.5%, respectively, of gross proceeds. Under certain circumstances a portion of these fees may be waived. In addition, the advisor of the Hospitality Properties REIT is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $8.7 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings and, therefore, were excluded from this table. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2001 and 2000, the Hospitality Properties REIT paid the advisor $2,107,404 and $2,125,857, respectively, relating to these fees. These amounts were also excluded from this table.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED




Note 9: In addition to the amount paid to sponsor from operations presented in this table, during the years ended December 31, 1998, 1999, 2000 and 2001, APF incurred $300,206, $1,493,437,
                  $1,493,436 and $1,493,436, respectively, of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2001 and 2000, the Hospitality Properties REIT incurred $293,002 and $300,145, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 10: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended
                  December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                                       1994                                          1997
                                                                     (Note 1)        1995            1996          (Note 2)
                                                                    ------------  ------------    ------------   -------------

Gross revenue                                                            $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                           --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15, 18 and 21)                       --            --              --              --
Provision for losses on assets (Notes 12, 14 and 17)                         --            --              --              --
Sale of real estate (Note 21)                                                --            --              --              --
Interest income                                                              --       119,355       1,843,228       3,941,831
Less:  Operating expenses                                                    --      (186,145 )      (908,924 )    (2,066,962 )
       Transaction costs                                                     --            --              --              --
       Loss on investment in securities                                      --            --              --              --
       Cumulative effect of accounting change                                --            --              --              --
       Provision for loss on mortgage notes held for sale                    --            --              --              --
       Impairment provision                                                  --            --              --              --
       Interest expense                                                      --            --              --              --
       Cost of real estate sold (Note 21)                                    --            --              --              --
       Depreciation and amortization                                         --      (104,131 )      (521,871 )    (1,795,062 )
       Loss on termination of cash flow hedge accounting                     --            --              --              --
       Advisor acquisition expense (Note 16)                                 --            --              --              --
       Minority interest in (income)/loss of consolidated joint
         ventures                                                            --           (76 )       (29,927 )       (31,453 )
                                                                    ------------  ------------    ------------   -------------
Net income (loss) - GAAP basis                                               --       368,779       4,745,962      15,564,456
                                                                    ============  ============    ============   =============
Taxable income
    -  from operations (Note 8)                                              --       379,935       4,894,262      15,727,311
                                                                    ============  ============    ============   =============
    -  from gain (loss) on sale (Notes 7, 15, 18 and 21)                     --            --              --         (41,115 )
                                                                    ============  ============    ============   =============
Cash generated from (used in) operations (Notes 4 and 5)                      --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                            --            --              --       6,289,236
Cash generated from refinancing                                               --            --              --              --
                                                                     ------------  ------------    ------------   -------------
Cash generated from (used in) operations, sales and refinancing               --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                    --      (498,459 )    (5,439,404 )   (16,854,297 )
      -  from sale of properties                                              --            --              --              --
      -  from cash flow from prior period                                     --            --              --              --
      -  from return of capital (Note 10)                                     --      (136,827 )            --              --
                                                                     ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions                          --      (136,827 )        43,136       6,511,153
Special items (not including sales of real estate and refinancing):
      Subscriptions received from stockholders                                --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                    200,000            --              --              --
      Retirement of shares of common stock (Note 13)                          --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                                --       200,000          97,419              --
      Distributions to minority interest                                      --            --         (39,121 )       (34,020 )
      Payment of stock issuance costs                                        (19 )  (3,680,704 )    (8,486,188 )   (19,542,862 )
      Acquisition of land and buildings on operating leases                   --   (18,835,969 )   (36,104,148 )  (143,542,667 )
      Investment in direct financing leases                                   --    (1,364,960 )   (13,372,621 )   (39,155,974 )
      Proceeds from sales of equipment direct financing leases                --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                              --            --              --              --
      Proceeds from sale of securities                                        --            --              --              --
      Proceeds from borrowing from affiliate (Note 22)                        --            --              --              --
      Investment in joint venture                                             --            --              --              --
      Increase in restricted cash                                             --            --              --              --
      Purchase of other investments (Note 4)                                  --            --              --              --
      Investment in mortgage, equipment and other notes receivable (Note 4)   --            --     (13,547,264 )   (16,923,383 )

      Collections on mortgage, equipment and other notes receivable (Note 4)  --            --         133,850         250,732

      Redemption of (investment in) certificates of deposit                    --            --              --      (2,000,000 )
      Proceeds from the issuance of bonds                                      --            --              --              --
      Payment on bonds                                                         --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                          --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                              --            --        (145,080 )   (20,784,577 )
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties (Note 20)      (199,036 )  (2,500,056 )      (939,798 )    (2,857,352 )
      Decrease (increase) in intangibles and other assets                      --      (628,142 )    (1,103,896 )            --
      Proceeds from borrowings on mortgage warehouse facilities                --            --              --              --
      Payments on mortgage warehouse facilities                                --            --              --              --
      Payments of loan and bond issuance costs                                 --            --              --              --
      Other                                                                    --            --         (54,533 )        49,001
                                                                      ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                         945    11,507,500      30,941,643       5,136,689
                                                                      ============  ============    ============   =============





     1998              1999             2000                2001
   (Note 3)          (Note 3)         (Note 3)            (Note 3)
---------------   ---------------   --------------     ---------------

   $33,202,491      $ 62,165,451     $ 93,693,424        $115,539,500
        16,018            97,307           97,559           1,106,775
            --        (1,851,838 )       (721,230 )        (1,136,997 )
      (611,534 )      (7,779,195 )     (2,575,716 )       (27,173,500 )
            --                --               --         105,645,379
     8,984,546        13,335,146       29,794,446          48,699,202
    (5,354,859 )     (12,078,868 )    (30,540,955 )       (34,271,783 )
            --        (6,798,803 )    (10,315,116 )                --
            --                --       (5,347,659 )          (121,675 )
            --                --               --          (3,840,902 )
            --                --       (6,854,932 )        (5,070,213 )
            --                --               --         (28,199,674 )
            --       (10,205,197 )    (47,612,460         (68,541,233 )
            --                --               -- )       (97,586,970 )
    (4,054,098 )     (10,346,143 )    (17,713,928 )       (21,196,777 )
            --                --               --          (8,060,000 )
            --       (76,333,516 )             --                  --

       (30,156 )         (41,678 )      1,023,730            (242,030 )
---------------   ---------------   --------------     ---------------
    32,152,408       (49,837,334 )      2,927,163         (24,451,498 )
===============   ===============   ==============     ===============

    33,553,390        58,152,473       28,881,542          22,681,442
===============   ===============   ==============     ===============
      (149,948 )        (789,861 )     (2,696,079 )        (9,518,197 )
===============   ===============   ==============     ===============
    39,116,275       307,261,214     (155,961,649 )        48,203,362
     2,385,941         5,302,433       12,833,063          11,207,122
            --                --               --                  --
---------------   ---------------   --------------     ---------------
    41,502,216       312,563,647     (143,128,586 )        59,410,484

   (39,116,275 )     (60,078,825 )             --         (48,203,362 )
            --                --               --                  --
      (265,053 )              --      (66,329,582 )       (18,263,335 )
       (67,821 )              --               --                  --
---------------   ---------------   --------------     ---------------
     2,053,067       252,484,822     (209,458,168 )        (7,056,213 )

   385,523,966           210,736               --           9,691,600
            --                --               --                  --
      (639,528 )         (50,891 )             --                  --

            --           740,621           39,922                  --
       (34,073 )         (66,763 )       (146,601 )          (234,002 )
   (34,579,650 )        (737,190 )     (1,493,436 )        (1,493,436 )
  (200,101,667 )    (286,411,210 )   (160,901,355 )       (26,051,869 )
   (47,115,435 )     (63,663,720 )    (15,368,629 )                --
            --         2,252,766        1,848,664           1,451,456

            --                --        1,187,238                  --
            --                --        7,720,997                  --
            --                --               --           2,708,400
      (974,696 )        (187,452 )             --             (10,000 )
            --                --       (1,875,838 )       (10,580,507 )
   (16,083,055 )              --       (2,831,779 )           982,050
   (10,724,398 )     (31,004,345 )    (11,130,607 )       (11,457,682 )
     1,555,623         3,894,067        8,334,231           9,325,173
            --         2,000,000               --                  --
            --                --      280,906,000         177,222,667
            --                --       (2,422,469 )       (10,065,808 )

     7,692,040       439,941,245      397,538,000          63,948,887
        (8,039 )     (61,580,289 )   (586,425,008 )      (159,590,370 )


    (4,574,925 )      (1,492,310 )             --                  --
    (6,281,069 )      (1,862,036 )       (377,755 )                --
            --        27,101,067      301,227,438         325,264,212
            --      (352,808,966 )     (7,718,739 )      (358,859,850 )
            --        (5,947,397 )    (20,891,532 )        (9,633,523 )
       (95,101 )              --               --                  --
---------------   ---------------   --------------     ---------------

    75,613,060       (77,188,245 )    (22,239,426 )        (4,438,815 )
===============   ===============   ==============     ===============

                                                       1994                                                   1997
                                                     (Note 1)            1995               1996            (Note 2)
                                                  ---------------    --------------     -------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                               --                20                61                67
                                                  ===============    ==============     =============     =============
    -  from recapture                                         --                --                --                --
                                                  ===============    ==============     =============     =============

Capital gain (loss) (Notes 7, 15, 18 and 21)                  --                --                --                --
                                                  ===============    ==============     =============     =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                                 --                19                59                66
    -  from capital gain                                      --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                --
   -  from return of capital (Note 10)                        --                14                 8                 6
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 11):                  --                33                67                72
                                                  ===============    ==============     =============     =============
   Source (on cash basis):
    -  from sales                                             --                --                --                --
    -  from refinancing                                       --                --                --                --
    -  from operations (Note 4)                               --                26                67                72
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital (Note 10)                       --                 7                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 11)                   --                33                67                72
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                     0.00 %            5.34 %            7.06 %            7.45 %
Total cumulative cash distributions per
    $1,000 investment from inception                          --                33               100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15, 18 and 21)                       N/A               100 %             100 %             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions and purchases of other investments held for sale as operating activities in its financial statements. APF continues to classify investments in mortgage loans and other investments intended to be held as investments as investing activities in its financial statements.

      1998                 1999              2000             2001
    (Note 3)             (Note 3)          (Note 3)         (Note 3)
------------------    ---------------   ---------------   --------------





               63                 73                30               15
==================    ===============   ===============   ==============
               --                 --                --               --
==================    ===============   ===============   ==============
               --                 --                --               --
==================    ===============   ===============   ==============


               60                 --                 3               --
               --                 --                --               --

               --                 --                --               --
               14                 76                73               76
------------------    ---------------   ---------------   --------------

               74                 76                76               76
==================    ===============   ===============   ==============

               --                 --                --               --
               --                 --                --               --
               73                 76                --               55
                1                 --                76               21
               --                 --                --               --
------------------    ---------------   ---------------   --------------
               74                 76                76               76
==================    ===============   ===============   ==============

            7.625 %            7.625 %           7.625 %          7.625 %

              246                322               398              474






              100 %              100 %             100 %            100 %


Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 20%, 40%, 97%, 84.87%, 93.33%, 90.25% and
                  59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 80%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2001, 2000, 1999, 1998, 1997, 1996 and 1995
                  are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of
                  $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000 and 2001, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,575,716 and $27,173,500, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000 and 2001, respectively, and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19: During the year ended December 31, 2000, APF received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000 and 2001 APF incurred $300,206, $1,493,437,
                  $1,493,436 and $1,493,436 of such fees, respectively, which were paid in January 1999, 2000, 2001 and 2002, respectively.

Note 21: During the year ended December 31, 2001, APF sold several properties held for investment for aggregate net sales proceeds of $11,207,122, which resulted in total aggregate losses of $1,136,997 for financial reporting purposes. In addition, during the year ended December 31, 2001, APF began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of APF advanced $2.7 million to the Company in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                              --                --                --                  --
Profit (loss) on sale of assets (Notes 7 and 11)                 --                --                --                  --
Lease termination refund to tenant (Note 8)                      --                --                --                  --
Lease termination income (Note 10)                               --                --                --                  --
Interest income                                                  --            30,241           161,826             141,408
Less:  Operating expenses                                        --            (3,992 )        (156,403 )          (207,974 )
       Provision for write-down of assets (Notes 5,
         9 and 12)                                               --                --                --            (197,466 )
       Transaction costs                                         --                --                --             (15,522 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                             --              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income (loss) - GAAP basis                                   --            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income (loss)
    -  from operations                                           --            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Notes 7 and 11)                        --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                     --            27,146         1,361,756           2,831,738
Cash generated from sales (Notes 7 and 11)                       --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                  --            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                --            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                       --                --                --                  --
      -  from return of capital                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                --            25,008           505,799             363,338
Special items (not including sales and refinancing):
    Limited partners' capital contributions                      --         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                --                --                  --
    Contributions from minority interest                         --                --                --                  --
    Syndication costs                                            --          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                            --        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                        --                --        (5,962,087 )           (12,945 )
    Investment in joint ventures                                 --                --                --            (166,025 )
    Decrease (increase) in restricted cash                       --                --                --                  --
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                 --          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                     --          (276,848 )              --                  --
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           --                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Notes 7 and 11)                             --                --                --                  --
                                                      ==============    ==============     =============      ==============


     1999             2000              2001
---------------   -------------     -------------

   $ 3,075,379     $ 2,768,213       $ 2,466,449
        61,656         112,863           197,012
        46,300              --           429,072
            --         (84,873 )              --
            --         100,000                --
        55,336          40,049            17,822
      (256,060 )      (401,170 )        (853,314 )

            --        (993,178 )        (708,377 )
       (74,734 )       (27,532 )              --
            --              --                --
      (392,521 )      (397,175 )        (379,899 )
---------------   -------------     -------------
     2,515,356       1,117,197         1,168,765
===============   =============     =============

     2,341,350       1,939,686         1,283,053
===============   =============     =============
        80,170              --          (313,287 )
===============   =============     =============

     2,797,040       2,310,051         1,684,911
       688,997              --         4,291,443
            --              --                --
---------------   -------------     -------------

     3,486,037       2,310,051         5,976,354

    (2,797,040 )    (2,310,051 )      (1,684,911 )
        (2,958 )      (489,949 )        (401,238 )
            --              --          (713,851 )
---------------   -------------     -------------

       686,039        (489,949 )       3,176,354

            --              --                --
            --              --                --
            --              --                --
            --              --                --
       (25,792 )            --                --
            --              --                --
      (526,138 )    (1,001,558 )      (1,766,420 )
      (688,997 )       688,997        (1,663,401 )


        (2,495 )            --                --
            --              --                --
          (117 )            --                --
---------------   -------------     -------------

      (557,500 )      (802,510 )        (253,467 )
===============   =============     =============




            66              55                37
===============   =============     =============
            --              --                --
===============   =============     =============
             2              --                (9 )
===============   =============     =============


                                                       1995
                                                     (Note 1)            1996               1997              1998
                                                  ---------------    --------------     -------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                 --                --                38                65
    -  from capital gain (Notes 7 and 11)                     --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                 6
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
   Source (on cash basis)
    -  from sales (Notes 7 and 11)                            --                --                --                --
    -  from operations                                        --                --                38                71
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                     0.00 %            5.00 %            5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                                --                --                38               109
Amount (in percentage terms) remaining
    invested in program properties at the end of each year (period) presented
    (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in
    program) (Notes 7 and 11)                                N/A               100 %             100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd. ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998, 1999, 2000 and 2001 are reflected in the
                  1997, 1998, 1999, 2000 and 2001 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999, 2000, 2001 and 2002, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998, 1999, 2000 and 2001, are not included in the 1996, 1997, 1998, 1999,
                  2000 and 2001 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established a provision for write-down of assets of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The provision for loss represented the difference between the property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, CNL XVIII used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during 2000 is due to lease termination negotiations during 2000 related to the 1999 sale of CNL XVIII's property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

     1999               2000            2001
----------------    -------------   --------------



             71               29               21
              1               --               12

              8                3               --
             --               48               47
----------------    -------------   --------------
             80               80               80
================    =============   ==============

             --               --               --
             80               66               48
             --               14               11
             --               --               21
----------------    -------------   --------------
             80               80               80
================    =============   ==============

           8.00 %           8.00 %           8.00 %

            189              269              349






             98 %            100 %             92 %

Note 9: During 2000, CNL XVIII recorded a provision for write-down of assets in the amount of $299,849 for financial reporting purposes relating to its On the Border property in San Antonio, Texas. The tenant of this property closed the store and ceased operations during 2000 (see Note 12). In addition, during 2000, CNL XVIII recorded provisions for write-down of assets in the amount of $693,329 for financial reporting purposes, relating to its properties in Timonium, Maryland, San Antonio, Texas, and Raleigh, North Carolina. The tenant of these properties declared bankruptcy and rejected the leases relating to the properties in Timonium, Maryland and San
                  Antonio, Texas and terminated the lease relating to the property in Raleigh, North Carolina (See Note 12). The provisions represented the difference between the carrying value of the properties, including the accumulated accrued rental income balance, at December 31, 2000 and the estimated net realizable value for the properties.

Note 10: In consideration of the Partnership releasing the former tenant of the Boston Market property in Raleigh, North Carolina from its obligations under its lease, the Partnership received termination fee income of $100,000 during 2000.

Note 11: During 2001, CNL XVIII sold its property in Timonium, Maryland, resulting in a net loss of $18,855 for financial reporting purposes. In addition, during 2001, CNL XVIII sold its properties in Henderson, Nevada and Santa Rosa, California resulting in a net gain of $447,927 for financial reporting purposes. In July 2001, CNL XVIII used a portion of the net sales proceeds from the sales of the properties in Timonium, Maryland and Henderson, Nevada to acquire a property in Denver, Colorado as tenants-in-common with an affiliate of the general partners. In addition, during 2001, CNL XVIII sold a portion of its interest in TGIF Pittsburgh Joint Venture for $500,019. Because CNL XVIII sold this interest at its current carrying value, no gain or loss was recorded for financial reporting purposes. In January 2002, the Partnership reinvested the majority of the net sales proceeds from the sale of the property in Santa Rose, California in a property in Houston, Texas and a property in Austin, Texas, with an affiliate of the general partners, as tenants-in-common.

Note 12: During 2001, CNL XVIII recorded an additional provision for write-down of assets in the amount of $321,239 for financial reporting purposes relating to its On the Border property in San Antonio, Texas (see Note 9). In addition, during 2001, CNL XVIII recorded an additional provision for write-down of assets in the amount of $387,138 for financial reporting purposes relating to its Boston Market property in San Antonio, Texas (See Note 9). The provisions represented the difference between the carrying value of the properties at December 31, 2001 and the estimated net realizable value for the properties.

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.


                                                          1996            1997                              1999
                                                        (Note 1)        (Note 1)           1998           (Note 2)
                                                      -------------   -------------    --------------   --------------

Gross revenue                                               $   --          $   --       $ 1,316,599      $ 4,230,995
Dividend income (Note 10)                                       --              --                --        2,753,506
Interest and other income                                       --          46,071           638,862        3,693,004
Less:  Operating expenses                                       --         (22,386 )        (257,646 )       (802,755 )
       Interest expense                                         --              --          (350,322 )       (248,094 )
       Depreciation and amortization                            --            (833 )        (388,554 )     (1,267,868 )
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)                    --              --                --         (778,466 )
       Minority interest                                        --              --                --          (64,334 )
                                                      -------------   -------------    --------------   --------------
Net income - GAAP basis                                         --          22,852           958,939        7,515,988
                                                      =============   =============    ==============   ==============
Taxable income
    -  from operations (Note 6)                                 --          46,071           609,304        7,613,284
                                                      =============   =============    ==============   ==============
    -  from gain (loss) on sale                                 --              --                --               --
                                                      =============   =============    ==============   ==============
Cash generated from operations (Notes
    3 and 4)                                                    --          22,469         2,776,965       12,890,161
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                               --         (22,469 )      (1,168,145 )    (10,765,881 )
      -  from sale of properties                                --              --                --               --
      -  from cash flow from prior period                       --              --                --               --
      -  from return of capital (Note 8)                        --          (7,307 )              --               --
                                                      -------------   -------------    --------------   --------------
Cash generated (deficiency) after cash
    distributions                                               --          (7,307 )       1,608,820        2,124,280
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                             --      11,325,402        31,693,678      245,938,907
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL
       Hospitality Advisors, Inc.)                         200,000              --                --               --
      Proceeds from mortgage loans and other
       notes payable                                            --              --                --               --
      Contribution from minority interest                       --              --                --        7,150,000
      Distributions to holders of minority
       interest                                                 --              --                --               --
      Stock issuance costs                               (197,916)      (1,979,371 )      (3,948,669 )    (26,472,318 )
      Acquisition of land, buildings and
       equipment                                                --              --       (28,752,549 )    (85,089,887 )
      Investment in unconsolidated subsidiary                   --              --                --      (39,879,638 )
      Acquisition of additional interest CNL
       Hotel Investors, Inc.                                    --              --                --               --
      Redemption of (investment in) certificate
       of deposit                                               --              --        (5,000,000 )             --
      Increase in restricted cash                               --              --           (82,407 )       (193,223 )
      Proceeds of borrowing on line of credit                   --              --         9,600,000               --
      Payment on mortgage loans and line of credit              --              --                --       (9,600,000 )
      Payment of loan costs                                     --              --           (91,262 )        (47,334 )
      Decrease (increase) in intangibles and
        other assets                                            --        (463,470 )        (676,026 )     (5,068,727 )
      Retirement of shares of common stock                      --              --                --         (118,542 )
      Due from related parties - offering expenses              --              --                --               --
      Other                                                     --          (7,500 )           7,500               --
                                                      -------------   -------------    --------------   --------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084       8,867,754         4,359,085       88,743,518
                                                      =============   =============    ==============   ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                 --               7                25               48
                                                      =============   =============    ==============   ==============
    -  from recapture                                           --              --                --               --
                                                      =============   =============    ==============   ==============
Capital gain (loss) (Note 7)                                    --              --                --               --
                                                      =============   =============    ==============   ==============


      2000               2001
    (Note 2)           (Note 2)
-----------------    --------------

    $ 26,681,838       $67,968,306
       2,780,063                --
       6,637,318         3,494,238
      (3,311,988 )      (9,491,248 )
      (2,383,449 )     (14,653,011 )
      (7,830,456 )     (19,748,697 )


        (386,627 )      (7,092,674 )
      (1,516,237 )      (1,148,538 )
-----------------    --------------
      20,670,462        19,328,376
=================    ==============

      14,507,032        16,938,386
=================    ==============
              --                --
=================    ==============

      43,650,561        52,937,964

     (28,082,275 )     (48,409,660 )
              --                --
              --                --
              --                --
-----------------    --------------

      15,568,286         4,528,304



     203,684,044       286,068,626


              --                --

     102,081,950        37,989,731
              --                --

     (10,217,828 )      (2,896,299 )
     (24,808,156 )     (34,723,430 )

    (310,711,912 )    (117,233,515 )
     (10,174,209 )    (129,032,824 )

     (17,872,573 )     (32,884,119 )

       5,000,000                --
      (2,988,082 )      (5,229,734 )
              --         7,500,000
              --        (1,171,444 )
      (1,342,713 )      (2,953,874 )

       2,510,090       (11,610,690 )
      (2,503,484 )      (2,312,634 )
              --        (1,410,900 )
              --                --
-----------------    --------------

     (51,774,587 )      (5,372,802 )
=================    ==============




              38                26
=================    ==============
              --                --
=================    ==============
              --                --
=================    ==============




                                                      1996             1997                               1999
                                                    (Note 1)         (Note 1)           1998            (Note 2)
                                                  -------------     ------------    -------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               --                3               40                47
    -  from capital gain                                    --               --               --                --
    -  from investment income from
       prior period                                         --               --               --                --
    -  from return of capital (Note 8)                      --                1                9                21
                                                  -------------     ------------    -------------     -------------

Total distributions on GAAP basis
   (Note 9)                                                 --                4               49                68
                                                  =============     ============    =============     =============
   Source (on cash basis)
    -  from sales                                           --               --               --                --
    -  from refinancing                                     --               --               --                --
    -  from operations                                      --                3               49                68
    -  from cash flow from prior period                     --               --               --                --
    -  from return of capital (Note 8)                      --                1               --                --
                                                  -------------     ------------    -------------     -------------
Total distributions on cash basis (Note 9)                  --                4               49                68
                                                  =============     ============    =============     =============
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                              N/A             3.00 %           4.67 %            7.19 %
Total cumulative cash distributions per
    $1,000 investment from inception                       N/A                4               53               121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                            N/A              N/A              100 %             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Hospitality Properties REIT commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
                  (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). As of December 31, 2001, the Hospitality Properties REIT had received subscription proceeds of $353,639,032 (35,363,093 shares) from its 2000 Offering, including $2,717,677 (271,768 shares) issued pursuant to the reinvestment plan.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering and the 2000 Offering, as applicable.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 2001, 2000, 1999, 1998 and 1997, approximately 52%, 48%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 48%, 52%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 are

     2000             2001
   (Note 2)         (Note 2)
----------------   ------------



             53             30
             --             --

             --             --
             20             45
----------------   ------------

             73             75
================   ============

             --             --
             --             --
             73             75
             --             --
             --             --
----------------   ------------
             73             75
================   ============


           7.38 %        7.688 %

            194            269






            100 %          100 %



Note 7
   (continued):   required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8:           Cash  distributions  presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the year ended December 31, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)       11/20/86     10/15/99      $ 870,457      --          --         --        $  870,457
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                 11/17/87     03/23/99        678,888      --          --         --           678,888
   Little House -
     Littleton, CO                10/07/87     11/05/99        150,000      --          --         --           150,000
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618
   IHOP -
     Peoria, AZ (20)              11/18/99     08/27/01        836,160      --          --         --           836,160
   KFC -
     Bay City, TX (2)             12/18/87     09/10/01        532,254      --          --         --           532,254

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                09/30/88     04/30/99      1,091,193      --          --         --         1,091,193
   Denny's -
     Hagerstown, MD               08/14/88     06/09/99        700,977      --          --         --           700,977
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365
   Golden Corral -
     Washington, IL (2)           11/20/87     11/29/01        568,453      --          --         --           568,453
   Golden Corral -
     Schereville, IN (2) (23)     11/19/87     09/11/01        787,300      --          --         --           787,300

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        378,300      --          --         --           378,300
Bellissimos Family Restaurant -
     Palm Bay, FL                 01/10/89     08/17/01        280,571      --          --         --           280,571





                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                           -------------------------------------


                                                                                     Excess
                                                          Total                   (deficiency)
                                                    acquisition cost,             of property
                                                        capital                  operating cash
                                             Original improvements               receipts over
                                             mortgage  closing and                    cash
         Property                           financing soft costs (1)   Total     expenditures (19)
==============================             ========== ============= ============ ==============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)                    --        $726,600     $  726,600   $1,192,641
   Popeye's -
     Merritt Island, FL (2)                    --         518,409        518,409      909,409
   Golden Corral -
     Salisbury, MD (2) (11)                    --         741,900        741,900    1,326,574

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                              --         511,200        511,200      780,594
   Little House -
     Littleton, CO                             --         330,456        330,456      349,883
   KFC -
     Jacksonville, FL (2)                      --         441,000        441,000      715,685
   Popeye's -
     Sanford, FL (2)                           --         560,000        560,000      850,322
   Popeye's -
     Altamonte Springs, FL (2)                 --         426,568        426,568      684,445
   Popeye's -
     Apopka, FL (2)                            --         545,561        545,561      794,039
   IHOP -
     Peoria, AZ (20)                           --         764,975        764,975      125,468
   KFC -
     Bay City, TX (2)                          --         446,827        446,827      767,761

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                             --         993,508        993,508    1,309,570
   Denny's -
     Hagerstown, MD                            --         861,454        861,454    1,065,467
   Popeye's -
     Plant City, FL                            --         606,409        606,409      616,913
   Golden Corral -
     Washington, IL (2)                        --         690,500        690,500    1,063,951
   Golden Corral -
     Schereville, IN (2) (23)                  --         694,100        694,100    1,053,524

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                           --         614,500        614,500    1,038,530
   Shoney's -
     Temple Terrace, FL (2)                    --        1,155,705     1,155,705    1,496,453
   Shoney's -
     Punta Gorda, FL (2)                       --         947,500        947,500    1,271,574
   Big Boy -
     Topeka, KS (2)                            --         708,800        708,800      878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)                    --         622,310        622,310      331,788
   Bellissimos Family Restaurant -
     Palm Bay, FL                              --        1,070,822     1,070,822    1,250,729







                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                   12/07/89     03/29/99        471,248      --          --         --           471,248
   Wendy's -
     Endicott, NY                 12/07/89     03/29/99        642,511      --          --         --           642,511
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        433,366      --          --         --           433,366
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN              01/05/90     06/03/99      1,059,373      --          --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99      1,059,200      --          --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99      1,168,298      --          --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99      1,031,274      --          --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA                  02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672
   IHOP -
     Round Rock, TX (21)          10/27/99     10/05/01      1,163,216      --          --         --         1,163,216
   Denny's -
     Cheyenne, WY                 12/19/89     12/21/01        290,800      --          --         --           290,800

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954      --          --         --         1,059,954
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        451,054      --          --         --           451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680









                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 -------------------------------------


                                                                           Excess
                                                Total                   (deficiency)
                                          acquisition cost,             of property
                                              capital                  operating cash
                                   Original improvements               receipts over
                                   mortgage  closing and                    cash
         Property                 financing soft costs (1)   Total     expenditures (19)
===========================      ========== ============= ============ ==============

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                      --         471,297       471,297      446,286
   Wendy's -
     Endicott, NY                    --         471,255       471,255      608,495
   Burger King -
     Halls, TN (3)                   --         329,231       329,231      352,853
   Hardee's -
     Belding, MI                     --         630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)               --         547,600       547,600      589,375

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN                 --         890,240       890,240      950,054
   Burger King -
     Broadway, TN                    --         890,036       890,036      949,821
   Burger King -
     Sevierville, TN                 --         890,696       890,696      951,292
   Burger King -
     Walker Springs, TN              --         864,777       864,777      921,429
   Popeye's -
     Jacksonville, FL                --         406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL                 --         488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL                --         423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL                --         383,089       383,089      454,566
   Captain D's -
     Chester, PA                     --         550,000       550,000      611,617
   IHOP -
     Dublin, CA (14)                 --       1,166,160     1,166,160      175,195
   IHOP -
     Round Rock, TX (21)             --       1,076,103     1,076,103      192,394
   Denny's -
     Cheyenne, WY                    --         765,500       765,500    1,058,493

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                   --         890,668       890,668      954,457
   Burger King -
     Halls, TN (3)                   --         342,669       342,669      367,256
   Shoney's
     Pueblo, CO                      --         961,582       961,582      984,472
   Popeye's -
     Lake City, FL                   --         485,455       485,455      641,608
   Popeye's -
     Jacksonville, FL                --         376,323       376,323      452,824
   Popeye's -
     Jacksonville, FL                --         384,936       384,936      515,888








                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund VII, Ltd.(Continued):
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000
   Church's -
     Daytona Beach, FL (22)       01/16/91      11/27/01       213,482      --       103,581       --           317,063
   Church's
     Gainesville, FL              01/16/91      11/29/01       182,750      --          --         --           182,750
   Johnnies -
     Saddlebrook, FL              04/04/90      12/21/01       698,050      --          --         --           698,050

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91      07/06/00     1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91      07/06/00       940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91      07/06/00     1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90      09/13/00       420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01       236,740      --          --         --           236,740
   Quincy's -
     Statesville, NC              10/10/91      05/25/01       877,000      --          --         --           877,000

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX           10/28/91      02/12/99     1,350,000      --          --         --         1,350,000
   Perkins -
     Rochester, NY                12/20/91      03/03/99     1,050,000      --          --         --         1,050,000
   Perkins -
     Williamsville, NY            12/20/91      05/15/00       693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92      11/30/00            --      --       200,000       --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91      11/30/00            --      --       300,000       --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99      06/28/01       424,891      --          --         --           424,891
   Shoney's -
     Bedford, IN                  07/09/91      07/31/01       900,110      --          --         --           900,110
   Shell's Seafood Restaurant -
     Copley Township, OH          12/17/91      11/28/01     1,086,143      --          --         --         1,086,143

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                  02/26/92      03/03/99     1,150,000      --          --         --         1,150,000
   Shoney's -
     Fort Myers Beach, FL         09/08/95      08/26/99       931,725      --          --         --           931,725






                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                          -------------------------------------


                                                                                    Excess
                                                         Total                   (deficiency)
                                                   acquisition cost,             of property
                                                       capital                  operating cash
                                            Original improvements               receipts over
                                            mortgage  closing and                    cash
         Property                          financing soft costs (1)   Total     expenditures (19)
==============================            ========== ============= ============ ==============

CNL Income Fund VII, Ltd. (Continued):
   Popeye's -
     Brunswick, GA                           --          468,797       468,797        574,076
   Popeye's -
     Jacksonville, FL                        --          340,429       340,429        407,175
   Kentucky Fried Chicken -
     Friendswood, TX                         --          485,951       485,951        671,580
   Church's -
     Daytona Beach, FL (22)                  --          318,188       318,188        396,488
   Church's
     Gainesville, FL                         --          183,872       183,872        239,254
   Johnnies -
     Saddlebrook, FL                         --        1,100,000     1,100,000      1,324,170

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL                       --          924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL                         --          816,355       816,355        961,418
   Shoney's -
     Sun City, FL                            --        1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL                        --          352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH (12              --          236,740       236,740        127,155
   Quincy's -
     Statesville, NC                         --          893,422       893,422        997,232

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX                      --        1,224,020     1,224,020      1,061,856
   Perkins -
     Rochester, NY                           --        1,064,815     1,064,815        862,189
   Perkins -
     Williamsville, NY                       --          981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)                       --          553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)                        --          642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)                         --          388,720       388,720         58,398
   Shoney's -
     Bedford, IN                             --          754,028       754,028        991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                     --          870,713       870,713        692,662

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                             --        1,141,444     1,141,444        879,529
   Shoney's -
     Fort Myers Beach, FL                    --          931,725       931,725        434,215








                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund X, Ltd. (Continued):
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675
   IHOP -
     Peoria, AZ (20)              11/18/99      08/27/01       905,840      --          --         --           905,840

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)          10/27/99      10/05/01       347,454      --          --         --           347,454
   Quincy's -
     Sebring, FL                  09/29/92      11/21/01     1,029,000      --          --         --         1,029,000

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)            07/02/93      05/17/99       467,300      --       55,000        --           522,300
   Denny's -
     Cleveland, TN                12/23/92      03/03/00       797,227      --          --         --           797,227
   Shoney's -
     Bradenton, FL                03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01     1,663,260      --          --         --         1,663,260
   Jack in the Box -
     Rialto, CA                   01/15/93      09/28/01     1,382,365      --          --         --         1,382,365
   Johnnies -
     Winter Haven, FL             08/09/93      10/02/01     1,090,297      --          --         --         1,090,297

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                  07/27/93      07/16/99     1,063,318      --          --         --         1,063,318
   Quincy's -
     Mount Airy, NC               07/30/93      04/09/01       947,000      --          --         --           947,000

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA              03/31/94      05/25/99       696,300      --          --         --           696,300
   Long John Silver's -
     Shelby, NC                   06/22/94      11/12/99       494,178      --          --         --           494,178
   Checker's -
     Kansas City, MO              03/31/94      12/10/99       268,450      --          --         --           268,450
   Checker's -
     Houston, TX                  03/31/94      12/15/99       385,673      --          --         --           385,673
   East Side Mario's -
     Columbus, OH                 11/10/94      09/22/00     1,631,946      --          --         --         1,631,946
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                 07/15/94      11/12/99       631,304      --          --         --           631,304





                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------


                                                                               Excess
                                                    Total                   (deficiency)
                                              acquisition cost,             of property
                                                  capital                  operating cash
                                       Original improvements               receipts over
                                       mortgage  closing and                    cash
         Property                     financing soft costs (1)   Total     expenditures (19)
==============================       ========== ============= ============ ==============

CNL Income Fund X, Ltd. (Continued):
   Perkins -
     Lancaster, NY                       --      1,111,111      1,111,111        706,575
   IHOP -
     Peoria, AZ (20)                     --        828,723        828,723        135,923

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)                 --        321,434        321,434         57,468
   Quincy's -
     Sebring, FL                         --      1,054,550      1,054,550      1,111,338

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)                   --        304,002        304,002        333,944
   Denny's -
     Cleveland, TN                       --        622,863        622,863        530,741
   Shoney's -
     Bradenton, FL                       --      1,000,000      1,000,000        898,776
   Golden Corral -
     Middleburg Heights, OH (12)         --      1,663,260      1,663,260        893,350
   Jack in the Box -
     Rialto, CA                          --      1,033,072      1,033,072        936,833
   Johnnies -
     Winter Haven, FL                    --      1,172,608      1,172,608      1,117,762

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                         --        861,321        861,321        521,565
   Quincy's -
     Mount Airy, NC                      --        968,134        968,134        755,601

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA                     --        738,340        738,340        344,212
   Long John Silver's -
     Shelby, NC                          --        608,611        608,611        263,101
   Checker's -
     Kansas City, MO                     --        209,329        209,329        125,831
   Checker's -
     Houston, TX                         --        311,823        311,823        189,722
   East Side Mario's -
     Columbus, OH                        --      1,631,946      1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                      --        501,276        501,276        255,146

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                        --        776,248        776,248        326,627






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XV, Ltd. (Continued):
   Long John Silver's
     Lexington, NC                10/22/94      01/12/00       562,130      --          --         --           562,130
   Quincy's -
     Greer, SC (15)               06/13/94      04/06/01       233,000      --       467,000       --           700,000
   Jack in the Box -
     Woodland Hills, CA           07/29/94      04/19/01     1,253,728      --          --         --         1,253,728
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Jack in the Box -
     Altadena, CA                 07/29/94      10/04/01       937,250      --          --         --           937,250

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                 05/08/98      11/23/99       667,311      --          --         --           667,311
   Boston Market -
     Columbia Heights, MN         12/18/95      09/29/00       575,777      --          --         --           575,777
   Denny's -
     Marana, AZ                   02/13/95      03/30/01     1,145,045      --          --         --         1,145,045
   Boston Market -
     St. Cloud, MN                09/15/95      11/28/01       647,365      --          --         --           647,365
   Big Boy -
     Las Vegas, NV                05/31/95      12/11/01     1,059,264      --          --         --         1,059,264

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)             04/29/97      12/02/99     1,675,385      --          --         --         1,675,385
   Popeye's -
     Warner Robins, GA            11/04/96      09/13/00       607,361      --          --         --           607,361
   Boston Market -
     Long Beach, CA               12/05/96      10/17/00       529,633      --          --         --           529,633
   Boston Market -
     Houston, TX                  06/19/96      01/19/01       782,648      --          --         --           782,648
   Mr. Fablo's -
     Kentwood, MI                 09/05/95      06/21/01       681,300      --          --         --           681,300
   Boston Market -
     Inglewood, CA                07/24/96      09/06/01       298,300      --          --         --           298,300
   Jack in the Box -
     El Dorado, CA                09/26/96      09/25/01     1,510,463      --          --         --         1,510,463

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                  03/26/97      12/06/99       688,997      --          --         --           688,997
   Boston Market -
     Timonium, MD                 07/13/97      06/29/01       848,550      --          --         --           848,550
   Jack in the Box -
     Henderson, NV                06/30/97      07/12/01     1,278,046      --          --         --         1,278,046
   IHOP -
     Santa Rosa, CA               05/21/97      12/28/01     1,664,829      --          --         --         1,664,829









                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------


                                                                             Excess
                                                  Total                   (deficiency)
                                            acquisition cost,             of property
                                                capital                  operating cash
                                     Original improvements               receipts over
                                     mortgage  closing and                    cash
         Property                   financing soft costs (1)   Total     expenditures (19)
==============================     ========== ============= ============ ==============

CNL Income Fund XV, Ltd. (Continued):
   Long John Silver's
     Lexington, NC                      --        646,203        646,203        234,243
   Quincy's -
     Greer, SC (15)                     --        946,933        946,933        649,756
   Jack in the Box -
     Woodland Hills, CA                 --        939,806        939,806        648,254
   Golden Corral -
     Paris, TX (13)                     --        501,276        501,276        255,146
   Jack in the Box -
     Altadena, CA                       --        709,812        709,812        528,007

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                       --        774,851        774,851          2,893
   Boston Market -
     Columbia Heights, MN               --        939,972        939,972        226,734
   Denny's -
     Marana, AZ                         --        719,234        719,234        587,377
   Boston Market -
     St. Cloud, MN                      --      1,075,093      1,075,093        502,978
   Big Boy -
     Las Vegas, NV                      --      1,160,553      1,160,553        476,249

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)                   --       1,692,994     1,692,994        512,474
   Popeye's -
     Warner Robins, GA                  --         563,148       563,148        257,018
   Boston Market -
     Long Beach, CA                     --         832,280       832,280        156,091
   Boston Market -
     Houston, TX                        --         812,696       812,696        323,963
   Mr. Fablo's -
     Kentwood, MI                       --         855,609       855,609        272,268
   Boston Market -
     Inglewood, CA                      --         857,488       857,488        196,478
   Jack in the Box -
     El Dorado, CA                      --       1,097,220     1,097,220        581,924

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                        --         617,610       617,610        187,183
   Boston Market -
     Timonium, MD                       --       1,140,100     1,140,100        302,665
   Jack in the Box -
     Henderson, NV                      --       1,067,175     1,067,175        494,105
   IHOP -
     Santa Rosa, CA                     --       1,286,364     1,286,364        598,179







                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)               07/21/97      07/28/98     1,152,262      --          --         --         1,152,262
   Boston Market -
      Ellisville, MO              09/03/96      04/28/99       822,824      --          --         --           822,824
   Golden Corral -
     Brooklyn, OH                 08/23/96      05/18/99       974,560      --          --         --           974,560
   Boston Market -
     Edgewater, CO                08/19/97      08/11/99       634,122      --          --         --           634,122
   Black Eyed Pea -
     Houston, TX (8)              10/01/97      08/24/99       648,598      --          --         --           648,598
   Big Boy -
     Topeka, KS (9)               02/26/99      09/22/99       939,445      --          --         --           939,445
   Boston Market -
     LaQuinta, CA                 12/16/96      10/13/99       833,140      --          --         --           833,140
   Sonny's -
     Jonesboro, GA                06/02/98      12/22/99     1,098,342      --          --         --         1,098,342
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99      01/03/00     2,501,175      --          --         --         2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95      02/18/00     1,516,800      --          --         --         1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98      05/01/00     1,323,205      --          --         --         1,323,205
   Boston Market -
     San Antonio, TX              04/30/97      05/02/00       517,495      --          --         --           517,495
   Boston Market -
     Corvallis, OR                07/09/96      06/20/00       717,019      --          --         --           717,019
   Big Boy -
     St. Louis, MO                01/19/99      06/28/00     1,463,050      --          --         --         1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97      06/30/00       964,825      --          --         --           964,825
   Big Boy -
     Jefferson City, MO           01/19/99      06/30/00       905,250      --          --         --           905,250
   Big Boy -
     Alton, IL                    01/19/99      06/30/00       905,250      --          --         --           905,250
   Boston Market -
     Liberty, MO                  08/18/97      09/13/00       538,800      --          --         --           538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96      09/26/00       722,100      --          --         --           722,100
   Pizza Hut -
     Dover, OH                    05/01/97      11/08/00       112,917      --          --         --           112,917
   Big Boy -
     St. Joseph, MO               04/27/99      11/27/00       646,550      --          --         --           646,550
   Boston Market -
     Baltimore, MD                08/19/97      12/14/00       668,753      --          --         --           668,753
   Boston Market -
     Stafford, TX                 07/02/97      12/15/00       881,674      --          --         --           881,674
   Big Boy -
     Guadalupe, AZ                04/16/97      03/23/01       883,685      --          --         --           883,685
   Tumbleweed's -
     Nashville, TN                08/01/97      04/20/01       525,050      --          --         --           525,050



                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------


                                                                               Excess
                                                    Total                   (deficiency)
                                              acquisition cost,             of property
                                                  capital                  operating cash
                                       Original improvements               receipts over
                                       mortgage  closing and                    cash
         Property                     financing soft costs (1)   Total     expenditures (19)
==============================       ========== ============= ============ ==============

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)                      --      1,152,262      1,152,262         83,743
   Boston Market -
      Ellisville, MO                     --      1,026,746      1,026,746        132,104
   Golden Corral -
     Brooklyn, OH                        --        997,296        997,296        383,069
   Boston Market -
     Edgewater, CO                       --        904,691        904,691         84,852
   Black Eyed Pea -
     Houston, TX (8)                     --        648,598        648,598        191,287
   Big Boy -
     Topeka, KS (9)                      --      1,062,633      1,062,633         53,258
   Boston Market -
     LaQuinta, CA                        --        987,034        987,034        200,045
   Sonny's -
     Jonesboro, GA                       --      1,098,342      1,098,342        171,622
   Golden Corral -
     Waldorf, MD (9) (10)                --      2,430,686      2,430,686             --
   Jack in the Box -
     Los Angeles, CA                     --      1,119,567      1,119,567        549,658
   Golden Corral -
     Dublin, GA                          --      1,272,765      1,272,765        190,590
   Boston Market -
     San Antonio, TX                     --        757,069        757,069         66,889
   Boston Market -
     Corvallis, OR                       --        925,427        925,427        312,232
   Big Boy -
     St. Louis, MO                       --      1,345,100      1,345,100         65,420
   Ground Round -
     Nanuet, NY                          --        927,273        927,273        245,426
   Big Boy -
     Jefferson City, MO                  --       1,113,383     1,113,383         68,389
   Big Boy -
     Alton, IL                           --       1,012,254     1,012,254         41,032
   Boston Market -
     Liberty, MO                         --         765,530       765,530         84,802
   Mr. Fables -
     Grand Rapids, MI                    --         816,264       816,264        270,873
   Pizza Hut -
     Dover, OH                           --         233,896       233,896         86,601
   Big Boy -
     St. Joseph, MO                      --         885,883       885,883         35,138
   Boston Market -
     Baltimore, MD                       --       1,378,051     1,378,051        472,895
   Boston Market -
     Stafford, TX                        --       1,077,979     1,077,979        372,102
   Big Boy -
     Guadalupe, AZ                       --       1,706,768     1,706,768        140,439
   Tumbleweed's -
     Nashville, TN                       --       1,308,411     1,308,411        362,588






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                                  Purchase    Adjustments
                                                                           Cash       Mortgage     money     resulting
                                                                        received net  balance    mortgage       from
                                                 Date        Date of     of closing   at time   taken back   application
                Property                       Acquired       Sale         costs      of sale   by program    of GAAP     Total
==========================================   ============= ============ ============ ========== ========== ============ ========

CNL American Properties Fund, Inc. (Continued):
   Boston Market -
     Vacaville, CA                              05/06/97     05/08/01     1,064,430      --           --        --     1,064,430
   Big Boy -
     Independence, MO                           01/19/99     05/22/01       524,513      --           --        --       524,513
   Big Boy -
     Belleville, IL (9)                         02/26/99     06/13/01       375,000      --           --        --       375,000
   Tumbleweeds -
     Clarksville, TN                            02/10/98     06/15/01       803,050      --           --        --       803,050
   Big Boy -
     Grandview, MO                              02/26/99     06/29/01       516,235      --           --        --       516,235
   Pizza Hut -
     Toledo, OH                                 12/05/96     06/29/01       148,528      --           --        --       148,528
   Shoney's -
     Indian Harbor Beach, FL                    01/24/97     08/13/01       457,016      --           --        --       457,016
   Black-eyed Pea -
     Wichita, KS                                10/01/97     08/15/01       300,000      --           --        --       300,000
   Tumbleweed Southwest Mesquite Grill & Bar
     Hermitage, TN                              02/10/98     09/24/01       871,496      --           --        --       871,496
   Tumbleweed Southwest Mesquite Grill & Bar
     Cookeville, TN                             08/01/97     09/26/01       844,905      --           --        --       844,905
   Big Boy -
     Granite City, IL                           01/19/99     09/28/01       595,148      --           --        --       595,148
   Big Boy -
     Taylor, MI                                 08/19/99     10/16/01       887,731      --           --        --       887,731
   Boston Market -
     Cedar Park, TX                             04/02/97     10/31/01       875,000      --           --        --       875,000
   Shoney's -
     Phoenix, AZ                                03/24/98     11/26/01       399,285      --           --        --       399,285
   Burger King -
     Atlanta, GA                                06/09/98     12/21/01       418,050      --           --        --       418,050
   Barbwires Steakhouse -
     Lawrence, KS                               08/01/97     12/28/01       718,000      --           --        --       718,000

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                                  08/14/00     02/20/01     1,776,590      --           --        --     1,776,590
   Jack in the Box -
     Murietta, CA                               04/13/97     02/23/01     1,129,320      --           --        --     1,129,320
   Arby's -
     Kendallville, IN                           07/10/96     04/06/01       792,940      --           --        --       792,940
   Black Angus -
     Folsom, CA                                 12/04/00     04/24/01     2,581,569      --           --        --     2,581,569
   Jack in the Box -
     Kingsburg, CA                              04/10/97     06/11/01     1,169,090      --           --        --     1,168,840
   Jack in the Box -
     Garland, TX                                09/27/97     07/26/01     1,085,654      --           --        --     1,085,654




                                                       Cost of Properties
                                                     Including Closing and
                                                           Soft Costs
                                              -------------------------------------


                                                                                        Excess
                                                             Total                   (deficiency)
                                                       acquisition cost,             of property
                                                           capital                  operating cash
                                                Original improvements               receipts over
                                                mortgage  closing and                    cash
         Property                              financing soft costs (1)   Total     expenditures (19)
==========================================     ========== ============= ============ ==============

CNL American Properties Fund, Inc. (Continued):
   Boston Market -
     Vacaville, CA                               --       1,437,474     1,437,474        358,396
   Big Boy -
     Independence, MO                            --       1,253,699     1,253,699         65,156
   Big Boy -
     Belleville, IL (9)                          --         761,074       761,074        (17,597 )
   Tumbleweeds -
     Clarksville, TN                             --       1,440,247     1,440,247        229,692
   Big Boy -
     Grandview, MO                               --         962,290       962,290         36,150
   Pizza Hut -
     Toledo, OH                                  --         328,381       328,381        (21,742 )
   Shoney's -
     Indian Harbor Beach, FL                     --         693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                                 --         660,748       660,748        305,701
   Tumbleweed Southwest Mesquite Grill & Bar
     Hermitage, TN                               --       1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite Grill & Bar
     Cookeville, TN                              --       1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                            --       1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                                  --       1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                              --         827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                                 --         482,368       482,368        (91,021 )
   Burger King -
     Atlanta, GA                                 --         926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                                --       1,448,598     1,448,598        179,747

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                                   --       1,534,238     1,534,238        120,971
   Jack in the Box -
     Murietta, CA                                --         952,485       952,485        377,385
   Arby's -
     Kendallville, IN                            --         739,628       739,628        421,717
   Black Angus -
     Folsom, CA                                  --       2,166,867     2,166,867        146,487
   Jack in the Box -
     Kingsburg, CA                               --       1,001,073     1,001,073        428,186
   Jack in the Box -
     Garland, TX                                 --         936,119       936,119        367,842



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                       Purchase   Adjustments
                                                                  Cash       Mortgage    money    resulting
                                                               received net  balance   mortgage      from
                                        Date        Date of     of closing   at time  taken back  application
                Property              Acquired       Sale         costs      of sale  by program    of GAAP     Total
=================================== ============ ============ ============ ========== ========== ============ ========

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                      12/07/00     03/30/01       214,900    1,212,813     --        --         1,427,713
   Arby's -
     Peoria, AZ                       03/03/01     04/19/01       154,871    1,200,463     --        --         1,355,335
   Arby's -
     Baxter, MN                       02/20/01     05/31/01        66,351      892,834     --        --           959,185
   Arby's -
     Eagan, MN                        02/20/01     06/29/01       106,348      880,945     --        --           987,293
   Arby's -
     St. Louis Park, MN               02/20/01     06/29/01       119,843      941,178     --        --         1,061,022
   Arby's -
     Willmar, MN                      02/20/01     07/18/01        44,507      704,324     --        --           748,831
   Arby's -
     Pooler, GA                       09/01/00     07/31/01       109,662    1,212,893     --        --         1,322,555
   Arby's -
     White Bear Township, MN          02/20/01     08/07/01        84,441      955,346     --        --         1,039,787
   Arby's -
     Coon Rapids, MN                  02/20/01     08/28/01       168,982    1,281,068     --        --         1,450,050
   Arby's -
     Eden Prairie, MN                 02/20/01     09/07/01       107,288      936,215     --        --         1,043,503
   Arby's -
     Carmel, IN                       10/13/00     09/26/01       142,925    1,297,484     --        --         1,440,409
   Arby's -
     Winston Salem, NC                04/01/01     10/03/01       123,645    1,090,250     --        --         1,213,895
   Arby's -
     Carrboro, NC                     11/16/00     10/11/01       155,473    1,111,725     --        --         1,267,198
   Arby's -
     Cottage Grove, MN                02/02/01     11/27/01        61,878      703,412     --        --           765,290
   Arby's -
     Minnetonka, MN                   02/02/01     12/13/01       120,202      907,130     --        --         1,027,332
   Arby's -
     Maple Grove, MN                  02/02/01     12/14/01       150,455    1,176,200     --        --         1,326,655
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       100,063      846,616     --        --           946,679
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       120,817      899,893     --        --         1,020,710
   Arby's -
     New Castle, PA                   09/21/00     12/28/01        70,999    1,074,459     --        --         1,145,458

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     09/25/00     01/19/01       159,023    1,379,621      --        --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                  07/06/00     01/31/01         9,972    1,473,571      --        --         1,483,542
   Jack in the Box -
     Burley, ID                       09/22/00     01/31/01            --     951,027       --        --           951,027
   Jack in the Box -
     Las Vegas, NV                    10/01/00     01/03/01       254,521    1,615,000      --        --         1,869,521






                                                            Cost of Properties
                                                          Including Closing and
                                                                Soft Costs
                                                   -------------------------------------


                                                                                             Excess
                                                                  Total                   (deficiency)
                                                            acquisition cost,             of property
                                                                capital                  operating cash
                                                     Original improvements               receipts over
                                                     mortgage  closing and                    cash
         Property                                   financing soft costs (1)   Total     expenditures (19)
==============================                     ========== ============= ============ ==============

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                                    1,212,813       --         1,212,813          60,359
   Arby's -
     Peoria, AZ                                     1,200,463       --         1,200,463          40,467
   Arby's -
     Baxter, MN                                       893,855       --           893,855          26,023
   Arby's -
     Eagan, MN                                        882,968       --           882,968          33,246
   Arby's -
     St. Louis Park, MN                               943,340       --           943,340          35,241
   Arby's -
     Willmar, MN                                      707,592       --           707,592          41,253
   Arby's -
     Pooler, GA                                     1,223,108       --         1,223,108         117,724
   Arby's -
     White Bear Township, MN                          960,915       --           960,915         148,790
   Arby's -
     Coon Rapids, MN                                1,288,536       --         1,288,536          90,298
   Arby's -
     Eden Prairie, MN                                 942,798       --           942,798          51,912
   Arby's -
     Carmel, IN                                     1,308,411       --         1,308,411         131,560
   Arby's -
     Winston Salem, NC                              1,098,081       --         1,098,081          58,269
   Arby's -
     Carrboro, NC                                   1,123,886       --         1,123,886         106,362
   Arby's -
     Cottage Grove, MN                                710,074       --           710,074          63,567
   Arby's -
     Minnetonka, MN                                   916,844       --           916,844          78,525
   Arby's -
     Maple Grove, MN                                1,188,796       --         1,188,796         102,167
   Arby's -
     Plymouth, MN                                     855,682       --           855,682          75,302
   Arby's -
     Plymouth, MN                                     909,529       --           909,529          80,041
   Arby's -
     New Castle, PA                                 1,088,971       --         1,088,971         145,107

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                                   1,379,621       --         1,379,621          49,506
   Jack in the Box -
     Baton Rouge, LA                                1,483,542       --         1,483,542          80,121
   Jack in the Box -
     Burley, ID                                       951,027       --           951,027          41,109
   Jack in the Box -
     Las Vegas, NV                                  1,615,000       --         1,615,000          62,903




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Funding 2001-A, LP (18) (Continued):
   Jack in the Box -
     Peoria, AZ                    09/15/00     03/08/01       112,352    1,247,170      --        --         1,359,522
   Jack in the Box -
     Cleburne, TX                  09/21/00     01/31/01         4,598    1,118,539      --        --         1,123,137
   Jack in the Box -
     Fresno, CA                    09/15/00     04/26/01       129,458      950,196      --        --         1,079,653
   Jack in the Box -
     Bakersfield, CA               09/19/00     03/27/01        80,199      973,493      --        --         1,053,692
   Pizza Hut -
     Miami, FL                     10/06/00     06/29/01        69,130      588,593      --        --           657,723
   IHOP -
     Hiram, GA                     10/12/00     04/16/01        97,519    1,432,800      --        --         1,530,319
   IHOP -
     Jacksonville, NC              10/12/00     06/25/01        47,442    1,367,919      --        --         1,415,361
   IHOP -
     Pueblo, CO                    10/12/00     06/19/01        91,901    1,296,394      --        --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA             03/28/01     06/29/01       210,654    1,256,197      --        --         1,466,851
   Jack in the Box -
     Manteca, CA                   05/14/01     06/11/01       236,673    1,432,260      --        --         1,668,934
   Jack in the Box -
     Austin, TX (9)                07/20/00     05/25/01            --      550,587      --        --           550,587
   IHOP -
     Littleton, CO                 12/28/00     07/20/01       141,982    1,860,395      --        --         2,002,377
   IHOP -
     Oklahoma City, OK             10/12/00     07/26/01       165,306    1,831,346      --        --         1,996,652
   Baker's Square -
     Anaheim, CA                   05/14/01     07/26/01       306,267    1,576,144      --        --         1,882,411
   Arby's -
     Southington, CT               07/21/00     07/27/01       125,178      908,371      --        --         1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                05/14/01     07/30/01       151,366      999,284      --        --         1,150,650
   IHOP -
     Shreveport, LA                10/12/00     08/03/01        87,476    1,450,490      --        --         1,537,966
   Baker's Square -
     Rohnert Park, CA              05/14/01     08/06/01       246,540    1,270,898      --        --         1,517,438
   Village Inn -
     Aurora, CO                    05/14/01     08/08/01        40,903    1,543,233      --        --         1,584,136
   Village Inn -
     Denver, CO                    05/14/01     08/08/01       142,900      880,551      --        --         1,023,451
   IHOP -
     Huntsville, AL                10/12/00     08/14/01        97,307    1,593,307      --        --         1,690,614
   Ruby Tuesday's -
     Orlando, FL                   05/30/00     08/17/01       156,571    1,598,221      --        --         1,754,792





                                                       Cost of Properties
                                                     Including Closing and
                                                           Soft Costs
                                              -------------------------------------


                                                                                        Excess
                                                             Total                   (deficiency)
                                                       acquisition cost,             of property
                                                           capital                  operating cash
                                                Original improvements               receipts over
                                                mortgage  closing and                    cash
         Property                              financing soft costs (1)   Total     expenditures (19)
==============================                ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Jack in the Box -
     Peoria, AZ                                 1,254,037       --      1,254,037       53,180
   Jack in the Box -
     Cleburne, TX                               1,123,137       --      1,123,137       38,489
   Jack in the Box -
     Fresno, CA                                   958,117       --        958,117       56,075
   Jack in the Box -
     Bakersfield, CA                              978,854       --        978,854       45,750
   Pizza Hut -
     Miami, FL                                    589,199       --        589,199       44,786
   IHOP -
     Hiram, GA                                  1,438,400       --      1,438,400       70,497
   IHOP -
     Jacksonville, NC                           1,371,599       --      1,371,599       92,458
   IHOP -
     Pueblo, CO                                 1,303,550       --      1,303,550       85,560
   Jack in the Box -
     Bermuda Dunes, CA                          1,259,276       --      1,259,276       32,187
   Jack in the Box -
     Manteca, CA                                1,432,260       --      1,432,260       10,937
   Jack in the Box -
     Austin, TX (9)                               550,587       --        550,587           --
   IHOP -
     Littleton, CO                              1,869,159       --      1,869,159       90,731
   IHOP -
     Oklahoma City, OK                          1,842,950       --      1,842,950      126,315
   Baker's Square -
     Anaheim, CA                                1,577,273       --      1,577,273       34,744
   Arby's -
     Southington, CT                              909,091       --        909,091       95,881
   Vicorp Village Inn -
     Scottsdale, AZ                             1,000,000       --      1,000,000       26,369
   IHOP -
     Shreveport, LA                             1,460,875       --      1,460,875      112,077
   Baker's Square -
     Rohnert Park, CA                           1,272,727       --      1,272,727       31,889
   Village Inn -
     Aurora, CO                                 1,545,456       --      1,545,456       40,127
   Village Inn -
     Denver, CO                                   881,818       --        881,818       28,503
   IHOP -
     Huntsville, AL                             1,604,715       --      1,604,715      128,194
   Ruby Tuesday's -
     Orlando, FL                                1,611,142       --      1,611,142      193,571






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============


CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Miami, FL                    10/06/00     08/17/01        84,357     646,698        --         --          731,055
   IHOP -
     Statesboro, GA               10/12/00     08/21/01        68,915    1,072,888       --         --        1,141,803
   Village Inn -
     Tempe, AZ                    05/14/01     08/24/01       149,028    1,043,952       --         --        1,192,980
   IHOP -
     San Antonio, TX              12/28/00     08/27/01        76,227    1,594,606       --         --        1,670,833
   Jack in the Box -
     Coppell, TX                  03/28/01     08/29/01       170,623    1,608,077       --         --        1,778,700
   Village Inn -
     Denver, CO                   05/14/01     08/30/01       168,884    1,270,898       --         --        1,439,782
   TGI Friday's -
     Roseville, CA                03/12/01     08/31/01       109,946    2,931,613       --         --        3,041,559
   Pizza Hut -
     Pembroke Pines, FL           10/06/00     08/31/01        52,912     397,968        --         --          450,880
   Village Inn -
     Ogden, UT                    05/14/01     09/18/01       146,763     907,784        --         --        1,054,547
   Pizza Hut -
     Key Largo, FL                10/06/00     09/20/01        73,845     578,862        --         --          652,707
   Baker's Square -
     Hoffman Estates, IL          05/14/01     09/20/01       151,812    1,089,341       --         --        1,241,153
   Village Inn -
     Broomfield, CO               05/14/01     09/20/01       184,629    1,134,730       --         --        1,319,359
   IHOP -
     Harrisonburg, VA             12/28/01     09/21/01       129,619    1,426,704       --         --        1,556,323
   Pizza Hut -
     Miami, FL                    10/06/00     09/21/01        95,727     710,011        --         --          805,738
   Jack in the Box -
     The Colony, TX               09/15/00     09/28/01        86,043    1,313,521       --         --        1,399,564
   IHOP -
     Birmingham, AL               10/12/00     10/12/01       178,092    1,362,594       --         --        1,540,686
   Village Inn -
     Naperville, IL               05/14/01     10/24/01       155,181    1,019,762       --         --        1,174,943
   Village Inn -
     Tucson, AZ                   05/14/01     10/25/01       178,784    1,133,069       --         --        1,311,853
   RT -
     Las Vegas, NV                07/17/00     11/05/01       199,079    1,785,377       --         --        1,984,456
   Jack in the Box -
     Charlotte, NC                08/28/00     11/08/01        62,882    1,282,493       --         --        1,345,375
   Bakers Square -
     Rolling Meadows, FL          05/14/01     11/27/01       123,563     928,427        --         --        1,051,990
   TGIF Friday's -
     Albuquerque, NM              01/08/01     12/14/01       137,493    2,401,376       --         --        2,538,869
   Bakers Square -
     Blaine, MN                   05/14/01     12/20/01         5,880    1,335,029       --         --        1,340,909
   Village Inn -
     Omaha, NE                    05/14/01     12/21/01       147,260    1,185,687       --         --        1,332,947
   Village Inn -
     Lincoln, NE                  05/14/01     12/19/01       148,006    1,040,870       --         --        1,188,876






                                                         Cost of Properties
                                                       Including Closing and
                                                             Soft Costs
                                                -------------------------------------


                                                                                          Excess
                                                               Total                   (deficiency)
                                                         acquisition cost,             of property
                                                             capital                  operating cash
                                                  Original improvements               receipts over
         Property                                 mortgage  closing and                    cash
==============================                   financing soft costs (1)   Total     expenditures (19)
                                                ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Miami, FL                                     650,000      --           650,000       70,642
   IHOP -
     Statesboro, GA                              1,078,800      --         1,078,800       94,429
   Village Inn -
     Tempe, AZ                                   1,045,455      --         1,045,455       32,022
   IHOP -
     San Antonio, TX                             1,603,687      --         1,603,687       89,761
   Jack in the Box -
     Coppell, TX                                 1,616,034      --         1,616,034       67,526
   Village Inn -
     Denver, CO                                  1,272,727      --         1,272,727       33,045
   TGI Friday's -
     Roseville, CA                               2,949,827      --         2,949,827      141,497
   Pizza Hut -
     Pembroke Pines, FL                            400,000      --           400,000       37,304
   Village Inn -
     Ogden, UT                                     909,091      --           909,091       34,339
   Pizza Hut -
     Key Largo, FL                                 581,818      --           581,818       57,260
   Baker's Square -
     Hoffman Estates, IL                         1,090,909      --         1,090,909       41,867
   Village Inn -
     Broomfield, CO                              1,136,364      --         1,136,364       43,611
   IHOP -
     Harrisonburg, VA                            1,434,579      --         1,434,579       99,922
   Pizza Hut -
     Miami, FL                                     713,636      --           713,636       58,013
   Jack in the Box -
     The Colony, TX                              1,332,122      --         1,332,122      131,045
   IHOP -
     Birmingham, AL                              1,370,975      --         1,370,975      135,065
   Village Inn -
     Naperville, IL                              1,022,727      --         1,022,727       42,657
   Village Inn -
     Tucson, AZ                                  1,136,364      --         1,136,364       47,518
   RT -
     Las Vegas, NV                               1,800,000      --         1,800,000       55,017
   Jack in the Box -
     Charlotte, NC                               1,308,411      --         1,308,411      146,378
   Bakers Square -
     Rolling Meadows, FL                           931,818      --           931,818       47,329
   TGIF Friday's -
     Albuquerque, NM                             2,430,996      --         2,430,996      141,808
   Bakers Square -
     Blaine, MN                                  1,340,909      --         1,340,909       80,287
   Village Inn -
     Omaha, NE                                   1,190,909      --         1,190,909       71,306
   Village Inn -
     Lincoln, NE                                 1,045,455      --         1,045,455       62,597




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Funding 2001-A, LP (18)
(Continued):
   IHOP -
     Macon, GA                    12/28/00     12/10/01        28,518    1,246,710       --         --        1,275,228
   Bakers Square -
     Elk Grove, IL                05/14/01     12/21/01       134,250      995,615       --         --        1,129,865
   Bakers Square -
     Gurnee, IL                   05/14/01     12/03/01       268,799    1,855,464       --         --        2,124,263
   Taco Cabana -
     Plugerville, TX              12/29/00     12/05/01        30,596    1,444,219       --         --        1,474,815
   Taco Cabana -
     Pasadena, TX                 12/29/00     12/05/01        20,240      955,406       --         --          975,646
   Taco Cabana -
     Austin, TX                   12/29/00     12/05/01        24,947    1,177,594       --         --        1,202,541
   Taco Cabana -
     Houston, TX #177             02/29/00     12/05/01        19,769      933,188       --         --          952,957
   Taco Cabana -
     Houston, TX #144             12/29/00     12/05/01        29,653    1,399,782       --         --        1,429,435
   Taco Cabana -
     San Antonio, TX              12/29/00     12/14/01        23,534    1,110,938       --         --        1,134,472
   Taco Cabana -
     Houston, TX                  12/29/00     12/14/01        28,242    1,333,125       --         --        1,361,367

CNL Funding 2002 - A, LP:
   Jack in the Box -
     Marana, AZ                   05/15/01     08/17/01       163,730    1,076,685       --         --        1,240,414
   Jack in the Box -
     St. George, UT               07/12/01     12/04/01       231,916    1,580,962       --         --        1,812,878
   Jack in the Box -
     Pumpkin Center, CA           08/30/02     11/09/01       128,563    1,206,531       --         --        1,335,094
   Black Angus -
     Las Vegas, NV                10/11/01     11/19/01       545,658    2,675,155       --         --        3,220,813
   Jack in the Box -
     Harrington, TX               05/31/01     11/29/01       144,639    1,280,652       --         --        1,430,291





                                                 Cost of Properties
                                               Including Closing and
                                                     Soft Costs
                                        -------------------------------------


                                                                                  Excess
                                                       Total                   (deficiency)
                                                 acquisition cost,             of property
                                                     capital                  operating cash
                                          Original improvements               receipts over
                                          mortgage  closing and                    cash
         Property                        financing soft costs (1)   Total     expenditures (19)
==============================          ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Macon, GA                          1,258,065      --         1,258,065      109,912
   Bakers Square -
     Elk Grove, IL                      1,000,000      --         1,000,000       59,875
   Bakers Square -
     Gurnee, IL                         1,863,636      --         1,863,636      111,586
   Taco Cabana -
     Plugerville, TX                    1,474,815      --         1,474,815      131,766
   Taco Cabana -
     Pasadena, TX                         975,646      --           975,646       87,168
   Taco Cabana -
     Austin, TX                         1,202,541      --         1,202,541      107,440
   Taco Cabana -
     Houston, TX #177                     952,957      --           952,957       85,140
   Taco Cabana -
     Houston, TX #144                   1,429,435      --         1,429,435      127,711
   Taco Cabana -
     San Antonio, TX                    1,134,472      --         1,134,472      101,358
   Taco Cabana -
     Houston, TX                        1,361,367      --         1,361,367      121,630

CNL Funding 2002 - A, LP:
   Jack in the Box -
     Marana, AZ                         1,078,143      --         1,078,143       27,638
   Jack in the Box -
     St. George, UT                     1,588,785      --         1,588,785       62,317
   Jack in the Box -
     Pumpkin Center, CA                 1,210,280      --         1,210,280       22,265
   Black Angus -
     Las Vegas, NV                      2,675,155      --         2,675,155       31,169
   Jack in the Box -
     Harrington, TX                     1,285,047      --         1,285,047       68,509






(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(4) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(5)      CNL Income Fund XVII,  Ltd. owned an 80 percent  interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in January 2001.
(7) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(8) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(9) This property was being constructed and was sold prior to completion of construction.
(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(11) Cash received net of closing costs include $35,863 received as a lease termination fee.
(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.
(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.
(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.
(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.
(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.
(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.
(18) Information in this table includes properties sold by CNL Restaurant Property Services, Inc., CNL Restaurant Investors Properties, LLC and CNL Funding 2001-A, LP, subsidiaries of CNL American Properties Fund, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.
(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.
(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.
(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

Subscription Agreement                                          LOGO
CNL RETIREMENT PROPERTIES, INC.




1._______________INVESTMENT____________________________________________________

This subscription is in the amount of $________________ for the purchase of _________________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)

2._______________SUBSCRIBER INFORMATION________________________________________

Name (1st)__________________ |_| M |_| F  Date of Birth (MM/DD/YY)_____________

Name (2nd)__________________ |_| M |_| F  Date of Birth (MM/DD/YY)_____________

Address________________________________________________________________________

City____________________________________ State ________ Zip Code_______________

Custodian Account No._________________________ Daytime Phone #(___)____________

E-Mail Address ______________ (Please complete Electronic Delivery form, page 4)

State of Residence of Subscriber/Plan Beneficiary (required)___________________

TAXPAYER IDENTIFICATION NUMBER: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian Taxpayer Identification Number.

     Taxpayer ID # ____-_______________ Social Security # _____-_____-_____

TAX IDENTIFICATION  NUMBER CONFIRMATION  (required):  The investor signing under
Item 6 below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX BELOW HAS BEEN CHECKED].

Subscriber is a: |_| U.S. citizen |_| Resident Alien |_| Foreign Resident - Country __________________
|_| U.S. citizen residing outside the U.S. - Income Tax Filing State ______
|_| Subject to backup withholding



3._____________DIRECT DEPOSIT ADDRESS__________________________________________

Non-qualified registrants may direct their distributions to another financial institution or mutual fund. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

|_|  Direct Deposit Authorization  (Please refer to page 2, item c)

Financial Institution _____________________ Telephone Number (____)____________

Mailing Address _______________________________________________________________

City ______________________________ State _______________ Zip Code ____________

Routing Transit Number (ABA#)__________ (Required) Account No._______ (Required)
Account Type:  |_|  Checking   |_|  Savings


                          PLEASE ATTACH A VOIDED CHECK.

                                                 CNL Retirement Properties, Inc.

4._____________INVESTOR MAILING ADDRESS________________________________________

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name___________________________________________________________________________

Address________________________________________________________________________

City____________________________________________ State_______  Zip Code________

Daytime Phone # (_____)____________ E-Mail Address ____________________________


5._____________FORM OF OWNERSHIP_______________________________________________

(Select only one)                                          |_| JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
|_| INDIVIDUAL - one signature required (1)                |_| A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
|_| HUSBAND AND WIFE, AS COMMUNITY PROPERTY two            |_| KEOGH (H.R.10) - trustee signature required (24)
    signatures required (15)                               |_| CUSTODIAN - custodian signature required (33)
|_| TENANTS IN COMMON - two signatures required (9)        |_| PARTNERSHIP (3)
|_| TENANTS BY THE ENTIRETY - two signatures required (31) |_| NON-PROFIT ORGANIZATION (12)
|_| S-CORPORATION (22)                                     |_| PENSION PLAN - trustee signature(s) required (19)
|_| C-CORPORATION (5)                                      |_| PROFIT SHARING PLAN - trustee signature(s) required (27)
|_| IRA - custodian signature required (23)                |_| CUSTODIAN UGMA-STATE of ________ - custodian signature required (16)
|_| ROTH IRA - custodian signature required (36)           |_| CUSTODIAN UTMA-STATE of ________ - custodian signature required (42)
|_| SEP - custodian signature required (38)                |_| ESTATE - Personal Representative signature required (13)
|_| TAXABLE TRUST (7)                                      |_| REVOCABLE GRANTOR TRUST - grantor signature required (25)
|_| TAX-EXEMPT TRUST (20)                                  |_| IRREVOCABLE TRUST - trustee signature required (21)

6. ______________SUBSCRIBER SIGNATURES_________________________________________

The Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:


X ____________________________  _______ X___________________________ _______
  Signature of 1st Subscriber   Date     Signature of 2nd Subscriber Date

NOTICE TO ALL INVESTORS:

   (a) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

   (b) The sale of Shares subscribed for hereunder may not be completed until at least five business days after the date the Subscriber receives a final Prospectus. Except as provided in this notice, the notice below, and in the Prospectus, the Subscriber will not be entitled to revoke or withdraw his subscription.

   (c) By checking the designated box on page 1, section 3, CNL Investment Company or its Agent (hereafter referred to as "CNL") is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I
(we) have terminated it, or until CNL has notified me (us) that this deposit service has been terminated. In the event that CNL deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

The following states have established suitability standards different from those established by the Company: Iowa, Maine, Michigan, Missouri, Ohio and Pennsylvania. Please see the section of the prospectus entitled "Suitability Standards and How to Subscribe -- Suitability Standards."

NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.

                                                 CNL Retirement Properties, Inc.

7. ______________BROKER/DEALER INFORMATION_____________________________________

Broker/Dealer NASD Firm Name __________________________________________________

Registered Representative _____________________________________________________

Mailing Address _______________________________________________________________

City _______________ State ____ Zip Code ______ |_| Please check if new address

Phone # (_____)__________________  Fax # (_______)_______________________

E-mail Address ____________________________ Advisor No. _______________________

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X _______________________________________________________  _____  _________________________________________________________
  Registered Representative/Investment Advisor Signature   Date   Print or Type Name of Person Signing

X _______________________________________________________  _____  _________________________________________________________
  Principal, Branch Manager or Other Authorized Signature  Date   Print or Type Name of Person Signing
  (If required by Broker/Dealer)


To subscribe for Shares,  complete and sign, where appropriate,  and deliver the
Subscription   Agreement,   along   with   your   check,   to  your   Registered
Representative. Your check should be made payable to: SOUTHTRUST BANK.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

Overnight Packages:                          Regular Mail Packages:                For Office Use Only ***

Attn:  Investor Relations                    Attn:  Investor Relations             Sub. #_______________________
CNL Center at City Commons                   Post Office Box 1033
450 South Orange Avenue                      Orlando, FL  32802-1033               Admit Date___________________
Orlando, FL  32801
                                                                                   Amount_______________________

                                                                                   Region_______________________
                               For Telephone Inquiries:
                                 CNL SECURITIES CORP.                              W/S__________________________
                           (407) 650-1000 or (866) 650-0650

                                                                                                                 Rev. 4/02

                        ELECTRONIC DELIVERY OF DOCUMENTS




Sign up today to receive information from CNL electronically!

         CNL is pleased to announce a new option to investors -- the ability to receive quarterly and annual reports through the Internet, as well as, distribution notification and relevant fund information. This method of providing information is an efficient way for investors to view and store the fund's financial information at their convenience. Please complete the form below to begin receiving e-mail notifications.

         The subscriber consents to delivery of all documents relating to his or her investment in the Shares to the electronic mail address listed below or through posting of such documents on the Internet web site http:// www.cnlonline.com and consents to receive notice of such postings at the electronic mail address listed below. All documents will be delivered or posted in PDF format and free access to Adobe Acrobat software will be provided for review of documents in PDF format. However, in order to review documents in PDF format, a system running Windows 95/98/2000/NT4.0 or Macintosh OS version 7.5.3 or later is required and downloading time may be considerable. The subscriber understands that he or she may revoke this consent at any time by contacting CNL Investor Relations at the address provided in the Subscription Agreement and will subsequently receive all such documents in paper format. In addition, the subscriber understands that he or she may request paper copies of any documents delivered electronically by contacting CNL Investor Relations at the address provided on the Subscription Agreement.

         CONSENT TO ELECTRONIC DELIVERY MAY CAUSE YOU TO INCUR ADDITIONAL COSTS, SUCH AS ON-LINE TIME AND COSTS RELATING TO PRINTING PAPER COPIES OF DOCUMENTS.

         YOU SHOULD NOT CONSENT TO ELECTRONIC DELIVERY UNLESS YOU HAVE ACCESS TO THE MEDIA AND THE ABILITY TO RECEIVE DOCUMENTS IN THE FORMATS DESCRIBED ABOVE.

         THIS CONSENT IS EFFECTIVE UNTIL REVOKED AND RELATES TO ALL DOCUMENTS RELATING TO YOUR INVESTMENT IN THE SHARES.



___________________________  _____  ___________________________ _____
Signature of 1st Subscriber  Date   Signature of 2nd Subscriber Date


E-Mail Address:  _______________________________

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH MARCH 22, 2002
                For the Year Ended December 31, 2001 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company as of March 22, 2002 and the Properties for which the Company had initial commitments as of March 22, 2002. The statement presents unaudited estimated taxable operating results for each Property as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001 and (ii) and been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                Brighton Gardens by Marriott  Broadway Plaza     Homewood Residence Boca     Holley Court Terrace
                                        Orland Park             Arlington                 Raton                    Oak Park
                                ---------------------------- -----------------  ------------------------- -----------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                       $1,350,268               $1,084,322             $ 991,380                $ 1,846,927

FF&E Reserve Income (2)                     29,481                       --                    --                         --

Asset Management Fees (3)                  (83,093 )                (63,472  )            (58,032 )                 (110,816 )

Interest Expense (4)                      (105,027 )                     --                    --                   (932,266 )

General and Administrative
    Expenses (5)                          (110,422 )                (86,746  )            (79,310 )                 (147,754 )
                                      -------------          ---------------         -------------              -------------

Estimated Cash Available from
    Operations                           1,081,207                  934,104               854,038                    656,091

Depreciation  and Amortization
    Expense (6) (7)                       (453,421 )               (321,277  )           (297,215 )                 (536,370 )
                                      -------------          ---------------         -------------              -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                       $ 627,786                $ 612,827             $ 556,823                  $ 119,721
                                      =============          ===============         =============              =============




                                  See Footnotes



                                                                                  Brighton Gardens          Brighton Gardens
                              Homewood Residence          Heritage Club             by Marriott               by Marriott
                                Coconut Creek           Greenwood Village          Camarillo (8)               Towson (8)
                              -------------------  -----------------------   ------------------------    -----------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                  $ 968,756               $ 1,786,538              $1,415,720                    $925,124

FF&E Reserve Income (2)                   --                        --                      --                          --

Asset Management Fees (3)            (58,125  )               (107,192  )              (92,825  )                  (60,973  )

Interest Expense (4)                      --                        --                (330,666  )                 (216,079  )

General and Administrative
    Expenses (5)                     (77,500  )               (142,923  )             (113,258  )                  (74,010  )
                              ---------------          ----------------         ---------------           -----------------

Estimated Cash Available from
    Operations                       833,131                 1,536,423                 878,971                     574,062

Depreciation and Amortization
    Expense (6) (7)                 (313,767  )               (606,495  )             (550,116  )                 (361,245  )
                              ---------------          ----------------         ---------------           -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                 $ 519,364                 $ 929,928               $ 328,855                   $ 212,817
                              ===============          ================         ===============           =================





                                  See Footnotes





                                MapleRidge by Marriott      MapleRidge by Marriott     MapleRidge by Marriott
                                     Clayton (8)                 Dartmouth (8)             Elk Grove (8)             Total
                              --------------------------  ------------------------- ------------------------- --------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                      $609,741                      $616,749                $644,783            $ 12,240,308

FF&E Reserve Income (2)                      --                            --                      --                  29,481

Asset Management Fees (3)               (40,042 )                     (40,497  )              (42,317 )              (757,384 )

Interest Expense (4)                   (142,415 )                    (143,976  )             (150,600 )            (2,021,029 )

General and Administrative
    Expenses (5)                        (48,779 )                     (49,340  )              (51,583 )              (981,625 )
                                   -------------               ---------------           -------------         ---------------

Estimated Cash Available from
    Operations                          378,505                       382,936                 400,283               8,509,751

Depreciation  and Amortization
    Expense (6) (7)                    (237,284 )                    (239,982  )             (250,774 )            (4,167,946 )
                                   -------------               ---------------           -------------         ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                     $141,221                      $142,954                $149,509             $ 4,341,805
                                   =============               ===============           =============         ===============





                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Orland Park Property ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross receipts for lease years one through four and has been estimated based on projected gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) In conjunction with the purchase of the Orland Park Property, the Company borrowed $8,100,000 on its line of credit and incurred interest at a rate of 8.75% through July 2001, at which time the remaining balance was paid. In addition, the Company assumed a mortgage note secured by the Oak Park Property in the principal amount of $12,974,397 with an interest rate based on LIBOR plus 350 basis points, not to exceed 8.0% per annum. The Company also is expected to obtain Permanent Financing of $23,520,000 related to the purchase of the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties with an interest rate based on the commercial paper rate plus 150 basis points.

(5) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT.

(6)      The federal tax basis of the  depreciable  portion of each Property and
         the  number  of  years  the  assets  have  been   depreciated   on  the
         straight-line method are as follows:

                                                          Furniture and
                                           Buildings         Fixtures
                                            (39 years)     (5-15 years)
                                         --------------  -----------------

         Orland Park Property               $11,533,074       $1,025,630
         Arlington Property                   9,174,538          602,226
         Boca Raton Property                  8,501,806          554,537
         Oak Park Property                   16,718,838          509,036
         Coconut Creek Property               7,912,596          554,399
         Greenwood Village Property          16,099,496          935,101
         Camarillo Property                  13,347,097          884,448
         Towson Property                      8,767,212          580,960
         Clayton Property                     5,757,572          381,526
         Dartmouth Property                   5,822,999          385,861
         Elk Grove Property                   6,084,705          403,203

(7)      Loan  costs   totalling   $672,843  have  been   amortized   under  the
         straight-line method over the term of each loan.

(8) These properties will be owned by a consolidated joint venture in which the Company will own a 76.75% interest. For purposes of this table, the balances presented represent the anticipated 76.75% interest to be owned by the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 36.      Financial Statements and Exhibits.

              (a)     Financial Statements:


              The following financial statements are included in this Prospectus Supplement dated September 24, 2002.

              (1)     Pro Forma Consolidated Balance Sheet as of June 30, 2002

              (2) Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2002

              (3) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001

              (4) Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30, 2002 and the year ended December 31, 2001

              (5) Condensed Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001

              (6) Condensed Consolidated Statements of Earnings for the quarters and six months ended June 30, 2002 and 2001

              (7) Condensed Consolidated Statements of Stockholders' Equity for the six months ended June 30, 2002 and the year ended December 31, 2001

              (8) Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2002 and 2001

              (9) Notes to Condensed Consolidated Financial Statements for the quarters and six months ended June 30, 2002 and 2001

              Other Financial Statements:

              The following other financial information is included in this Prospectus Supplement.

              Marriott International, Inc. and Subsidiaries

              (10) Summarized financial information presented for Marriott International, Inc. as of June 14, 2002, December 28, 2001 and December 29, 2000, and for the twenty-four week period ended June 14, 2002, and the years ended December 28, 2001, December 29, 2000 and December 31, 1999

              The following other financial statements are included in this Prospectus Supplement.

              Prime Care One Portfolio (A Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.)

              (11)    Unaudited Combined Balance Sheet as of June 30, 2002

              (12) Unaudited Combined Statements of Operations and Deficit for the six months ended June 30, 2002 and 2001

              (13) Unaudited Combined Statements of Cash Flows for the six months ended June 30, 2002 and 2001

              (14) Note to Unaudited Combined Financial Statements for the six months ended June 30, 2002 and 2001

              (15)    Report of Independent Auditors

              (16)    Combined Balance Sheets as of December 31, 2001 and 2000

              (17) Combined Statements of Operations and Deficit for the years ended December 31, 2001, 2000 and 1999

              (18) Combined Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

              (19) Notes to Combined Financial Statements for the year ended December 31, 2001

              Prime Care Two, LLC

              (20)    Unaudited Balance Sheet as of June 30, 2002

              (21) Unaudited Statements of Operations for the six months ended June 30, 2002 and 2001

              (22) Unaudited Statement of Members' Equity (Deficit) for the six months ended June 30, 2002

              (23) Unaudited Statements of Cash Flows for the six months ended June 30, 2002 and 2001

              (24) Note to Unaudited Financial Statements for the six months ended June 30, 2002 and 2001

              (25)    Report of Independent Auditors

              (26)    Balance Sheets as of December 31, 2001 and 2000

              (27) Statements of Operations for the years ended December 31, 2001, 2000 and 1999

              (28) Statement of Members' Equity (Deficit) for the years ended December 31, 2001, 2000 and 1999

              (29) Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

              (30) Notes to Financial Statements for the year ended December 31, 2001

              Prime Care Eight, LLC

              (31)    Unaudited Consolidated Balance Sheet as of June 30, 2002

              (32) Unaudited Consolidated Statements of Operations for the six months ended June 30, 2002 and 2001

              (33)    Unaudited   Consolidated   Statement  of  Members'  Equity
                      for the six months ended June 30, 2002

              (34) Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2002 and 2001

              (35) Note to Unaudited Consolidated Financial Statements for the six months ended June 30, 2002 and 2001

              (36)    Report of Independent Auditors

              (37)    Consolidated  Balance  Sheets as of December  31, 2001 and
                      2000

              (38) Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999

              (39) Consolidated Statements of Members' Equity for the years ended December 31, 2001, 2000 and 1999

              (40) Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

              (41) Notes to Consolidated Financial Statements for the year ended December 31, 2001

              The following financial statements are included in the Prospectus.

              (42)    Pro Forma  Consolidated  Balance  Sheet as of December 31,
                      2001

              (43) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001

              (44) Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2001

              (45) Report of Independent Certified Public Accountants for CNL Retirement Properties, Inc.

              (46)    Consolidated  Balance  Sheets as of December  31, 2001 and
                      2000

              (47) Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999

              (48) Consolidated Statements of Stockholders' Equity for the years ended December 31, 2001, 2000 and 1999

              (49) Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

              (50) Notes to Consolidated Financial Statements for the years ended December 31, 2001, 2000 and 1999

              (51) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2001

              (52) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2001

              Other Financial Statements:

              The following other financial information is included in the Prospectus.

              Marriott International, Inc. and Subsidiaries

              (53) Summarized financial information presented for Marriott International, Inc. as of December 28, 2001 and December 29, 2000, and for the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

              The following other financial statements are included in the Prospectus.

              American Retirement Communities Portfolio (A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)

              (54)    Report of Independent Certified Public Accountants

              (55)    Combined Balance Sheets as of December 31, 2001 and 2000

              (56) Combined Statements of Operations and Changes in Equity for the Year Ended December 31, 2001 and 2000

              (57) Combined Statements of Cash Flows for the Year Ended December 31, 2001 and 2000

              (58) Notes to Combined Financial Statements for the Year Ended December 31, 2001 and 2000

              (59)    Combining Balance Sheet as of December 31, 2001

              (60) Combining Statement of Operations and Changes in Equity for the Year Ended December 31, 2001

              (61) Combining Statement of Cash Flows for the Year Ended December 31, 2001

              All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

              (b)     Exhibits:

             *1.1     Form of Managing Dealer Agreement

             *1.2     Form of Participating Broker Agreement

              3.1 CNL Health Care Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-47411) filed March 5, 1998, as amended, (the "1998 Form S-11") and incorporated herein by reference.)

              3.2 CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.1 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)

              3.3 CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)

              3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. effective June 27, 2000 (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-37480) filed on May 19, 2000, as amended, (the "2000
                      Form S-11") and incorporated herein by reference.)

              3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. effective August 24, 2000 (Previously filed as Exhibit 3.5 to the 2000 Form S-11 and incorporated herein by reference.)

              3.6     Amendment   No.  1  to  the  Bylaws  of  CNL  Health  Care
                      Properties, Inc. (Previously filed as Exhibit 3.6 to the 2000 Form S-11 and incorporated herein by reference.)

              4.1 CNL Health Care Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 and incorporated herein by reference.)

              4.2 CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 and incorporated herein by reference.)

              4.3 CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.3 and incorporated herein by reference.)

              4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.4 and incorporated herein by reference.)

              4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated August 24, 2000 (Previously filed as Exhibit 3.5 and incorporated herein by reference.)

              4.7     Amendment   No.  1  to  the  Bylaws  of  CNL  Health  Care
                      Properties, Inc. (Previously filed as Exhibit 3.6 and incorporated herein by reference.)


-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-76538) filed January 10, 2002, as amended, and incorporated herein by reference.

                5     Opinion of  Greenberg  Traurig,  LLP as to the legality of
                      the   securities   being   registered  by  CNL  Retirement
                      Properties, Inc. (Filed herewith.)

                8     Opinion  of  Greenberg  Traurig,   LLP  regarding  certain
                      material tax issues relating to CNL Retirement Properties, Inc. (Filed herewith.)

             *10.1    Form  of   Escrow   Agreement   between   CNL   Retirement
                      Properties, Inc. and SouthTrust Bank

             *10.2    Form of Advisory Agreement

              10.3    Form of  Joint  Venture  Agreement  (Previously  filed  as
                      Exhibit 10.3 to the 1998 Form S-11 and incorporated herein by reference.)

              10.4    Form  of  Indemnification  and Put  Agreement  (Previously
                      filed  as   Exhibit   10.4  to  the  1998  Form  S-11  and
                      incorporated herein by reference.)

              10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the 1998 Form S-11 and incorporated herein by reference.)

              10.6    Form of Purchase  Agreement  (Previously  filed as Exhibit
                      10.6 to the 1998 Form S-11 and incorporated herein by reference.)

              10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1998 Form S-11 and incorporated herein by reference.)

              10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              10.9 Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose, dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, and Stuart J. Beebe dated July 15, 2002 (Previously filed as Exhibit 10.2 to the Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

              10.10   Agreement  of  Limited  Partnership  of  CNL  Health  Care
                      Partners, LP (Previously filed as Exhibit 10.10 to the 1998 Form S-11 and incorporated herein by reference.)

              10.11 Purchase and Sale Agreement between CNL Health Care Partners, LP and Marriott Senior Living Services, Inc., relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.11 to the 2000 Form S-11 and incorporated herein by reference.)

              10.12 Lease Agreement between CNL Health Care Partners, LP and BG Orland Park, LLC dated April 20, 2000, relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park,
                      Illinois (Previously filed as Exhibit 10.12 to the 2000 Form S-11 and incorporated herein by reference.)

              10.13 Revolving Line of Credit Agreement with CNL Health Care Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as
                      Exhibit 10.13 to the 2000 Form S-11 and incorporated herein by reference.)

              10.14 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit
                      10.14 to the 2000 Form S-11 and incorporated herein by reference.)

-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-76538) filed January 10, 2002, as amended, and incorporated herein by reference.

              10.15 Lease Agreement between CNL Retirement - AM/Texas, LP and ARC Pecan Park, L.P. dated November 9, 2001, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.15 to the 2000 Form S-11 and incorporated herein by reference.)

              10.16 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as
                      Exhibit 10.16 to the 2000 Form S-11 and incorporated herein by reference.)

              10.17 Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Boca Raton, Inc. dated November 9, 2001, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as Exhibit 10.17 to the 2000 Form S-11 and incorporated herein by reference.)

              10.18 Lease Agreement between CNL Retirement Corp. and ARC Holley Court, LLC dated February 11, 2002, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.18 to the 2000 Form S-11 and incorporated herein by reference.)

              10.19 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.19 to the 2000 Form S-11 and incorporated herein by reference.)

              10.20 Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Coconut Creek, LLC dated February 11, 2002, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.20 to the 2000 Form S-11 and incorporated herein by reference.)

              10.21 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.21 to the 2000 Form S-11 and incorporated herein by reference.)

             *10.22 Lease Agreement between CNL Retirement - AM/Colorado LP and ARC Greenwood Village, Inc. dated March 21, 2002, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado

             *10.23 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado

             *10.24 Loan Agreement between ARC Holley Court, LLC, as Borrower, and GMAC Commercial Mortgage Corporation, as Lender, relating to the Holley Court Terrace - Oak Park, Illinois

              10.25 Lease Agreement between CNL Retirement Camarillo CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Camarillo - Camarillo, California (Filed herewith.)

              10.26 Lease Agreement between CNL Retirement Towson MD, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Towson - Towson, Maryland (Filed herewith.)

              10.27 Lease Agreement between CNL Retirement Clayton OH, LP and HRA Management Corporation dated May 17, 2002 relating to the Marriott MapleRidge of Clayton - Clayton, Ohio (Filed herewith.)

              10.28 Lease Agreement between CNL Retirement Dartmouth MA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts (Filed herewith.)

              10.29 Lease Agreement between CNL Retirement Laguna Creek CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Laguna Creek - Elk Grove, California (Filed herewith.)

-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-76538) filed January 10, 2002, as amended, and incorporated herein by reference.

              10.30 Purchase and Sale Agreement between Marriott Senior Living Services, Inc., VCS, Inc. and MSLS - MapleRidge, Inc., as Sellers, Marriott International, Inc. and CNL Retirement MA1, LP, as Purchaser, and HRA Management Corporation, as Tenant, relating to the Brighton Gardens of Camarillo -
                      Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk Grove, California (Filed herewith.)

              10.31 Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and CNL Retirement Clayton OH, LP, CNL Retirement Laguna Creek CA, LP, CNL Retirement Camarillo CA, LP, CNL Retirement Dartmouth MA, LP, CNL Retirement Towson MD, LP, Borrowers, and U.S. Bank, National Association, Collateral Agent, relating to the Brighton Gardens of Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk Grove, California (Filed herewith.)

              23.1    Consent   of   PricewaterhouseCoopers   LLP,   Independent
                      Certified Public Accountants, dated September 20, 2002 (Filed herewith.)

              23.2    Consent  of  Greenberg  Traurig,  LLP  (Contained  in  its
                      opinions   filed   herewith   as  Exhibits  5  and  8  and
                      incorporated herein by reference.)

              23.3 Consent of Ernst & Young LLP, Independent Auditors, dated September 19, 2002 (Filed herewith.)


-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-76538) filed January 10, 2002, as amended, and incorporated herein by reference.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Two to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on September 20, 2002.


                          CNL RETIREMENT PROPERTIES, INC.
                          (Registrant)


                          By:      /s/ James M. Seneff, Jr.
                                   -----------------------------------
                                   James M. Seneff, Jr.
                                   Chairman of the Board and Chief
                                   Executive Officer

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robert A. Bourne and James M. Seneff, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.


              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Two to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              Signatures                                        Title                                    Date
              ----------                                        -----                                    ----


/s/ James M. Seneff, Jr.                            Chairman of the Board and                      September 20, 2002
---------------------------------------             Chief Executive Officer
James M. Seneff, Jr.                                (Principal Executive Officer)


/s/ Robert A. Bourne                                Vice Chairman of the Board                     September 20, 2002
---------------------------------------             and Treasurer
Robert A. Bourne


/s/ Stuart J. Beebe                                 Chief Financial Officer                        September 20, 2002
---------------------------------------             (Principal Financial and
Stuart J. Beebe                                     Accounting Officer)


/s/ David W. Dunbar                                 Independent Director                           September 20, 2002
---------------------------------------
David W. Dunbar


/s/ James W. Duncan, Jr.                            Independent Director                           September 20, 2002
---------------------------------------
James W. Duncan, Jr.


/s/ Edward A. Moses                                 Independent Director                           September 20, 2002
---------------------------------------
Edward A. Moses



                                  EXHIBIT INDEX


    Exhibits                                                               Page

    *1.1      Form of Managing Dealer Agreement

    *1.2      Form of Participating Broker Agreement

     3.1 CNL Health Care Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-47411) filed March 5, 1998, as amended, (the "1998 Form S-11") and incorporated herein by reference.)

     3.2 CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.1 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)

     3.3      CNL Health  Care  Properties,  Inc.  Bylaws  (Previously  filed as
              Exhibit 3.2 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)

     3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. effective June 27, 2000 (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-37480) filed on May 19, 2000, as amended, (the "2000 Form S-11") and incorporated herein by reference.)

     3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. effective August 24, 2000 (Previously filed as Exhibit 3.5 to the 2000 Form S-11 and incorporated herein by reference.)

     3.6 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to the 2000 Form S-11 and incorporated herein by reference.)

     4.1      CNL  Health  Care  Properties,   Inc.  Articles  of  Incorporation
              (Previously filed as Exhibit 3.1 and incorporated herein by reference.)

     4.2 CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 and incorporated herein by reference.)

     4.3      CNL Health  Care  Properties,  Inc.  Bylaws  (Previously  filed as
              Exhibit 3.3 and incorporated herein by reference.)

     4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

     4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.4 and incorporated herein by reference.)

     4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated August 24, 2000 (Previously filed as Exhibit 3.5 and incorporated herein by reference.)

     4.7 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 and incorporated herein by reference.)


-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-76538) filed January 10, 2002, as amended, and incorporated herein by reference.

       5 Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc. (Filed herewith.)

       8      Opinion of Greenberg  Traurig,  LLP regarding certain material tax
              issues  relating  to  CNL  Retirement   Properties,   Inc.  (Filed
              herewith.)

    *10.1 Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank

    *10.2     Form of Advisory Agreement

     10.3 Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the 1998 Form S-11 and incorporated herein by reference.)

     10.4     Form of  Indemnification  and Put Agreement  (Previously  filed as
              Exhibit 10.4 to the 1998 Form S-11 and incorporated herein by reference.)

     10.5     Form  of   Unconditional   Guaranty  of  Payment  and  Performance
              (Previously filed as Exhibit 10.5 to the 1998 Form S-11 and incorporated herein by reference.)

     10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the 1998 Form S-11 and incorporated herein by reference.)

     10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1998 Form S-11 and incorporated herein by reference.)

     10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

     10.9 Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne
              A. Wall and Lynn E. Rose, dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated
              February 22, 2002, and Stuart J. Beebe dated July 15, 2002 (Previously filed as Exhibit 10.2 to the Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

     10.10 Agreement of Limited Partnership of CNL Health Care Partners, LP (Previously filed as Exhibit 10.10 to the 1998 Form S-11 and incorporated herein by reference.)

     10.11 Purchase and Sale Agreement between CNL Health Care Partners, LP and Marriott Senior Living Services, Inc., relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.11 to the 2000 Form S-11 and incorporated herein by reference.)

     10.12 Lease Agreement between CNL Health Care Partners, LP and BG Orland Park, LLC dated April 20, 2000, relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.12 to the 2000 Form S-11 and incorporated herein by reference.)

     10.13 Revolving Line of Credit Agreement with CNL Health Care Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as Exhibit 10.13 to the 2000 Form S-11 and incorporated herein by reference.)

     10.14 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.14 to the 2000 Form S-11 and incorporated herein by reference.)

-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-76538) filed January 10, 2002, as amended, and incorporated herein by reference.

     10.15 Lease Agreement between CNL Retirement - AM/Texas, LP and ARC Pecan Park, L.P. dated November 9, 2001, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as
              Exhibit 10.15 to the 2000 Form S-11 and incorporated herein by reference.)

     10.16 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as Exhibit 10.16 to the 2000 Form S-11 and incorporated herein by reference.)

     10.17 Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Boca Raton, Inc. dated November 9, 2001, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as
              Exhibit 10.17 to the 2000 Form S-11 and incorporated herein by reference.)

     10.18 Lease Agreement between CNL Retirement Corp. and ARC Holley Court, LLC dated February 11, 2002, relating to the Holley Court Terrace
              - Oak Park, Illinois (Previously filed as Exhibit 10.18 to the 2000 Form S-11 and incorporated herein by reference.)

     10.19 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as
              Exhibit 10.19 to the 2000 Form S-11 and incorporated herein by reference.)

     10.20 Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Coconut Creek, LLC dated February 11, 2002, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.20 to the 2000 Form S-11 and incorporated herein by reference.)

     10.21 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.21 to the 2000 Form S-11 and incorporated herein by reference.)

    *10.22 Lease Agreement between CNL Retirement - AM/Colorado LP and ARC Greenwood Village, Inc. dated March 21, 2002, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado

    *10.23 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado

    *10.24 Loan Agreement between ARC Holley Court, LLC, as Borrower, and GMAC Commercial Mortgage Corporation, as Lender, relating to the Holley Court Terrace - Oak Park, Illinois

     10.25 Lease Agreement between CNL Retirement Camarillo CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Camarillo - Camarillo, California (Filed herewith.)

     10.26 Lease Agreement between CNL Retirement Towson MD, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Towson - Towson, Maryland (Filed herewith.)

     10.27 Lease Agreement between CNL Retirement Clayton OH, LP and HRA Management Corporation dated May 17, 2002 relating to the Marriott MapleRidge of Clayton - Clayton, Ohio (Filed herewith.)

     10.28 Lease Agreement between CNL Retirement Dartmouth MA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts (Filed herewith.)

-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-76538) filed January 10, 2002, as amended, and incorporated herein by reference.

     10.29 Lease Agreement between CNL Retirement Laguna Creek CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Laguna Creek - Elk Grove, California (Filed herewith.)

     10.30 Purchase and Sale Agreement between Marriott Senior Living Services, Inc., VCS, Inc. and MSLS - MapleRidge, Inc., as Sellers, Marriott International, Inc. and CNL Retirement MA1, LP, as Purchaser, and HRA Management Corporation, as Tenant, relating to the Brighton Gardens of Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek
              - Elk Grove, California (Filed herewith.)

     10.31 Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and CNL Retirement Clayton OH, LP, CNL Retirement Laguna Creek CA, LP, CNL Retirement Camarillo CA, LP, CNL Retirement Dartmouth MA, LP, CNL Retirement Towson MD, LP, Borrowers, and U.S. Bank, National Association, Collateral Agent, relating to the Brighton Gardens of Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk Grove, California (Filed herewith.)


     23.1     Consent  of  PricewaterhouseCoopers   LLP,  Independent  Certified
              Public Accountants, dated September 20, 2002 (Filed herewith.)


     23.2     Consent of Greenberg Traurig, LLP (Contained in its opinions filed
              herewith  as  Exhibits  5  and  8  and   incorporated   herein  by
              reference.)


     23.3     Consent  of  Ernst  &  Young  LLP,  Independent  Auditors,   dated
              September 19, 2002 (Filed herewith.)


-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-76538) filed January 10, 2002, as amended, and incorporated herein by reference.